                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-38073

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT WILL BE AMENDED
OR COMPLETED, DATED DECEMBER 7, 1998
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED FEBRUARY 25, 1998


                          $563,395,000 (APPROXIMATE)
                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
               MORTGAGE PASS-THROUGH CERTIFICATES SERIES 1998-C3

                               ----------------

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-21 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 18 OF THE PROSPECTUS.

Neither these securities nor the underlying Mortgage Loans are insured or guaranteed by any government agency or instrumentality.

These securities will represent interests in the Trust Fund only and will not represent interests in or obligations of any other party.

This Prospectus Supplement may be used to offer and sell the certificates only if it is accompanied by the Depositor's Prospectus dated February 25, 1998.

                                          THE TRUST FUND:

                                          o  The Trust Fund will consist of a
                                             pool of 139 conventional, fixed
                                             rate Mortgage Loans.

                                          o  The Mortgage Loans are generally
                                             secured by first liens on
                                             commercial and multifamily
                                             properties.

                                          o  As of December 1, 1998, the
                                             Mortgage Loans had an aggregate
                                             principal balance of
                                             $638,408,606.

                                          THE CERTIFICATES:

                                          o  The Trust Fund will issue 17
                                             classes of Certificates.

                                          o  Only the Certificates described
                                             on the following table are being
                                             offered by this Prospectus
                                             Supplement and the Prospectus.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                        INITIAL       % OF INITIAL
                      CERTIFICATE         POOL       PASS-       RATED FINAL                    EXPECTED
                        BALANCE         BALANCE     THROUGH      DISTRIBUTION                    RATING
      CLASS             (+/-5%)         (+/-5%)       RATE         DATE (1)       CUSIP NO.   (MOODY'S/S&P)
----------------- ------------------ ------------- --------- ------------------- ----------- --------------
Class A-1 .......    $129,870,000         20.34%       %     December 15, 2030                   Aaa/AAA
Class A-2 .......    $75,490,000          11.82%       %     December 15, 2030                   Aaa/AAA
Class A-3 .......    $243,122,000         38.08%       %     December 15, 2030                   Aaa/AAA
Class B .........    $33,516,000           5.25%        (2)  December 15, 2030                   Aa2/AA
Class C .........    $35,112,000           5.50%        (2)  December 15, 2030                    A2/A
Class D .........    $38,305,000           6.00%        (2)  December 15, 2030                  Baa2/BBB
Class E .........    $ 7,980,000           1.25%        (2)  December 15, 2030                 Baa3/BBB--
Class IO ........               (3)       N/A           (3)  December 15, 2030                  Aaa/AAAr
-----------------    --------------       -----        ----  -------------------               ----------

--------------------------------------------------------------------------------
(Footnotes explaining the table are on S-3)


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR HAS DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     On or about December 22, 1998, Merrill Lynch Mortgage Investors, Inc. will sell these securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated, which will offer the Offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

                               ----------------
                              MERRILL LYNCH & CO.
                               ----------------
                               December   , 1998

                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
              MORTGAGE PASS-THROUGH CERTIFICATES SERIES 1998-C3
    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
             DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR
                         THE PURPOSE OF EDGAR FILING.]

  [PICTURE OF U.S. MAP]


WASHINGTON                    DELAWARE                   NEW MEXICO
5 properties                  1 property                 1 property
$24,286,318                   $1,165,188                 $1,348,157
3.80% of total                0.18% of total             0.21% of total

MISSOURI                      MARYLAND                   ARIZONA
4 properties                  2 properties               1 property
$11,734,932                   $5,432,590                 $3,991,293
1.84% of total                0.85% of total             0.63% of total

ILLINOIS                      VIRGINIA                   UTAH
1 property                    3 properties               2 properties
$2,786,199                    $13,189,084                $19,978,440
0.44% of total                2.07% of total             3.13% of total

WISCONSIN                     NORTH CAROLINA             NEVADA
1 property                    2 properties               4 properties
$3,737,476                    $4,387,696                 $6,334,434
0.59% of total                0.69% of total             0.99% of total

MICHIGAN                      KENTUCKY                   CALIFORNIA
4 properties                  1 property                 36 properties
$42,550,697                   $1,409,963                 $87,726,790
6.67% of total                0.22% of total             13.74% of total

INDIANA                       SOUTH CAROLINA             OREGON
1 property                    2 properties               3 properties
$3,204,462                    $5,670,075                 $8,376,956
0.50% of total                0.89% of total             1.31% of total

OHIO                          GEORGIA
1 property                    3 properties
$1,428,498                    $8,987,389
0.22% of total                1.41% of total

PENNSYLVANIA                  TENNESSEE
9 properties                  1 property
$51,200,394                   $4,830,724
8.02% of total                0.76% of total

NEW YORK                      ALABAMA
10 properties                 1 property
$116,431,602                  $806,453
18.24% of total               0.13% of total

RHODE ISLAND                  MISSISSIPPI
1 property                    2 properties
1,420,966                     $1,640,704
0.22% of total                0.26% of total

CONNECTICUT                   TEXAS
2 properties                  25 properties
$12,258,283                   $114,996,255
1.92% of total                18.01% of total

NEW JERSEY                    OKLAHOMA
5 properties                  6 properties
$46,746,077                   $30,350,510
7.32% of total                4.75% of total

Primary Property Type by Cut-Off Date Balance

[3-D PIE CHART]

Credit Lease 1.6%

Other 1.7%

Multifamily 38.2%

Retail 23.6%

Office 14.1%

Hospitality 9.6%

Industrial 9.1%

Healthcare 2.2%

[LEGEND]

[ ] (less than or equal to) 1.0% of Initial Pool Balance

[ ] 1.1% -5.0% of Initial Pool Balance

[ ] 5.1% -10.0% of Initial Pool Balance

[ ] (greater than) 10.0% of Initial Pool Balance

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                  SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


     We provide information to you about the Offered Certificates in two separate documents that progressively provide more detail: (1) the accompanying Prospectus, which provides general information about the issuer, the Certificates and the types of collateral securing the Certificates, and (2) this Prospectus Supplement, which describes the specific terms of the Offered Certificates. You should read both this Prospectus Supplement and the Prospectus before investing in any of the Offered Certificates.


     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. IF THE DESCRIPTIONS OF THE CERTIFICATES VARY BETWEEN THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.


     THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER OR SALE IS NOT PERMITTED.


     This Prospectus Supplement begins with several introductory sections describing the Series 1998-C3 Certificates and the Trust Fund in abbreviated form:


       Summary of Prospectus Supplement, commencing on Page S-7 of this Prospectus Supplement, which gives a brief introduction of the key features of the Series 1998-C3 Certificates and a description of the Mortgage Loans; and


       Risk Factors, commencing on page S-21 of this Prospectus Supplement, which describe risks that apply to the Series 1998-C3 Certificates which are in addition to those described in the Prospectus with respect to the securities issued by the Trust Fund generally.


     This Prospectus Supplement and the accompanying Prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this Prospectus Supplement and the Prospectus identify the pages where these sections are located.


     Certain capitalized terms are defined and used in this Prospectus Supplement and the Prospectus to assist you in understanding the terms of the Offered Certificates and this offering. The capitalized terms used in this Prospectus Supplement are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page S-94 in this Prospectus Supplement. The capitalized terms used in the Prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 106 in the Prospectus.


     In this Prospectus Supplement, the terms "Depositor," "we," "us" and "our" refer to Merrill Lynch Mortgage Investors, Inc.


(Footnotes to Table on the Front Cover)

----------
(1) The "Rated Final Distribution Date" is the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. See "RATINGS" in this Prospectus Supplement.

(2) The Pass-Through Rates applicable to the Class B, Class C, Class D and Class E Certificates will be the Weighted Average Net Mortgage Rate (as
    defined in this Prospectus Supplement) minus     %,     %,     % and
        %, respectively.

(3) The Class IO Certificates will not have a Certificate Balance and their holders will not receive distributions of principal, but are entitled to receive payments of the aggregate interest accrued on the notional amount of each of its components, as described in this Prospectus Supplement. See "Description of the Certificates--Certificate Balances and Notional Amount" and "--Pass-Through Rates" in this Prospectus Supplement.

                               TABLE OF CONTENTS


SUMMARY OF PROSPECTUS SUPPLEMENT .......................................................     S-7
RISK FACTORS ...........................................................................    S-21
 Certain Risks Associated with the Certificates ........................................    S-21
  Limited Assets .......................................................................    S-21
  Certain Yield and Maturity Considerations ............................................    S-21
  Potential Conflicts of Interest ......................................................    S-22
  Risk of Year 2000 ....................................................................    S-23
  Limited Liquidity for Offered Certificates ...........................................    S-23
  Lack of Control Over Trust Fund ......................................................    S-23
 Certain Risk Factors Associated with the Mortgage Loans ...............................    S-23
  Risks of Lending on Income-Producing Properties ......................................    S-23
  Certain Risks Associated with Credit Lease Loans .....................................    S-27
  Limited Alternative Uses of Mortgaged Properties .....................................    S-28
  Nonrecourse Mortgage Loans ...........................................................    S-28
  Environmental Law Considerations .....................................................    S-28
  Risks Associated with Balloon Loans ..................................................    S-29
  Risks Associated with Related Borrowers ..............................................    S-29
  Geographic Concentration of Properties Increasing Isolated Geographic Risk ...........    S-30
  Risks Associated with Concentration of Mortgage Loans ................................    S-30
  No Reunderwriting of Mortgage Loans ..................................................    S-31
  Tax Considerations Related to Foreclosure ............................................    S-31
  Special Hazards Losses ...............................................................    S-31
  Other Financing ......................................................................    S-31
  Risks Related to the Borrower's Form of Entity .......................................    S-32
  Limitations of Appraisals and Engineering Reports ....................................    S-32
  Zoning Compliance ....................................................................    S-32
  Costs of Compliance with Applicable Laws and Regulations .............................    S-33
  Limitations on Enforceability of Due-on-Sale Clauses and Assignments of Leases and
   Rents ...............................................................................    S-33
  Limitations on Enforceability of Cross-Collateralization .............................    S-33
  Litigation ...........................................................................    S-34
  Condemnations ........................................................................    S-34
  Risks of Different Timing of Mortgage Loan Amortization ..............................    S-34
  Risks Associated with Ground Leases and Other Leasehold Interests ....................    S-34
  Risks Associated with the Mortgage Loan Seller .......................................    S-34
DESCRIPTION OF THE MORTGAGE POOL .......................................................    S-36
 General ...............................................................................    S-36
 Certain Terms and Conditions of the Mortgage Loans ....................................    S-36
  Mortgage Rates; Calculations of Interest .............................................    S-36
  Due Dates ............................................................................    S-37
  Amortization .........................................................................    S-37
  Prepayment Provisions ................................................................    S-37
  Defeasance ...........................................................................    S-37
  Nonrecourse Obligations ..............................................................    S-38
  "Due-on-Sale" and "Due-on-Encumbrance" Provisions ....................................    S-38
  Cross-Default and Cross-Collateralization of Certain Mortgage Loans ..................    S-38
 Assessment of Property Condition ......................................................    S-38
  Property Inspection ..................................................................    S-38
  Appraisals ...........................................................................    S-38
  Environmental Assessments ............................................................    S-38
  Engineering Assessments ..............................................................    S-39
  Earthquake Analyses ..................................................................    S-39
  Zoning Compliance ....................................................................    S-39

 Largest Mortgage Loans ..................................................    S-39
 Credit Lease Loans ......................................................    S-39
 Additional Mortgage Loan Information ....................................    S-40
  The Mortgage Pool ......................................................    S-40
 The Mortgage Loan Seller ................................................    S-50
 Assignment of the Mortgage Loans; Repurchases and Substitutions .........    S-50
 Representations and Warranties; Repurchases and Substitutions ...........    S-51
 Changes in Mortgage Pool Characteristics ................................    S-53
SERVICING OF THE MORTGAGE LOANS ..........................................    S-54
 General .................................................................    S-54
 The Master Servicer .....................................................    S-54
 The Special Servicer ....................................................    S-55
 Servicing And Other Compensation And Payment Of Expenses ................    S-56
 Modifications, Waivers And Amendments ...................................    S-58
 Purchase of Specially Serviced Mortgage Loans ...........................    S-59
 The Controlling Class Representative ....................................    S-59
 Limitation on Liability of Controlling Class Representative .............    S-60
 REO Properties ..........................................................    S-60
 Inspections; Collection of Operating Information ........................    S-61
DESCRIPTION OF THE CERTIFICATES ..........................................    S-62
 General .................................................................    S-62
 Registration and Denominations ..........................................    S-62
 Certificate Balances and Notional Amounts ...............................    S-63
 Pass-Through Rates ......................................................    S-64
 Distributions ...........................................................    S-65
  General ................................................................    S-65
  The Available Distribution Amount ......................................    S-65
  Application of Available Distribution Amount ...........................    S-65
  Distributable Certificate Interest .....................................    S-69
  Principal Distribution Amount ..........................................    S-69
  Treatment of REO Properties ............................................    S-70
  Allocation of Prepayment Premiums ......................................    S-71
 Subordination; Allocation of Losses and Certain Expenses ................    S-71
 Advances ................................................................    S-73
 Appraisal Reductions ....................................................    S-74
 Reports to Certificateholders; Available Information ....................    S-75
 Voting Rights ...........................................................    S-77
 Termination .............................................................    S-77
 The Trustee .............................................................    S-78
YIELD AND MATURITY CONSIDERATIONS ........................................    S-79
 Yield Considerations ....................................................    S-79
  General ................................................................    S-79
  Rate and Timing of Principal Payment ...................................    S-79
  Losses and Shortfalls ..................................................    S-80
  Strip Rates ............................................................    S-80
  Pass-Through Rates .....................................................    S-80
  Certain Relevant Factors ...............................................    S-81
  Delay in Payment of Distributions ......................................    S-81
  Unpaid Distributable Certificate Interest ..............................    S-81
  Yield Sensitivity of the Class IO Certificates .........................    S-81
 Weighted Average Life ...................................................    S-83
USE OF PROCEEDS ..........................................................    S-88
MATERIAL FEDERAL INCOME TAX CONSEQUENCES .................................    S-88

ERISA CONSIDERATIONS .............................................    S-89
LEGAL INVESTMENT .................................................    S-91
METHOD OF DISTRIBUTION ...........................................    S-92
LEGAL MATTERS ....................................................    S-92
RATINGS ..........................................................    S-92
INDEX OF PRINCIPAL DEFINITIONS ...................................    S-94
ANNEX A -- CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS .........     A-1
ANNEX B -- TERM SHEET ............................................     B-1
ANNEX C -- FORM OF STATEMENTS TO CERTIFICATEHOLDERS ..............     C-1
ANNEX D -- FORM OF SUPPLEMENTAL STATEMENTS .......................     D-1
ANNEX E -- DESCRIPTION OF THE LARGEST MORTGAGE LOANS .............     E-1
ANNEX F -- CERTAIN CHARACTERISTICS OF MULTIFAMILY MORTGAGED
          PROPERTIES .............................................     F-1

                       SUMMARY OF PROSPECTUS SUPPLEMENT

o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERED CERTIFICATES YOU MUST CAREFULLY READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

o THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

o WE PROVIDE INFORMATION ON THE PRIVATE CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT ONLY TO ENHANCE YOUR UNDERSTANDING OF THE OFFERED CERTIFICATES.


o UNLESS OTHERWISE STATED, ALL PERCENTAGES OF THE MORTGAGE LOANS, OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS, REFERRED TO IN THIS PROSPECTUS SUPPLEMENT ARE CALCULATED USING THE AGGREGATE CUT-OFF DATE BALANCE OF ALL THE MORTGAGE LOANS. PERCENTAGES OF MORTGAGED PROPERTIES ARE REFERENCES TO THE PERCENTAGES OF THE INITIAL POOL BALANCE REPRESENTED BY THE AGGREGATE CUT-OFF DATE BALANCE OF THE RELATED MORTGAGE LOANS.

o ALL NUMERICAL INFORMATION CONCERNING THE MORTGAGE LOANS IS PROVIDED ON AN APPROXIMATE BASIS.


OVERVIEW OF THE CERTIFICATES

     The table below lists certain summary information concerning the Merrill Lynch Mortgage Investors, Inc. Mortgage Pass-Through Certificates, Series 1998-C3. Each Certificate represents an interest in the Mortgage Loans and the other assets of the Trust Fund. The table also lists the privately offered certificates, which have not been registered under the Securities Act of 1933 and are not offered in this public offering.



                           INITIAL         PERCENT OF
                         CERTIFICATE      INITIAL POOL     CREDIT
        CLASS             BALANCE(1)       BALANCE(1)     SUPPORT
-------------------- ------------------- -------------- -----------
 Class A-1 .........    $129,870,000          20.34%    29.75%
 Class A-2 .........    $75,490,000           11.82%    29.75%
 Class A-3 .........    $243,122,000          38.08%    29.75%
 Class B ...........    $33,516,000            5.25%    24.50%
 Class C ...........    $35,112,000            5.50%    19.00%
 Class D ...........    $38,305,000            6.00%    13.00%
 Class E ...........    $ 7,980,000            1.25%    11.75%
 Class IO ..........               (5)        N/A         N/A
 Class F ...........    $ 35,113,000           5.50%     6.25%
 Class G ...........    $ 4,788,000            0.75%     5.50%
 Class H ...........    $ 14,364,000           2.25%     3.25%
 Class J ...........    $ 3,192,000            0.50%     2.75%
 Class K ...........    $ 17,556,605           2.75%     0.00%
 Class L ...........               (6)         N/A         N/A



                                            PASS-      WEIGHTED       CASH FLOW
                                           THROUGH   AVERAGE LIFE   OR PRINCIPAL    EXPECTED
        CLASS             DESCRIPTION        RATE     (YEARS)(2)      WINDOW(2)    RATING(3)
-------------------- -------------------- --------- -------------- -------------- -----------
 Class A-1 .........     Fixed Coupon         %             5.0     01/99-12/06     Aaa/AAA
 Class A-2 .........     Fixed Coupon         %             9.0     12/06-04/08     Aaa/AAA
 Class A-3 .........     Fixed Coupon         %             9.7     04/08-11/08     Aaa/AAA
 Class B ...........        Net WAC            (4)         10.1     11/08-10/09      Aa2/AA
 Class C ...........        Net WAC            (4)         11.5     10/09-09/11       A2/A
 Class D ...........        Net WAC            (4)         14.3     09/11-09/13     Baa2/BBB
 Class E ...........        Net WAC            (4)         14.7     09/13-09/13    Baa3/BBB--
 Class IO ..........  Variable I/O Strip       (5)          9.9     01/99-09/23     Aaa/AAAr
 Class F ...........      Fixed Coupon          %          14.7     09/13-10/13        N/A
 Class G ...........      Fixed Coupon          %          14.8     10/13-11/13        N/A
 Class H ...........      Fixed Coupon          %          15.1     11/13-12/14        N/A
 Class J ...........      Fixed Coupon          %          16.5     12/14-01/16        N/A
 Class K ...........      Fixed Coupon          %          19.5     01/16-09/23        N/A
 Class L ...........    Add'l Int. Only      N/A          N/A            N/A           N/A

---------

(1) Subject to a permitted variance of plus or minus 5.0%.

(2) Based on no prepayments and the other assumptions set forth under "YIELD AND MATURITY CONSIDERATIONS-- Weighted Average Life" in this Prospectus Supplement.

(3) By each of Moody's Investors Service, Inc. and Standard and Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

(4) The Pass-Through Rates applicable to the Class B, Class C, Class D and Class E Certificates will equal the Weighted Average Net Mortgage Rate
    minus     %,     %,     % and     %, respectively.

(5) The Class IO Certificates will not have a Certificate Balance and their holders will not receive distributions of principal, but are entitled to receive payments of the total interest accrued on the notional amount of each of its components.

(6) The Class L Certificates will not have a Certificate Balance and will not entitle the holders thereof to receive distributions of principal or interest, other than certain amounts described herein. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Amortization" herein.

[         ]    Offered Certificates

[         ]    Private Certificates

THE PARTIES


THE DEPOSITOR...............   Merrill Lynch Mortgage Investors, Inc., a
                               Delaware corporation. The Depositor is a wholly owned, limited-purpose finance subsidiary of
                               Merrill Lynch Mortgage Capital Inc., which is the
                               Mortgage Loan Seller, and an affiliate of Merrill
                               Lynch, Pierce, Fenner & Smith Incorporated, the
                               Underwriter. The Depositor's principal executive office is located at World Financial Center, North Tower, New York, New York 10281, phone
                               (212) 449-3860. Neither the Depositor nor any of its affiliates has insured or guaranteed the Offered Certificates. For more detailed information, see "THE DEPOSITOR" in the Prospectus.

                               On the Closing Date, the Depositor will deposit the Mortgage Loans and related assets into the Trust Fund.


THE ISSUER..................   The Trust Fund established under the Pooling
                               and Servicing Agreement. For more detailed information, see "DESCRIPTION OF THE
                               CERTIFICATES" in the Prospectus.


THE MORTGAGE LOAN SELLER....   Merrill Lynch Mortgage Capital Inc., the
                               Depositor's corporate parent. For more
                               information, see "DESCRIPTION OF THE MORTGAGE
                               POOL--The Mortgage Loan Seller" in this
                               Prospectus Supplement. On the Closing Date, the
                               Mortgage Loan Seller will assign the Mortgage
                               Loans to the Depositor, which, in turn, will assign the Mortgage Loans to the Trustee for the benefit of the Certificateholders. See
                               "DESCRIPTION OF THE MORTGAGE
                               POOL--Representations and Warranties;
                               Repurchases" herein.


THE MASTER SERVICER.........   GE Capital Loan Services, Inc., an affiliate of
                               the Special Servicer is expected to be the Master
                               Servicer. The Master Servicer will be primarily responsible for collecting payments and gathering information with respect to the Mortgage Loans.


THE SPECIAL SERVICER........   GE Capital Realty Group, Inc., an affiliate of
                               the Master Servicer is expected to be the Special
                               Servicer. The Special Servicer will be
                               responsible for performing certain servicing functions with respect to the Mortgage Loans that, in general, are in default or as to which default is imminent. Certain Certificateholders will have the right, subject to certain conditions described herein, to replace the Special Servicer and to select a representative from whom the Special Servicer will seek advice and approval and take directions under certain circumstances, as described herein.


THE TRUSTEE.................   The Chase Manhattan Bank, a New York banking
                               corporation. The Trustee will be responsible for distributing payments to Certificateholders and delivering to Certificateholders certain reports on the Mortgage Loans and the Certificates.


THE UNDERWRITER.............   Merrill Lynch, Pierce, Fenner & Smith
                               Incorporated, an affiliate of the Depositor. The
                               Underwriter will purchase the Offered
                               Certificates from the Depositor and you may purchase Offered Certificates from the
                               Underwriter on and after the Closing Date.

IMPORTANT DATES AND PERIODS


CLOSING DATE................   On or about December 22, 1998.


CUT-OFF DATE................   December 1, 1998.


DISTRIBUTION DATE...........   The 15th day of each month (or if such day is
                               not a business day, the next succeeding business
                               day) beginning on January 15, 1999, provided, however, that the Distribution Date will be no earlier than the fourth business day following the Determination Date in the month in which such Distribution Date occurs.


DETERMINATION DATE..........   The 10th day of each month (or, if not a
                               business day, the immediately preceding business
                               day).


COLLECTION PERIOD...........   For each Distribution Date the related
                               Collection Period will be the period that begins immediately following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-Off Date) and ends on and includes the Determination Date in the same month as such Distribution Date.


THE CERTIFICATES


OFFERED CERTIFICATES........   The Depositor is offering the Class A-1, Class
                               A-2, Class A-3, Class B, Class C, Class D, Class
                               E and Class IO Certificates of its Mortgage
                               Pass-Through Certificates, Series 1998-C3 to you pursuant to this Prospectus Supplement.


PRIVATE CERTIFICATES........   The Class F, Class G, Class H, Class J, Class K
                               and Class L Certificates of the Depositor's
                               Mortgage Pass-Through Certificates, Series
                               1998-C3 are being offered by the Depositor in a private transaction.


PRINCIPAL DISTRIBUTIONS.....   Each class of Certificates, other than the
                               Class IO and Class L Certificates, will be issued
                               with an initial aggregate principal balance equal
                               to the Certificate Balance shown on the table at
                               the beginning of this Summary. On each
                               Distribution Date, the Certificate Balance of any
                               such class may be reduced by:

                                  o  distributions of principal and

                                  o allocations of realized losses and other trust fund expenses.

                               However, the Certificate Balance for any such class cannot be reduced below zero.

                               The Class IO and Class L Certificates do not have Certificate Balances and their holders are not entitled to receive distributions of principal.

                               The total amount of principal to be distributed on any Distribution Date on the Certificates will equal the Principal Distribution Amount.

                               The "Principal Distribution Amount" for each
                               Distribution Date generally will be an amount equal to:

                                 o  the scheduled principal payments (other
                                    than balloon payments) due (to the extent received or advanced) on the Mortgage Loans during the related Collection Period;

                                 o balloon payments actually received on the Mortgage Loans during the related Collection Period;

                                 o prepayments received on the Mortgage Loans during the related Collection Period; and

                                 o  all liquidation proceeds, insurance
                                    proceeds, condemnation awards and
                                    repurchase amounts received during the
                                    related Collection Period that are
                                    allocated to principal.


INTEREST....................   On each Distribution Date, the holders of each
                               class of Offered Certificates will be entitled to receive:

                                 o  the class' Distributable Certificate
                                    Interest; and

                                 o  any unpaid Distributable Certificate
                                    Interest for such class of Certificates
                                    from all prior Distribution Dates.

                               On any Distribution Date, the "Distributable
                               Certificate Interest" for each class of
                               Certificates (other than the Class IO and Class L Certificates) generally will equal the greater of zero and:

                                 o  one month's interest at its Pass-Through
                                    Rate accrued on its Certificate Balance
                                    (without subtracting any payments of
                                    principal to be distributed, or losses
                                    allocated, on such Distribution Date)

                                 minus

                                 o  such class' share of any shortfalls in
                                    interest collections due to prepayments on Mortgage Loans that are not paid by the Servicer or the Trustee, in its capacity as successor servicer.

                               The Class IO Certificates will have 12
                               components (each a "Component"), with a
                               Component corresponding to each class of Certificates which has a Certificate Balance. On each Distribution Date, each Component will have a notional amount equal to the Certificate Balance (before any reductions because of principal distributions or losses allocated on such Distribution Date) of the class of the Sequential Pay Certificates that corresponds to such Component.

                               Each Component will have a Pass-Through Rate as described under "Pass-Through Rates" below.

                               As of the Closing Date, the aggregate of the notional amounts of each of the Components will be $638,408,605.

                               On any Distribution Date, the "Distributable
                               Certificate Interest" for the Class IO
                               Certificates on any Distribution Date generally will equal the greater of zero and:

                                 o the sum of one month's interest accrued at the applicable Pass-Through Rate on the notional amount of each of its Components minus

                                 o  such class' share of any shortfalls in
                                    interest collections due to prepayments on Mortgage Loans that are not paid by the Servicer or the Trustee, in its capacity as successor servicer.

                               Interest on the Certificates will be calculated
                                    on a 30/360 basis.

                               The Class L Certificates will not bear interest.



PASS-THROUGH RATES..........   The per annum interest rate for each class of
                               Certificates (other than the Class IO and Class L
                               Certificates) on each Distribution Date will equal the Pass-Through Rate set forth with respect to such class in the table at the beginning of this Summary.

                               The Pass-Through Rate applicable to each Component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate then applicable to the corresponding class of Certificates.

                               The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the Determination Date occurring in the previous month, weighted on the basis of their respective Stated Principal Balances outstanding immediately prior to such Distribution Date.

                               The "Net Mortgage Rate" for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan on the Cut-Off Date, minus (y) the sum of certain servicing and trustee fee rates for such Mortgage Loan. However, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for the purpose of calculating the Weighted Average Net Mortgage Rate, the Mortgage Rate referred to in clause (x) and the servicing fee rate will be adjusted, if necessary, to compensate for months which do not have 30 days.


                               The "Stated Principal Balance" of a Mortgage
                               Loan at any time represents the outstanding principal balance ultimately due and payable on such Mortgage Loan, and generally will equal its Cut-Off Date Balance, reduced on each Distribution Date (to not less than zero) by

                                  (i) any payments or other collections (or
                                      advances in lieu thereof) of principal on such Mortgage Loan that are due or received during the related Collection Period and distributed on the
                                      Certificates on such date; and

                                 (ii) the principal portion of any realized
                                      loss incurred for such Mortgage Loan
                                      during the related Collection Period.

                               However, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund in any Collection Period, on and after the next Distribution Date, the Stated Principal Balance of such Mortgage Loan will be zero.


PRIORITY OF DISTRIBUTIONS...   On each Distribution Date, Certificateholders
                               will be entitled to distributions of all payments or other collections (or advances in lieu thereof) on the Mortgage Loans that the Master
                               Servicer collected or advanced during the related
                               Collection Period after deducting certain fees and expenses.

                               The Trustee will, to the extent funds are available therefor, distribute interest to the holders of a class of the Certificates (other than the holders of Class L Certificates):

                                 o only to the extent funds remain after the Trustee makes all required distributions of principal and interest on each class of Certificates with a higher priority of distribution; and

                                 o  only if the Certificate Balance of such
                                    class of Certificates (or the aggregate
                                    notional amount of the Components in the case of the Class IO Certificates) has not been reduced to zero prior to such Distribution Date.

                               The Trustee will, to the extent funds are available, distribute the Principal Distribution Amount to holders of a class of Certificates (other than the Class IO and Class L Certificates):

                                 o only to the extent funds remain after the Trustee makes all distributions of principal and interest on each class of Certificates with a higher priority of distribution; and

                                 o  in an amount not greater than the
                                    outstanding Certificate Balance of such
                                    class.

                               The Trustee will distribute such amounts, to the extent that money is available, in the following order of priority to pay:

                                (1) Interest, pro rata, on the Class IO, Class
                                    A-1, Class A-2 and Class A-3 Certificates.

                                (2) Principal on the Class A-1 Certificates.

                                (3) Principal on the Class A-2 Certificates.

                                (4) Principal on the Class A-3 Certificates.

                                (5) Reimbursement to the Class A-1, Class A-2
                                    and Class A-3 Certificates, pro rata, for any realized losses and unanticipated trust fund expenses previously applied to such classes, plus interest on such losses or expenses.

                                (6) Interest on the Class B Certificates.

                                (7) Principal on the Class B Certificates.

                               (8) Reimbursement to the Class B Certificates
                                   for any realized losses and unanticipated trust fund expenses previously applied to such class, plus interest on such losses or expenses.

                               (9) Interest on the Class C Certificates.

                              (10) Principal on the Class C Certificates.

                              (11) Reimbursement to the Class C Certificates
                                   for any realized losses and unanticipated trust fund expenses previously applied to such class, plus interest on such losses or expenses.

                              (12) Interest on the Class D Certificates.

                              (13) Principal on the Class D Certificates.

                              (14) Reimbursement to the Class D Certificates
                                   for any realized losses and unanticipated trust fund expenses previously applied to such class, plus interest on such losses or expenses.

                              (15) Interest on the Class E Certificates.

                              (16) Principal on the Class E Certificates.

                              (17) Reimbursement to the Class E Certificates
                                   for any realized losses and unanticipated trust fund expenses previously applied to such class, plus interest on such losses or expenses.

                              (18) Distributions on the Private Certificates.

                               However, if, on any Distribution Date, the Certificate Balances of the Class B through Class K Certificates have been reduced to zero, but if any two of the Class A-1, Class A-2 and Class A-3 Certificates remain outstanding, distributions of principal will be made, pro rata, to the outstanding Class A-1, Class A-2 and Class A-3 Certificates.

                               You may, in certain circumstances, also receive distributions of prepayment premiums and yield maintenance charges collected on the Mortgage Loans. Such distributions are in addition to the distributions of principal and interest described above.


SUBORDINATION; ALLOCATION
 OF LOSSES AND CERTAIN
 EXPENSES...................   A class of Certificates with an earlier
                               alphabetical or numerical class designation, as applicable, is more likely to receive distributions of principal than classes with later alphabetical or numerical class designations, as applicable, because:


                                 o  distributions of payments on the Mortgage
                                    Loans generally are made in alphabetical or numerical order, as applicable, and

                                 o losses on the Mortgage Loans are allocated to classes in reverse alphabetical order, as indicated on the following table:


                         ORDER OF APPLICATION OF LOSSES
                                 AND EXPENSES



                                                    % OF
                                  INITIAL         INITIAL
           CLASS                CERTIFICATE         POOL
        DESIGNATION               BALANCE         BALANCE
---------------------------   ---------------   -----------
  Private Certificates         $ 75,013,605         11.75%
  Class E                      $  7,980,000          1.25%
  Class D                      $ 38,305,000          6.00%
  Class C                      $ 35,112,000          5.50%
  Class B                      $ 33,516,000          5.25%
  Class A-1, Class A-2 and
  Class A-3                    $448,482,000         70.25%

                               The Certificate Balance of a class of
                               Certificates (other than the Class L
                               Certificates) will be reduced on each
                               Distribution Date by any losses on the Mortgage Loans and certain Trust Fund expenses actually allocated to such class of Certificates on such Distribution Date. Any loss or expense allocated to a class of Certificates will also result in a similar reduction of the notional amount of the corresponding Component.



ADVANCING...................   You are less likely to incur shortfalls in
                               distributions on your Certificates due to late payments on the Mortgage Loans because the Master
                               Servicer has agreed to advance certain payments to the Trust Fund. The Master Servicer will advance a monthly payment not made by a borrower if the Master Servicer determines that such payments will be ultimately recoverable. The
                               Trust Fund will pay interest to the Master
                               Servicer on the amount of any such advance at the prime rate and will reimburse the Master Servicer for any such advances that are not recoverable.


OPTIONAL TERMINATION OF THE
 TRUST FUND.................   The Trust Fund may be terminated when 1% or
                               less of the Initial Pool Balance is outstanding.
                               See "DESCRIPTION OF THE
                               CERTIFICATES--Termination" herein and in the
                               Prospectus.

REGISTRATION AND
 DENOMINATION................  The Offered Certificates will be registered in the name of Cede & Co., as nominee for The
                               Depository Trust Company. You will not receive a definitive certificate representing your interest in the Trust Fund, except in limited circumstances. See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and
                               Definitive Certificates" in the Prospectus.

                               Beneficial interests in the Offered Certificates will be offered in minimum denominations of $1,000 actual or notional principal amount and in integral multiples of $1 in excess of those amounts.


MATERIAL FEDERAL INCOME TAX
 CONSEQUENCES...............   The Trustee will be required to make one or
                               more separate "real estate mortgage investment conduit" ("REMIC") elections for most of the assets of the Trust Fund. The Certificates (other than the Class L Certificates) will evidence
                               "regular interests" in a REMIC and generally will be treated as debt instruments of such REMIC.

                               The            Certificates will not, and
                                          Certificates will be treated as
                               having been issued with original issue discount for federal income tax reporting purposes.

                               For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in this Prospectus Supplement and in the Prospectus.


ERISA CONSIDERATIONS........   If you are a plan subject to ERISA or Section
                               4975 of the Internal Revenue Code, you should consult with your legal advisors before purchasing any Certificate. The Depositor expects that only prospective purchasers of the Class
                               A-1, Class A-2, Class A-3 and Class IO
                               Certificates may rely upon Merrill Lynch's
                               Prohibited Transaction Exemption.

                               See "ERISA CONSIDERATIONS" in this Prospectus Supplement and in the Prospectus.


SMMEA ELIGIBILITY...........   The Certificates will not constitute "mortgage
                               related securities" pursuant to the Secondary
                               Mortgage Market Enhancement Act of 1984.

                               See "LEGAL INVESTMENT" in this Prospectus
                               Supplement and in the Prospectus.

RATINGS.....................   The Offered Certificates will not be offered
                               unless they receive the following ratings from Moody's and Standard & Poor's (the "Rating
                               Agencies"):

                                                        RATING FROM MOODY'S/
                                       CLASS            STANDARD AND POOR'S
                               ---------------------   ---------------------
                                 Class A-1 .........          Aaa/AAA
                                 Class A-2 .........          Aaa/AAA
                                 Class A-3 .........          Aaa/AAA
                                 Class B ...........          Aa2/AA
                                 Class C ...........           A2/A
                                 Class D ...........         Baa2/BBB
                                 Class E ...........        Baa3/BBB--
                                 Class IO ..........         Aaa/AAAr

                               The ratings on the Offered Certificates address the likelihood of the timely receipt of all distributions of interest to which they are entitled and, except in the case of the Class IO Certificates, distributions of principal equal to the entire Certificate Balance by the Rated Final Distribution Date, which is December 15, 2030. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                               See "RATINGS" in this prospectus supplement and "RISK FACTORS--Limited Nature of Ratings on Certificates" in the Prospectus for further explanation of the limitations and explanation of the ratings.













                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

THE MORTGAGE LOANS


GENERAL.....................   The following table lists certain information
                               regarding the Mortgage Loans and the related
                               Mortgaged Properties as of the Cut-Off Date
                               (weighted averages set forth below are based on the Initial Pool Balance).



Number of Mortgage Loans ......................................             139
Initial Pool Balance ..........................................   $ 638,408,606
Minimum Cut-Off Date Balance ..................................   $     238,421
Maximum Cut-Off Date Balance ..................................   $  59,845,380
Average Cut-Off Date Balance ..................................   $   4,592,868
Minimum Mortgage Rate .........................................           6.170%
Maximum Mortgage Rate .........................................           9.625%
Weighted Average Mortgage Rate ................................           7.088%
Minimum Remaining Term to Maturity (months)(1) ................              52
Maximum Remaining Term to Maturity (months)(1) ................             297
Weighted Average Remaining Term to Maturity (months)(1) .......             135
Minimum Remaining Amortization Term (months) ..................             129
Maximum Remaining Amortization Term (months) ..................             360
Weighted Average Remaining Amortization Term (months) .........             326
Minimum Cut-Off Date DSCR(2) ..................................           1.14 x
Maximum Cut-Off Date DSCR(2) ..................................           2.53 x
Weighted Average Cut-Off Date DSCR(2) .........................           1.43 x
Minimum Cut-Off Date LTV(2) ...................................           25.64%
Maximum Cut-Off Date LTV(2) ...................................           80.58%
Weighted Average Cut-Off Date LTV(2) ..........................           70.41%
Minimum Repayment LTV(2)(3) ...................................           30.74%
Maximum Repayment LTV(2)(3) ...................................           71.99%
Weighted Average Repayment LTV(3) .............................           58.78%

------------
(1) Term to maturity of Balloon Loans and Fully Amortizing Loans and term to Anticipated Repayment Date of ARD Loans.
(2) Does not include Credit Lease Loans.
(3) At maturity for Balloon Loans only or at Anticipated Repayment Date for ARD Loans. Does not include Fully Amortizing Loans.

                                 o One hundred and twenty-nine (129) of the Mortgage Loans (93.9%) were originated in 1998. Ten of the Mortgage Loans (6.1%) were originated in 1997.

                                 o  Four of the Mortgage Loans (1.6%) are
                                    Credit Lease Loans. Credit Lease Loans are underwritten based upon the creditworthiness of the tenant leasing the related Mortgaged Property or of a guarantor.

                                 o  All Mortgage Loans are non-recourse
                                    obligations of the related borrowers.

                                 o  No Mortgage Loan is insured by any
                                    government agency or private insurer (other than certain Credit Lease Loans).

                               For more information about the Mortgage Loans and the related Mortgaged Properties, you should review the tables under "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" in this Prospectus Supplement and in attached Annex A.



SECURITY FOR THE
 MORTGAGE LOANS.............   All Mortgage Loans are first liens on the
                               following types of real estate interests:

                    REAL ESTATE              NUMBER OF    PERCENTAGE OF INITIAL
                      INTEREST            MORTGAGE LOANS      POOL BALANCE
             ---------------------------  --------------  ---------------------
             Fee Simple Estate .........       132                 83.0%
             Leasehold Estate ..........         6                 13.3%
             Fee Simple Estate and
             Leasehold Estate ..........         1                  3.8%


PROPERTY TYPES..............   The following table lists the uses for the
                               Mortgaged Properties:

                                                                  PERCENTAGE OF
                                               NUMBER OF          INITIAL POOL
             PROPERTY TYPE               MORTGAGED PROPERTIES        BALANCE
             ------------------------    --------------------     -------------
             Multifamily ............             65                   38.2%
             Retail .................             34                   23.6%
             Office .................              6                   14.1%
             Hospitality ............              9                    9.6%
             Industrial/Warehouse                 12                    9.1%
             Health Care ............              3                    2.2%
             Credit Lease Loans .....              4                    1.6%
             Self-Storage ...........              2                    0.8%
             Mobile Home Park .......              2                    0.5%
             Mixed Use ..............              3                    0.3%

GEOGRAPHIC CONCENTRATIONS...   The Mortgaged Properties are located throughout
                               30 states. The following table lists the number and percentage of Mortgaged Properties in states which have concentrations of Mortgage Properties above 5%:

                                                                PERCENTAGE OF
                                             NUMBER OF          INITIAL POOL
             STATES                    MORTGAGED PROPERTIES        BALANCE
             ----------------------    --------------------     -------------
             New York .............             10                   18.2%
             Texas ................             25                   18.0%
             California ...........             36                   13.7%
             Pennsylvania .........              9                    8.0%
             New Jersey ...........              5                    7.3%
             Michigan .............              4                    6.7%

PRINCIPAL AND INTEREST PAYMENT
 TERMS......................   All of the Mortgage Loans accrue interest at a
                               fixed rate, although the rates for those loans which have anticipated repayment dates may increase if such loans are not repaid on such anticipated repayment dates.

                               Payments are due on the first day of each month.

                               Thirty-six (36) Mortgage Loans (12.8%) bear interest on a 30/360 basis; 103 Mortgage Loans (87.2%) bear interest on an actual/360 basis.


TYPE OF AMORTIZATION........   The following table lists the amortization
                               characteristics of the Mortgage Loans:



                                                                 PERCENTAGE OF
                                   TYPE OF         NUMBER OF      INITIAL POOL
                                AMORTIZATION     MORTGAGE LOANS     BALANCE
                               --------------    --------------  --------------
                                Balloon Loans ....    122            75.5%
                                ARD Loans ........      5            17.1%
                                Fully Amortizing
                                Loans ............     12             7.3%

                               Balloon Loans have amortization schedules significantly longer than their terms to maturity and have substantial principal payments due on their maturity dates, unless prepaid earlier.

                               ARD Loans fully or substantially amortize through their terms to maturity. However, if an ARD Loan is not prepaid by a date set forth in its Mortgage Loan documents, interest will accrue at a higher rate and the borrower will be required to pay all cash flow generated by the Mortgaged Property over its regular debt service payments and certain other permitted expenses and reserves to repay principal on the Mortgage Loan.

                               Fully Amortizing Loans fully or substantially amortize through their terms to maturity, but do not include ARD Loans.


                               See, "DESCRIPTION OF THE MORTGAGE POOL --
                               Certain Terms and Conditions of the Mortgage
                               Loans", herein.


PREPAYMENT PROVISIONS.......   As of the Cut-Off Date, all of the Mortgage
                               Loans restrict or prohibit voluntary prepayments of principal as listed on the following table:




                                          NUMBER OF     PERCENTAGE OF
          TYPE OF PREPAYMENT               MORTGAGE     INITIAL POOL
              RESTRICTION                   LOANS          BALANCE
--------------------------------------   -----------   --------------
  Prohibit Prepayments for most of
  term ...............................       76              67.9%
  Prohibit Prepayment until date
  specified in related Note and
  then impose a Yield Maintenance
  Charge or Percentage Premium
  for most of remaining term .........       57              30.5%
  Permit Prepayment if accompanied
  by a Yield Maintenance Charge
  for remaining term .................        6               1.6%

                               See "DESCRIPTION OF THE MORTGAGE
                               POOL--Additional Mortgage Loan Information" herein.

                               If a loan has an anticipated repayment date, the borrower may prepay the loan after the anticipated repayment date without material restrictions. The ability of the Master Servicer or the Special Servicer to waive or modify the terms of any Mortgage Loan relating to the payment of a Prepayment Premium is limited as described herein. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" herein. Although the Mortgage Loan documents may require the borrower to pay Prepayment Premiums, those provisions may not be enforceable. In addition, the Master Servicer may be unable to collect Prepayment Premiums that are due.


DEFEASANCE..................   In seventy-four (74) Mortgage Loans (67.5%),
                               the borrower may, under certain conditions, substitute non-callable United States Treasury obligations (the "Defeasance Collateral") as collateral for the related Mortgage Loan during their respective lock-out periods. Upon such substitution, the related Mortgaged Property will no longer secure such Mortgage Loan. The payments on the Defeasance Collateral are expected to approximate the amount and timing of payments on the related Mortgage Loan. The Master Servicer may not permit borrowers to defease a Mortgage
                               Loan in this manner under certain circumstances.

                               See "RISK FACTORS--Certain Risk Factors
                               Associated with the Mortgage Loans" and
                               "DESCRIPTION OF THE MORTGAGE POOL" in this
                               Prospectus Supplement.













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                                      S-20

                                 RISK FACTORS

  o YOU SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE FOLLOWING RISK FACTORS (AS WELL AS THE RISK FACTORS SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS) BEFORE MAKING YOUR INVESTMENT DECISION. ADDITIONAL RISK FACTORS ARE DESCRIBED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT UNDER SEPARATE HEADINGS IN CONNECTION WITH DISCUSSIONS REGARDING PARTICULAR ASPECTS OF THE MORTGAGE LOANS OR THE CERTIFICATES.

  o  THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES
     RELATING TO YOUR CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR INVESTMENT.

  o IF ANY OF THE FOLLOWING RISKS ARE REALIZED, YOUR INVESTMENT COULD BE MATERIALLY AND ADVERSELY AFFECTED.


CERTAIN RISKS ASSOCIATED WITH THE CERTIFICATES

     Limited Assets. Distributions on your Certificates will depend on payments received on the Mortgage Loans. Therefore you should carefully consider the risks associated with the Mortgage Loans described in this Prospectus Supplement and in the Prospectus.

     Certain Yield and Maturity Considerations. Your yield on the Offered Certificates may be adversely affected by the:

    o The rate, amount and timing of principal payments and collections on the Mortgage Loans, particularly voluntary prepayments. These can be affected by:

       o The prevailing interest rates (if interest rates fall, borrowers will have an increased incentive to refinance their Mortgage Loan, which may result in more prepayments).

       o Restrictions on voluntary prepayments contained in the Mortgage Notes. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this Prospectus Supplement.

       o  The availability of mortgage credit from other sources.

       o  Other economic, demographic, geographic, tax and legal factors.

    o Principal losses or payment delays with respect to Mortgage Loans due to defaults, casualties or condemnations, and

    o The order of priority of distributions of principal in respect of the Sequential Pay Certificates.

   As described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Application of Available Distribution Amount", the Principal Distribution Amount for each Distribution Date will be distributable to each class of Sequential Pay Certificates in alphabetical and/or numerical order and no class of Sequential Pay Certificates will be entitled to distributions of principal until the Certificate Balance of each class of Certificates with an earlier alphabetical and/or numerical designation has been reduced to zero. Therefore, the principal payments on the Mortgage Loans may have different effects on the yields of the respective classes of Offered Certificates.

     The yield on the Class IO Certificates is particularly sensitive to the timing of payments on the Mortgage Loans and the Sequential Pay Certificates. A buyer of the Class IO Certificates should consider the associated risks, including the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure to fully recoup your initial investment.

     The Pass-Through Rates applicable to the Class B, Class C, Class D and Class E Certificates for each Distribution Date will equal the Weighted Average
Net Mortgage Rate minus   %,   %,   % and   %, respectively (but not less than
zero); the Strip Rates applicable to the Class A-1, Class A-2 and Class A-3 Components for each Distribution Date will equal the Weighted Average Net
Mortgage Rate minus   %,     % and   %, respectively (but not less than zero);
and the Strip

Rates applicable to the Class F, Class G, Class H, Class J and Class K Components for each Distribution Date will each equal the Weighted Average Net
Mortgage Rate minus     % (but not less than zero). Accordingly, the
Pass-Through Rates on such Classes of Certificates and the Strip Rates on such Components and, correspondingly, the yield on the Class IO Certificates, will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and liquidations. See "DESCRIPTION OF THE CERTIFICATES -- Distributions" and "-- Subordination, Allocation of Losses and Certain Expenses" herein and "YIELD AND MATURITY CONSIDERATIONS" herein.

     You should also consider that (1) the Mortgage Loans may not require the payment of Prepayment Premiums or Yield Maintenance Charges in the event of involuntary prepayments resulting from casualty or condemnation; (2) in the event of a liquidation of a Mortgage Loan following a default, the liquidation proceeds may be insufficient to cover any Prepayment Premium or Yield Maintenance Charge, and (3) the obligation of a borrower to pay such Prepayment Premium or Yield Maintenance Charge may be unenforceable.

     Generally, the Private Certificates (other than the Class L Certificates) will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans prior to the Offered Certificates; and the Class B, Class C, Class D and Class E Certificates will bear such shortfalls and losses prior to the Class A-1, Class A-2 and Class A-3 Certificates, in reverse alphabetical order of class designation. The Class A-1, Class A-2 and Class A-3 Certificates will bear shortfalls in collections and losses pro rata, in proportion to their respective outstanding Certificate Balances. However, until the first Distribution Date after the aggregate of the Certificate Balances of the Class B, Class C, Class D, Class E Certificates and the Private Certificates (other than the Class L Certificates) (the "Subordinate Certificates") has been reduced to zero, the Class A-3 Certificates will receive principal payments only after the Certificate Balance of the Class A-2 Certificates has been reduced to zero, and the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. As a result, the shortfalls and losses allocated to the Class A Certificates will have a greater effect on the Class A-3 Certificates than on the Class A-2 Certificates and a greater effect on the Class A-2 Certificates than on the Class A-1 Certificates. Any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the corresponding Component. See "DESCRIPTION OF THE CERTIFICATES--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" in this Prospectus Supplement and "YIELD AND MATURITY CONSIDERATIONS" in this Prospectus Supplement and in the Prospectus.

     Investors in the Class IO Certificates should consider that the Pass-Through Rate applicable to each Component and, correspondingly, the yield on the Class IO Certificates, will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments, defaults and liquidations. The Pass-Through Rate applicable to some of the Components is variable and will be equal to the excess, if any, of the Weighted Average Net Mortgage Rate from time to time, over the Pass-Through Rate on the class of Sequential Pay Certificates related to such Component. Therefore a reduction in the Weighted Average Net Mortgage Rate results in a lower Pass-Through Rate on the Components and a corresponding reduction in interest distributions on the Class IO Certificates. See "DESCRIPTION OF THE CERTIFICATES--
Pass-Through Rates" in this Prospectus Supplement.

     Potential Conflicts of Interest. Certain holders of the Subordinate Certificates have the right to appoint the Controlling Class Representative and to replace the Special Servicer. The Special Servicer may be such a Subordinate Certificateholder or be affiliated with such Certificateholders. Although the actions of the Special Servicer will be governed by the terms of the Pooling and Servicing Agreement, the Special Servicer will have considerable latitude in liquidating or modifying defaulted Mortgage Loans. The Special Servicer may have interests when dealing with defaulted Mortgage Loans that are in conflict with those of holders of Offered Certificates. For example, a Special Servicer that is a Certificateholder or an affiliate of a Certificateholder could seek to mitigate the potential for loss to its class from a troubled Mortgage Loan by deferring enforcement in the hope of maximizing future proceeds. However, such action could result in less proceeds to the Trust Fund than would have been realized if earlier action had been taken.

     The initial Special Servicer or its affiliate may purchase some or all of the Certificates of one or more classes of Private Certificates, including the initial Controlling Class of Sequential Pay Certificates, and the Special Servicer or an affiliate is not prohibited from purchasing the Certificates of any other class.

     Risk of Year 2000. The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information. The collection of payments on the Mortgage Loans, the servicing of the Mortgage Loans and the distributions on your Certificates depend upon the computer systems of the Master Servicer, the Special Servicer, the Trustee, the borrowers and other third parties. The Depositor has been advised by the Master Servicer, the Special Servicer and the Trustee that they are committed to either (i) modifying their respective existing systems to the extent required to cause them to be Year 2000 compliant or (ii) acquiring computer systems that are Year 2000 compliant, in each case prior to August 31, 1999. The Master Servicer, the Special Servicer and the Trustee consider their products and services to be "Year 2000 compliant" if the product or service, when used in accordance with the Master Servicer's, the Special Servicer's and the Trustee's documentation, will be capable of accurately processing, providing and receiving date data from, into and between the twentieth and twenty-first centuries, and will correctly create, store, process and output information related to or including dates on or after August 31, 1999, provided that all other products, including hardware and software, used in combination with the product or service properly exchange date data with it. However, neither the Depositor nor any affiliate of the Depositor has made any independent investigation of the computer systems of the Master Servicer, the Special Servicer or the Trustee. In the event that the computer systems of the Master Servicer, the Special Servicer or the Trustee are not fully Year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the Mortgage Loans could materially adversely affect the Certificateholders.

     Limited Liquidity for Offered Certificates. There is currently no secondary market for the Offered Certificates. While the Underwriter currently intends to make a secondary market in the Offered Certificates, it is under no obligation to do so. Accordingly, no secondary market for your Certificates will develop. Moreover, if a secondary market does develop, it may not provide you with liquidity of investment or continue for the life of your Certificates. A secondary market may provide less liquidity to you than any comparable market for securities that evidence interests solely in single-family mortgage loans. Your Certificates will not be listed on any securities exchange.

     Lack of Control Over Trust Fund. You and other Certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "SERVICING OF THE MORTGAGE LOANS--General" in this Prospectus Supplement. Such decisions are generally made, subject to the express terms of the Pooling and Servicing Agreement, by the Master Servicer, the Special Servicer, or the Trustee, as applicable. Any decision made by one of those parties in respect of the trust may be contrary to the decision that you or other Certificateholders would have made and may negatively affect your interests.


CERTAIN RISK FACTORS ASSOCIATED WITH THE MORTGAGE LOANS

     Risks of Lending on Income-Producing Properties. The Mortgaged Properties consist entirely of income-producing real estate. Lending on the security of income-producing real estate is generally viewed as riskier than lending on the security of single-family residences. Income-producing property lending typically involves larger loans than single-family lending. In addition, repayment of loans made on the security of income-producing real property depends upon the ability of the related real estate project:

    o to generate income sufficient to pay operating expenses and leasing commissions, to make necessary repairs, tenant improvements and capital improvements and to pay debt service, and

    o in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity by sale or refinancing.

     A number of factors, many beyond the control of the property owner, can affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are:

    o  the age, quality and design of the project;

    o  competition with other projects in the area;

    o  changes or weaknesses in specific industry segments;

    o  increases in operating costs;

    o  capable property management and maintenance;

    o in the case of retail, industrial/warehouse or office properties, the dependence upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

    o increases in capital expenditures needed to maintain the properties or make improvements;

    o  a decline in the financial condition of a major tenant; and

    o  increases in vacancy rates.

     If leases are not renewed or replaced, if tenants default and/or if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for refinancing, and changes in interest rate levels that may adversely affect the value of a project (and thus the borrower's ability to sell or refinance) without necessarily affecting the ability to generate current income.

     Other factors are more general in nature, such as:

    o national, regional or local economic conditions (including plant closings, industry slowdowns and unemployment rates);

    o local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

    o  demographic factors;

    o  consumer confidence;

    o  consumer tastes and preferences; and

    o  retroactive changes in building codes.

   The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

    o  the length of tenant leases;

    o  the creditworthiness of tenants;

    o  in the case of rental properties, the rate at which new rentals occur;
       and

    o the property's "operating leverage" (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

   In addition, particular types of income properties are exposed to particular risks. For instance:

   o Office Properties. Owners of office properties may have to spend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space. Office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive;

   o Multifamily Projects. Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. Multifamily properties secure 65 of the Mortgage Loans (38.2%). A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

       o   its age, appearance and construction quality;

       o the location of the property (e.g., a change in the neighborhood over time);

       o   the ability of management to provide adequate maintenance;

       o   the types of services (amenities) that the property provides;

       o   the property's reputation;

       o the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);

       o   the presence of competing properties;

       o   adverse local or national economic conditions; and

       o   state and local regulations.

           Certain information with respect to the Mortgage Loans secured by multifamily properties is set forth in Annex F hereto.

   o Retail Properties. In the case of retail properties, the failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers), or the closing of the business of an anchor at its store, notwithstanding its continued payment of rent after "going dark," can have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants in attracting traffic to other stores within the same shopping center. Shopping centers, in general, are affected by the health of the retail industry, which is currently undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing. In addition, the failure of one or more major tenants, such as an anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. For several Mortgage Loans, the land and improvements utilized by an anchor or other tenant are not subject to the related Mortgage;

   o Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties;

   o Self Storage Facilities. Self storage facilities are also part of a market that contains low barriers to entry. In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed herein did not include an inspection of the contents of the self-storage units included in the self storage properties and there is no assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See "--Environmental Law Considerations" below. Due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties. In addition, because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

   o Mobile Home Parks. Mortgage lenders whose loans are secured by mortgages encumbering mobile home parks may be subject to additional risks not faced by lenders whose loans are secured by other types of income producing properties. Since the borrower often does not own the mobile homes located upon the related Mortgaged Property, the borrower (and the lender subsequent to any foreclosure) may face additional costs and delays in obtaining evictions of tenants and the removal of mobile homes upon a default or abandonment by a tenant.

   o Hotels. Hotels are affected by various factors, including location, quality and franchise affiliation (or lack thereof). Adverse economic conditions, either local, regional or national, may limit the amount that may be charged for a room and/or may result in a reduction in occupancy levels. The construction of competing hotels or motels can have similar effects. Because hotel rooms generally are rented for short periods of time, hotel properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. The successful operation of a hotel with a franchise affiliation may depend in part upon the strength of the franchisor, franchisor management, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hotel property as a result of foreclosure may be unable to succeed to the borrower's rights under any franchise license agreement. Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

     Various factors may adversely affect the economic performance of a hotel, including:

   o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

   o   the construction of competing hotels or resorts;

   o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

   o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

   o changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways or other factors; and

   o seasonality, which can cause periodic fluctuations in a hotel property's revenues.

   o Residential Health Care Facilities. Residential health care facilities pose risks not associated with other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and, to the extent dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers.

   o The failure of any of such borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

   o In the event of foreclosure, we cannot ensure that the Trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

   o We cannot ensure that a new license could be obtained or that the related Mortgaged Property would be adaptable to other uses. To the extent any residential health care facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

   o Governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, the Depositor can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected.

   o Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

See "RISK FACTORS--Risks to Lenders Associated with Certain Income Producing Mortgaged-- Properties--Risks Associated with Mortgage Loans Secured by Residential Healthcare Facilities" in the prospectus.

     Certain Risks Associated with Credit Lease Loans. Four of the Mortgage Loans (the "Credit Lease Loans") (1.6%) are secured by Mortgages on Mortgaged Properties that are, in each case, subject to a lease (a "Credit Lease") to a tenant (each a "Credit Lease Tenant") which possesses (or which parent or other affiliate which guarantees the Credit Lease obligation possesses) a credit rating meeting the originator's underwriting criteria. The payment of interest and principal on Credit Lease Loans is dependent primarily on the payment by each Credit Lease Tenant or guarantor of the Credit Lease (the "Guarantor"), if any, of monthly rental payments and other payments due under the terms of its Credit Lease. A downgrade in the credit rating of the Credit Lease Tenant and/or the Guarantor may adversely affect the rating of your Certificates. In addition, because the ability of the owner of a Credit Lease Mortgaged Property to service the related Credit Lease Loan is dependent on revenue from a single Credit Lease Tenant, in the event of a default under a Credit Lease or the associated guarantee, as the case may be, the related borrower may not have the ability to make required payments on such Credit Lease Loan until the premises are re--let. If a payment default on a Credit Lease Loan occurs, the Special Servicer may be entitled to foreclose upon or otherwise realize upon the related Mortgaged Property to recover amounts due under the Credit Lease Loan, and will also be entitled to pursue any available remedies against the defaulting Credit Lease Tenant and any Guarantor.

     Any failure by the provider of any lease enhancement policy or residual value policy to pay under the terms of any such policy, or any downgrade of the credit rating of such provider, may have an adverse affect on the ratings of your Certificates. See "DESCRIPTION OF THE MORTGAGE POOL--Credit Lease Loans" herein.

     Limited Alternative Uses of Mortgaged Properties. Some of the Mortgaged Properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such Mortgaged Property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Nonrecourse Mortgage Loans. The Mortgage Loans are not insured or guaranteed by any governmental entity or private mortgage insurer (other than certain Credit Lease Loans with respect to which a lease enhancement policy or residual value insurance policy is in effect). The Depositor has not evaluated the significance of the recourse provisions of Mortgage Loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, you should assume all of the Mortgage Loans are nonrecourse loans; recourse in the case of default will be limited to the related Mortgaged Property. However, in certain circumstances the Mortgage Loan Seller will be obligated to repurchase or substitute a Mortgage Loan if (i) there is a defect with respect to certain of the documents relating to such Mortgage Loan or (ii) certain of their respective representations or warranties concerning such Mortgage Loan are breached, and such defect or breach materially and adversely affects the interests of the Certificateholders and such defect or breach is not cured as required. There can be no assurance that the Mortgage Loan Seller will be in a financial position to effect such repurchase or substitution.

     Environmental Law Considerations. If an adverse environmental condition exists with respect to a Mortgaged Property, the Trust Fund will be subject to certain risks including the following:

   o a diminution in the value of such Mortgaged Property or the inability to foreclose against such Mortgaged Property;

   o the potential that the related borrower may default on the related Mortgage Loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

   o liability for clean-up costs or other remedial actions, which could exceed the value of such Mortgaged Property or the unpaid balance of the related Mortgage Loan;

   o the inability to sell the related Mortgage Loan in the secondary market or to lease such Mortgaged Property to potential tenants.

     Under certain federal and state laws, federal and state agencies may impose a statutory lien over the subject property to secure the reimbursement of remedial costs incurred by these agencies to correct environmental conditions. This lien may be prior to the lien of an existing mortgage. Any such lien arising with respect to a Mortgaged Property would adversely affect the value of such Mortgaged Property and could make impracticable the foreclosure by the Special Servicer on such Mortgaged Property in the event of a default by the related borrower.

     Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other categories of parties, may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required remediation and the owner's liability therefor is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the Trust Fund) may be found to be an "owner" or "operator" of the related Mortgaged Property if it is determined that the lender participated in the management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required removal or remediation of hazardous substances. The Trust Fund's potential exposure to liability for cleanup costs will increase if the Trust Fund, or an agent of the Trust Fund, actually takes possession of a Mortgaged Property or control of its day--to--day operations. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Environmental Considerations" in the Prospectus, and "DESCRIPTION OF THE MORTGAGE POOL--Assessment of Property Condition--Environmental Assessments" herein.

     The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable for a material adverse environmental condition at the Mortgaged Property. However, the Depositor can give no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "DESCRIPTION OF THE POOLING AGREEMENTS--Realization Upon Defaulted Mortgage Loans", "RISK FACTORS--Environmental Liability May Affect Lien on Mortgaged Property and Expose Lender to Costs" and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Environmental Considerations" in the prospectus.

     Risks Associated with Balloon Loans. One hundred twenty-two (122) of the Mortgage Loans (75.5%) are Balloon Loans.

   o Balloon Loans involve a greater risk to the Trust Fund than fully-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make the Balloon Payment.

   o Whether or not losses are ultimately sustained, any delay in the collection of a Balloon Payment that would otherwise be distributable on your Certificates will likely extend the weighted average life of your Certificates.

   o The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the Mortgaged Property, the financial condition and operating history of the borrower and the Mortgaged Property, tax laws, prevailing general and regional economic conditions and the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

See "RISK FACTORS--Balloon Payments on Mortgage Loans; Heightened Risk of Borrower Default" in the prospectus.

     In order to maximize recoveries on defaulted Mortgage Loans, the Pooling and Servicing Agreement permits the Master Servicer or the Special Servicer to extend and modify Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is imminent, subject, however, to the limitations described under "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement. We cannot ensure, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable on your Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan, will likely extend the weighted average life of your Certificates. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and in the prospectus.

     Risks Associated with Related Borrowers. While there are no related borrower concentrations in excess of 3.3% of the Initial Pool Balance, certain borrowers under the Mortgage Loans are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related Mortgage Loans or Mortgaged Properties could also affect other Mortgage Loans or Mortgaged Properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the Mortgaged Properties of that borrower and its affiliates and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the Mortgage Loans. For example, if a person that owns or directly or indirectly controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at one or more other Mortgaged Properties in order to satisfy current expenses with respect to the Mortgaged Property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related Mortgage Loans. See Annex A, attached hereto which indicates the Mortgage Loans with affiliated borrowers.

     Geographic Concentration of Properties Increasing Isolated Geographic Risk. Ten Mortgaged Properties (18.2%) are located in New York and 25 of the Mortgaged Properties (18.0%) are located in Texas. Concentrations of Mortgaged Properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on Mortgage Loans secured by those properties. From time to time, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the Mortgaged Properties. In general, such concentrations increase the exposure of the Mortgage Loans to any adverse economic or other developments that may occur in New York and Texas.

     Risks Associated with Concentration of Mortgage Loans. Several of the Mortgage Loans, individually or together with other Mortgage Loans with which they are cross-collateralized, have Cut-Off Date Balances that are substantially higher than the average Cut-Off Date Balance.

     In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

   o The largest Mortgage Loan represents approximately 9.4% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

   o The three largest Mortgage Loans represent, in the aggregate, approximately 19.3% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

   o The ten largest Mortgage Loans represent, in the aggregate, approximately 37.2% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

     Concentration of borrower representation in a mortgage pool also poses increased risks. For instance, if a borrower that owns several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, or at another income-producing property that it owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Periodic Payments for an indefinite period on all of the related Mortgage Loans.

     A concentration of mortgaged property types also can pose increased risks. In that regard:

     o multifamily properties represent approximately 38.2% of the aggregate principal balance of the mortgage pool as of its Cut-Off Date;

     o retail properties represent approximately 23.6% of the aggregate principal balance of the mortgage pool as of the Cut-Off Date (based on the primary property type for combined office/retail properties);

     o office properties represent approximately 14.1% of the aggregate principal balance of the mortgage pool as of its Cut-Off Date (based on the primary property type for combined office/retail properties);

     A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of Mortgage Loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hotel properties as compared to the Mortgage Loans secured by other property types.

     No Reunderwriting of Mortgage Loans. The Depositor has not reunderwritten the Mortgage Loans. Instead, the Depositor has relied on the representations and warranties made by the Mortgage Loan Seller, and the Mortgage Loan Seller's obligation to repurchase a Mortgage Loan in the event that a representation or warranty was not true when made. These representations and warranties do not cover all of the matters that the Depositor would review in underwriting a Mortgage Loan and you should not view them as a substitute for reunderwriting the Mortgage Loans. If the Depositor had reunderwritten the Mortgage Loans, it is possible that the reunderwriting process may have revealed problems with a Mortgage Loan not covered by a representation or warranty. In addition, the Depositor can give no assurance that the Mortgage Loan Seller will be able to repurchase a Mortgage Loan if a representation or warranty has been breached. See "DESCRIPTION OF THE MORTGAGE POOL--Representations and Warranties; Repurchases" herein.

     Tax Considerations Related to Foreclosure. One or more of the REMICs established under the Pooling and Servicing Agreement might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a Mortgaged Property subsequent to the Trust Fund's acquisition of a Mortgaged Property pursuant to a foreclosure or deed-in-lieu of foreclosure, including in some circumstances a 100% prohibited transaction tax. Any such tax would substantially reduce net proceeds available for distribution to Certificateholders. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC Regular Certificates," "--Taxation of Owners of REMIC Residual Certificates" in the Prospectus.

     Special Hazards Losses. The Master Servicer and/or Special Servicer will generally be required to cause the borrower on each Mortgage Loan serviced by it to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that each of the Master Servicer and the Special Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through its acquisition of a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water--related causes, earth movement (including earthquakes, landslides and mud flows), wet or dry rot, vermin, domestic animals and other kinds of risks not specified in the preceding sentence. Any losses incurred with respect to Mortgage Loans due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions to the Certificateholders.

     Other Financing. In general, the borrowers: (1) are required to satisfy all existing indebtedness encumbering the related Mortgaged Property as of the closing of the related Mortgage Loan and (2) are prohibited from encumbering the related Mortgaged Property with additional secured debt without the lender's prior approval. However, with respect to any such future subordinate debt, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults. With respect to five of the Mortgage Loans (5.8%) (control numbers MLMI-005, MLMI-019, MLMI-027, MLMI-033, and MLMI-128), the related Mortgage Loan documents allow the borrower, under certain specified circumstances, to maintain existing unsecured debt, and with respect to three of the Mortgage Loans (4.6%) (control numbers MLMI-064, MLMI-112 and MLMI-115) the related Mortgage Loan documents allow the borrower to incur subordinate debt in the future. As of the Cut-Off Date, none of the Mortgaged Properties is encumbered by secured subordinated debt. In cases in which one or more subordinate liens are imposed on a Mortgaged Property or the borrower incurs other indebtedness, the Trust Fund is subject to additional risks, including, without limitation, the following:

   o the risk that the necessary maintenance of the Mortgaged Property could be deferred to allow the borrower to pay the required debt service on the subordinate financing and that the value of the Mortgaged Property may fall as a result;

   o the risk that the borrower may have a greater incentive to repay the subordinate or unsecured indebtedness first;

   o the risk that it may be more difficult for the borrower to refinance the Mortgage Loan or to sell the Mortgaged Property for purposes of making any Balloon Payment upon the maturity of the Mortgage Loan; and

   o    the risk that foreclosure may be delayed.

     See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Due-on-Sale and Due-on-Encumbrance" in the Prospectus and "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Pool--Due-on-Sale and Due-on-Encumbrance" herein.

     Risks Related to the Borrower's Form of Entity. The borrowers may be either individuals or legal entities. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, various types of entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related Mortgage. The borrowers are generally not bankruptcy--remote entities, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be (1) operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business and
(2) individuals who have personal liabilities unrelated to the property. However, any borrower, even a bankruptcy-remote entity, as owner of real estate will be subject to certain potential liabilities and risks. Even if a borrower is a bankruptcy-remote entity, such a borrower may still file for bankruptcy protection or the creditors of a borrower or a corporate or individual general partner or managing member of a borrower may initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Bankruptcy Laws" in the Prospectus.

     Limitations of Appraisals and Engineering Reports. In general, appraisals and market value studies represent only the analysis and opinion of qualified experts and are not guaranties of present or future value, and may determine a value of a property that is significantly higher than the amount that can be obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented under "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" herein for illustrative purposes only. Any engineering reports obtained in connection with this offering represent only the analysis of the individual engineers or site inspectors preparing such reports, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

     Zoning Compliance. The Mortgaged Properties are typically subject to applicable building and zoning ordinances and codes ("Zoning Laws") affecting the construction and use of real property. Since the Zoning Laws applicable to a Mortgaged Property (including, without limitation, density, use, parking and set--back requirements) are generally subject to change by the applicable regulatory authority at any time, certain of the improvements located upon the Mortgaged Properties may not comply fully with all applicable current and future Zoning Laws. Such changes may limit the ability of the related borrower to rehabilitate, renovate and update the premises, and to rebuild or utilize the premises "as is" in the event of a substantial casualty loss with respect thereto.

     If a Mortgaged Property does not comply with zoning laws or is not a "permitted non-conforming" use, the market value of the Mortgaged Property may decrease, or the borrower may be unable to use it in the manner in which it is currently being used.

     In addition, certain of the Mortgaged Properties are subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the Mortgaged Property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related Mortgage Loan.

     Costs of Compliance with Applicable Laws and Regulations. A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related Mortgaged Property, e.g., Zoning Laws and the Americans with Disabilities Act of 1990. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Americans With Disabilities Act" in the Prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its Mortgage Loan.

     Limitations on Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents. The Mortgages generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. There may be limitations on the enforceability of such clauses. The Mortgages also generally include a debt--acceleration clause, which permits the acceleration of the related Mortgage Loan upon a monetary or non--monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a Mortgage when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Due-on-Sale and Due-on-Encumbrance" in the Prospectus.

     The Mortgage Loans may also be secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to the lender's taking possession of the related Mortgaged Property and/or appointment of a receiver. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Leases and Rents" in the Prospectus.

     Limitations on Enforceability of Cross--Collateralization. Certain of the Mortgage Loans (the "Cross-Collateralized Loans") are cross--collateralized and cross--defaulted with one or more related Cross-Collateralized Loans. Such arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be avoided if a court determines that:

   o such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured, and

   o the borrower did not, when it allowed its Mortgaged Property to be encumbered by the liens securing the indebtedness represented by the other Cross-Collateralized Loans, receive "fair consideration" or "reasonably equivalent value" for pledging such Mortgaged Property for the equal benefit of the other related borrowers.

     The Depositor can give no assurance that a lien granted by a borrower on a Cross--Collateralized Loan to secure the Mortgage Loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Cross-Default and Cross-Collateralization of Certain Mortgage Loans" and Annex A herein for more information regarding the Cross-Collateralized Loans.

     Litigation. From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. Any such litigation may have a material adverse effect on a borrower's ability to meet its obligations under the related Mortgage Loan and, thus, on the distributions to Certificateholders.

     Condemnations. From time to time, there may be Condemnations pending or threatened against one or more of the Mortgaged Properties. The Depositor can give no assurance that the proceeds payable in connection with a total Condemnation will be sufficient to restore the related Mortgaged Property or to satisfy the remaining indebtedness of the related Mortgage Loan. The occurrence of a partial Condemnation may have a material adverse effect on the continued use of, or income generation from, the affected Mortgaged Property. Therefore, a Condemnation may have a negative impact upon the distributions to Certificateholders.

     Risks of Different Timing of Mortgage Loan Amortization. If and as principal payments, property releases, or prepayments are made on a Mortgage Loan, the remaining Mortgage Pool may be subject to more concentrated risk with respect to the diversity of properties, types of properties and property characteristics and with respect to the number of borrowers. See each table entitled "Remaining Terms" under "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information--The Mortgage Pool" for a description of the respective maturity dates of the Mortgage Loans. Because principal on your Certificates (other than the Class IO Certificates) is payable in sequential order to the extent described herein under "DESCRIPTION OF CERTIFICATES--Distributions", Classes that have a lower priority of distributions are more likely to be exposed to the risk of concentration discussed under "--Concentration of Mortgage Loans" above than Classes with a higher sequential priority.

     Risks Associated with Ground Leases and Other Leasehold Interests. Certain of the Mortgage Loans are secured in whole or in part by leasehold interests. Pursuant to Section 365(h) of the Bankruptcy Code, ground lessees are currently afforded rights not to treat a ground lease as terminated and to remain in possession of their leased premises upon the bankruptcy of their ground lessor and the rejection of the ground lease by the representative of such ground lessor's bankruptcy estate. The leasehold mortgages provide that the borrower may not elect to treat the ground lease as terminated on account of any such bankruptcy of, and rejection by, the ground lessor without the prior approval of the holder of the Mortgage Note. In the event of a bankruptcy of a ground lessee/borrower, the ground lessee/borrower under the protection of the Bankruptcy Code has the right to assume (continue) or reject (terminate) any or all of its ground leases. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the related Mortgage.

     Risks Associated with the Mortgage Loan Seller. The Mortgage Loan Seller will be the sole warranting party in respect of the Mortgage Loans sold by the Mortgage Loan Seller to the Depositor. Neither the Depositor nor any of its affiliates will be obligated to repurchase any Mortgage Loan in connection with either a breach of the Mortgage Loan Seller's representations and warranties or any document defects, if the Mortgage Loan Seller defaults on its obligation to do so. The Depositor can give no assurance that the Mortgage Loan Seller will have the financial ability to effect such repurchases. In addition, the Mortgage Loan Seller has acquired a portion of the Mortgage Loans in one or more secondary market purchases. Such purchases may be challenged as fraudulent conveyances, regardless of the parties' intent, if a court determines generally that (a) the sale was for less than fair consideration, and (b) (i) such sale occurred while the seller was insolvent (or the seller was rendered insolvent as a result of such sale),
(ii) such seller was left with inadequate capital as a result of such sale or
(iii) such Seller became unable to pay its debts. Such a challenge, if successful, may have a negative impact on the distributions to Certificateholders. See "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases and Substitutions" herein and "DESCRIPTION OF THE POOLING AGREEMENTS--Representations and Warranties; Repurchases" in the Prospectus.













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                                      S-35

                       DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     The Mortgage Pool is expected to consist of 139 conventional, fixed rate mortgage loans (each, a "Mortgage Loan," and collectively, the "Mortgage Loans") with an aggregate Cut-Off Date Balance of $638,408,606 (the "Initial Pool Balance") which are secured by first liens on 140 commercial and multifamily properties (the "Mortgaged Properties"). The Cut-Off Date Balances of the Mortgage Loans will range from $238,421 to $59,845,380 and the Mortgage Loans will have an average Cut-Off Date Balance of $4,592,868. All loan balances and percentages are subject to a variance of plus or minus 5%. The "Cut-Off Date Balance" of any Mortgage Loan will equal the unpaid principal balance thereof as of the Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. All percentages referred to herein without further description are approximate percentages by Initial Pool Balance. References to percentages of Mortgaged Properties are references to the percentages of the Initial Pool Balance represented by the portion of the Cut-Off Date Balance of the related Mortgage Loans represented by such Mortgaged Properties.

     All of the Mortgage Loans are generally non-recourse obligations of the respective borrowers. No Mortgage Loan will be insured or guaranteed by any governmental entity or private insurer (other than certain Credit Lease Loans).


     All but seven of the Mortgage Loans are secured by a first mortgage lien on the borrower's fee simple estate. Six of the Mortgage Loans (13.3%) (control numbers MLMI-003, MLMI-004, MLMI-036, MLMI-125, MLMI-126 and MLMI-127) are secured by a first mortgage lien on the borrower's leasehold estate in the related Mortgaged Property. The remaining Mortgage Loan (3.8%) (control number MLMI-064) is secured by a first mortgage lien on the borrower's fee simple and leasehold estate in the related Mortgaged Property.

     All of the Mortgage Loans will be acquired by the Depositor from the Mortgage Loan Seller, which originated such Mortgage Loans or acquired such Mortgage Loans from one of the participants in its commercial and multifamily mortgage loan conduit program concurrently with or shortly after origination, or in the case of 40 of such Mortgage Loans (33.3%) acquired such Mortgage Loans from WMF Capital Corp.

     Set forth below is the approximate percentage of the Initial Pool Balance represented by the Mortgage Loans originated in the indicated year:



                        % OF
                    INITIAL POOL
YEAR                  BALANCE
----------------   -------------
  1997 .........         6.1
  1998 .........        93.9

     None of the Mortgage Loans will be 30 days or more delinquent as of the Cut-Off Date.

     No Mortgage Loan or group of Mortgage Loans to related borrowers exceeds 9.4% of the Initial Pool Balance. Mortgage Loans to one borrower or a group of related borrowers are identified on Annex A hereto. See "--Additional Mortgage Loan Information" and "RISK FACTORS--Related Borrowers" herein and Annex E hereto.


CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at Mortgage Rates that will remain fixed for their remaining terms, except with respect to the ARD Loans, which provide for an increase in the interest rate accruing on such Mortgage Loans after their respective Anticipated Repayment Dates. Thirty-six (36) of the Mortgage Loans (12.8%) accrue interest on the basis (a "30/360 basis") of a 360-day year consisting of twelve 30-day months and 103 Mortgage Loans (87.2%) accrue interest on the basis (an "actual/360 basis") of the actual number of days elapsed over a 360-day year.

     Due Dates. All of the Mortgage Loans have "Due Dates" (that is, the dates upon which the related Periodic Payments become due) that occur on the first day of each month that a payment is due. Periodic Payments are due monthly with respect to all of the Mortgage Loans.

     Amortization. One hundred twenty-two (122) of the Mortgage Loans (75.5%) provide for Periodic Payments based on amortization schedules significantly longer than their respective remaining terms to maturity. As a result, such Mortgage Loans (the "Balloon Loans") will have substantial principal amounts due and payable (each such amount, together with the corresponding payment of interest, a "Balloon Payment") on their respective scheduled maturity dates, unless prepaid prior thereto. See "RISK FACTORS--Balloon Payments" herein and "RISK FACTORS--Balloon Payments on Mortgage Loans; Heightened Risk of Borrower Default" in the Prospectus. Five Mortgage Loans (17.1%) (the "ARD Loans") fully amortize through their respective remaining terms to maturity, but provide that after a date set forth in the respective Mortgage Loan documents (each such date, an "Anticipated Repayment Date"), interest will accrue on each ARD Loan at an interest rate above the Mortgage Rate (the "Adjusted Mortgage Rate") and, in addition to its obligation to make its scheduled Periodic Payments, the related borrower will be obligated to apply all monthly cash flow generated by the related Mortgaged Property in excess of regular debt service payments (without giving effect to the Adjusted Mortgage Rate), reserves and certain other property expenses (the "Remaining Cash Flow") to the repayment of principal of such Mortgage Loan. The excess interest which accrues on each ARD Loan and is attributable to the difference between the Adjusted Mortgage Rate and the related original Mortgage Rate will be deferred until the principal balance of such ARD Loan has been reduced to zero and bears interest at the Adjusted Mortgage Rate to the extent permitted by law (such excess interest and any interest accrued thereon, collectively "Additional Interest"). With respect to such Mortgage Loans, no Prepayment Premiums will be due in connection with any principal prepayment on or after the Anticipated Repayment Date. No holders of REMIC Regular Certificates will be entitled to receive distributions of Additional Interest. Twelve (12) of the Mortgage Loans (7.3%) (the "Fully Amortizing Loans"), other than the ARD Loans, fully or substantially amortize through their respective remaining terms to maturity.

     Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayments. In general, the Mortgage Loans (other than the Mortgage Loans described in the next succeeding paragraph): (i) prohibit voluntary prepayments of principal for a period (a "Lockout Period") ending on a date specified in the related Mortgage Note (as defined herein) and, in general, thereafter impose a Yield Maintenance Charge or Percentage Premium (each as defined herein) for most of their respective remaining terms to maturity (57 Mortgage Loans (30.5%)); (ii) prohibit voluntary prepayments of principal for most of their remaining term to maturity (76 Mortgage Loans (67.9%)); or (iii) permit voluntary principal prepayments provided that the prepayment is accompanied by a Yield Maintenance Charge in excess of the amount prepaid for most of their respective remaining terms to maturity (six Mortgage Loans (1.6%)). See "--Additional Mortgage Loan Information" herein. With respect to the ARD Loans, voluntary principal prepayments after the Anticipated Repayment Date are permitted without material restrictions. The ability of the Master Servicer or a Special Servicer to waive or modify the terms of any Mortgage Loan relating to the payment of a Prepayment Premium is limited as described herein. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" herein. The Depositor and the Trustee make no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium, or as to the collectability of any Prepayment Premium.

     Defeasance. Seventy-four (74) of the Mortgage Loans (67.5%), during their respective Lockout Periods (which prohibit prepayment for most of the term), but beginning not earlier than two years after the Closing Date, provide that, in general, under certain conditions, the related borrower may substitute a pledge of "Defeasance Collateral" in exchange for a release of the Mortgaged Property from the lien of the related Mortgage. In general, "Defeasance Collateral" is non-callable United States Treasury obligations that provide for payments that reflect, as closely as possible, the remaining scheduled payments in respect of the related Mortgage Loan. Such obligations must provide for payments on or prior, but as close as possible, to each successive Due Date (or, in the case of the ARD Loans, the

Anticipated Repayment Date) with respect to the defeased Mortgage Loan, with each such payment being equal to or greater than (with any excess to be returned to the borrower) the Periodic Payments and the Balloon Payment with respect to such defeased Mortgage Loan (or, in the case of an ARD Loan, the payment anticipated on the related Anticipated Repayment Date).

     Nonrecourse Obligations. The Mortgage Loans are generally non-recourse obligations of the respective borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. No Mortgage Loan will be insured or guaranteed by any governmental entity or private insurer (other than certain Credit Lease Loans).

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. Generally, the Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in most circumstances, (i) permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or (ii) prohibit the borrower from doing so without the consent of the holder of the Mortgage, which consent, in certain cases, may not be unreasonably withheld if certain conditions are met. As provided in, and subject to, the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, on behalf of the Trust Fund, will determine, in a manner consistent with the servicing standard described herein under "SERVICING OF THE MORTGAGE LOANS--General," whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

     Cross-Default and Cross-Collateralization of Certain Mortgage Loans. Five of the Mortgage Loans (3.1%) are cross-collateralized and cross-defaulted with one or more Mortgage Loans in the Trust Fund. Of such Mortgage Loans (i) two Mortgage Loans (1.2%) (control numbers MLMI-105 and MLMI-106) are cross-collateralized and cross-defaulted with each other, and (ii) three Mortgage Loans (1.9%) (control numbers MLMI-125, MLMI-126 and MLMI-127) are cross-collateralized and cross-defaulted with each other. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan which is not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.


ASSESSMENT OF PROPERTY CONDITION

     Property Inspection. All but two of the Mortgaged Properties were inspected in connection with the origination or acquisition of the related Mortgage Loans by or on behalf of the originator or the Mortgage Loan Seller to assess their general condition. The remaining two Mortgaged Properties (control numbers MLMI-161 and MLMI-162) secure Credit Lease Loans. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the Offered Certificates and for which adequate reserves have not been established.

     Appraisals. All of the Mortgaged Properties were appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. The primary purpose of each appraisal was to provide an opinion of the fair market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of value.

     Environmental Assessments. A "Phase I" environmental site assessment was performed with respect to all the Mortgaged Properties in connection with the origination of the related Mortgage Loans. In certain cases, additional environmental testing, as recommended by such "Phase I" assessment, was performed. In each case where environmental assessments recommended further action, the originator of the related Mortgage Loan determined that the necessary remediation or testing was being undertaken in a satisfactory manner or that such remediation or testing would be adequately addressed post-closing. In some instances, the originator of the related Mortgage Loan required that reserves be established to cover the estimated cost of such remediation. Generally, with respect to such Mortgaged Properties, the related borrowers were required to deposit with the lender or its designee at the origination of the related Mortgage Loans an amount equal to approximately 125% of the licensed inspector's estimated cost of the recommended action.

     Engineering Assessments. A licensed engineer or architect inspected the related Mortgaged Property with respect to 114 of the Mortgage Loans (95.1%) to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Certain of the resulting reports indicated certain deferred maintenance items and/or recommended capital improvements with respect to certain of such Mortgaged Properties. The related borrowers generally deposited with the Lender or its designee at the origination of the related Mortgage Loans an amount equal to approximately 125% of the licensed engineer's or architect's estimated cost of any material recommended repairs, corrections or replacements not completed by closing, to assure their completion.

     Earthquake Analyses. An architectural and engineering consultant performed an analysis on all of the Mortgaged Properties located in the State of California in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss or bounded maximum loss for the property in an earthquake scenario. If the resulting reports concluded that in the event of an earthquake and with respect to a Mortgaged Property, the probable maximum loss would exceed 25% and either (i) the bounded maximum loss over a 50-year period would exceed 20% of the amount of the estimated replacement cost of its improvements or (ii) no bounded maximum loss analysis was performed, earthquake insurance on such Mortgaged Properties was obtained.

     Zoning Compliance. Due to changes in applicable Zoning Laws affecting certain of the Mortgaged Properties which have come into effect after the construction of improvements on such Mortgaged Properties and for other reasons, certain improvements thereon may not comply fully with current Zoning Laws, including density, use, parking and set back requirements, but qualify as permitted non-conforming uses. Such changes may limit the ability of the borrower to rebuild the premises "as is" in the event of a substantial casualty loss with respect thereto and may adversely affect the ability of the borrower to meet its Mortgage Loan obligations from cash flow. While it is expected that insurance proceeds would be available for application to the related Mortgage Loan if a substantial casualty were to occur, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full or, if the Mortgaged Property were to be repaired or restored in conformity with current law, whether the value of the related Mortgaged Property or its revenue producing potential would be diminished.


LARGEST MORTGAGE LOANS

     Certain information with respect to the four largest Mortgage Loans (23.1%) is set forth in Annex E hereto.


CREDIT LEASE LOANS

     Each Credit Lease has a primary lease term (the "Primary Term") that expires on or after the scheduled final maturity date of the related Credit Lease Loan. The amount of the Monthly Rental Payments payable by each Credit Lease Tenant is equal to or greater than the scheduled payment of all principal, interest and other amounts due each month on the related Credit Lease Loan, with any Balloon Payments to be paid from the proceeds of any residual value insurance policies or offers to purchase the Mortgaged Property by the Credit Lease Tenant, as may be required in the related Credit Lease. In the case of Credit Lease Loans with debt service reserve accounts, withdrawals of funds on deposit in the debt service reserve account will be used to supplement Monthly Rental Payments in an amount necessary to fully amortize such Mortgage Loans.

     Each Credit Lease generally provides that the related Credit Lease Tenant must pay all real property taxes and assessments levied or assessed against the related Mortgaged Property, and except in the case of certain of the double net leases, all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related Mortgaged Property.

     Pursuant to the terms of each assignment of a Credit Lease (each, a "Credit Lease Assignment"), the related borrower has assigned to the mortgagee of the related Credit Lease Loan, as security for such borrower's obligations thereunder, such borrower's rights under the related Credit Lease and its rights to all income and profits to be derived from the operation and leasing of the related Mortgaged Property including, but not limited to, an assignment of any guarantee of the Credit Lease Tenant's obligations under the Credit Lease and an assignment of the right to receive all Monthly Rental Payments due under the Credit Lease. Pursuant to the terms of the Credit Lease Assignments, each Credit Lease Tenant is obligated under its Credit Lease to make all Monthly Rental Payments directly to the owner of the related Credit Lease Loan.


     Each Credit Lease Loan that provides the Credit Lease Tenant with termination and abatement rights directly arising from certain casualty occurrences or condemnations ("Casualty or Condemnation Rights") has the benefit of a noncancelable lease enhancement insurance policy or requires the Credit Lease Tenant to make a rejectable offer to purchase the related Mortgaged Property pursuant to a set termination value schedule. Each lease enhancement insurance policy provides, subject to customary exclusions, that in the event of a permitted termination by a Credit Lease Tenant of its Credit Lease as a result of a casualty or condemnation, the related insurer will pay to the Master Servicer on behalf of the Trustee the "Loss of Rents" (that is, a lump sum payment of all outstanding principal plus, subject to certain limitations, accrued interest on the Credit Lease Loan).

     The Mortgage Loans which are Credit Lease Loans are indicated on Annex A hereto.


ADDITIONAL MORTGAGE LOAN INFORMATION

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annex A hereto. Certain additional information regarding the Mortgage Loans is contained herein under "--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions," and in the Prospectus under "DESCRIPTION OF THE TRUST FUNDS" and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS."

     For purposes of the following tables, tables set forth in the Summary and Annex A:

       (i) References to "Remain Amort. Term" are references to the remaining amortization terms.

       (ii) References to "DSCR" are references to "Debt Service Coverage Ratios." With respect to the Mortgage Loans, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after payment of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The "Debt Service Coverage Ratio" for any Mortgage Loan is the ratio of annual "Net Cash Flow" produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The Net Cash Flow for a Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by, the Mortgage Loan Seller on the basis of Mortgaged Property operating statements, generally unaudited, and certified rent rolls or occupancy reports (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, manufactured housing community, nursing homes, industrial, self storage, hospitality and office properties (each, a "Rental Property").

     In general, the Mortgage Loan Seller relied on full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on certified rent rolls or occupancy reports (as applicable) for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination or acquisition in determining Net Cash Flow for the Mortgaged Properties. References to "Cut-Off Date DSCR" are references to the DSCR as of the Cut-Off Date. The Cut-Off Date DSCR ratio information shown in the following tables does not reflect the four Credit Lease Loans representing 1.6% of the Initial Pool Balance, which typically have debt service coverage ratios equal to or less than 1.00x. In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements.

     In determining the "revenue" component of Net Cash Flow for each Rental Property, the Mortgage Loan Seller generally relied on the most recent certified rent roll supplied and certified by the related borrower and, where the actual vacancy shown thereon and the market vacancy was less than 5%, generally assumed a minimum of 5% vacancy in determining revenue from rents, except that in the case of certain anchored shopping centers and certain single tenant properties, space occupied by such anchor or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the Mortgage Loan Seller's underwriting standards. In determining rental revenue for multifamily properties, the Mortgage Loan Seller either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue shown on certified rent rolls or operating statements with respect to the prior one- to 12-month periods. For the other Rental Properties, the Mortgage Loan Seller generally annualized rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied operating statements, but in no case in excess of rolling 12-month operating statements. Occupancy rates were within the then current market ranges and vacancy levels were a minimum of 5%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

     In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Seller generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that
(a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 4% to 5% of effective gross revenue, (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See Annex A hereto. In addition, in some instances, the Mortgage Loan Seller recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the Mortgage Loan Seller determined appropriate.

     The borrower's financial information used to determine Net Cash Flow was in most cases unaudited, and neither the Mortgage Loan Seller nor the Depositor verified their accuracy.

   (i) References to "Cut-Off Date LTV" are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Seller. The Cut-Off Date LTV ratio information shown in the following tables does not reflect the four Credit Lease Loans representing 1.6% of the Initial Pool Balance, which typically have a loan to value ratios in excess of 80%.

   (ii) References to "Repayment LTV" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date or an ARD Loan on its Anticipated Repayment Date, as the case may be (prior to the payment of any Balloon Payment or repayment of principal), to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Seller prior to the Cut-Off Date.

   (iii) References to "Loan per Sq ft, Unit, Pad, Room or Bed" are, for each Mortgage Loan secured by a lien on (1) a retail, industrial, self storage, medical office or office property, (2) a multifamily property, (3) a manufactured housing community, (4) a hospitality property or (5) a healthcare facility, respectively, references to the Cut-Off Date Balance of such Mortgage Loan divided by the number of square feet, dwelling units, pads, guest suites or rooms, or health care facility beds, as applicable, that comprise the related Mortgaged Property, and, for each Mortgage Loan secured by a lien on a retail, industrial, self-storage, medical office or office property, references to the Cut-Off Date Balance of such Mortgage Loan divided by the net rentable square footage of the related Mortgage Property.


   (iv) References to "Year Built" are references to the year that a Mortgaged Property was originally constructed. With respect to any Mortgaged Property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.


   (v) References to "weighted averages" are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans or in the event of substantial renovation or rehabilitation of a Mortgaged Property, the year in which such renovation or rehabilitation was completed.


   (vi) References to "Mortgage Rate" are references to the interest rate on a Mortgage Loan set forth in the related Mortgage Note on the Cut-Off Date.


   (vii) References to "Initial Reserves at Closing" represent reserves escrowed at closing for needed maintenance, repairs, replacements and corrections of engineering and environmental issues as outlined in the engineering and environmental reports. Such amounts typically represent 125% of the costs of the work outlined in such reports and not completed by closing. With respect to amounts considered de minimus and a part of ongoing maintenance, a reserve was not established.


   (viii) References to "Underwriting Reserves" represent amounts underwritten on an annual basis to cover capital costs, as used by the Mortgage Loan Seller in determining net cash flow.


   (ix) References to "Administrative Cost Rate" represent the sum of the Master Servicing Fee and the Trustee Fee.


   (x) References to "Occupancy Percentage" are, with respect to any Mortgaged Property, references to (a) in the case of multifamily properties and manufactured housing communities the percentage of units or pads rented, (b) in the case of hospitality properties, the average annual occupancy rate (that is, for a specified year, the percentage obtained by dividing the number of rooms actually rented for all nights in such year by the number of rooms available to be rented for all nights in such year), (c) in the case of medical office, office, industrial and retail properties, the percentage of the net rentable square footage rented, (d) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting) and (e) in the case of healthcare facilities, the percentage of beds rented.


   (xi) References to "Stated Remaining Term" are references to the remaining term to maturity for each Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).


   (xii)      References to "NAP" mean not applicable.


     The sum in any column of any of the following tables may not equal the indicated total due to rounding.

                                PROPERTY TYPES


                                           AGGREGATE        % OF       AVERAGE        HIGHEST
                             NUMBER OF      CUT-OFF       INITIAL      CUT-OFF        CUT-OFF
                             MORTGAGED        DATE          POOL         DATE          DATE
PROPERTY TYPES              PROPERTIES      BALANCE       BALANCE      BALANCE        BALANCE
------------------------------------------------------------------------------------------------
MULTIFAMILY
 Multifamily                     64     $241,373,163        37.81%  $3,771,456    $34,890,416
 Multifamily/Retail               1        2,347,999         0.37    2,347,999      2,347,999
------------------------------------------------------------------------------------------------
 SubTotal                        65      243,721,163        38.18    3,749,556     34,890,416
RETAIL
 Anchored Retail                 18      121,296,040        19.00    6,738,669     28,781,905
 Unanchored Retail               16       29,147,622         4.57    1,821,726      8,157,432
------------------------------------------------------------------------------------------------
 SubTotal                        34      150,443,662        23.57    4,424,814     28,781,905
OFFICE                            6       89,856,507        14.08   14,976,085     59,845,380
HOSPITALITY
 Full Service                     3       41,632,795         6.52   13,877,598     17,214,166
 Limited Service                  6       19,863,813         3.11    3,310,635      4,894,635
------------------------------------------------------------------------------------------------
 SubTotal                         9       61,496,608         9.63    6,832,956     17,214,166
INDUSTRIAL                       12       58,006,689         9.09    4,833,891     15,514,008
HEALTHCARE
 Assisted/Skilled                 2        7,956,940         1.25    3,978,470      4,102,798
 Congregate Care                  1        6,295,086         0.99    6,295,086      6,295,086
------------------------------------------------------------------------------------------------
 SubTotal                         3       14,252,026         2.23    4,750,675      6,295,086
CREDIT LEASE                      4       10,090,179         1.58    2,522,545      3,737,476
MINI STORAGE                      2        5,156,535         0.81    2,578,268      3,587,622
MOBILE HOME PARK                  2        3,157,748         0.49    1,578,874      1,992,560
MIXED USE
 Office/Retail                    2        1,666,919         0.26      833,460      1,428,498
 Retail/Office/Warehouse          1          560,569         0.09      560,569        560,569
------------------------------------------------------------------------------------------------
 SubTotal                         3        2,227,489         0.35      742,496      1,428,498
------------------------------------------------------------------------------------------------
 TOTAL/WTG. AVG.                140     $638,408,606       100.00%  $4,560,061    $59,845,380



                                                                      WEIGHTED AVERAGES
                           -------------------------------------------------------------------------------------------------------
                                                                                                                       LOAN PER
                                         STATED      REMAINING   CUT-OFF    CUT-OFF                                  SQ FT, UNIT,
                            MORTGAGE    REMAINING     AMORT.       DATE       DATE      REPAYMENT      OCCUPANCY       PAD, ROOM
PROPERTY TYPES                RATE     TERM (MO.)   TERM (MO.)     DSCR       LTV          LTV      PERCENTAGE (A)      OR BED
----------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY
 Multifamily                  7.063%      128          333         1.35x      73.97%      60.42%           95%          37,534
 Multifamily/Retail           7.250       119          359         1.22       71.15       61.72            95           57,268
----------------------------------------------------------------------------------------------------------------------------------
 SubTotal                     7.065       128          333         1.35       73.95       60.43            95           37,724
RETAIL
 Anchored Retail              7.018       120          344         1.42       71.65       59.04            99              150
 Unanchored Retail            7.457       152          301         1.38       72.26       47.87            97               96
----------------------------------------------------------------------------------------------------------------------------------
 SubTotal                     7.103       126          335         1.41       71.76       56.87            98              139
OFFICE                        6.797       161          352         1.56       61.69       47.20            97              101
HOSPITALITY
 Full Service                 7.143       119          299         1.49       70.56       56.82          NAP            54,100
 Limited Service              7.565       126          292         1.48       70.53       54.26          NAP            48,217
----------------------------------------------------------------------------------------------------------------------------------
 SubTotal                     7.279       121          296         1.48       70.55       55.99          NAP            52,200
INDUSTRIAL                    7.161       150          279         1.51       65.67       39.20            97               34
HEALTHCARE
 Assisted/Skilled             7.300       237          237         1.47       71.22        0.0             85           37,908
 Congregate Care              7.250       119          359         1.28       74.50       65.55            94           58,833
----------------------------------------------------------------------------------------------------------------------------------
 SubTotal                     7.278       185          291         1.38       72.67       28.95            89           47,150
CREDIT LEASE                  7.756       153          328         NAP        NAP        NAP              100              123
MINI STORAGE                  7.256       117          297         1.34       73.40       59.55            89            3,034
MOBILE HOME PARK              7.448       180          259         1.85       48.93       23.89            93            7,837
MIXED USE
 Office/Retail                7.839       109          349         1.28       73.23       64.63            98               73
 Retail/Office/Warehouse      7.875       117          237         1.43       70.07       48.81           100               48
----------------------------------------------------------------------------------------------------------------------------------
 SubTotal                     7.848       111          321         1.31       72.44       60.65            99               67
----------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WTG. AVG.              7.088%      135          326         1.43x      70.41%      54.39%           96%            NAP



                            AVERAGE
                            PROPERTY
PROPERTY TYPES              SIZE (B)
------------------------------------
MULTIFAMILY
 Multifamily                   329
 Multifamily/Retail             41
------------------------------------
 SubTotal                      326
RETAIL
 Anchored Retail           145,007
 Unanchored Retail          47,754
------------------------------------
 SubTotal                  126,165
OFFICE                     415,410
HOSPITALITY
 Full Service                  275
 Limited Service                81
------------------------------------
 SubTotal                      212
INDUSTRIAL                 335,006
HEALTHCARE
 Assisted/Skilled              105
 Congregate Care               107
------------------------------------
 SubTotal                      106
CREDIT LEASE                24,362
MINI STORAGE                 1,051
MOBILE HOME PARK               216
MIXED USE
 Office/Retail              16,488
 Retail/Office/Warehouse    11,600
------------------------------------
 SubTotal                   15,258
------------------------------------
 TOTAL/WTG. AVG.              NAP

--------
(A) Weighted average of the occupancy percentage for the corresponding property type determined on the basis of the individual occupancy percentages set forth on Annex A.
(B) Average Property Size refers to total leasable square feet with respect to retail, office and industrial properties, number of units with respect to multifamily properties, number of pads with respect to manufactured housing communities, number of guest rooms with respect to each hospitality property, number of square feet with respect to self-storage facilities and number of beds with respect to health care facilities.



                            GEOGRAPHIC DISTRIBUTION



                                                                                WEIGHTED AVERAGES
                                                                      --------------------------------------
                       NUMBER OF       AGGREGATE          % OF          CUT-OFF       CUT-OFF
     STATE OR          MORTGAGED     CUT-OFF DATE     INITIAL POOL        DATE          DATE       REPAYMENT
     DISTRICT         PROPERTIES        BALANCE          BALANCE          DSCR          LTV           LTV
------------------------------------------------------------------------------------------------------------
New York                   10        $116,431,602         18.24%          1.45x         63.85%       50.06%
Texas                      25         114,996,255         18.01           1.37          73.65        55.39
California                 36          87,726,790         13.74           1.53          68.39        53.30
Pennsylvania                9          51,200,394          8.02           1.47          70.88        54.87
New Jersey                  5          46,746,077          7.32           1.55          65.50        53.61
Michigan                    4          42,550,697          6.67           1.27          78.57        65.43
Oklahoma                    6          30,350,510          4.75           1.49          70.27        53.24
Washington                  5          24,286,318          3.80           1.23          72.73        66.79
Utah                        2          19,978,440          3.13           1.38          73.86        61.24
Virginia                    3          13,189,084          2.07           1.30          77.26        66.76
Connecticut                 2          12,258,283          1.92           1.47          73.53        61.37
Missouri                    4          11,734,932          1.84           1.46          68.93         8.09
Georgia                     3           8,987,389          1.41           1.46          74.61        32.79
Oregon                      3           8,376,956          1.31           1.54          65.33        37.04
Nevada                      4           6,334,434           .99           1.40          69.69        55.51
South Carolina              2           5,670,075           .89           1.31          79.01        68.28
Maryland                    2           5,432,590           .85           1.38          74.44        62.94
Tennessee                   1           4,830,724           .76           1.22          77.91        67.30
North Carolina              2           4,387,696           .69           1.32          77.92        56.67
Arizona                     1           3,991,293           .63           1.23          79.83        70.25
Wisconsin                   1           3,737,476           .59           NAP           NAP          NAP
Indiana                     1           3,204,462           .50           NAP           NAP          NAP
Illinois                    1           2,786,199           .44           1.26          76.65        67.50
Mississippi                 2           1,640,704           .26           1.40          74.58        65.74
Ohio                        1           1,428,498           .22           1.27          74.40        65.59
Rhode Island                1           1,420,966           .22           1.36          64.88         0.00
Kentucky                    1           1,409,963           .22           NAP           NAP          NAP
New Mexico                  1           1,348,157           .21           1.46          74.90        58.74
Delaware                    1           1,165,188           .18           1.28          72.82        64.76
Alabama                     1             806,453           .13           1.37          79.85        50.72
------------------------------------------------------------------------------------------------------------
 TOTAL/WTG. AVG.          140        $638,408,606        100.00%          1.43x         70.41%       54.39%

     Mortgaged Properties are located in 30 states.

                                  YEARS BUILT




                                                             CUMULATIVE
                  NUMBER OF     AGGREGATE    % OF INITIAL   % OF INITIAL
    RANGE OF      MORTGAGED   CUT-OFF DATE       POOL           POOL
  YEARS BUILT    PROPERTIES      BALANCE        BALANCE       BALANCE
------------------------------------------------------------------------
 1890 -- 1899          1      $  1,680,709        0.26%          0.26%
 1900 -- 1929          9        72,554,219       11.36          11.63
 1930 -- 1959         11        22,716,752        3.56          15.19
 1960 -- 1969         26       166,428,916       26.07          41.26
 1970 -- 1979         28       147,003,266       23.03          64.28
 1980 -- 1989         34       139,845,954       21.91          86.19
 1990 -- 1998         31        88,178,789       13.81         100.00
------------------------------------------------------------------------
TOTAL/WTG.
 AVG.                140      $638,408,606      100.00%        100.00%



                                                WEIGHTED AVERAGES
                ---------------------------------------------------------------------------------
                              STATED      REMAINING               CUT-OFF    CUT-OFF
    RANGE OF     MORTGAGE    REMAINING      AMORT     SEASONING     DATE       DATE     REPAYMENT
  YEARS BUILT      RATE     TERM (MO.)   TERM (MO.)    (MO.)(A)     DSCR       LTV         LTV
-------------------------------------------------------------------------------------------------
 1890 -- 1899      8.000%      104          344          16         1.25x      73.07%     64.95%
 1900 -- 1929      6.913       109          321           5         1.59       63.99      53.11
 1930 -- 1959      7.115       173          305           3         1.37       68.99      36.71
 1960 -- 1969      6.989       138          342           4         1.37       70.68      57.37
 1970 -- 1979      7.099       131          335           4         1.51       68.78      55.36
 1980 -- 1989      7.125       131          325           5         1.36       74.55      60.12
 1990 -- 1998      7.316       157          293           3         1.38       71.81      42.03
-------------------------------------------------------------------------------------------------
TOTAL/WTG.
 AVG.              7.088%      135          326           4         1.43x      70.41%     54.39%

--------------
(A) Number of months elapsed since the first Due Date following origination.




                          DEBT SERVICE COVERAGE RATIOS




                                                                           CUMULATIVE
           RANGE OF             NUMBER OF     AGGREGATE    % OF INITIAL   % OF INITIAL
         DEBT SERVICE            MORTGAGE   CUT-OFF DATE       POOL           POOL
        COVERAGE RATIOS           LOANS        BALANCE        BALANCE       BALANCE
--------------------------------------------------------------------------------------
 CTL Loans                           4     $ 10,090,179         1.58%          1.58%
  1.10x -- 1.19x                     3       13,965,146         2.19           3.77
  1.20  -- 1.29                     45      204,717,050        32.07          35.83
  1.30  -- 1.39                     30      168,167,913        26.34          62.18
  1.40  -- 1.49                     24      104,958,245        16.44          78.62
  1.50  -- 1.59                     19       53,053,781         8.31          86.93
  1.60  -- 1.69                      3       13,125,433         2.06          88.98
  1.70  -- 1.79                      4       33,768,166         5.29          94.27
  1.80  -- 1.89                      1        2,997,102          .47          94.74
  1.90  -- 1.99                      1          622,567          .10          94.84
  2.00  -- 2.49                      4       24,994,985         3.92          98.76
  2.50  -- 2.53                      1        7,948,040         1.24         100.00
--------------------------------------------------------------------------------------
TOTAL/WTG.
 AVG.                              139     $638,408,606       100.00%        100.00%



                                                         WEIGHTED AVERAGES
                               ---------------------------------------------------------------------
           RANGE OF                          STATED      REMAINING   CUT-OFF    CUT-OFF
         DEBT SERVICE           MORTGAGE    REMAINING      AMORT       DATE       DATE     REPAYMENT
        COVERAGE RATIOS           RATE     TERM (MO.)   TERM (MO.)     DSCR       LTV         LTV
----------------------------------------------------------------------------------------------------
 CTL Loans                        7.756%      153          328         NAP      NAP          NAP
  1.10x -- 1.19x                  7.089       123          353         1.17x      77.39%     65.21%
  1.20  -- 1.29                   7.100       132          331         1.26       75.98      59.62
  1.30  -- 1.39                   6.999       136          339         1.36       69.02      54.69
  1.40  -- 1.49                   7.230       130          308         1.43       73.55      57.12
  1.50  -- 1.59                   7.176       146          310         1.55       71.02      49.16
  1.60  -- 1.69                   6.761       129          299         1.66       61.11      44.16
  1.70  -- 1.79                   7.245       136          329         1.73       59.29      44.38
  1.80  -- 1.89                   6.500       179          359         1.88       53.05      38.80
  1.90  -- 1.99                   8.250       114          354         1.94       62.82      55.70
  2.00  -- 2.49                   6.621       137          348         2.12       52.16      41.12
  2.50  -- 2.53                   6.780       178          178         2.53       25.64       0.00
----------------------------------------------------------------------------------------------------
TOTAL/WTG.
 AVG.                             7.088%      135          326         1.43x      70.41%     54.39%

                            CUT-OFF DATE LTV RATIOS




                                                  % OF      CUMULATIVE
     RANGE OF       NUMBER OF     AGGREGATE     INITIAL        % OF
   CUT-OFF DATE      MORTGAGE   CUT-OFF DATE      POOL     INITIAL POOL
    LTV RATIOS        LOANS        BALANCE      BALANCE       BALANCE
------------------------------------------------------------------------
    CTL Loans            4      $ 10,090,179       1.58%        1.58%
 0.01% -- 50.00%         4        17,589,092       2.76         4.34
50.01  -- 60.00         10        56,996,373       8.93        13.26
60.01  -- 70.00         34       138,550,175      21.70        34.97
70.01  -- 80.00         84       401,681,558      62.92        97.89
80.01  -- 80.58          3        13,501,230       2.11       100.00
------------------------------------------------------------------------
TOTAL/WTG.
 AVG.                  139      $638,408,606     100.00%      100.00%



                                             WEIGHTED AVERAGES
                   ---------------------------------------------------------------------
     RANGE OF                    STATED      REMAINING   CUT-OFF    CUT-OFF
   CUT-OFF DATE     MORTGAGE    REMAINING      AMORT       DATE       DATE     REPAYMENT
    LTV RATIOS        RATE     TERM (MO.)   TERM (MO.)     DSCR       LTV         LTV
----------------------------------------------------------------------------------------
    CTL Loans         7.756%      153          328         NAP      NAP          NAP
 0.01% -- 50.00%      7.016       196          224         2.21x      35.52%      4.63%
50.01  -- 60.00       6.924       142          349         1.84       57.10      43.01
60.01  -- 70.00       7.032       157          311         1.40       64.40      44.27
70.01  -- 80.00       7.118       124          332         1.35       75.56      61.28
80.01  -- 80.58       7.041       137          349         1.27       80.44      66.15
----------------------------------------------------------------------------------------
TOTAL/WTG.
 AVG.                 7.088%      135          326         1.43x      70.41%     54.39%

                             REPAYMENT LTV RATIOS




                                     AGGREGATE       % OF      CUMULATIVE
       RANGE OF          NUMBER       CUT-OFF      INITIAL    % OF INITIAL
       REPAYMENT        MORTGAGE       DATE          POOL         POOL
       LTVRATIOS        OF LOANS      BALANCE      BALANCE      BALANCE
--------------------------------------------------------------------------
CTL Loans                    4    $ 10,090,179        1.58%        1.58%
Fully Amortizing            12      46,911,765        7.35         8.93
 0.01%  -- 50.00%           19     128,906,948       20.19        29.12
50.01   -- 60.00            39     174,180,152       27.28        56.40
            60.01           60     249,971,496       39.16        95.56
            70.01            5      28,348,067        4.44       100.00
--------------------------------------------------------------------------
TOTAL/WTG.
 AVG.                      139    $638,408,606      100.00%      100.00%



                                                  WEIGHTED AVERAGES
                       ------------------------------------------------------------------------
       RANGE OF                      STATED      REMAINING   CUT-OFF    CUT-OFF
       REPAYMENT        MORTGAGE    REMAINING      AMORT       DATE       DATE      REPAYMENT
       LTVRATIOS          RATE     TERM (MO.)   TERM (MO.)     DSCR       LTV          LTV
-----------------------------------------------------------------------------------------------
CTL Loans                 7.756%       153         328         NAP         NAP         NAP
Fully Amortizing          6.966        233         233         1.63x      57.29%       0.00(A)
 0.01%  -- 50.00%         6.885        165         337         1.57       62.23        44.46
50.01   -- 60.00          7.246        128         317         1.44       70.68        56.79
            60.01         7.063        111         341         1.32       75.99        66.17
            70.01         7.215         95         353         1.23       78.46        70.86
-----------------------------------------------------------------------------------------------
TOTAL/WTG.
 AVG.                     7.088%       135         326         1.43x      70.41%      54.39%

--------
(A) Fully Amortizing Loans which compute interest on an Actual/360 basis generally have de minimis amounts (in addition to the Scheduled Payment) due on its maturity date. Such amounts are not considered Balloon Payments.




                                MORTGAGE RATES




                                                   % OF      CUMULATIVE
                     NUMBER OF     AGGREGATE     INITIAL    % OF INITIAL
      RANGE OF        MORTGAGE   CUT-OFF DATE      POOL         POOL
   MORTGAGE RATES      LOANS        BALANCE      BALANCE      BALANCE
------------------------------------------------------------------------
 6.170% -- 6.999%        34      $279,672,199      43.81%       43.81%
 7.000  -- 7.124         21        85,605,718      13.41        57.22
 7.125  -- 7.249         17        56,544,061       8.86        66.07
 7.250  -- 7.374         14        88,987,379      13.94        80.01
 7.375  -- 7.499          9        21,312,875       3.34        83.35
 7.500  -- 7.624          9        62,796,950       9.84        93.19
 7.625  -- 7.749          3         3,860,849       0.60        93.79
 7.750  -- 7.874          7        13,242,770       2.07        95.87
 7.875  -- 7.999          2         2,201,274       0.34        96.21
 8.000  -- 8.124          4         4,890,810       0.77        96.98
 8.125  -- 8.249          4         2,852,616       0.45        97.42
 8.250  -- 8.374          7         5,574,873       0.87        98.30
 8.375  -- 8.499          5         5,762,734       0.90        99.20
 8.500  -- 8.624          2         4,567,897       0.72        99.92
 9.625  -- 9.625          1           535,602       0.08       100.00
------------------------------------------------------------------------
TOTAL/WTG.
 AVG.                   139      $638,408,606     100.00%      100.00%



                                              WEIGHTED AVERAGES
                    ---------------------------------------------------------------------
                                  STATED      REMAINING   CUT-OFF    CUT-OFF
      RANGE OF       MORTGAGE    REMAINING      AMORT       DATE       DATE     REPAYMENT
   MORTGAGE RATES      RATE     TERM (MO.)   TERM (MO.)     DSCR       LTV         LTV
-----------------------------------------------------------------------------------------
 6.170% -- 6.999%      6.763%       137         334         1.44x      68.76%     53.98%
 7.000  -- 7.124       7.029        136         324         1.39       74.04      58.10
 7.125  -- 7.249       7.164        152         309         1.45       68.98      45.71
 7.250  -- 7.374       7.265        142         326         1.47       70.62      51.14
 7.375  -- 7.499       7.387        144         313         1.56       69.18      52.27
 7.500  -- 7.624       7.517        114         316         1.34       74.60      61.81
 7.625  -- 7.749       7.671        162         273         1.42       66.80      36.76
 7.750  -- 7.874       7.752        115         319         1.41       70.25      59.28
 7.875  -- 7.999       7.875        113         323         1.41       73.43      61.42
 8.000  -- 8.124       8.000         84         336         1.27       71.08      64.55
 8.125  -- 8.249       8.125         94         353         1.29       69.74      63.33
 8.250  -- 8.374       8.250        113         335         1.36       68.21      59.14
 8.375  -- 8.499       8.375        111         313         1.39       67.97      56.94
 8.500  -- 8.624       8.580        112         352         1.15       79.09      71.10
 9.625  -- 9.625       9.625        104         344         1.39       63.01      57.51
-----------------------------------------------------------------------------------------
TOTAL/WTG.
 AVG.                  7.088%       135         326         1.43x      70.41%     54.39%

                                ORIGINAL TERMS




                                                      % OF
                         NUMBER OF     AGGREGATE     INITIAL
        ORIGINAL          MORTGAGE   CUT-OFF DATE     POOL
         TERMS             LOANS        BALANCE      BALANCE
-------------------------------------------------------------
5 Year Balloon                2      $  2,378,859      0.37%
6 to 9 Year Balloon           6        22,949,384      3.59
10 Year Balloon              92       365,957,359     57.32
11 to 14 Year Balloon         6        35,726,491      5.60
15 Year Balloon              13        43,466,600      6.81
16 to 20 Year Balloon         3        11,544,244      1.81
6 to 9 Year ARD               1        28,781,905      4.51
10 Year ARD                   2         8,846,618      1.39
15 Year ARD                   2        71,845,380     11.25
Fully Amortizing             12        46,911,765      7.35
-------------------------------------------------------------
TOTAL/WTG. AVG.             139      $638,408,606    100.00%



                                                        WEIGHTED AVERAGES
                        ---------------------------------------------------------------------------------
                                      STATED      REMAINING               CUT-OFF    CUT-OFF
        ORIGINAL         MORTGAGE    REMAINING      AMORT     SEASONING     DATE       DATE     REPAYMENT
         TERMS             RATE     TERM (MO.)   TERM (MO.)    (MO.)(A)     DSCR       LTV         LTV
---------------------------------------------------------------------------------------------------------
5 Year Balloon             8.048%        52         352          8          1.30x      69.56%     66.57%
6 to 9 Year Balloon        7.281         75         337          9          1.28       74.65      68.53
10 Year Balloon            7.179        116         328          4          1.40       73.07      61.91
11 to 14 Year Balloon      6.776        136         345          2          1.86       61.17      49.47
15 Year Balloon            7.141        176         327          4          1.38       73.59      51.18
16 to 20 Year Balloon      7.207        238         306          2          1.45       75.45      33.23
6 to 9 Year ARD            6.790         75         351          9          1.33       73.80      67.79
10 Year ARD                7.182        113         336          7          1.35       73.73      62.82
15 Year ARD                6.817        178         358          2          1.37       63.87      47.63
Fully Amortizing           6.966        233         233          2          1.63       57.29       0.00
---------------------------------------------------------------------------------------------------------
TOTAL/WTG. AVG.            7.088%       135         326          4          1.43x      70.41%     54.39%

--------
(A) Number of months elapsed since the first Due Date following origination.


                                REMAINING TERMS




                                              % OF      CUMULATIVE
   RANGE OF     NUMBER OF     AGGREGATE     INITIAL    % OF INITIAL
   REMAINING     MORTGAGE   CUT-OFF DATE      POOL         POOL
  TERMS (MO.)     LOANS        BALANCE      BALANCE      BALANCE
-------------------------------------------------------------------
   52 --  72         3      $  9,953,029       1.56%        1.56%
   73 --  84         6        44,157,120       6.92         8.48
   97 -- 108         5        22,785,879       3.57        12.04
  109 -- 120        89       352,018,098      55.14        67.18
  121 -- 228        24       160,830,987      25.19        92.38
  229 -- 240        10        40,942,488       6.41        98.79
  241 -- 297         2         7,721,005       1.21       100.00
-------------------------------------------------------------------
TOTAL/WTG.
 AVG.              139      $638,408,606     100.00%      100.00%



                                         WEIGHTED AVERAGES
               ----------------------------------------------------------------------
   RANGE OF                  STATED      REMAINING   CUT-OFF    CUT-OFF
   REMAINING    MORTGAGE    REMAINING      AMORT       DATE       DATE     REPAYMENT
  TERMS (MO.)     RATE     TERM (MO.)   TERM (MO.)     DSCR       LTV         LTV
-------------------------------------------------------------------------------------
   52 --  72      7.664%        66         348         1.29x      75.44%     70.70%
   73 --  84      6.916         76         345         1.31       73.64      67.46
   97 -- 108      7.668        107         342         1.26       74.12      65.08
  109 -- 120      7.148        116         327         1.40       73.02      61.72
  121 -- 228      6.894        168         335         1.53       64.09      46.00
  229 -- 240      7.046        238         257         1.47       65.19       8.31
  241 -- 297      7.110        289         289         1.36       71.26       0.00
-------------------------------------------------------------------------------------
TOTAL/WTG.
 AVG.             7.088%       135         326         1.43x      70.41%     54.39%

           YEARS OF SCHEDULED MATURITY OR ANTICIPATED REPAYMENT DATE




                                             % OF      CUMULATIVE
  SCHEDULED    NUMBER OF     AGGREGATE     INITIAL    % OF INITIAL
 MATURITY OR    MORTGAGE   CUT-OFF DATE      POOL         POOL
   ARD YEAR      LOANS        BALANCE      BALANCE      BALANCE
------------------------------------------------------------------
     2003           2      $  2,378,859       0.37%        0.37%
     2004           1         7,574,170       1.19         1.56
     2005           6        44,157,120       6.92         8.48
     2007           5        22,785,879       3.57        12.04
     2008          89       352,018,098      55.14        67.18
     2009           3        21,385,438       3.35        70.53
     2010           2        10,150,138       1.59        72.12
     2011           2         4,614,425       0.72        72.85
     2013          17       124,680,986      19.53        92.38
     2018          10        40,942,488       6.41        98.79
     2022           1         4,831,809       0.76        99.55
     2023           1         2,889,197       0.45       100.00
------------------------------------------------------------------
TOTAL/WTG.
 AVG              139      $638,408,606     100.00%      100.00%



                                        WEIGHTED AVERAGES
              ---------------------------------------------------------------------
  SCHEDULED                 STATED      REMAINING   CUT-OFF    CUT-OFF
 MATURITY OR   MORTGAGE    REMAINING      AMORT       DATE       DATE     REPAYMENT
   ARD YEAR      RATE     TERM (MO.)   TERM (MO.)     DSCR       LTV         LTV
-----------------------------------------------------------------------------------
     2003        8.048%        52         352         1.30x      69.56%     66.57%
     2004        7.544         70         346         1.29       77.29      71.99
     2005        6.916         76         345         1.31       73.64      67.46
     2007        7.668        107         342         1.26       74.12      65.08
     2008        7.148        116         327         1.40       73.02      61.72
     2009        6.509        130         353         2.08       54.53      44.25
     2010        7.053        142         329         1.36       75.12      58.38
     2011        7.420        152         318         NAP        NAP        NAP
     2013        6.928        177         333         1.45       64.83      45.29
     2018        7.046        238         257         1.47       65.19       8.31
     2022        7.175        285         285         1.26       78.25       0.00
     2023        7.000        297         297         1.52       59.57       0.00
-----------------------------------------------------------------------------------
TOTAL/WTG.
 AVG             7.088%       135         326         1.43x      70.41%     54.39%

                             CUT-OFF DATE BALANCES




                                                            % OF      CUMULATIVE
           CUT-OFF              NUMBER      AGGREGATE     INITIAL    % OF INITIAL
             DATE              MORTGAGE   CUT-OFF DATE      POOL         POOL
           BALANCES            OF LOANS      BALANCE      BALANCE      BALANCE
---------------------------------------------------------------------------------
$   238,421 -- $   999,999         21     $ 13,344,544       2.09%        2.09%
  1,000,000 --   1,999,999         32       49,018,847       7.68         9.77
  2,000,000 --   2,999,999         30       73,820,452      11.56        21.33
  3,000,000 --   3,999,999         12       42,150,293       6.60        27.93
  4,000,000 --   4,999,999         11       51,989,313       8.14        36.08
  5,000,000 --   5,999,999          6       32,580,824       5.10        41.18
  6,000,000 --   6,999,999          6       38,355,271       6.01        47.19
  7,000,000 --   7,999,999          4       30,700,049       4.81        52.00
  8,000,000 --   8,999,999          1        8,157,432       1.28        53.28
  9,000,000 --   9,999,999          2       18,639,537       2.92        56.20
 10,000,000 --  14,999,999          7       81,548,195      12.77        68.97
 15,000,000 --  19,999,999          3       50,606,581       7.93        76.90
 20,000,000 --  24,999,999          1       23,979,568       3.76        80.65
 25,000,000 --  29,999,999          1       28,781,905       4.51        85.16
 30,000,000 --  34,999,999          1       34,890,416       5.47        90.63
 40,000,000 --  59,845,380          1       59,845,380       9.37       100.00
---------------------------------------------------------------------------------
TOTAL/WTG.
 AVG                              139     $638,408,606     100.00%      100.00%



                                                        WEIGHTED AVERAGES
                              ---------------------------------------------------------------------
           CUT-OFF                          STATED      REMAINING   CUT-OFF    CUT-OFF
             DATE              MORTGAGE    REMAINING      AMORT       DATE       DATE     REPAYMENT
           BALANCES              RATE     TERM (MO.)   TERM (MO.)     DSCR       LTV         LTV
---------------------------------------------------------------------------------------------------
$   238,421 -- $   999,999       8.135%       113         322         1.37x      69.02%     56.84%
  1,000,000 --   1,999,999       7.352        137         307         1.43       69.22      50.76
  2,000,000 --   2,999,999       7.152        132         331         1.45       71.41      56.72
  3,000,000 --   3,999,999       7.318        141         327         1.37       73.03      53.43
  4,000,000 --   4,999,999       7.293        150         301         1.39       74.80      48.56
  5,000,000 --   5,999,999       6.997        141         270         1.41       69.10      52.87
  6,000,000 --   6,999,999       7.089        119         336         1.30       73.59      61.78
  7,000,000 --   7,999,999       7.064        136         308         1.62       63.25      48.65
  8,000,000 --   8,999,999       7.320        238         298         1.46       74.84      30.74
  9,000,000 --   9,999,999       6.863        115         355         1.34       80.00      69.41
 10,000,000 --  14,999,999       6.731        145         324         1.56       67.75      47.75
 15,000,000 --  19,999,999       7.437        114         315         1.35       74.10      61.80
 20,000,000 --  24,999,999       7.250        119         359         1.73       59.95      52.00
 25,000,000 --  29,999,999       6.790         75         351         1.33       73.80      67.79
 30,000,000 --  34,999,999       6.700        116         356         1.25       79.30      68.94
 40,000,000 --  59,845,380       6.810        177         357         1.39       61.70      45.76
---------------------------------------------------------------------------------------------------
TOTAL/WTG.
 AVG                             7.088%       135         326         1.43x      70.41%     54.39%

--------
Average Cut-Off Date Balance is $4,592,868.















                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                         PREPAYMENT PENALTY CATEGORIES




                                                                                     LOCKOUT/DEFEASANCE
                                                                                         TERM (MO.)/
                                                                        WEIGHTED        % OF WEIGHTED
                                         AGGREGATE          % OF         AVERAGE           AVERAGE           WEIGHTED AVERAGE
                           NUMBER         CUT-OFF         INITIAL        STATED       STATED REMAINING         # OF MONTHS
      PREPAYMENT          MORTGAGE          DATE            POOL        REMAINING           TERM            OPEN TO PREPAYMENT
   RESTRICTIONS (A)       OF LOANS        BALANCE         BALANCE      TERM (MO.)        OF LOCKOUT         PRIOR TO MATURITY
------------------------------------------------------------------------------------------------------------------------------
LO or LO, then D (B)          76       $433,360,592         67.88%         146       140     95.81%                  6
LO, then PP                   17         40,237,671          6.30           86        51     59.76                  11
LO, then YM                   40        154,287,568         24.17          120        52     43.76                   5
YM Only                        6         10,522,775          1.65          111         0        --                   7
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WTG. AVG               139       $638,408,606        100.00%         135       111     81.95%                  6

--------
(A) LO=Locked Out, D=Defeasance Collateral, YM=Yield Maintenance, PP=Percentage Premium.

(B)        Includes two Mortgage Loans (0.37%) which are not defeasance loans.



                   PREPAYMENT RESTRICTIONS BY ORIGINAL TERM




                                                                     AGGREGATE       % OF
                                                       NUMBER OF      CUT-OFF       INITIAL
                                                        MORTGAGE        DATE         POOL
ORIGINAL TERM           PREPAYMENT RESTRICTIONS (A)      LOANS        BALANCE       BALANCE
--------------------------------------------------------------------------------------------
5 Year Balloon          LO                                  2      $  2,378,859       0.37%
6 to 9 Year Balloon     LO, then YM                         6        22,949,384       3.59
6 to 9 Year ARD         LO, then PP                         1        28,781,905       4.51
10 Year Balloon         LO, then D                         48       253,697,089      39.74
                        LO, then PP                        16        11,455,766       1.79
                        LO, then YM                        22        90,281,729      14.14
                        YM Only                             6        10,522,775       1.65
--------------------------------------------------------------------------------------------
                        SubTotal                           92       365,957,359      57.32
10 Year ARD             LO, then YM                         2         8,846,618       1.39
11 to 14 Year Balloon   LO, then D                          5        30,415,357       4.76
                        LO, then YM                         1         5,311,134       0.83
--------------------------------------------------------------------------------------------
                        SubTotal                            6        35,726,491       5.60
15 Year Balloon         LO, then D                          6        19,981,423       3.13
                        LO, then YM                         7        23,485,177       3.68
--------------------------------------------------------------------------------------------
                        SubTotal                           13        43,466,600       6.81
15 Year ARD             LO, then D                          2        71,845,380      11.25
16 to 20 Year Balloon   LO, then D                          3        11,544,244       1.81
Fully Amortizing        LO, then D                         10        43,498,238       6.81
                        LO, then YM                         2         3,413,526       0.53
--------------------------------------------------------------------------------------------
                        SubTotal                           12        46,911,765       7.35
--------------------------------------------------------------------------------------------
                        TOTAL/WTG. AVG                    139      $638,408,606     100.00%



                                                    WEIGHTED AVERAGES
                        -------------------------------------------------------------------------
                                                 REMAINING                            REMAINING
                                      STATED       MONTHS    REMAINING   REMAINING   MONTHS OPEN
                         MORTGAGE    REMAINING     LOCKED      MONTHS      MONTHS      PRIOR TO
ORIGINAL TERM              RATE     TERM (MO.)      OUT          YM          PP      MATURITY/ARD
-------------------------------------------------------------------------------------------------
5 Year Balloon             8.048%        52          45           0           0            7
6 to 9 Year Balloon        7.281         75          33          37           0            4
6 to 9 Year ARD            6.790         75          51           0          11           13
10 Year Balloon            7.097        117         113           0           0            4
                           8.285        113          52           0          54            7
                           7.187        112          44          64           0            5
                           7.900        111           0         105           0            7
-------------------------------------------------------------------------------------------------
                           7.179        116          91          19           2            5
10 Year ARD                7.182        113          53          56           0            4
11 to 14 Year Balloon      6.779        135         132           0           0            4
                           6.760        142          70          68           0            4
-------------------------------------------------------------------------------------------------
                           6.776        136         122          10           0            4
15 Year Balloon            7.219        177         173           0           0            4
                           7.074        175          91          80           0            4
-------------------------------------------------------------------------------------------------
                           7.141        176         129          43           0            4
15 Year ARD                6.817        178         166           0           0           11
16 to 20 Year Balloon      7.207        238         235           0           0            3
Fully Amortizing           6.962        235         225           0           0           10
                           7.021        213         108         101           0            4
-------------------------------------------------------------------------------------------------
                           6.966        233         216           7           0           10
-------------------------------------------------------------------------------------------------
                           7.088%       135         111          17           1            6

--------
(A) LO=Locked Out, D=Defeasance Collateral, YM=Yield Maintenance, PP=Percentage Premium.

                     PREPAYMENT LOCK-OUT/PREMIUM ANALYSIS




                        CURRENT      12 MO.       24 MO.       36 MO.       48 MO.       60 MO.       72 MO.
     PREPAYMENT          DEC.         DEC.         DEC.         DEC.         DEC.         DEC.         DEC.
    RESTRICTIONS         1998         1999         2000         2001         2002         2003         2004
---------------------------------------------------------------------------------------------------------------
Locked Out                98.4%        96.2%        96.0%        93.2%        87.9%        72.6%        72.6%
Yield Maintenance         1.6          3.8          4.0          6.8         11.6         21.0         20.1
Percentage Premium
 5.00% and greater        0.0          0.0          0.0          0.0          0.1          1.7          0.0
 4.00 to 4.99%            0.0          0.0          0.0          0.0          0.0          0.1          1.7
 3.00 to 3.99%            0.0          0.0          0.0          0.0          0.0          0.0          0.1
 2.00 to 2.99%            0.0          0.0          0.0          0.0          0.0          0.0          0.0
 1.00 to 1.99%            0.0          0.0          0.0          0.0          0.0          4.6          0.0
Open                      0.0          0.0          0.0          0.0          0.4          0.0          5.4
---------------------------------------------------------------------------------------------------------------
TOTALS                   100.0%       100.0%       100.0%       100.0%       100.0%       100.0%       100.0%
Mortgage Pool
 Balance
($millions)            $ 638.4      $ 630.4      $ 622.0      $ 612.8      $ 602.9      $ 590.0      $ 571.7
% of Initial Pool
 Balance                 100.0%        98.7%        97.4%        96.0%        94.4%        92.4%        89.6%



                        84 MO.       96 MO.       108 MO.      120 MO.      132 MO.      144 MO.      156 MO.      168 MO.
     PREPAYMENT          DEC.         DEC.         DEC.         DEC.         DEC.         DEC.         DEC.         DEC.
    RESTRICTIONS         2005         2006         2007         2008         2009         2010         2011         2012
----------------------------------------------------------------------------------------------------------------------------
Locked Out                78.1%        73.9%        74.0%        84.5%        82.6%        84.8%        84.4%        44.1%
Yield Maintenance        19.9         24.2         12.0         15.5         17.4         15.2         15.6         13.3
Percentage Premium
 5.00% and greater        0.0          0.0          0.0          0.0          0.0          0.0          0.0          0.0
 4.00 to 4.99%            0.0          0.0          0.0          0.0          0.0          0.0          0.0          0.0
 3.00 to 3.99%            1.9          0.0          0.0          0.0          0.0          0.0          0.0          0.0
 2.00 to 2.99%            0.1          1.9          0.0          0.0          0.0          0.0          0.0          0.0
 1.00 to 1.99%            0.0          0.1          0.0          0.0          0.0          0.0          0.0          0.0
Open                      0.0          0.0         14.0          0.0          0.0          0.0          0.0         42.6
----------------------------------------------------------------------------------------------------------------------------
TOTALS                   100.0%       100.0%       100.0%       100.0%       100.0%       100.0%       100.0%       100.0%
Mortgage Pool
 Balance
($millions)            $ 519.8      $ 507.6      $ 474.6      $ 166.5      $ 143.0      $ 129.1      $ 119.4      $ 112.9
% of Initial Pool
 Balance                  81.4%        79.5%        74.3%        26.1%        22.4%        20.2%        18.7%        17.7%



                       180 MO.
     PREPAYMENT          DEC.
    RESTRICTIONS         2013
--------------------------------
Locked Out                96.7%
Yield Maintenance         3.3
Percentage Premium
 5.00% and greater        0.0
 4.00 to 4.99%            0.0
 3.00 to 3.99%            0.0
 2.00 to 2.99%            0.0
 1.00 to 1.99%            0.0
Open                      0.0
--------------------------------
TOTALS                   100.0%
Mortgage Pool
 Balance
($millions)            $ 23.5
% of Initial Pool
 Balance                   3.7%

THE MORTGAGE LOAN SELLER

     On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from the Mortgage Loan Seller pursuant to an agreement (the "Mortgage Loan Purchase Agreement"). The Mortgage Loan Seller acquired or originated the Mortgage Loans as described above under "--General."

     On or prior to the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require the Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan (collectively, as to each Mortgage Loan, the "Mortgage File"): (i) the original Mortgage Note, endorsed, without recourse, to the order of the Trustee; (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage), together with an original or a copy of any intervening assignments of any such assignments of leases, in each case with evidence of recording indicated thereon; (iv) an original assignment of the Mortgage in favor of the Trustee and in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee and in recordable form; (vi) originals or copies of all written modification agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified; (vii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy; (viii) any file copies of any UCC financing statements in the possession of the Mortgage Loan Seller; and
(ix) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the Mortgage Loan Seller in the relevant jurisdiction.


ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     The Trustee or a Custodian on its behalf will be required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the interests of the Certificateholders or the value of the affected Mortgage Loan, the Mortgage Loan Seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following its receipt of notice thereof, will be obligated pursuant to the Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to (1) repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan,(ii) unpaid accrued interest on such Mortgage Loan (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and
(iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related P&I Advances or (2) substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Trustee a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the "Substitution Shortfall Amount"); provided, that such Mortgage Loan Seller will have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure, has delivered to the Trustee an officer's certificate that describes the reasons that such delivery or cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such delivery or cure, and which states that it anticipates such delivery or cure will be effected within the additional 90-day period, and such defect does not relate to any Mortgage Loan not being treated as a "qualified mortgage" within the meaning of the REMIC Provisions. The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. The

Mortgage Loan Seller will be solely responsible for such repurchase or substitution obligation, and such obligation will not be the responsibility of the Depositor or any of its other affiliates.

     The Pooling and Servicing Agreement will require that each of the assignments described in clauses (iv), (v) and (ix) of the second preceding paragraph be promptly (and in any event within 45 days after the later of the delivery of a complete Mortgage File or the Closing Date) submitted for recording or filing in the appropriate public office for real property records or UCC financing statement records.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related Mortgage File; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) at the Trustee's request, be determined by an Opinion of Counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Internal Revenue Code (the "Code"); (xi) not have a maturity date after the date three years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the Mortgage Loan Seller); (xiii) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs or the imposition of tax on any of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement; and (xiv) has been approved by the Controlling Class Representative; provided, that the Controlling Class Representative shall cease to have the right to approve the substitution of a Qualified Substitute Mortgage Loan for a deleted Mortgage Loan after the aggregate of the Stated Principal Balances of all Qualified Substitute Mortgage Loans which were previously substituted for deleted Mortgage Loans exceeds 10% of the Initial Pool Balance (provided, however, that such approval of the Controlling Class Representative may not be unreasonably withheld, as determined by the Special Servicer). In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the Mortgage Loan Seller shall certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.


REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Mortgage Loan Purchase Agreement, the Mortgage Loan Seller will represent and warrant with respect to each related Mortgage Loan (subject to certain exceptions specified in the related Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that: (i) the information set forth in the schedule of Mortgage Loans attached to the Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A) is true and correct in all material respects as of the Cut-Off Date; (ii) the Mortgage Loan Seller owns the Mortgage Loan, has full right and authority to sell, transfer and assign such Mortgage Loan and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests; (iii) the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder; (iv) each of the related Mortgage Note, related Mortgage and other agreements executed in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws affecting the enforcement of creditors' rights, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); (v) the assignment of the related Mortgage to the Trustee on behalf of the Certificateholders constitutes the legal, valid, binding and enforceable assignment of such Mortgage, except as the enforcement of such assignment may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); (vi) the related Mortgage is a valid and enforceable first priority lien on the related Mortgaged Property in the outstanding principal amount of the related Mortgage Loan, except for (A) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties, (B) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record, and (C) the exceptions set forth in the related title insurance policy; (vii) taxes (including taxes payable in future installments) that would be a lien on the related Mortgaged Property and that prior to the Cut-Off Date have become delinquent were paid, or an escrow of funds sufficient to cover such payment had been established; (viii) as of the Cut-Off Date, no scheduled payment of principal or interest was more than 30 days past due; (ix) there is no proceeding pending for the total or partial condemnation of any material portion of the related Mortgaged Property and to the Mortgage Loan Seller's knowledge, the Mortgaged Property is free and clear of any material damage that would materially and adversely affect its value as security for the Mortgage Loan; (x) the related Mortgaged Property is covered by a lender's title insurance policy (or a pro forma or specimen policy, escrow letter or a marked up title insurance commitment on which the required premium has been paid which evidence that such title insurance policy will be issued) insuring that the related Mortgage is a valid first lien on such Mortgaged Property, subject only to the exceptions stated therein; (xi) each Mortgage Loan represents a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;
(xii) any Prepayment Premium constitutes a "customary prepayment penalty" within the meaning of Treasury Regulations Section 1.860G-l(b)(2); and (xiii) the Mortgage Loan Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in the report of the environmental assessment of the Mortgaged Property.

     In the case of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders or the value of the affected Mortgage Loan, the Mortgage Loan Seller, if it cannot cure such breach within a period of 90 days following its receipt of notice thereof, will be obligated pursuant to the Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided, that such Seller will generally have an additional 90-day period to cure such breach if it is diligently proceeding with such cure, and has delivered to the Trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such cure and which states that it anticipates such cure will be effected within the additional 90-day period.

     The foregoing substitution or repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured breach of the Mortgage Loan Seller's representations and warranties regarding the Mortgage Loans. The Mortgage Loan Seller will be the sole warranting party in respect of the Mortgage Loans sold by such Seller to the Depositor, and neither the Depositor nor any of its other affiliates will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of the Mortgage Loan Seller's representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS


     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates, maturities and certain other characteristics of such Mortgage Loans may vary.


     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. If Mortgage Loans are removed from or added to the Mortgage Pool as described in the preceding paragraph, such removal or addition will be noted in the Form 8-K.






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                                      S-53

                        SERVICING OF THE MORTGAGE LOANS


GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will be required to service and administer the Mortgage Loans on behalf of the Trust Fund for the benefit of the Certificateholders, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers of a similar nature (i) for other third-party's portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis, and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with the related borrower, the Depositor or any other party to the transaction; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligations of the Master Servicer or the Special Servicer, as the case may be, to make Advances (as defined herein); and (v) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties.

     Set forth below, following the subsections captioned "--The Master Servicer" and "--The Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "DESCRIPTION OF THE POOLING AGREEMENTS," for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder. The Special Servicer generally will have all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the Prospectus and the Special Servicer rather than the Master Servicer will perform certain of the servicing duties described in the Prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each, as defined herein).

     The information set forth herein concerning the Master Servicer and the Special Servicer has been provided by the Master Servicer and the Special Servicer, respectively, and neither of the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.


THE MASTER SERVICER

     GE Capital Loan Services, Inc. or an affiliate thereof is expected to act as the master servicer (the "Master Servicer") pursuant to the Pooling and Servicing Agreement. The Master Servicer is a Delaware corporation and an affiliate of the Special Servicer. The Master Servicer is a wholly owned subsidiary of GECIA Holdings, Inc., which is itself a wholly owned subsidiary of GE Capital Services Corporation, which is itself a wholly owned subsidiary of The General Electric Company. The principal servicing offices of the Master Servicer are located at 363 North Sam Houston Parkway E., Suite 200, Houston, Texas 77060. As of June 30, 1998, the Master Servicer was the servicer of a portfolio of multifamily and commercial mortgage loans, secured by properties located throughout the United States and totalling approximately $14.5 billion in aggregate outstanding principal amounts, including loans securitized in mortgage backed securitization transactions. The Master Servicer intends to engage one or more sub-servicers to service a portion of the Mortgage Loans. The Master Servicer will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). Although the Master Servicer is authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans that are not Specially Serviced Mortgage Loans, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement.


THE SPECIAL SERVICER

     GE Capital Realty Group, Inc. or an affiliate thereof is expected to act as the special servicer (the "Special Servicer") pursuant to the Pooling and Servicing Agreement. The Special Servicer is a Texas corporation and an affiliate of the Master Servicer, and a wholly owned subsidiary of GE Capital Access, Inc., which is a wholly owned subsidiary of GE Capital Services Corporation. The Special Servicer will conduct property inspections, collect financial statements, rent-rolls and other financial data on the Mortgaged Properties and prepare reports, with respect to the Specially Serviced Mortgage Loans and upon written notice to the Master Servicer with respect to any other Mortgaged Properties, as set forth in the Pooling and Servicing Agreement. In addition, the Special Servicer will be responsible for performing certain servicing functions with respect to Mortgage Loans that, in general, are in default or as to which default is imminent, for administering any REO Property and for performing certain other servicing functions with respect to the Mortgage Pool under the Pooling and Servicing Agreement. One or more affiliates of the Special Servicer may purchase the Class F, Class G, Class H, Class J, Class K and Class L Certificates shortly after the Closing Date. The Special Servicer's principal offices are located at 2 Bent Tree Tower, 16479 Dallas Parkway, Suite 400, Addison, Texas 75001.

     The Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to holders of the Controlling Class of Sequential Pay Certificates (the "Majority Subordinate Certificateholder") to replace the Special Servicer or any successor and to select a representative (the "Controlling Class Representative") from whom the Special Servicer will seek advice and approval and take direction under certain circumstances. See "--The Controlling Class Representative." The "Controlling Class of Sequential Pay Certificates" is the Class of Sequential Pay Certificates that has the latest alphabetical Class designation and that has a Certificate Balance that is greater than 20% of its original Certificate Balance (or if no Classes of Sequential Pay Certificates has a Certificate Balance that is greater then 20% of its original Certificate Balance, the Class of Sequential Pay Certificates with the latest alphabetical Class designation). The Class A-1, Class A-2 and Class A-3 Certificates will be treated as one Class for determining the Controlling Class of Sequential Pay Certificates. Any replacement of the Special Servicer by the Controlling Class of Sequential Pay Certificates will be subject to, among other things, (i) the delivery of notice of the proposed replacement to the Rating Agencies and receipt of notice from the Rating Agencies that the replacement will not result in a qualification, downgrade or withdrawal of any of the then current ratings assigned to the Certificates, and
(ii) the written agreement of the successor Special Servicer to be bound by the terms and conditions of the Pooling and Servicing Agreement. Subject to the foregoing, any Certificateholder or affiliate thereof may be appointed as Special Servicer. See "DESCRIPTION OF CERTIFICATES--Voting Rights" herein.

     The Special Servicer will be responsible for servicing and administering any Mortgage Loan as to which (a) any Periodic Payment shall be delinquent 45 or more days (or, in the case of a Balloon Payment, if the Master Servicer determines that the related borrower has obtained a commitment to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (b) the Master Servicer shall have determined that a default in making a Periodic Payment is likely to occur within 30 days and is likely to remain unremedied for at least 60 days (or, in the case of a Balloon Payment, if the Master Servicer determines that the related borrower has obtained commitment to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (c) there shall have occurred a default (other than as described in clause (a) above) that materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 30 days); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; (e) the related borrower shall have consented to (or be subject to) the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or relating to all or substantially all of its property; (f) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

     Promptly after a Mortgage Loan becomes a Specially Serviced Mortgaged Loan, the Special Servicer will give written notice to the Trustee, and the Trustee will provide a copy of such notice to the Controlling Class Representative, which notice will include an explanation as to the reasons such Mortgage Loan became a Specially Serviced Mortgage Loan and the Special Servicer's contemplated course of action with respect to such Mortgage Loan.

     In the event of any of the foregoing with respect to any Mortgage Loan, the Master Servicer is required to use its reasonable efforts to cause the transfer of its servicing responsibilities with respect thereto to the Special Servicer within five business days. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, and to make remittances (including, if necessary, Advances) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. Mortgage Loans serviced by the Special Servicer are referred to herein as "Specially Serviced Mortgage Loans" and, together with any REO Properties, constitute "Specially Serviced Trust Fund Assets." If the Special Servicer is not the Master Servicer, the Master Servicer will have no responsibility for the Special Servicer's performance of its duties under the Pooling and Servicing Agreement.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities):

     (w) with respect to the circumstances described in clause (a) of the second preceding paragraph, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

     (x) with respect to any of the circumstances described in clauses (b),
   (d), (e) and (f) of the second preceding paragraph, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

     (y) with respect to the circumstances described in clause (c) of the second preceding paragraph, when such default is cured; and

     (z) with respect to the circumstances described in clause (g) of the second preceding paragraph, when such proceedings are terminated;

so long as at that time no circumstance identified in such clauses (a) through
(g) exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The primary compensation to be paid to the Master Servicer in respect of its servicing activities (including fees to be paid to any sub-servicer) will be the Master Servicing Fee (together with the Special Servicing Fee, the "Servicing Fees"). The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan or as otherwise described herein, will accrue at the related Master Servicing Fee Rate and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment due on the Mortgage Loan is computed. The weighted average Master Servicing Fee Rate as of the Cut-Off

Date will be 0.107%. In addition, as additional servicing compensation, the Master Servicer, in addition to Prepayment Interest Excesses and with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans, and the Special Servicer, with respect to such Specially Serviced Mortgage Loans, will be entitled to retain all interest in escrow to the extent not payable to the borrower, modification fees, assumption fees, assumption application fees, default interest, late charges (except to the extent such default interest and late charges are applied to offset interest accrued on Advances with respect to the related Mortgage Loan), exit fees or repayment fees collected from borrowers on the related Mortgage Loans. The Master Servicer is authorized to invest or direct the investment of funds held in the Certificate Account in certain short-term United States government securities and other investment grade obligations, and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but shall be required to cover any losses from its own fund without any right to reimbursement.

     If a borrower voluntarily prepays a Mortgage Loan on a date that is prior to its Due Date in a Collection Period, the amount of interest (net of the related Servicing Fees) that accrues on the Mortgage Loan (other than a Specially Serviced Mortgage Loan) during such Collection Period will be less (such shortfall, a "Prepayment Interest Shortfall") than the amount of interest (net of related Servicing Fees and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Servicing Fees and the Trustee Fee) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a "Prepayment Interest Excess") the amount of interest (net of related Servicing Fee and the Trustee Fee and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer will be required to deposit into the Certificate Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, an amount equal to the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period (but only up to the sum of (i) a portion of its Master Servicing Fee for the related Collection Period equal to .01% per annum on a Mortgage Loan on an aggregate basis and
(ii) any Prepayment Interest Excesses received during such Collection Period). Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein.

     As and to the extent described herein under "DESCRIPTION OF THE CERTIFICATES--
Advances," the Master Servicer will be entitled to receive interest, at the Reimbursement Rate, on any P&I Advances made by it and each of the Master Servicer and the Special Servicer will be entitled to interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound monthly and will be paid contemporaneously with the reimbursement of the related P&I Advance or servicing expense, from general collections on the Mortgage Loans then on deposit in the Certificate Account.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee and, under the circumstances described herein, Principal Recovery Fees. The "Special Servicing Fee" will accrue at a rate (the "Special Servicing Fee Rate") equal to 0.25% per annum and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the Specially Serviced Mortgage Loan or REO Loan is computed. However, earned Special Servicing Fees will be payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan will cease to accrue if such Mortgage Loan is liquidated or becomes a Corrected Mortgage Loan. The Special Servicer will be entitled to a "Principal Recovery Fee" with respect to each Specially Serviced Trust Fund Asset and Corrected Mortgage Loan serviced by the Special Servicer, which Principal Recovery Fee generally will be in an amount equal to 0.25% of all amounts received in respect thereof and allocable as a recovery of principal. However, no Principal

Recovery Fee will be payable in connection with, or out of Liquidation Proceeds (as defined in the Prospectus) resulting from, the purchase of any Specially Serviced Trust Fund Asset or Corrected Mortgage Loan (i) by the Mortgage Loan Seller (as described herein under "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," (ii) by the Master Servicer, the Special Servicer, the Depositor or the holder (or holders) of a majority of the Voting Rights allocated to holders of the Controlling Class of Sequential Pay Certificates as described herein under "DESCRIPTION OF THE CERTIFICATES--Termination" or (iii) in certain other limited circumstances set forth in the Pooling and Servicing Agreement. As additional servicing compensation, the Special Servicer will be entitled to retain all assumption fees, modification fees and late payment charges received on or with respect to the Specially Serviced Mortgage Loans.

     The Pooling and Servicing Agreement will provide that each of the Master Servicer and the Special Servicer will comply with the provisions of the Code and the Treasury Regulations thereunder relating to REMICs.

     Each of the Master Servicer and the Special Servicer will, in general, be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and the Special Servicer will be permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid. See "DESCRIPTION OF THE CERTIFICATES--Distributions" herein and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus.


MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement will permit the Special Servicer or the Master Servicer, as applicable, to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the servicing standard described under "--General" above, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly contemplated by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in the judgment of the Special Servicer or the Master Servicer, as applicable, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium,
(ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate,
(iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, and/or (iv) accept a principal prepayment during any Lockout Period; provided, that (x) the related borrower is in default with respect to such Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable, (y) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Trustee and
(z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any of the REMICs created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) extend the maturity date of any Mortgage Loan which has a Mortgage Rate below the then prevailing interest rate for comparable loans at the time of such modification, as determined by the Special Servicer, unless such Mortgage Loan is a Balloon Loan that has failed to make the Balloon Payment at its scheduled maturity and such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of the failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), in which case the Special Servicer may make up to three one-year extensions at the existing Mortgage Rate for such Mortgage Loan (such limitation of extensions made at a below market rate shall not limit the ability of the Special Servicer to extend the maturity date of any Mortgage Loan at an interest rate at or in excess of the prevailing rate for comparable loans at the time of such modification), (iii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease, including renewal options, or (iv) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan.

     The Special Servicer and the Master Servicer, as applicable, will be required to notify the Trustee, the Rating Agencies and, in the case of the Special Servicer, the Master Servicer of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee or the related Custodian (with a copy to the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" herein.


PURCHASE OF SPECIALLY SERVICED MORTGAGE LOANS

     The Pooling and Servicing Agreement grants to the Majority Subordinate Certificateholder a right to purchase from the Trust Fund certain defaulted Specially Serviced Mortgage Loans. If the Special Servicer has determined in good faith, in accordance with the Servicing Standard, that any such defaulted Specially Serviced Mortgage Loan will become subject to foreclosure proceedings, the Special Servicer will be required to promptly so notify in writing the Trustee and the Master Servicer, and the Trustee will be required, within ten days after receipt of such notice, to notify the Majority Subordinate Certificateholder. Such Certificateholder may at its option purchase from the Trust Fund, at a cash price equal to the applicable Purchase Price, any such defaulted Specially Serviced Mortgage Loan at any time prior to liquidation thereof.


THE CONTROLLING CLASS REPRESENTATIVE

     The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer will not be permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business days, then the Controlling Class Representative's approval will be deemed to have been given):

     (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

     (ii) any modification of a monetary term of a Specially Serviced Mortgage Loan other than a modification consisting of the extension of the maturity date of a Specially Serviced Mortgage Loan for one year or less;

     (iii) any proposed sale of a Specially Serviced Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under "DESCRIPTION OF THE CERTIFICATES--Termination" herein);

     (iv) any determination to bring an REO Property into compliance with applicable environmental laws;

     (v) any acceptance of substitute or additional collateral for a Specially Serviced Mortgage Loan;

     (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

     (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Specially Serviced Mortgage Loan.

     In addition, the Controlling Class Representative may direct the Special Servicer to take or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may require or cause the Special Servicer to violate any provision of the Pooling and Servicing Agreement or the provision in the Code relating to REMICs, including the Special Servicer's obligation to act in accordance with the servicing standards described under "General" above, expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling and Servicing Agreement. Any out-of-pocket expenses incurred by the Special Servicer in connection with its obtaining the approval of the Controlling Class Representative shall be treated as an Advance and the Special Servicer shall be entitled to reimbursement in respect thereof.


LIMITATION ON LIABILITY OF CONTROLLING CLASS REPRESENTATIVE

     The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the exercise of its rights or by reason of reckless disregard in the exercise of its rights. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates and, absent willful misfeasance, bad faith or gross negligence on the part of the Controlling Class Representative, each Certificateholder agrees to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.


REO PROPERTIES

     If title to any Mortgaged Property is acquired by the Trust Fund for the benefit of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third taxable year following the taxable year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (a "REO Extension") or (ii) the Special Servicer obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the taxable year in which the Trust Fund acquires such property will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

     In general, the Special Servicer or an independent contractor employed by the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially reasonable, maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially reasonable to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) or (ii) "prohibited transactions," such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" herein and "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.


INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Special Servicer will be required to perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan. In addition, beginning in 1999 the Master Servicer will be required to inspect or cause the inspection of each Mortgaged Property at least once per calendar year (or in the case of Mortgage Loans with a principal balance of less than $2 million at origination, every other calendar year) if, in a given calendar year, such Mortgaged Property has not already been inspected by the Special Servicer. The Master Servicer and the Special Servicer will each be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value that is apparent from such inspection.

     The Master Servicer or the Special Servicer, as the case may be, is also required to use reasonable efforts to collect from the related borrower and review the annual, and to the extent required by the related Mortgage, quarterly, operating statements of each Mortgaged Property and to cause annual operating statements to be prepared for each REO Property. Each of the Mortgages requires the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Trustee and to be delivered to the Controlling Class Representative. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" herein.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     The Depositor's Mortgage Pass Through Certificates, Series 1998-C3 (the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of December 1, 1998, among the Depositor, the Master Servicer, the Special Servicer, and the Trustee (the "Pooling and Servicing Agreement"). The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of:
(i) the Mortgage Loans and all payments and other collections in respect of the Mortgage Loans received or applicable to periods after the Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account (see "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus); and (iv) certain rights of the Depositor under the Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Seller regarding the Mortgage Loans.

     The Certificates will consist of the following classes (each, a "Class") to be designated as: (i) the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates (collectively, the "Sequential Pay Certificates"); (ii) the Class IO Certificates (together with the Sequential Pay Certificates, the "REMIC Regular Certificates"); (iii) the Class L Certificates; and (iv) one or more classes of REMIC residual certificates (collectively, the "REMIC Residual Certificates").

     Only the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class IO Certificates (collectively, the "Offered Certificates") are offered hereby. The Class F, Class G, Class H, Class J, Class K, Class L and REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are not offered hereby. Accordingly, information herein regarding the terms of the Private Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.


REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry format through the facilities of The Depository Trust Company ("DTC"). Each Offered Certificate will be issued in denominations of not less than $1,000 actual or notional principal amount and in integral multiples of $1 in excess thereof.

     DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information of the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contracting (and will continue to contact) third party vendors from whom DTC acquires services to:
(i) impress upon them the importance of such services being year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered, certificated form of such Certificate (a "Definitive Offered Certificate"), except under the limited circumstances described in the Prospectus under "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and Definitive Certificates." Unless and until Definitive Offered Certificates are issued in respect of a Class of Offered Certificates, beneficial ownership interests in such Class will be recorded and transferred on the book-entry records of DTC and its participating organizations (the "Participants"), and all references to actions by holders of a Class of Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through the Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to the holders of a Class of Offered Certificates will refer to payments, notices, reports and statements to Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through the Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. None of the Depositor, the Master Servicer, the Special Servicer or the Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and Definitive Certificates" and "RISK FACTORS--Book-Entry Registration of Certificates Affects Ownership of Certificates and Receipt of Payment" in the Prospectus.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     Upon initial issuance, and in each case subject to a permitted variance of plus or minus 5%, the Sequential Pay Certificates will have the Certificate Balances, representing the approximate percentage of the Initial Pool Balance as set forth in the following table:




                                    INITIAL           PERCENT OF INITIAL
   CLASS OF CERTIFICATE       CERTIFICATE BALANCE        POOL BALANCE
--------------------------   ---------------------   -------------------
  Class A-1 ..............        $129,870,000               20.34%
  Class A-2 ..............        $ 75,490,000               11.82%
  Class A-3 ..............        $243,122,000               38.08%
  Class B ................        $ 33,516,000                5.25%
  Class C ................        $ 35,112,000                5.50%
  Class D ................        $ 38,305,000                6.00%
  Class E ................        $  7,980,000                1.25%
  Class F ................        $ 35,113,000                5.50%
  Class G ................        $  4,788,000                0.75%
  Class H ................        $ 14,364,000                2.25%
  Class J ................        $  3,192,000                0.50%
  Class K ................        $ 17,556,605                2.75%

     The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses that are allocated to such Class of Certificates on such Distribution Date pursuant to the terms of the Pooling and Servicing Agreement.

     The Class IO Certificates will not have a principal balance, but will represent the right to receive distributions of interest accrued on the respective notional amount of each of its 12 components (each a "Component"), as described herein. Each such Component will relate to each separate Class of Sequential Pay Certificates with the same Class designation. As of any Distribution Date, each Component will have a notional amount equal to the Certificate Balance of the related Class of Sequential Pay Certificates immediately prior to such Distribution Date. The Components do not represent separate Classes of Certificates, but rather separate components, each of which is a part of the Class IO Certificates.

     The Class L Certificates will not have Certificate Balances, but will represent the right to receive Additional Interest in respect of ARD Loans in accordance with the Pooling and Servicing Agreement. Except as described in the preceding sentence, the holders of the Class L Certificates will not be entitled to distributions of interest or principal.

     None of the REMIC Residual Certificates will have a Certificate Balance.


PASS-THROUGH RATES

     For each Distribution Date, each Class of Sequential Pay Certificates will earn interest at the rate set forth in the table at the beginning of the Summary (the "Pass-Through Rate").

     The Class IO Certificates will receive payments of interest equal to the aggregate of the interest accrued on the notional amount of each of its Components. Each Component will accrue interest at its applicable Strip Rate on its related notional amount. The Strip Rate applicable to the Class A-1, Class A-2 and Class A-3 Components for each Distribution Date will equal the Weighted
Average Net Mortgage Rate for such Distribution Date minus   %,   % and   %,
respectively (but not less than zero); the Strip Rates applicable to the Class B, Class C, Class D and Class E Components for each Distribution Date will
equal   %,   %,   % and   %, respectively; and the Strip Rates applicable to
the Class F, Class G, Class H, Class J and Class K Components for each Distribution Date will each equal the Weighted Average Net Mortgage Rate for
such Distribution Date minus   % (but not less than zero).

     The REMIC Residual Certificates will not bear interest, but will represent the right to receive certain limited amounts not otherwise payable on the REMIC Regular Certificates.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the Determination Date occurring in the previous month, weighted on the basis of their respective Stated Principal Balances outstanding immediately prior to such Distribution Date. The "Net Mortgage Rate" for each Mortgage Loan will equal (x) the Mortgage Rate in effect for such Mortgage Loan as of the Cut-Off Date, minus (y) the Administrative Cost Rate (as defined herein) for such Mortgage Loan; provided, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for the purpose of calculating the Weighted Average Net Mortgage Rate, the Mortgage Rate referred to in clause (x) will, to the extent appropriate, be adjusted to compensate for such difference. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time represents the principal balance of such Mortgage Loan ultimately due and payable thereon and generally will equal the Cut-Off Date Balance thereof, reduced on each Distribution Date (to not less than zero) by (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that are due or received, as the case may be, during the related Collection Period and distributed on the Certificates on such Distribution Date and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period for such Distribution Date. Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero. See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" herein.

     The "Collection Period" for each Distribution Date will be the period that begins immediately following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-Off Date) and ends on and includes the Determination Date in the same month as such Distribution Date. The "Determination Date" will be the 10th day of each month (or, if not a business day, the immediately preceding business day).

DISTRIBUTIONS

     General. Distributions on the Certificates will be made by the Trustee, to the extent of available funds, on the 15th day of each month or, if any such 15th day is not a business day, then on the next succeeding business day with the same force and effect and no additional interest shall accrue, commencing January 15, 1999 (each, a "Distribution Date"); provided, however, that the Distribution Date will be no earlier than the fourth business day following the related Determination Date. Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided written wiring instructions to the Trustee no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated, pro rata, among the outstanding Certificates of such Class based on their respective percentage interests in such Class.

     The Available Distribution Amount. The aggregate amount available for distribution to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:


     (a) the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties by the Master Servicer as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

         (i) any Periodic Payments collected but due on a Due Date after the related Collection Period,

         (ii)  any Prepayment Premiums,

         (iii) Additional Interest, default interest and late charges, and

         (iv) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees and any Additional Trust Fund Expenses;

     (b) all P&I Advances made by the Master Servicer or the Trustee, as successor servicer, with respect to such Distribution Date;

     (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period. See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and Payment of Expenses" and "--P&I Advances" herein and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus.

     Any Prepayment Premiums actually collected will be distributed separately from the Available Distribution Amount. See "--Distributions--Allocation of Prepayment Premiums" herein.

     Application of Available Distribution Amount. On each Distribution Date, for so long as the aggregate Certificate Balance of the Sequential Pay Certificates is greater than zero, the Trustee will (except as otherwise described under "--Termination" below) apply the Available Distribution Amount for such date for the following purposes and in the following order of priority, in each case to the extent of the Available Distribution Amount:

     (1) to distributions of interest to the holders of the Class A-1, Class A-2, Class A-3 and Class IO Certificates (in each case, so long as any such Class remains outstanding), pro rata, in accordance with the respective amounts of Distributable Certificate Interest (as defined herein) in respect of such Classes of Certificates on such Distribution Date in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (2) to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount (as defined herein) for such Distribution Date;

     (3) after the Class A-1 Certificates have been retired, to distributions of principal to the holders of the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates;

     (4) after the Class A-1 and Class A-2 Certificates have been retired, to distributions of principal to the holders of the Class A-3 Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 and Class A-2 Certificates;

     (5) to distributions to the holders of the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, in accordance with the amount of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates for which no reimbursement has previously been received, to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

     (6) to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (7) after the Class A-1, Class A-2 and Class A-3 Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2 and/or Class A-3 Certificates on such Distribution Date;

     (8) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

     (9) to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (10) after the Class A-1, Class A-2, Class A-3 and Class B Certificates have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3 and/or Class B Certificates on such Distribution Date;

     (11) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of

   Certificates and for which no reimbursement has previously been received, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

     (12) to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (13) after the Class A-1, Class A-2, Class A-3, Class B and Class C Certificates have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B and/or Class C Certificates on such Distribution Date;

     (14) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

     (15) to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (16) after the Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C and/or Class D Certificates;

     (17) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

     (18) to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (19) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and/or Class E Certificates;

     (20) to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

     (21) to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (22) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and/or Class F Certificates;

     (23) to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

     (24) to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (25) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and/or Class G Certificates;

     (26) to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

     (27) to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (28) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and/or Class H Certificates;

     (29) to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received, plus interest or any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date of such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

     (30) to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (31) after the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of such

   Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and/or Class J Certificates;

     (32) to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received, plus interest or any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date of such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class; and

     (33) to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in the above clauses.

     After the Certificate Balance of the Subordinate Certificates is reduced to zero, distributions of principal will be made, pro rata, to the Class A-1, Class A-2 and Class A-3 Certificates.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of any Class of REMIC Regular Certificates for each Distribution Date represents that portion of the Accrued Certificate Interest in respect of such Class of Certificates and such Distribution Date reduced (to not less than zero) by such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments made on the Mortgage Loans (other than Specially Serviced Mortgage Loans) during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall"). Holders of the Certificates (other than the Class L Certificates) will not be entitled to receive any amounts collected as Additional Interest on any ARD Loans.

     The "Accrued Certificate Interest" in respect of each Class of Sequential Pay Certificates for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates and such Distribution Date accrued during the immediately preceding calendar month on the related Certificate Balance outstanding immediately prior to such Distribution Date. The "Accrued Certificate Interest" in respect of the Class IO Certificates for each Distribution Date is equal to the sum of one month's interest at the Strip Rate applicable to each such Component and such Distribution Date accrued during the immediately preceding calendar month on the related notional amount outstanding on each such Component immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 day basis.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest for all the REMIC Regular Certificates for such Distribution Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for each Distribution Date will generally equal the aggregate of the following:

     (a) the aggregate of the principal portions of all Scheduled Payments due (other than Balloon Payments), to the extent received or advanced, and the principal portions of any Assumed Scheduled Payments deemed due, on or in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

     (b) the aggregate of all principal prepayments received on the Mortgage Loans during the related Collection Period (including any Remaining Cash
   Flow);

     (c) with respect to any Mortgage Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

     (d) the aggregate of all Liquidation Proceeds and Insurance Proceeds (each as defined in the Prospectus), condemnation awards and proceeds of Mortgage Loan repurchases and Substitution Shortfall Amounts that were received on or in respect of Mortgage Loans or REO Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan or REO Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

     (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date.

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower or the application of any Remaining Cash Flow with respect to an ARD Loan, and assuming that each prior Periodic Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due (i) in respect of any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) in respect of each REO Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect prior to its stated maturity date. The Assumed Scheduled Payment deemed due on any REO Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such predecessor Mortgage Loan on such Due Date had it remained outstanding or, if such Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding.

     Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of Realized Losses and Additional Trust Fund Expenses previously allocated to principal will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of (i) determining distributions on the Certificates, (ii) allocating Realized Losses and Additional Trust Fund Expenses to the Certificates, and
(iii) determining the amount of Trustee Fees and Master Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer or the Trustee in its capacity as successor servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or "Mortgage Loans" in the definitions of "Principal Distribution Amount" and "Weighted Average Net Mortgage Rate" include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Loan").

     Allocation of Prepayment Premiums. In the event a borrower is required to pay any Prepayment Premium, the amount of such payments actually collected will be distributed in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Certificates and the Class IO Certificates, as set forth below. A "Prepayment Premium" is any Yield Maintenance Charge or any other fees (each such other fee, a "Percentage Premium") paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid. "Yield Maintenance Charges" are payments paid or payable, as the context requires, on a Mortgage Loan as a result of a prepayment of principal not otherwise due thereon, which has been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage Loan for reinvestment losses based on the aggregate payment of interest which would have accrued on such Mortgage Loan on each subsequent due date through the maturity date of such Mortgage Loan, at a rate calculated as the difference between the Mortgage Rate on such Mortgage Loan and the applicable U.S. Treasury rate in effect on the date of prepayment (the "Rate Differential").

     On each Distribution Date, any Prepayment Premium collected on a Mortgage Loan during the related Collection Period will be distributed as follows: the holders of each Class of the Certificates then entitled to distributions of principal with respect to such Mortgage Loan on such Distribution Date will be entitled to an amount equal to the amount of such Prepayment Premium, multiplied by (a) a fraction (which in no event may be greater than one) the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates, over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan, over the relevant Discount Rate, and (b) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. If there is more than one Class of Certificates entitled to distributions of such principal on any particular Distribution Date on which a Prepayment Premium is distributable, the aggregate amount of such Prepayment Premium will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the foregoing sentence. The portion, if any, of the Prepayment Premium remaining after any such payments to the holders of such Certificates will be distributed to the holders of the Class IO Certificates.

     The "Discount Rate" applicable to any Class of Offered Certificates will be equal to the yield (when compounded monthly) on the non-callable U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date for the prepaid Mortgage Loan as reported in The Wall Street Journal on the date of such prepayment. In the event that there are two such U.S. Treasury issues (a) with the same coupon, the issue with the lower yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan, the issue with the earlier maturity date will be utilized.

     The Depositor and the Trustee make no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium, or of the collectability of any Prepayment Premium. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein.


SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of holders of the Class B, Class C, Class D and Class E Certificates and each Class of the Private Certificates (other than the Class L Certificates) (collectively, the "Subordinate Certificates") to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Class A-1, Class A-2, Class A-3 and Class IO

Certificates (collectively, the "Senior Certificates") and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A-1, Class A-2 and Class A-3 Certificates of principal in an amount equal to the entire respective Certificate Balance of such Classes of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B, the Class C, the Class D and the Class E Certificates of the full amount of Distributable Certificate Interest payable in respect of each such Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of each such Class of Certificates of principal equal to the entire related Certificate Balance. The protection afforded to the holders of the Class E Certificates by means of the subordination of the Private Certificates, to the holders of the Class D Certificates by means of the subordination of the Class E and the Private Certificates, to the holders of the Class C Certificates by means of the subordination of the Class D, the Class E and the Private Certificates, to the holders of the Class B Certificates by means of the subordination of the Class C, the Class D, the Class E and the Private Certificates, and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "-- Distributions--Application of the Available Distribution Amount" above and (ii) the allocation of Realized Losses and Additional Trust Fund Expenses as described below. The Class A-3 Certificates will receive principal payments only after the Certificate Balance of the Class A-2 Certificates has been reduced to zero, and the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. However, the Class A-1, Class A-2, Class A-3 and Class IO Certificates will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans, pro rata. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses (to the extent such Additional Trust Fund Expenses are not covered by interest received on the Mortgage Loans) that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (in each case in reduction of their respective Certificate Balances) as follows, but in the aggregate only to the extent that the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and ninth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero. Thereafter, additional Realized Losses and Additional Trust Fund Expenses will be allocated to the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates, pro rata, in proportion to their outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.

     Any Realized Loss or Additional Trust Fund Expense allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount for the related Component.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) certain related unreimbursed servicing expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the principal due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) any Special Servicing Fees or Principal Recovery Fees paid to the Special Servicer,
(ii) any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed Advances (to the extent not reimbursed out of default interest and late fees) and (iii) any of certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including, but not limited to, certain reimbursements and indemnifications to the Trustee of the type described under "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Trustee" in the Prospectus, certain reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), and certain federal, state and local taxes, and certain tax-related expenses, payable from the assets of the Trust Fund and described under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the Prospectus and the costs of certain opinions of counsel required to be obtained in connection with the servicing of the Mortgage Loans and administration of the Trust Fund. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.


ADVANCES

     On or about each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described in the next paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders on such Distribution Date, in an amount that is generally equal to the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees and, if any, Principal Recovery Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected prior to the making of such P&I Advance. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Master Servicing Fees and, if any, Principal Recovery Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer will be required in the event of subsequent delinquencies to advance in respect of such

Mortgage Loan only an amount equal to (a) the principal amount of the P&I Advance for such Mortgage Loan plus (b) the product of (i) the amount of the interest component of the P&I Advance for such Mortgage Loan that would otherwise be required without regard to this sentence, multiplied by (ii) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee shall then be required to make such P&I Advance.

     The Master Servicer (or the Trustee) will be entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Servicing Fees with respect to collections of interest and net of related Principal Recovery Fees with respect to collections of principal) as to which such P&I Advance was made, whether such amounts are collected in the form of late payments, Insurance Proceeds, Liquidation Proceeds or any other recovery of the related Mortgage Loan or REO Property ("Related Proceeds"). Neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance that it determines in accordance with the servicing standards described herein, would, if made, not be recoverable out of Related Proceeds (a "Nonrecoverable P&I Advance"), and the Master Servicer (or the Trustee) will be entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it later determines to be a Nonrecoverable P&I Advance. See "DESCRIPTION OF THE CERTIFICATES--Advances in Respect of Delinquencies" and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus. For so long as the Trustee has not succeeded to the duties of the Master Servicer pursuant to the terms of the Pooling and Servicing Agreement, the Trustee may conclusively rely upon the Master Servicer's determination of a Nonrecoverable P&I Advance. See "DESCRIPTION OF THE POOLING AGREEMENT--Events of Default" in the Prospectus.

     In connection with the recovery by the Master Servicer (or the Trustee, in its capacity as successor servicer) of any P&I Advance made by it or the recovery by the Master Servicer, the Special Servicer or the Trustee of any reimbursable servicing expense incurred by it (each such P&I Advance or expense, an "Advance"), the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest compounded monthly at a per annum rate (the "Reimbursement Rate") equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by late charges, default interest and amounts otherwise payable on the Private Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described herein.


APPRAISAL REDUCTIONS

     Upon the earliest of the date (each such date, a "Required Appraisal Date") that (1) any Mortgage Loan is sixty (60) days delinquent in respect of any Periodic Payment, (2) any REO Property is acquired on behalf of the Trust Fund, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) with respect to which sixty days elapse after a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing any Mortgage Loan,
(5) with respect to which sixty days elapse after a borrower with respect to any Mortgage Loan is subject to any bankruptcy proceeding or (6) a Balloon Payment with respect to any Mortgage Loan is due and has not been paid on its scheduled maturity date (each such Mortgage Loan, including any REO Loan, a "Required Appraisal Loan"), the Special Servicer will be required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser, unless such an appraisal had been previously obtained within the prior twelve months. A "Qualified Appraiser" is an independent appraiser, selected by the Special Servicer, that is a member in good standing of the Appraisal Institute and that is, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such state, and in each such case who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be an Advance by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor out of related proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account with interest thereon at the Reimbursement Rate and subject to the Master Servicer's determination that such Advance would not be a nonrecoverable Advance. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan, such determination to be made upon the later of 30 days after the Required Appraisal Date if no new appraisal is required or upon receipt of a new appraisal. The Appraisal Reduction Amount for any Required Appraisal Loan will equal the excess, if any, of (a) the sum of, as of the Determination Date immediately succeeding the date on which the appraisal is obtained, (i) the Stated Principal Balance of such Required Appraisal Loan,
(ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate, (iii) all accrued but unpaid Servicing Fees and any Additional Trust Fund Expenses in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances and interest thereon made by or on behalf of the Master Servicer, the Special Servicer and the Trustee with respect to such Required Appraisal Loan and (v) all currently due and unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property (net of any amount escrowed therefor), over (b) an amount equal to 90% of the appraised value (net of any prior liens) of the related Mortgaged Property as determined by such appraisal. If an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, the Controlling Class Representative may, at its expense (i) direct the Special Servicer to obtain and deliver to the Master Servicer and the Trustee an appraisal meeting the requirements for a Required Appraisal, and, to the extent the appraisals are different, an independent third party appraiser will determine the appropriate amount to be used in determining the Appraisal Reduction Amount or (ii) upon the expiration of six months from the date on which the appraisal was obtained by the Special Servicer with respect to such Required Appraisal Loan, and upon review of the Special Servicer's plan for servicing such Required Appraisal Loan, direct the Special Servicer to obtain and deliver to the Master Servicer and the Trustee an update of the appraisal previously obtained by the Special Servicer in connection with such Required Appraisal Loan for the purpose of determining the appropriate amount to be used in determining the Appraisal Reduction Amount.

     Notwithstanding the foregoing, if any Required Appraisal Loan as to which an Appraisal Reduction Amount has been established in accordance with the preceding paragraph becomes a Corrected Mortgage Loan, then the Appraisal Reduction Amount shall be deemed to be zero, subject to such Mortgage Loan again becoming subject to the appraisal requirement described above; provided, that, in the case of any Required Appraisal Loan that has been modified as described in the immediately preceding paragraph, the Appraisal Reduction Amount will be deemed to exist for so long as the terms of the modification are in effect.


REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     On each Distribution Date, based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee will be required to provide or make available on its website at www.globaltrustservices.com to (i) each holder of an Offered Certificate, (ii) the initial beneficial owners of the Offered Certificates and
(iii) subsequent beneficial owners of the Offered Certificates upon their request to the Trustee (x) a statement (a "Statement to Certificateholders"), providing various items of information relating to distributions made on such date with respect to the relevant Class and a statement, similar in content to the form of Annex C, setting forth the recent status of the Mortgage Pool based on information provided to it by the Master Servicer and the Special Servicer, and (y) certain additional information regarding the Mortgage Loans in the form of Annex D. Although the form of the Statement to Certificateholders may change at the discretion of the Trustee, the content will be consistent with the requirements of the Pooling and Servicing Agreement. For a more detailed discussion of the particular items of information to be provided in each Statement to Certificateholders, as well as a discussion of certain annual information reports to be furnished to persons who at any time during the prior calendar year were holders of the Offered Certificates, see

"DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders" in the Prospectus. It is anticipated that a portion of the Statement to Certificateholders may include certain operating information for the respective Mortgaged Properties. See "SERVICING OF THE MORTGAGE LOANS--Inspections; Collection of Operating Information" herein. Such information will generally be obtained from the related borrowers, and none of the Master Servicer, the Special Servicer nor the Trustee will have any responsibility therefor.

     The Trustee may make available each month, to any interested party, the Statement to Certificateholders via the Trustee's Internet Website or via facsimile upon request. The Trustee's website will be located at "www.globaltrustservices.com". The Trustee's electronic bulletin board may be accessed by calling (800) 204-2737 or (713) 216-2933 for loan level information, and interested parties may request such information by calling
(212) 946-3471. For assistance with regard to the above-mentioned services, investors may call (212) 946-3246.

     Except as described above, until such time as Definitive Offered Certificates are issued in respect of a Class of Offered Certificates, the foregoing information will be available to the related Certificate Owners only to the extent it is forwarded by or otherwise available through DTC and its Participants. The manner in which notices and other communications are conveyed by DTC to Participants, and by Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Trustee and the Depositor may recognize as owner of a Certificate the person in whose name the Certificate is registered on the books and records of the Trustee, as registrar in respect of the Certificates (in such capacity, the "Certificate Registrar").

     The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, for review by any Certificate Owner owning an interest in a Certificate or any person identified to the Trustee as a prospective transferee of such an interest, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Statement to Certificateholders delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered to the Trustee since the Closing Date as described under "DESCRIPTION OF THE POOLING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (d) all accountants' reports delivered to the Trustee since the Closing Date as described under "DESCRIPTION OF THE POOLING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (e) the most recent property inspection report prepared by or on behalf of the Special Servicer in respect of each Mortgaged Property and delivered to the Trustee, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Special Servicer and delivered to the Trustee, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer and delivered to the Trustee and (h) any and all officers' certificates and other evidence delivered to the Trustee to support the Master Servicer's (or the Trustee's) determination that any Advance was or, if made, would not be recoverable from related proceeds. Copies of any and all of the foregoing items will be available from the Trustee upon request; however, the Trustee will be permitted to require payment from the requesting party of a sum sufficient to cover the reasonable costs and expenses of providing such information to the Certificate Owners, including, without limitation, copy charges and reasonable fees for employee time and for space.

     The Trustee will make available, upon reasonable advance written notice and at the expense of the requesting party, copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee may require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a beneficial owner of any Class of Certificates, is requesting the information solely for use in evaluating such person's or entity's investment in such Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a prospective purchaser of any Class of Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential. Notwithstanding the foregoing, however, no Certificateholder, Certificate Owner or prospective purchaser will be required to keep confidential any information received from the Trustee as described above that has previously been filed with the Securities and Exchange Commission (the "SEC"), and the Trustee will not be required to obtain either of the confirmations referred to in the second preceding sentence in connection with providing any information that has previously been filed with the SEC.

     Upon written request of any Certificateholder of record made for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement, the Certificate Registrar will furnish such Certificateholder with a list of the other Certificateholders then of record at the requesting party's expense.

     The Master Servicer, the Special Servicer, the Trustee, the Depositor and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.


VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of those Classes. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1 and Class A-2 Certificates will be treated as one Class for determining the Controlling Class. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in the Prospectus.


TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate upon the final distribution to the Certificateholders, which shall follow the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto and
(ii) the purchase of all of the Mortgage Loans and all of the REO Properties remaining in the Trust Fund, if any, by the Majority Subordinate Certificateholder or, if not exercised by such person, the Depositor, the Master Servicer or the Special Servicer. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Majority Subordinate Certificateholder or, if not exercised by such person, the Depositor, Master Servicer or the Special Servicer of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (iii) if the purchaser is the Master Servicer or the Special Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer or the Special Servicer, under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Majority Subordinate Certificateholder, the Master Servicer, the Depositor or the Special Servicer to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1% of the Initial Pool Balance.

     The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable (as if such purchase price constituted Liquidation Proceeds) to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described herein under "--Distributions--Application of the Available Distribution Amount," except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class remaining outstanding.


THE TRUSTEE


     The Chase Manhattan Bank ("Chase") will act as Trustee pursuant to the Pooling and Servicing Agreement. Chase is a direct, wholly owned subsidiary of Chase Manhattan Corporation. Chase's principal office is located at 450 West 33rd Street, 15th Floor, New York, New York 10001, Attn.: Structured Finance Services-CMBS. Certificate transfer services are conducted at 450 West 33rd Street, 8th Floor, New York, New York 10001, Attn.: SFS Transfer Operations. See "DESCRIPTION OF THE POOLING AGREEMENTS--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus. As compensation for its services, the Trustee will be entitled to receive, from general funds on deposit in the Certificate Account, the Trustee Fee. The "Trustee Fee" for each Distribution Date will be equal to one-twelfth of the product of (a) the Trustee Fee Rate and (b) the aggregate of the Certificate Balances of the Sequential Pay Certificates immediately prior to such Distribution Date. The "Trustee Fee Rate" will be a per annum rate equal to 0.0045%.


     The Trustee will also have certain duties with respect to REMIC administration (in such capacity, the "REMIC Administrator"). See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs--Reporting and Other Administrative Matters" and "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor," "--Events of Default" and "--Rights Upon Event of Default" in the Prospectus.













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                                      S-78

                       YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on the price at which such Certificate is purchased by an investor and the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate, (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance or notional amount of the related Class, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or notional amount of the related Class and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the related Class.

     Rate and Timing of Principal Payment. The yield to holders of the Class IO Certificates will be extremely sensitive to, and the yield to holders of any other Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the Certificate Balance of such Certificates (or, in the case of the Class IO Certificates, in reduction of the notional amount of one or more of the Components thereof). As described herein, the Principal Distribution Amount for each Distribution Date will be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of the Class A-2 Certificates, the Class A-3 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. However, if the Class B Certificates are reduced to zero and the Senior Certificates remain outstanding, the Principal Distribution Amount on each Distribution Date will be made, pro rata, on the Class A-1, Class A-2 and Class A-3 Certificates. Any reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the related Component. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance or notional amount of each Class of Offered Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Offered Certificates (other than the Class IO Certificates) of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" herein and "DESCRIPTION OF THE POOLING AGREEMENTS--Realization Upon Defaulted Mortgage Loans" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure" in the Prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in turn are distributed or otherwise result in reduction of the Certificate Balance or notional amount of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Class IO Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance (or the notional amount of a Component) of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Investors in the Class IO Certificates should fully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of such investors to recoup their initial investments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates, to the extent of amounts otherwise distributable in respect of their Certificates, in reverse alphabetical order of their Class designations. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described herein, to the respective Classes of Sequential Pay Certificates (in reduction of the Certificate Balance of each such Class), in reverse alphabetical order of their Class designations. Any Realized Loss or Additional Trust Fund Expense allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount for the related Component. As more fully described herein under "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributable Certificate Interest," Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates on a pro rata basis.

     Strip Rates. The Strip Rates applicable to the Class A-1, Class A-2 and Class A-3 Components for each Distribution Date will equal the Weighted Average
Net Mortgage Rate for such Distribution Date minus     %,     % and     %
respectively (but not less than zero); the Strip Rates applicable to the Class B, Class C, Class D and Class E Components for each Distribution Date will
equal     %,     %,     % and     %, respectively; and the Strip Rates
applicable to the Class F, Class G, Class H, Class J and Class K Components for each Distribution Date will each equal the Weighted Average Net Mortgage Rate
for such Distribution Date minus     % (but not less than zero).

     Pass-Through Rates. Because (i) the Pass-Through Rate for the Class IO Certificates is equal to the weighted average of the Strip Rates of each of its Components and (ii) the Pass-Through Rates for the Class B, Class C, Class D and Class E Certificates are equal to the Weighted Average Net Mortgage Rate
minus    %,    %,    % and    %, respectively, the Pass-Through Rate for the
Class IO Certificates will be sensitive to changes in both the Weighted Average Net Mortgage Rate and the weighted average Pass-Through Rates, and the Pass-Through Rates for the Class B, Class C, Class D and Class E Certificates will be sensitive to changes in the Weighted Average Net Mortgage Rate.

     The weighted average Pass-Through Rate will fluctuate based on the relative sizes of the Certificate Balances of the Sequential Pay Certificates. The Weighted Average Net Mortgage Rate will fluctuate over the life of the Class IO, Class B, Class C, Class D and Class E Certificates as a result of scheduled amortization, voluntary prepayments and liquidations and repurchases of Mortgage Loans. If principal payments, including voluntary and involuntary Principal Prepayments, are made on a Mortgage Loan with a relatively high Net Mortgage Rate at a rate faster than the rate of principal payments on all of the Mortgage Loans as a whole, the Pass-Through Rates applicable to the Class IO, Class B, Class C, Class D and Class E Certificates will be adversely affected. Accordingly, the yield on each such Class of Certificates will be sensitive to changes in the outstanding principal balances of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, repurchases and liquidations of Mortgage Loans.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Lockout Periods, provisions requiring the payment of Prepayment Premiums and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, residential health care facility beds or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS--Certain Risk Factors associated with the Mortgage Loans" and "DESCRIPTION OF THE MORTGAGE POOL" herein and "YIELD AND MATURITY CONSIDERATIONS--Yield and Prepayment Considerations" in the Prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans may either be voluntarily prepaid or defeased at any time after the expiration of the applicable Lockout Period, subject, in most cases, to the payment of a Yield Maintenance Charge or Percentage Premium. A requirement that a prepayment be accompanied by a Prepayment Premium may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.


     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 14 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Application of the Available Distribution Amount" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

     Yield Sensitivity of the Class IO Certificates. The yield to maturity on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on the Mortgage Loans. Accordingly, investors in the Class IO Certificates should fully consider the associated risks, including the risk that a rapid rate of prepayment of the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. The allocation of a portion of collected Percentage Premiums or Yield Maintenance Charges to the Class IO Certificates is intended to reduce those risks; however, such allocation may be insufficient to offset fully the adverse effects on the yields on such Class of Certificates that the related prepayments may otherwise have.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of one or more mortgage loans. As used in the following table, the column headed "0%" assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity. The columns headed "5%" and "10%," respectively, assume that prepayments are made each month at those levels of CPR on each Mortgage Loan whether or not it is then in its Lockout Period, if any.

     The following table indicates the approximate pre-tax yields to maturity (on a corporate bond equivalent basis ("CBE")) on the Class IO Certificates for the specified CPRs. Such calculations are based on the following assumptions ("Table Assumptions"): (i) no prepayment restrictions apply, and each Mortgage Loan is assumed to prepay at the indicated level of CPR, with the CPR in each case being applied on the first day of each month to that portion of the scheduled principal amount of the Mortgage Loan that is outstanding, (ii) the initial Certificate Balances of the Sequential Pay Certificates and the Pass-Through Rates for the REMIC Regular Certificates are as described in the Summary hereof, (iii) there are no delinquencies or Additional Trust Fund Expenses, (iv) scheduled interest and principal payments on the Mortgage Loans are timely received, except as described above, and prepayments are made on the Mortgage Loans on their respective Due Dates (assumed in all cases to be the first day of each month) at the indicated levels of CPR set forth in the tables, (v) partial prepayments on the Mortgage Loans are permitted, but are assumed not to affect the amortization schedules, (vi) no Prepayment Premiums are collected, (vii) neither the Master Servicer nor the Depositor exercises its right of optional termination of the Trust Fund described herein, (viii) no Mortgage Loan is required to be purchased from the Trust Fund, (ix) there are no Prepayment Interest Shortfalls or Appraisal Reductions, (x) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in January 1999 and (xi) the assumed settlement date is December 21, 1998.




          PRE-TAX YIELD TO MATURITY (CBE) OF THE CLASS IO CERTIFICATES
-------------------------------------------------------------------------------
                                 BREAK-EVEN     PRE-TAX YIELD TO MATURITY AT
    ASSUMED PURCHASE PRICE         CPR% AT    ---------------------------------
 (INCLUDING ACCRUED INTEREST)    0% YIELD(A)   0% CPR     5% CPR      10% CPR
------------------------------  ------------  --------   --------   -----------
$                                    %           %          %            (  %)
$                                    %           %          %            (  %)
$                                    %           %          %            (  %)

----------
(A) The Break-Even CPR% is the approximate CPR% for each assumed purchase price where the pre-tax yield to maturity (CBE) is approximately 0%.


     The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flow to be paid on the Class IO Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed aggregate purchase price of the Class IO Certificates, which includes accrued interest, and by converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) on the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class IO Certificates (and consequently does not purport to reflect the return on any investment in the Class IO Certificates when such reinvestment rates are considered).

     The characteristics of the Mortgage Loans differ in substantial respects from those assumed in preparing the table above, and the table is presented for illustrative purposes only. In particular, none of the Mortgage Loans permit voluntary partial prepayments, and many of the Mortgage Loans are subject to Lockout Periods and/or Defeasance disregarded in preparing the table. Thus, neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate. In addition, there can be no assurance that the Mortgage Loans will prepay at any particular rate, that the actual pre-tax yields on the Class IO

Certificates will correspond to any of the pre-tax yields shown herein or that the aggregate purchase prices of the Class IO Certificates will be those assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Class IO Certificates.


WEIGHTED AVERAGE LIFE

     The weighted average life of any Class A-1, Class A-2, Class A-3, Class B, Class C, Class D or Class E Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate. Any delay in collection of a Balloon Payment due at the maturity of a Mortgage Loan or the repayment of the principal balance of a Mortgage Loan on its respective Anticipated Repayment Date will likely extend the weighted average life of the Class or Classes of Offered Certificates entitled to distributions in respect of principal as of the date such Balloon Payment was due or such Anticipated Repayment Date. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of the Class A-2 Certificates, the Class A-3 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case until the Certificate Balance of each such Class of Certificates is reduced to zero.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class IO Certificates) that would be outstanding after each of the dates shown under each of the designated scenarios (each, a "Scenario") and the corresponding weighted average life of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the assumptions described below. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and/or Class E Certificates may mature earlier or later than indicated by the tables. Accordingly, the Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions underlying any of the Scenarios. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     The tables set forth below were prepared on the basis of the relevant Table Assumptions, except that it was assumed that there are no prepayments on the Mortgage Loans other than in accordance with the designated Scenario. The Scenarios are as follows:

     Scenario (1): No Mortgage Loan prepays; that is, the CPR for the Mortgage Pool is 0%.

     Scenarios (2), (3), (4) and (5): No Mortgage Loan (including Mortgage Loans allowing Defeasance during the Lockout Period) prepays during a month in which a Lockout Period is in effect or in which prepayments on such Mortgage Loan are required to be accompanied by a Yield Maintenance Charge. All other Mortgage Loans prepay each month at the rate of 5% CPR in the case of Scenario
(2), 10% CPR in the case of Scenario (3), 15% in the case of Scenario (4) and 25% in the case of Scenario (5).

     Based on the above-referenced assumptions, the following six tables indicate the resulting weighted average lives of each Class of Offered Certificates (other than the Class IO Certificates) and sets forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown under each of the designated Scenarios. For purposes of the following tables, the weighted average life is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of such Certificate to the related Distribution Date, (ii) summing the results and
(iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES UNDER EACH DESIGNATED SCENARIO




                                                        0% CPR DURING LOCKOUT,
                                                       OR YLD. MAINT.-OTHERWISE
                                                           AT INDICATED CPR
                                          ---------------------------------------------------
                               (0% CPR)    (5% CPR)     (10% CPR)     (15% CPR)     (25% CPR)
     DISTRIBUTION DATE            1            2            3             4             5
---------------------------   ---------   ----------   -----------   -----------   ----------
Closing Date ..............      100          100          100           100           100
December 15, 1999 .........       94           94           94            94            94
December 15, 2000 .........       87           87           87            87            87
December 15, 2001 .........       80           80           80            80            80
December 15, 2002 .........       73           73           73            73            72
December 15, 2003 .........       63           62           61            60            57
December 15, 2004 .........       49           46           44            41            37
December 15, 2005 .........        9            8            7             6             4
December 15, 2006 (and
 thereafter) ..............        0            0            0             0             0
Weighted Average Life
 (in years) ...............       5.0          5.0          4.9           4.9           4.8

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES UNDER EACH DESIGNATED SCENARIO




                                                        0% CPR DURING LOCKOUT,
                                                       OR YLD. MAINT.-OTHERWISE
                                                           AT INDICATED CPR
                                          ---------------------------------------------------
                               (0% CPR)    (5% CPR)     (10% CPR)     (15% CPR)     (25% CPR)
     DISTRIBUTION DATE            1            2            3             4             5
---------------------------   ---------   ----------   -----------   -----------   ----------
Closing Date ..............      100          100          100           100           100
December 15, 1999 .........      100          100          100           100           100
December 15, 2000 .........      100          100          100           100           100
December 15, 2001 .........      100          100          100           100           100
December 15, 2002 .........      100          100          100           100           100
December 15, 2003 .........      100          100          100           100           100
December 15, 2004 .........      100          100          100           100           100
December 15, 2005 .........      100          100          100           100           100
December 15, 2006 .........       99           96           94            93            90
December 15, 2007 .........       55           52           49            46            42
December 15, 2008 (and
 thereafter) ..............        0            0            0             0             0
Weighted Average Life
 (in years) ...............       9.0          9.0          8.9           8.9           8.8

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES UNDER EACH DESIGNATED SCENARIO




                                                        0% CPR DURING LOCKOUT,
                                                       OR YLD. MAINT.-OTHERWISE
                                                           AT INDICATED CPR
                                          ---------------------------------------------------
                               (0% CPR)    (5% CPR)     (10% CPR)     (15% CPR)     (25% CPR)
     DISTRIBUTION DATE            1            2            3             4             5
---------------------------   ---------   ----------   -----------   -----------   ----------
Closing Date ..............      100          100          100           100           100
December 15, 1999 .........      100          100          100           100           100
December 15, 2000 .........      100          100          100           100           100
December 15, 2001 .........      100          100          100           100           100
December 15, 2002 .........      100          100          100           100           100
December 15, 2003 .........      100          100          100           100           100
December 15, 2004 .........      100          100          100           100           100
December 15, 2005 .........      100          100          100           100           100
December 15, 2006 .........      100          100          100           100           100
December 15, 2007 .........      100          100          100           100           100
December 15, 2008 ( and
 thereafter) ..............        0            0            0             0             0
Weighted Average Life
 (in years) ...............       9.7          9.7          9.7           9.7           9.7

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
              CLASS B CERTIFICATES UNDER EACH DESIGNATED SCENARIO




                                                        0% CPR DURING LOCKOUT,
                                                       OR YLD. MAINT.-OTHERWISE
                                                           AT INDICATED CPR
                                          ---------------------------------------------------
                               (0% CPR)    (5% CPR)     (10% CPR)     (15% CPR)     (25% CPR)
     DISTRIBUTION DATE            1            2            3             4             5
---------------------------   ---------   ----------   -----------   -----------   ----------
Closing Date ..............       100         100           100           100          100
December 15, 1999 .........       100         100           100           100          100
December 15, 2000 .........       100         100           100           100          100
December 15, 2001 .........       100         100           100           100          100
December 15, 2002 .........       100         100           100           100          100
December 15, 2003 .........       100         100           100           100          100
December 15, 2004 .........       100         100           100           100          100
December 15, 2005 .........       100         100           100           100          100
December 15, 2006 .........       100         100           100           100          100
December 15, 2007 .........       100         100           100           100          100
December 15, 2008 .........        30          30            30            30           30
December 15, 2009 (and
 thereafter) ..............         0           0             0             0            0
Weighted Average Life
 (in years) ...............       10.1        10.1          10.1          10.1         10.1

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
              CLASS C CERTIFICATES UNDER EACH DESIGNATED SCENARIO




                                                        0% CPR DURING LOCKOUT,
                                                       OR YLD. MAINT.-OTHERWISE
                                                           AT INDICATED CPR
                                          ---------------------------------------------------
                               (0% CPR)    (5% CPR)     (10% CPR)     (15% CPR)     (25% CPR)
     DISTRIBUTION DATE            1            2            3             4             5
---------------------------   ---------   ----------   -----------   -----------   ----------
Closing Date ..............       100         100           100           100          100
December 15, 1999 .........       100         100           100           100          100
December 15, 2000 .........       100         100           100           100          100
December 15, 2001 .........       100         100           100           100          100
December 15, 2002 .........       100         100           100           100          100
December 15, 2003 .........       100         100           100           100          100
December 15, 2004 .........       100         100           100           100          100
December 15, 2005 .........       100         100           100           100          100
December 15, 2006 .........       100         100           100           100          100
December 15, 2007 .........       100         100           100           100          100
December 15, 2008 .........       100         100           100           100          100
December 15, 2009 .........        62          62            62            62           62
December 15, 2010 .........        22          22            22            22           22
December 15, 2011 (and
 thereafter) ..............         0           0             0             0            0
Weighted Average Life
 (in years) ...............       11.5        11.5          11.5          11.5         11.5

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
              CLASS D CERTIFICATES UNDER EACH DESIGNATED SCENARIO




                                                        0% CPR DURING LOCKOUT,
                                                       OR YLD. MAINT.-OTHERWISE
                                                           AT INDICATED CPR
                                          ---------------------------------------------------
                               (0% CPR)    (5% CPR)     (10% CPR)     (15% CPR)     (25% CPR)
     DISTRIBUTION DATE            1            2            3             4             5
---------------------------   ---------   ----------   -----------   -----------   ----------
Closing Date ..............       100         100           100           100          100
December 15, 1999 .........       100         100           100           100          100
December 15, 2000 .........       100         100           100           100          100
December 15, 2001 .........       100         100           100           100          100
December 15, 2002 .........       100         100           100           100          100
December 15, 2003 .........       100         100           100           100          100
December 15, 2004 .........       100         100           100           100          100
December 15, 2005 .........       100         100           100           100          100
December 15, 2006 .........       100         100           100           100          100
December 15, 2007 .........       100         100           100           100          100
December 15, 2008 .........       100         100           100           100          100
December 15, 2009 .........       100         100           100           100          100
December 15, 2010 .........       100         100           100           100          100
December 15, 2011 .........        95          95            95            95           95
December 15, 2012 .........        78          76            74            71           66
December 15, 2013 (and
 thereafter) ..............         0           0             0             0            0
Weighted Average Life
 (in years) ...............       14.3        14.3          14.2          14.2         14.1

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
              CLASS E CERTIFICATES UNDER EACH DESIGNATED SCENARIO




                                                        0% CPR DURING LOCKOUT,
                                                       OR YLD. MAINT.-OTHERWISE
                                                           AT INDICATED CPR
                                          ---------------------------------------------------
                               (0% CPR)    (5% CPR)     (10% CPR)     (15% CPR)     (25% CPR)
     DISTRIBUTION DATE            1            2            3             4             5
---------------------------   ---------   ----------   -----------   -----------   ----------
Closing Date ..............       100         100           100           100          100
December 15, 1999 .........       100         100           100           100          100
December 15, 2000 .........       100         100           100           100          100
December 15, 2001 .........       100         100           100           100          100
December 15, 2002 .........       100         100           100           100          100
December 15, 2003 .........       100         100           100           100          100
December 15, 2004 .........       100         100           100           100          100
December 15, 2005 .........       100         100           100           100          100
December 15, 2006 .........       100         100           100           100          100
December 15, 2007 .........       100         100           100           100          100
December 15, 2008 .........       100         100           100           100          100
December 15, 2009 .........       100         100           100           100          100
December 15, 2010 .........       100         100           100           100          100
December 15, 2011 .........       100         100           100           100          100
December 15, 2012 .........       100         100           100           100          100
December 15, 2013 (and
 thereafter) ..............         0           0             0             0            0
Weighted Average Life
 (in years) ...............       14.7        14.7          14.7          14.7         14.7

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Offered Certificates, Willkie Farr & Gallagher, counsel to the Depositor, will deliver and file with the Commission its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes each portion of the Trust Fund designated in the Pooling and Servicing Agreement as a REMIC will qualify as a REMIC under the Code. The assets of one of such REMICs will generally consist of the Mortgage Loans (other than rights to any Additional Interest), any REO Properties acquired by the Trust Fund on behalf of the Certificateholders and the Certificate Account. For federal income tax purposes, the REMIC Regular Certificates (or, in the case of the Class IO Certificates, each Component thereof) will represent the "regular interests" in one of such REMICs and generally will be treated as debt instruments of such REMIC. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

     The               Certificates will not, and the
Certificates will, be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0%. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder (in particular, the holder of a Class IO Certificate), the amount of original issue discount allocable to such period would be zero and such Certificateholder would be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates. Although the matter is not free from doubt, a holder of a Class IO Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 through 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions.

     Prepayment Premiums actually collected will be distributed to the holders of the Offered Certificates as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a Prepayment Premium. It appears that Prepayment Premiums, if any, will be treated as ordinary income rather than capital gain. However, that is not entirely clear and Certificateholders should consult their own tax advisors concerning the treatment of Prepayment Premiums. For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.


                             ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

     The U.S. Department of Labor issued to Merrill Lynch an individual prohibited transaction exemption, Prohibited Transaction Exemption 90-29 (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Section 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 501(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, underwritten by an "underwriter," provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "underwriter" shall include (a) Merrill Lynch, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Merrill Lynch and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Senior Certificates.

     The Exemption sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Class A-1, Class A-2, Class A-3 and Class IO Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, such Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's, Duff & Phelps Credit Rating Co. ("DCR"), Moody's or Fitch IBCA, Inc. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of the Underwriter, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any sub-servicer, and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of such Certificates. Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     Because none of the Class A-1, Class A-2, Class A-3 and Class IO Certificates are subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Class A-1, Class A-2 and Class A-3 Certificates that they be rated not lower than "Aaa" by Moody's and "AAA" by Standard & Poor's and that the Class IO Certificates be rated not lower than "Aaa" by Moody's and "AAAr" by Standard & Poor's; thus, the third general condition set forth above is satisfied with respect to such Certificates as of the Closing Date. In addition, the fourth general condition set forth above is also satisfied as of the Closing Date. A fiduciary of a Plan contemplating purchasing any such Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating the purchase of any such Certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Standard & Poor's, DCR, Moody's or Fitch for at least one year prior to the Plan's acquisition of such Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificates. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of such Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, Trustee, Master Servicer, Special Servicer, sub-servicer or borrower is a "Party in Interest," as defined in the Prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of such Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between the Depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of such Plan's assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by such Plan and (3) the holding of such Certificates by such Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Pool. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Senior Certificates.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of the Senior Certificates. A purchaser of any such Certificate should be aware, however, that even if the conditions specified in one or more Exemptions are satisfied, the scope of relief provided by an Exemption may not cover all acts that may be considered prohibited transactions.


     Before purchasing any Senior Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. See "ERISA CONSIDERATIONS" in the Prospectus.


     The characteristics of the Class B, Class C, Class D and Class E Certificates do not meet the requirements of the Exemptions. Accordingly, Certificates of those Classes may not be acquired by a Plan, other than an insurance company general account, which may be able to rely on Section III of PTE 95-60 (discussed below).


     Section III of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust Fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase classes of Certificates (such as the Class B, Class C, Class D and Class E Certificates) which do not meet the requirements of the Exemption solely because they (i) are subordinated to other classes of Certificates in the Trust Fund and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from Standard & Poor's, Moody's, DCR or Fitch. All other conditions of the Exemption would have to be satisfied in order for PTE 95-60 to be available. Before purchasing Class B, Class C, Class D and Class E Certificates, an insurance company general account seeking to rely on Section III of PTE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.


     Insurance company general accounts purchasing any Class of Certificates may also be able to rely on relief from certain fiduciary provisions of ERISA provided under Section 401(c) of ERISA. Insurance companies seeking to rely on such relief should independently determine whether, and the extent to which, such relief is available.


                               LEGAL INVESTMENT


     None of the Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). As a result, the appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage related securities. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "LEGAL INVESTMENT" in the Prospectus.


     The Depositor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the Prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") between the Depositor and the Underwriter, the Depositor has agreed to sell to Merrill Lynch and Merrill Lynch has agreed to purchase 100% of the respective Certificate Balances of each Class of Offered Certificates.

     In the Underwriting Agreement, the Underwriter has generally agreed to purchase all of the Offered Certificates if any are purchased. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses
payable by the Depositor, will be approximately $      , which includes accrued
interest.

     Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriter that it, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, the Underwriter has no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "RISK FACTOR--Limited Liquidity for Offered Certificates".

     The Depositor has agreed to indemnify the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to the Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.


                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor and the Underwriter by Willkie Farr & Gallagher, New York, New York.


                                    RATINGS

     It is a condition of their issuance that the Class A-1, Class A-2 and Class A-3 Certificates be rated not lower than "AAA" by Standard & Poor's and "Aaa" by Moody's, that the Class IO Certificates be rated not lower than "AAAr" by Standard & Poor's and "Aaa" by Moody's, that the Class B Certificates be rated not lower than "AA" by Standard & Poor's and "Aa2" by Moody's, that the Class C Certificates be rated not lower than "A" by Standard and Poor's and "A2" by Moody's, that the Class D Certificates be rated not lower than "BBB" by Standard and Poor's and "Baa2" by Moody's and that the Class E Certificates be rated not lower than "BBB--" by Standard and Poor's and "Baa3" by Moody's.

     The ratings on the Offered Certificates address the likelihood of the timely receipt by holders thereof of distributions of interest and principal to which they are entitled and, except in the case of the Class IO Certificates, distributions of principal sufficient to reduce the Certificate Balance of each Class of Offered Certificates to zero by the Rated Final Distribution Date, which is the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. A security rating does not represent any assessment of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums, Additional Interest and the excess of default interest collected during the related Collection Period over the reimbursement to the Trustee, the Master Servicer or the Special Servicer for any unreimbursed Advances and interest accrued and payable on any unreimbursed Advances will be received. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class IO Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class IO Certificates consist only of interest. If the Mortgage Pool were to entirely prepay in the initial month, with the result that holders of the Class IO Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class IO Certificates. Accordingly, the ratings of the Class IO Certificates should be evaluated independently from similar ratings on other types of securities.


     Standard & Poor's assigns the additional symbol of "r" to highlight classes of securities that Standard & Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a class will exhibit no volatility or variability in total return.


     There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.


     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RISK FACTORS-- Limited Nature of Ratings on Certificates" in the Prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS




                                                        PAGE
                                                ------------
30/360 basis ................................           S-36
Accrued Certificate Interest ................           S-69
actual/360 basis ............................           S-36
Additional Interest .........................           S-37
Additional Trust Fund Expenses ..............           S-73
Adjusted Mortgage Rate ......................           S-37
Administrative Cost Rate ....................           S-42
Advance .....................................           S-74
Anticipated Repayment Date ..................           S-37
Appraisal Reduction Amount ..................           S-75
ARD Loans ...................................           S-37
Assumed Scheduled Payment ...................           S-70
Available Distribution Amount ...............           S-65
Balloon Loans ...............................           S-37
Balloon Payment .............................           S-37
Casualty or Condemnation Rights .............           S-40
CBE .........................................           S-82
Certificate Balance .........................           S-63
Certificate Owner ...........................           S-63
Certificate Registrar .......................           S-76
Certificateholders ..........................           S-65
Certificates ................................           S-62
Chase .......................................           S-78
Class .......................................           S-62
Code ........................................           S-51
Collection Period ...........................           S-64
Compensating Interest Payment ...............           S-57
Component ...................................     S-10, S-64
Controlling Class of Sequential Pay
Certificates ................................           S-55
Controlling Class Representative ............           S-55
Corrected Mortgage Loan .....................           S-56
Credit Lease ................................           S-27
Credit Lease Assignment .....................           S-40
Credit Lease Loans ..........................           S-27
Credit Lease Tenant .........................           S-27
Cross-Collateralized Loans ..................           S-33
Custodian ...................................           S-50
Cut-Off Date Balance ........................           S-36
Cut-Off Date DSCR ...........................           S-40
Cut-Off Date LTV ............................           S-41
DCR .........................................           S-89
Debt Service Coverage Ratio .................           S-40
Debt Service Coverage Ratios ................           S-40
Defeasance Collateral .......................     S-20, S-37
Definitive Offered Certificate ..............           S-63
Depositor ...................................            S-3
Determination Date ..........................           S-65
Discount Rate ...............................           S-71
Distributable Certificate Interest ..........    S-10, S-11,
                                                        S-69
Distribution Date ...........................           S-65

                                                        PAGE
                                                ------------
DSCR ........................................           S-40
DTC .........................................           S-62
DTC Services ................................           S-62
Due Dates ...................................           S-37
ERISA .......................................           S-89
Excluded Plan ...............................           S-90
Exemption ...................................           S-89
Fitch .......................................           S-89
Form 8-K ....................................           S-53
Fully Amortizing Loans ......................           S-37
Guarantor ...................................           S-27
Industry ....................................           S-62
Initial Pool Balance ........................           S-36
Initial Reserves at Closing .................           S-42
IRS .........................................           S-88
Loan per Sq ft, Unit, Pad, Room or
Bed .........................................           S-41
Lockout Period ..............................           S-37
Loss of Rents ...............................           S-40
Majority Subordinate Certificateholder ......           S-55
Master Servicer .............................           S-54
Master Servicing Fee ........................           S-56
Mortgage File ...............................           S-50
Mortgage Loan ...............................           S-36
Mortgage Loan Purchase Agreement ............           S-50
Mortgage Loan Seller ........................            S-8
Mortgage Loans ..............................           S-36
Mortgage Rate ...............................           S-42
Mortgaged Properties ........................           S-36
NAP .........................................           S-42
Net Aggregate Prepayment Interest
Shortfall ...................................           S-69
Net Cash Flow ...............................           S-40
Net Mortgage Rate ...........................     S-11, S-64
Nonrecoverable P&I Advance ..................           S-74
Occupancy Percentage ........................           S-42
Offered Certificates ........................           S-62
OID Regulations .............................           S-88
Participants ................................           S-63
Party in Interest ...........................           S-90
Pass-Through Rate ...........................           S-64
Percentage Premium ..........................           S-71
P&I Advance .................................           S-73
Plan ........................................           S-89
Pooling and Servicing Agreement .............           S-62
Prepayment Interest Excess ..................           S-57
Prepayment Interest Shortfall ...............           S-57
Prepayment Premium ..........................           S-71
Primary Term ................................           S-39
Principal Distribution Amount ...............     S-10, S-69
Principal Recovery Fee ......................           S-57
Private Certificates ........................           S-62

                                                    PAGE
                                             -----------
PTE 95-60 ................................          S-91
Purchase Price ...........................          S-50
Qualified Appraiser ......................          S-74
Qualified Substitute Mortgage Loan .......          S-51
Rate Differential ........................          S-71
Rating Agencies ..........................          S-16
Realized Losses ..........................          S-73
Reimbursement Rate .......................          S-74
Related Proceeds .........................          S-74
Remain Amort. Term .......................          S-40
Remaining Cash Flow ......................          S-37
REMIC ....................................          S-15
REMIC Administrator ......................          S-78
REMIC Regular Certificates ...............          S-62
REMIC Residual Certificates ..............          S-62
Rental Property ..........................          S-40
REO Extension ............................          S-60
REO Loan .................................          S-71
REO Property .............................          S-56
REO Tax ..................................          S-61
Repayment LTV ............................          S-41
Required Appraisal Date ..................          S-74
Required Appraisal Loan ..................          S-74
Restricted Group .........................          S-89
Scenario .................................          S-83
Scheduled Payment ........................          S-70
SEC ......................................          S-77
Securities Act ...........................          S-62


                                                    PAGE
                                             -----------
Senior Certificates ......................          S-72
Sequential Pay Certificates ..............          S-62
Servicing Fees ...........................          S-56
SMMEA ....................................          S-91
Special Servicer .........................          S-55
Special Servicing Fee ....................          S-57
Special Servicing Fee Rate ...............          S-57
Specially Serviced Mortgage Loans ........          S-56
Specially Serviced Trust Fund Assets .....          S-56
Stated Principal Balance .................    S-11, S-64
Stated Remaining Term ....................          S-42
Statement to Certificateholders ..........          S-75
Subordinate Certificates .................    S-22, S-71
Substitution Shortfall Amount ............          S-50
Systems ..................................          S-62
Table Assumptions ........................          S-82
Trust Fund ...............................          S-62
Trustee Fee ..............................          S-78
Trustee Fee Rate .........................          S-78
Underwriting Agreement ...................          S-92
Underwriting Reserves ....................          S-42
Voting Rights ............................          S-77
Weighted Average Net Mortgage Rate .......    S-11, S-64
Year 2000 problems .......................          S-62
Year Built ...............................          S-42
Yield Maintenance Charges ................          S-71
Zoning Laws ..............................          S-32

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







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







                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                    ANNEX A


   CONTROL
     NO.                    PROPERTY NAME                                         ADDRESS                        CITY         STATE
-----------------------------------------------------------------------------------------------------------------------------------
MLMI-003  1700 Broadway                                1700 Broadway                                         New York           NY
MLMI-135  Independence Green Apartments                36700 Grand River Avenue                              Farmington Hills   MI
MLMI-048  The Ansonia Commercial                       2109 Broadway                                         New York           NY
MLMI-064  Mercer Mall                                  3371 Brunswick Pike                                   Lawrence           NJ
MLMI-011  Bentworth Apartments                         11655 Briar Forest Drive                              Houston            TX
MLMI-102  Embassy Suites - Oklahoma City               1815 S. Meridian Avenue                               Oklahoma City      OK
MLMI-051  The Wic Building                             4700 Wissahickson Ave                                 Philadelphia       PA
MLMI-128  Quality Inn City Center                      154 West 600 South                                    Salt Lake City     UT
MLMI-050  The Shelton                                  5909 Luther Lane                                      Dallas             TX
MLMI-153  Holiday on the Bay                           Kettle Creek Road                                     Toms River         NJ
MLMI-041  Ramada Inn Airport                           76 Industrial Highway                                 Essington          PA
MLMI-043  Republic Beverage Building                   1010 Isuzu Parkway                                    Grand Prarie       TX
MLMI-001  1 Beach                                      1 Beach Street                                        San Francisco      CA
MLMI-004  2 Northpoint                                 2 Northpoint Street                                   San Francisco      CA
MLMI-034  Myrtle Cove Apartments                       9760 & 9860 Scyene Road                               Dallas             TX
MLMI-110  Station Plaza Shopping Center                13408 - 13450 Jefferson Davis Highway                 Woodbridge         VA
MLMI-031  Holcomb Woods Shopping Center                1570 Holcomb Bridge Road                              Roswell            GA
MLMI-117  Willowbrook Court Shopping Center            17776 Tomball Parkway                                 Houston            TX
MLMI-026  Federal Express Building                     528 West 34th Street                                  New York           NY
MLMI-005  3737 Hillcroft Apartments                    3737 Hillcroft                                        Houston            TX
MLMI-104  BJ's Wholesale Club                          2044 Red Lion Road                                    Philadelphia       PA
MLMI-134  Kenmore Estates                              18810 68th Avenue NE                                  Bothell            WA
MLMI-019  Corr-Pro (Mystic) Warehouse                  301 SW 27th Street                                    Renton             WA
MLMI-045  Sommerset Apartments                         830 S. Rancho Santa Fe Rd.                            San Marcos         CA
MLMI-152  Chateau Brickyard                            3080 South 1300 East                                  Salt Lake City     UT
MLMI-118  Waterbury Crossing                           425 Bank Street                                       Waterbury          CT
MLMI-068  Redwood Village Apartments                   253-349 Redwood Avenue                                Paterson           NJ
MLMI-023  Deerfield Apartments                         640 Windsor Avenue                                    Windsor            CT
MLMI-062  Cerritos Village                             19101-19151 Bloomfield Avenue & 12506-12544 South St. Cerritos           CA
MLMI-027  Foxmoor Apartments                           10843  N. Central Expwy.                              Dallas             TX
MLMI-012  Beverly-Brighton Shops                       362-370 N. Beverly Drive                              Beverly Hills      CA
MLMI-032  Kingsley Plaza Apartments                    444 S. Kingsley Drive                                 Los Angeles        CA
MLMI-133  Sammamish Ridge                              14820 Redmond Way                                     Redmond            WA
MLMI-007  6900 Lindbergh Blvd                          6900 Lindbergh Blvd and 3125 South 70th Street        Philadelphia       PA
MLMI-124  Fairfield Inn - Beaverton                    15583 N.W. Gateway Court                              Beaverton          OR
MLMI-042  Reeve - Wildcreek Apartments                 1511 Faro Drive                                       Austin             TX
MLMI-109  Quadrangle Square                            630 Skylark Road                                      Charleston         SC
MLMI-006  502 West Office Center                       502 West Office Center                                Fort Washington    PA
MLMI-115  Santa Monica Sav-On                          8491 West Santa Monica Boulevard                      West Hollywood     CA
MLMI-022  Deane Hill Apartments                        7700 Gleason Drive                                    Knoxville          TN
MLMI-101  2333 Walton Boulevard                        2333 Walton Boulevard                                 Auburn Hills       MI
MLMI-125  Courtyard by Marriott - Newburgh             One Govenor Drive                                     Newburgh           NY
MLMI-126  Albany Thruway Courtyard                     1455  Washington Avenue                               Albany             NY
MLMI-106  Crown Care Center                            3001 East Elm Street                                  Harrisonville      MO
MLMI-142  Aspen Shadows                                4025 Lake Mary Road                                   Flagstaff          AZ
MLMI-105  Country Club Care Center                     503 Regent Drive                                      Warrensburg        MO
MLMI-160  PetsMart, Inc.                               8210 Plaza Drive                                      West Madison       WI
MLMI-013  Bishops Landing Apartments                   333 East Brooks Street                                Norman             OK
MLMI-067  Phelan Village Shopping Center               4013-4083 Phelan Road                                 Phelan             CA
MLMI-144  AAAABCO Gibson Mini Storage                  975 Suffelbeam                                        Henderson          NV
MLMI-020  Crosspointe Vista Apartments                 620 Comstock Street                                   Seattle            WA
MLMI-033  MeadowCrest Apartments                       9525 Lorene Lane                                      San Antonio        TX
MLMI-040  Quarters Apartments                          6415 Melody Lane                                      Dallas             TX
MLMI-161  Heilig Meyers                                1406 E. 53rd Street                                   Anderson           IN
MLMI-164  Kings Court Shopping Center                  9530 Philadelphia Road                                Rossville          MD
MLMI-120  Office Max                                   5895 Katella Ave.                                     Cypress            CA
MLMI-065  Springfield Apartments                       1000 E. Lindsey Street                                Norman             OK
MLMI-018  Clarendon Apartments                         1214 Crown Point                                      Norman             OK
MLMI-035  O'Neill Industrial Center                    1210 Stanbridge Street                                Norristown         PA
MLMI-056  Willowbrook Apartments                       14095 S. W. Walker Road                               Beaverton          OR
MLMI-127  Fairfield Inn - Henrietta                    4695 West Henrietta Road                              Henrietta          NY
MLMI-114  Oak Lawn Promenade                           6310-6356 West 95th Street                            Oak Lawn           IL
MLMI-008  Alexander House Apartments                   6060 Gulfton                                          Houston            TX
MLMI-049  The Atrium Cellini Apartments                6303 Gulfton Drive                                    Houston            TX
MLMI-057  Wilshire Village Shopping Center             6102 E. Mockingbird Lane                              Dallas             TX
MLMI-096  Pine Valley Court (Colony Greene) Apartments 116 Blackwood Clementon Rd                            Clementon          NJ
MLMI-052  Tiffany Apartments                           9600 McCombs Street                                   El Paso            TX
MLMI-060  Woodhollow Apartments                        480 Highway 332                                       Lake Jackson       TX
MLMI-058  Windsor Court Apartments                     219 S. 156th Street                                   Burien             WA
MLMI-017  City Villas                                  837 16th Street                                       San Diego          CA
MLMI-029  Hartford Apartments                          4301 Hartford Drive                                   Dallas             TX
MLMI-036  Pep Boys Plaza                               511-581 N. Main Steet                                 Corona             CA
MLMI-010  Bassett Furniture                            1915 S. Stemmons Freeway                              Lewisville         TX
MLMI-061  332 East 95th Street                         332 East 95th Street                                  New York           NY
MLMI-116  Seneca Park Plaza Shopping Center            13501-13541 Clopper Road                              Germantown         MD
MLMI-066  Orleans East Apartments                      1541 East Larned Street                               Detroit            MI
MLMI-107  1401 Morehead St. - Coca Cola                1401 W. Morehead St                                   Charlotte          NC
MLMI-111  Shenandoah Square Shopping Center            932-958 Edwards Ferry Road                            Leesburg           VA
MLMI-047  Tara Hall Apartments                         1601-1717 College Street                              Houston            TX
MLMI-141  Chapelcroft                                  9629 Buselton Avenue                                  Philadelphia       PA
MLMI-002  124 West 34th Street                         124 West 34th Street                                  New York           NY
MLMI-140  Colonial House                               818 2nd Street, PL NE                                 Hickory            NC
MLMI-097  Doheny Drive Apartments                      215-217 South Doheny Drive                            Beverly Hills      CA
MLMI-092  11660 Chenault Avenue                        11660 Chenault Avenue                                 Los Angeles        CA
MLMI-015  Charleston Apartments                        2073 West Lindsay Street                              Norman             OK
MLMI-098  Hacienda de Camarillo                        831 Paseo Camarillo                                   Camarillo          CA

MLMI-059  Wong Family Trust Apartments                 1102-1106 W. St. Georges Ave                          Linden             NJ
MLMI-016  Childs Instant Homes                         861 East Butler Ave                                   Doylestown         PA
MLMI-009  Arlington Park I                             3121 East Park Row Drive                              Arlington          TX
MLMI-139  Walkers Ridge                                Nifong Blvd. @ Old Mill Creek Road                    Columbia           MO
MLMI-108  Beacon Square                                140-169 West 6th Street                               San Pedro          CA

MLMI-021  Crown Gardens Apartments                     7001 Hillcroft                                        Houston            TX
MLMI-143  Antelope Manor Apartments                    7764 Poplar Avenue                                    Citrus Heights     CA
MLMI-028  Gazebo Inn                                   2424 West Highway 76                                  Branson            MO
MLMI-162  Rite Aid                                     1109 Benns Church Blvd.                               Smithfield         VA
MLMI-054  Village Square Apartments                    2612 Throckmorton Drive                               Dallas             TX
MLMI-024  East 61st Street Brownstone                  156 East 61st Street                                  New York           NY
MLMI-025  Eastgate Apartments                          847 Dryden Road                                       Dryden             NY

MLMI-099a Peachtree Apts                               211 College Street                                    Florence           MS
MLMI-099b Willow Lake Apartments                       106 Briarhill Road                                    Florence           MS
----------------------------------------------------------------------------------------------------------------------------------
MLMI-099  Aggregate Loan Level Info. (2 Properties)

MLMI-146  49er Mini Storage                            527 Truck Street                                      Placerville        CA
MLMI-053  Village at Brookside Apartments              1404 East 41st Street                                 Tulsa              OK
MLMI-086  Rainbow Center                               2051 S. Rainbow Blvd.                                 Las Vegas          NV
MLMI-073  12460 Gladstone                              12460 Gladstone                                       Sylmar             CA
MLMI-119  The LeConte Building                         10966 Le Conte Ave                                    Los Angeles        CA
MLMI-055  Westcliff Apartments                         1404 Moore Avenue                                     Portland           TX
MLMI-038  Pippin-Good Samaritan Center                 2475 West Galbraith Road                              Cincinnati         OH
MLMI-039  Pond Plaza                                   1160 Post Road                                        Warwick            RI
MLMI-163  Heilig Meyers                                3521 Park Plaza Road                                  Paducah            KY
MLMI-044  Royal Knight Apartments                      2610 Knight Street                                    Dallas             TX
MLMI-100  Hastings Entertainment                       1630 Rio Rancho Blvd.                                 Rio Rancho         NM
MLMI-081  Gabela Partners                              26860 Jefferson Avenue                                Murrietta          CA
MLMI-037  Peppertree Apartments                        1850 Pepper Valley Lane                               El Cajon           CA
MLMI-093  1346 Pine Street                             1346 Pine Street                                      San Francisco      CA
MLMI-095  2790 Pine Street                             2790 Pine Street                                      San Francisco      CA
MLMI-046  Super 8 Rockwall                             1130 E 1-30                                           Rockwall           TX
MLMI-014  Cedar Village Mobile Home Park               County Routes 224 & 214                               Lincoln            DE
MLMI-091  11307 Morrison                               11307 Morrison Street                                 North Hollywood    CA
MLMI-094  1850 Williams Street                         1850 Williams Street                                  Simi Valley        CA
MLMI-089  Spring Valley Plaza                          1551 E.Spring Valley Rd                               Richardson         TX
MLMI-083  Marie Cook Trustee                           2398 Railroad Street                                  Corona             CA
MLMI-030  Heritage Apartments                          2522-2532 Columbia Avenue                             Swissvale          PA
MLMI-071  Woodsdale Apartments                         100 Eastland Drive                                    Woodruff           SC
MLMI-070  Sundown Apartments                           Cecil Lane                                            Montgomery         AL
MLMI-080  Clifford Family Trust                        501 E. Holt Ave                                       Pomona             CA
MLMI-082  Hotton                                       1528-1532 Locust Street                               Walnut Creek       CA
MLMI-087  Rita A. Quam Family Trust                    3065-3069 Sheridan Street                             Las Vegas          NV
MLMI-078  BHB Properties LLC                           865 West Avenue I                                     Lancaster          CA
MLMI-074  2019 North Main Street                       2019 North Main Street                                Royal Oak          MI
MLMI-085  Patio World                                  23855 Hawthorne Blvd                                  Torrance           CA
MLMI-077  Balboa Plaza                                 16844 Sherman  Way                                    Van Nuys           CA
MLMI-079  Cherry Hills Apartments                      1536 E 3rd Street                                     Newberg            OR
MLMI-076  Ashikita                                     1331 7th Street                                       Santa Monica       CA
MLMI-084  Parkside Plaza, LLC                          6683-6687 Bells Ferry Road                            Woodstock          GA
MLMI-088  Rivard                                       3890 E. Craig Road                                    Las Vegas          NV
MLMI-072  11707 Otsego Street                          11707 Otsego Street                                   Los Angeles        CA
MLMI-112  Holt and Eleanor Center                      416 East Holt Avenue                                  Pomona             CA
MLMI-090  Stuart Sackley                               909 N. Aviation Blvd                                  Manhattan Beach    CA
MLMI-069  Argonne Avenue Apts                          711 Argonne Avenue                                    Atlanta            GA
MLMI-075  8245 Florin Road                             8245 Florin Road                                      Sacramento         CA

                                                    CUT-OFF                        CUMULATIVE % OF
   ZIP                             ORIGINAL           DATE      % OF INITIAL        INITIAL POOL             BORROWER
  CODE    PROPERTY TYPE             BALANCE         BALANCE     POOL BALANCE           BALANCE              AFFILIATED
-----------------------------------------------------------------------------------------------------------------------------
  10019   Office                $60,000,000       $59,845,380       9.37%               9.37%
  48335   Multifamily            35,000,000        34,890,416       5.47%              14.84%
  10023   Retail                 29,000,000        28,781,905       4.51%              19.35%
  08648   Retail                 24,000,000        23,979,568       3.76%              23.10%
  77077   Multifamily            18,030,000        17,878,407       2.80%              25.90%
  73108   Hospitality            17,250,000        17,214,166       2.70%              28.60%
  19129   Industrial             15,550,000        15,514,008       2.43%              31.03%
  84101   Hospitality            13,700,000        13,683,354       2.14%              33.17%
  75225   Multifamily            13,600,000        13,509,337       2.12%              35.29%
  08753   Multifamily            12,000,000        12,000,000       1.88%              37.17%
  19029   Hospitality            10,750,000        10,735,275       1.68%              38.85%
  75050   Industrial             10,680,000        10,658,301       1.67%              40.52%
  94133   Office                 10,500,000        10,480,964       1.64%              42.16%                MLMI-004
  94133   Office                 10,500,000        10,480,964       1.64%              43.80%                MLMI-001
  75227   Multifamily             9,520,000         9,452,864       1.48%              45.29%
  22191   Retail                  9,200,000         9,186,673       1.44%              46.72%
  30076   Retail                  8,175,000         8,157,432       1.28%              48.00%
  77064   Retail                  8,000,000         7,988,270       1.25%              49.25%
  10001   Industrial              7,999,000         7,948,040       1.24%              50.50%
  77057   Multifamily             7,650,000         7,574,170       1.19%              51.68%
  19115   Retail                  7,200,000         7,189,570       1.13%              52.81%
  98011   Multifamily             6,800,000         6,765,511       1.06%              53.87%
  98055   Industrial              6,500,000         6,455,558       1.01%              54.88%
  92069   Multifamily             6,400,000         6,369,214       1.00%              55.88%
  84106   Healthcare              6,300,000         6,295,086       0.99%              56.87%
  06708   Retail                  6,300,000         6,277,956       0.98%              57.85%
  07055   Multifamily             6,200,000         6,191,946       0.97%              58.82%
  06095   Multifamily             6,000,000         5,980,327       0.94%              59.76%
  90703   Retail                  5,625,000         5,617,946       0.88%              60.64%
  75231   Multifamily             5,650,000         5,607,996       0.88%              61.51%
  90210   Retail                  5,320,000         5,311,134       0.83%              62.35%
  90020   Multifamily             5,100,000         5,063,421       0.79%              63.14%
  98052   Multifamily             5,000,000         5,000,000       0.78%              63.92%
  19142   Industrial              5,000,000         4,982,001       0.78%              64.70%
  97005   Hospitality             4,900,000         4,894,635       0.77%              65.47%
  78741   Multifamily             4,900,000         4,860,272       0.76%              66.23%
  29202   Retail                  4,860,000         4,848,614       0.76%              66.99%
  19034   Office                  4,850,000         4,839,004       0.76%              67.75%
  90036   Retail                  4,850,000         4,831,809       0.76%              68.50%                MLMI-112
  37830   Multifamily             4,850,000         4,830,724       0.76%              69.26%
  48326   Industrial              4,680,000         4,659,887       0.73%              69.99%
  12550   Hospitality             4,625,000         4,619,728       0.72%              70.72%           MLMI-127; MLMI-126
  12206   Hospitality             4,525,000         4,519,842       0.71%              71.42%           MLMI-127; MLMI-125
  64701   Healthcare              4,125,000         4,102,798       0.64%              72.07%                MLMI-105
  86001   Multifamily             4,000,000         3,991,293       0.63%              72.69%
  64093   Healthcare              3,875,000         3,854,143       0.60%              73.29%                MLMI-106
  53719   CTL                     3,751,130         3,737,476       0.59%              73.88%           MLMI-161; MLMI-163
  73069   Multifamily             3,700,000         3,682,407       0.58%              74.46%           MLMI-015; MLMI-018
  92371   Retail                  3,625,000         3,621,867       0.57%              75.02%
  89014   Mini Storage            3,600,000         3,587,622       0.56%              75.59%
  98109   Multifamily             3,600,000         3,567,480       0.56%              76.15%
  78216   Multifamily             3,500,000         3,472,281       0.54%              76.69%
  75231   Multifamily             3,337,500         3,329,451       0.52%              77.21%
  46013   CTL                     3,217,226         3,204,462       0.50%              77.71%           MLMI-160; MLMI-163
  21237   Retail                  3,100,000         3,090,856       0.48%              78.20%
  90630   Retail                  3,015,000         3,010,956       0.47%              78.67%
  73071   Multifamily             3,000,000         2,997,102       0.47%              79.14%
  73069   Multifamily             2,943,750         2,929,753       0.46%              79.60%           MLMI-013; MLMI-015
  19401   Industrial              2,900,000         2,895,585       0.45%              80.05%
  97005   Multifamily             2,900,000         2,889,197       0.45%              80.50%
  14467   Hospitality             2,850,000         2,846,751       0.45%              80.95%           MLMI-125; MLMI-126
  60453   Retail                  2,790,000         2,786,199       0.44%              81.39%
  77081   Multifamily             2,800,000         2,776,994       0.43%              81.82%
  77081   Multifamily             2,720,000         2,702,445       0.42%              82.24%
  75214   Retail                  2,605,000         2,589,399       0.41%              82.65%
  08021   Multifamily             2,600,000         2,581,590       0.40%              83.05%
  79924   Multifamily             2,550,000         2,535,861       0.40%              83.45%
  77566   Multifamily             2,530,000         2,512,045       0.39%              83.84%
  98148   Multifamily             2,500,000         2,497,769       0.39%              84.24%
  92101   Multifamily             2,500,000         2,495,307       0.39%              84.63%                MLMI-037
  75219   Multifamily             2,500,000         2,484,318       0.39%              85.02%           MLMI-044; MLMI-054
  91720   Retail                  2,400,000         2,391,401       0.37%              85.39%
  75067   Retail                  2,400,000         2,391,060       0.37%              85.76%
  10128   Multifamily             2,350,000         2,347,999       0.37%              86.13%
  20874   Retail                  2,350,000         2,341,734       0.37%              86.50%
  48207   Multifamily             2,300,000         2,297,915       0.36%              86.86%
  28208   Office                  2,300,000         2,295,108       0.36%              87.22%
  20176   Retail                  2,272,000         2,264,133       0.35%              87.57%
  77057   Multifamily             2,264,000         2,252,315       0.35%              87.93%
  19115   Multifamily             2,225,000         2,221,969       0.35%              88.27%
  10001   Retail                  2,200,000         2,192,712       0.34%              88.62%
  28601   Multifamily             2,100,000         2,092,588       0.33%              88.95%
  90211   Multifamily             2,100,000         2,086,311       0.33%              89.27%
  90049   Multifamily             2,050,000         2,042,949       0.32%              89.59%
  73069   Multifamily             2,051,200         2,041,447       0.32%              89.91%           MLMI-013; MLMI-018
  93010   Multifamily             2,050,000         2,040,496       0.32%              90.23%
  07036   Multifamily             2,000,000         1,992,973       0.31%              90.54%
  18901   Mobile Home Park        2,000,000         1,992,560       0.31%              90.86%
  76010   Multifamily             2,000,000         1,990,112       0.31%              91.17%
  65205   Multifamily             2,000,000         1,988,791       0.31%              91.48%
  90731   Office                  1,920,000         1,915,087       0.30%              91.78%

  77057   Multifamily             1,886,000         1,860,740       0.29%              92.07%
  95610   Multifamily             1,830,000         1,825,736       0.29%              92.36%
  65616   Hospitality             1,800,000         1,789,201       0.28%              92.64%
  23430   CTL                     1,745,000         1,738,278       0.27%              92.91%
  75219   Multifamily             1,700,000         1,689,183       0.26%              93.17%           MLMI-044; MLMI-029
  10021   Multifamily             1,699,900         1,680,709       0.26%              93.44%
  14850   Multifamily             1,650,000         1,648,535       0.26%              93.70%

  39073   Multifamily               750,750           745,775
  39073   Multifamily               899,250           894,930
-----------------------------------------------------------------------------------------------------------------------------
                                  1,650,000         1,640,704       0.26%              93.95%

  95667   Mini Storage            1,574,000         1,568,913       0.25%              94.20%
  74105   Multifamily             1,500,000         1,485,635       0.23%              94.43%
  89102   Retail                  1,500,000         1,474,921       0.23%              94.66%
  91342   Industrial              1,480,000         1,471,868       0.23%              94.89%
  90024   Retail                  1,475,000         1,469,973       0.23%              95.12%
  78374   Multifamily             1,440,000         1,431,187       0.22%              95.35%
  45239   Mixed Use               1,440,000         1,428,498       0.22%              95.57%
  02888   Retail                  1,430,000         1,420,966       0.22%              95.79%
  42001   CTL                     1,415,580         1,409,963       0.22%              96.01%           MLMI-161; MLMI-160
  75219   Multifamily             1,352,000         1,348,604       0.21%              96.22%           MLMI-029; MLMI-054
  87124   Retail                  1,350,000         1,348,157       0.21%              96.44%
  92590   Industrial              1,260,000         1,255,096       0.20%              96.63%
  92021   Multifamily             1,230,000         1,226,935       0.19%              96.82%                MLMI-017
  94109   Multifamily             1,200,000         1,196,503       0.19%              97.01%                MLMI-095
  94109   Multifamily             1,200,000         1,196,503       0.19%              97.20%                MLMI-093
  75087   Hospitality             1,200,000         1,193,656       0.19%              97.39%
  19960   Mobile Home Park        1,170,000         1,165,188       0.18%              97.57%
  91601   Multifamily             1,124,000         1,116,673       0.17%              97.74%
  93065   Multifamily             1,064,000         1,057,001       0.17%              97.91%
  75080   Retail                    911,250           906,992       0.14%              98.05%
  91720   Industrial                900,000           894,454       0.14%              98.19%
  15218   Multifamily               840,000           830,421       0.13%              98.32%
  29388   Multifamily               825,000           821,462       0.13%              98.45%
  36109   Multifamily               810,000           806,453       0.13%              98.58%
  91767   Retail                    780,000           775,194       0.12%              98.70%
  94596   Retail                    775,000           772,431       0.12%              98.82%
  89102   Industrial                740,000           736,289       0.12%              98.93%
  93534   Retail                    735,000           732,139       0.11%              99.05%
  48073   Multifamily               705,000           702,480       0.11%              99.16%
  90505   Retail                    700,000           695,766       0.11%              99.27%                MLMI-090
  91406   Retail                    625,000           622,567       0.10%              99.37%
  97132   Multifamily               595,000           593,125       0.09%              99.46%
  90401   Retail                    575,000           573,045       0.09%              99.55%
  30189   Mixed Use                 563,500           560,569       0.09%              99.64%
  89030   Industrial                540,000           535,602       0.08%              99.72%
  91607   Multifamily               480,000           477,428       0.07%              99.80%
  91767   Retail                    430,000           423,510       0.07%              99.86%                MLMI-115
  90266   Retail                    378,000           376,809       0.06%              99.92%                MLMI-085
  30308   Multifamily               270,000           269,388       0.04%              99.96%
  95828   Mixed Use                 240,000           238,421       0.04%              100.00%

                                                                                            STATED     ORIG       REM
                                                                                   ORIG       REM      AMORT     AMORT
                          INTEREST ACCRUAL      MORTGAGE      ADMINISTRATIVE       TERM      TERM      TERM       TERM
        CROSSED                METHOD             RATE           COST RATE        (MOS.)    (MOS.)    (MOS.)     (MOS.)
--------------------------------------------------------------------------------------------------------------------------
                             Actual/360          6.810%           0.1095%          180        177       360       357
                             Actual/360           6.700           0.1095           120        116       360       356
                             Actual/360           6.790           0.1095            84        75        360       351
                             Actual/360           7.250           0.1095           120        119       360       359
                             Actual/360           7.538           0.1095           120        107       360       347
                             Actual/360           7.500           0.1095           120        118       300       298
                             Actual/360           7.250           0.1095           120        118       300       298
                             Actual/360           7.100           0.1095           120        119       300       299
                             Actual/360           6.850           0.1095           120        112       360       352
                             Actual/360           6.850           0.1095           180        180       360       360
                             Actual/360           6.625           0.1095           120        119       300       299
                               30/360             6.530           0.1295           240        239       240       239
                               30/360             6.500           0.1095           132        130       360       358
                               30/360             6.500           0.1095           132        130       360       358
                               30/360             6.730           0.0995           120        112       360       352
                             Actual/360           7.000           0.1095           120        118       360       358
                             Actual/360           7.320           0.1095           240        238       300       298
                             Actual/360           6.950           0.1095           120        118       360       358
                             Actual/360           6.780           0.1295           180        178       180       178
                             Actual/360           7.544           0.1095            84        70        360       346
                             Actual/360           7.000           0.1095           180        178       360       358
                             Actual/360           6.980           0.1095            84        77        360       353
                             Actual/360           7.250           0.1095           120        111       360       351
                             Actual/360           7.010           0.1095           180        174       360       354
                             Actual/360           7.250           0.1095           120        119       360       359
                             Actual/360           7.050           0.1095           120        117       300       297
                             Actual/360           7.000           0.1295           120        119       300       299
                             Actual/360           6.870           0.1095           120        116       360       356
                             Actual/360           7.250           0.1095           120        119       300       299
                             Actual/360           7.180           0.1295           240        236       240       236
                             Actual/360           6.760           0.1095           144        142       360       358
                             Actual/360           7.020           0.1095           120        111       360       351
                             Actual/360           6.890           0.1095           120        116       IO         IO
                             Actual/360           7.220           0.1095           120        117       300       297
                             Actual/360           7.750           0.1095           120        119       300       299
                             Actual/360           7.125           0.1095           120        112       324       316
                             Actual/360           6.875           0.1095           120        117       360       357
                             Actual/360           7.375           0.1295           144        142       300       298
                             Actual/360           7.175           0.1095           288        285       288       285
                             Actual/360           6.920           0.1095           120        115       360       355
                             Actual/360           7.510           0.1095           180        177       264       261
  MLMI-127; MLMI-126         Actual/360           7.500           0.1095           120        119       300       299
  MLMI-127; MLMI-125         Actual/360           7.500           0.1095           120        119       300       299
       MLMI-105              Actual/360           7.300           0.1095           240        237       240       237
                             Actual/360           7.200           0.1095           120        117       360       357
       MLMI-106              Actual/360           7.300           0.1095           240        237       240       237
                               30/360             8.580           0.1095           120        114       360       354
                             Actual/360           7.125           0.1295           180        176       300       296
                             Actual/360           7.160           0.1095           120        119       360       359
                             Actual/360           7.150           0.1095           120        117       300       297
                             Actual/360           7.130           0.0995            84        73        360       349
                             Actual/360           7.390           0.1095           180        170       360       350
                             Actual/360           7.000           0.1295           120        118       300       298
                               30/360             7.420           0.1095           156        152       322       318
                             Actual/360           6.950           0.1095           120        116       360       356
                             Actual/360           7.313           0.1095           178        176       360       358
                             Actual/360           6.500           0.1295           180        179       360       359
                             Actual/360           7.125           0.1295           180        176       300       296
                             Actual/360           7.200           0.1095           120        118       360       358
                             Actual/360           7.000           0.1095           300        297       300       297
  MLMI-125; MLMI-126         Actual/360           7.500           0.1095           120        119       300       299
                             Actual/360           7.250           0.1095           120        118       360       358
                             Actual/360           7.050           0.0995           120        112       324       316
                             Actual/360           7.010           0.0995           120        112       360       352
                             Actual/360           7.000           0.0995           120        115       300       295
                               30/360             8.375           0.1095           120        109       360       349
                             Actual/360           7.000           0.1095           120        113       360       353
                             Actual/360           7.210           0.1095           120        110       360       350
                             Actual/360           6.970           0.0995           120        119       360       359
                             Actual/360           6.170           0.1295           120        118       360       358
                             Actual/360           7.150           0.1295           120        112       360       352
                             Actual/360           7.250           0.1295            84        81        300       297
                             Actual/360           7.000           0.1095           120        117       300       297
                             Actual/360           7.250           0.1295           120        119       360       359
                             Actual/360           7.020           0.1095           120        117       300       297
                             Actual/360           6.875           0.1295           120        119       360       359
                             Actual/360           7.375           0.1095           120        118       300       298
                             Actual/360           7.110           0.1095           120        117       300       297
                             Actual/360           7.340           0.0995           120        113       360       353
                             Actual/360           7.250           0.1095           180        178       360       358
                             Actual/360           7.750           0.1295           120        117       300       297
                             Actual/360           7.000           0.1095           180        177       300       297
                               30/360             7.750           0.1095           120        111       360       351
                               30/360             6.800           0.1095           120        116       360       356
                             Actual/360           7.125           0.1295           180        176       300       296
                               30/360             7.375           0.1095           120        114       360       354
                             Actual/360           7.375           0.1295           180        177       300       297
                             Actual/360           7.125           0.1295           240        238       240       238
                             Actual/360           6.875           0.1295           120        114       360       354
                             Actual/360           6.990           0.1095           240        237       240       237
                             Actual/360           7.500           0.1095           120        117       330       327
                             Actual/360           7.647           0.1095           120        107       300       287
                             Actual/360           6.900           0.1095           120        117       360       357
                             Actual/360           7.375           0.1095           120        116       264       260
                               30/360             6.875           0.1095           240        237       298       295
                             Actual/360           7.080           0.1295           120        112       360       352
                               30/360             8.000           0.1095           120        104       360       344
                             Actual/360           7.000           0.1295           240        239       360       359



--------------------------------------------------------------------------------------------------------------------------
                               30/360             7.875           0.1095           120        112       360       352

                             Actual/360           7.500           0.1095           120        117       300       297
                             Actual/360           7.160           0.1095            84        76        300       292
                               30/360             8.375           0.1095           120        110       240       230
                               30/360             8.000           0.1095            60        52        360       352
                             Actual/360           7.200           0.1095           120        117       300       297
                             Actual/360           6.870           0.0995           120        115       300       295
                               30/360             7.770           0.1095           120        109       360       349
                             Actual/360           6.875           0.1295           180        178       180       178
                               30/360             7.420           0.1095           156        152       322       318
                             Actual/360           6.750           0.1295           120        118       300       298
                             Actual/360           6.650           0.1095           120        119       300       299
                               30/360             8.250           0.1095           120        114       360       354
                             Actual/360           6.800           0.1295           120        118       300       298
                             Actual/360           7.000           0.1095           120        116       360       356
                             Actual/360           7.000           0.1095           120        116       360       356
                             Actual/360           7.740           0.1295           240        237       240       237
                             Actual/360           8.000           0.1295            84        80        300       296
                               30/360             7.750           0.1095           120        111       360       351
                               30/360             8.250           0.1095           120        110       360       350
                               30/360             8.125           0.1095            60        53        360       353
                               30/360             8.250           0.1095           120        114       300       294
                               30/360             8.580           0.1095           120        102       360       342
                             Actual/360           7.750           0.1095           120        116       300       296
                             Actual/360           7.625           0.1095           180        176       300       296
                               30/360             8.250           0.1095           120        114       300       294
                               30/360             8.125           0.1095           120        115       360       355
                               30/360             8.375           0.1095           120        115       300       295
                               30/360             8.250           0.1095           120        114       360       354
                               30/360             7.750           0.1095           120        115       360       355
                               30/360             8.125           0.1095           120        111       360       351
                               30/360             8.250           0.1095           120        114       360       354
                               30/360             8.375           0.1095           120        115       360       355
                               30/360             8.000           0.1095           120        115       360       355
                             Actual/360           7.875           0.1095           120        117       240       237
                               30/360             9.625           0.1095           120        104       360       344
                               30/360             8.125           0.1095           120        112       360       352
                             Actual/360           6.950           0.1095           132        129       132       129
                               30/360             8.375           0.1095           120        115       360       355
                             Actual/360           7.375           0.1095           120        118       300       298
                               30/360             8.250           0.1095           120        110       360       350

                  ANTICIPATED            BALLOON /
  ORIGINATION      REPAYMENT       ANTICIPATED REPAYMENT
      DATE            DATE                BALANCE              MATURITY TERM           PREPAYMENT RESTRICTIONS
----------------------------------------------------------------------------------------------------------------------
    08/20/98       09/01/2013           $44,385,897                 ARD         L(167),O(13)
    07/30/98       08/01/2008            30,334,084               Balloon       L(113),O(7)
    02/13/98       03/01/2005            26,439,205                 ARD         L(60),1(11),O(13)
    10/13/98       11/01/2008            20,801,652               Balloon       L(116),O(4)
    10/24/97       11/01/2007            15,747,089               Balloon       L(60),YM(56),O(4)
    09/11/98       10/01/2008            14,052,969               Balloon       L(116),O(4)
    09/03/98       10/01/2008            12,387,855               Balloon       L(116),O(4)
    10/09/98       11/01/2008            11,023,023               Balloon       L(12),YM(104),O(4)
    03/20/98       04/01/2008            11,678,860               Balloon       L(60),YM(53),O(7)
    11/30/98       12/01/2013            9,144,780                  ARD         L(176),O(4)
    10/05/98       11/01/2008            8,413,263                Balloon       L(116),O(4)
    10/01/98       11/01/2018               NAP                 Fully Amort     L(236),O(4)
    09/18/98       10/01/2009            8,696,339                Balloon       L(128),O(4)
    09/18/98       10/01/2009            8,696,339                Balloon       L(128),O(4)
    03/05/98       04/01/2008            8,132,714                Balloon       L(113),O(7)
    09/03/98       10/01/2008            8,038,880                Balloon       L(116),O(4)
    09/18/98       10/01/2018            3,350,418                Balloon       L(236),O(4)
    09/04/98       10/01/2008            6,981,138                Balloon       L(116),O(4)
    09/04/98       10/01/2013               NAP                 Fully Amort     L(176),O(4)
    09/19/97       10/01/2004            7,055,507                Balloon       L(48),YM(32),O(4)
    09/25/98       10/01/2013            5,524,783                Balloon       L(176),O(4)
    04/06/98       05/01/2005            6,266,137                Balloon       L(36),YM(44),O(4)
    02/05/98       03/01/2008            5,636,021                  ARD         L(60),YM(56),O(4)
    05/23/98       06/01/2013            4,772,213                Balloon       L(95),YM(81),O(4)
    10/21/98       11/01/2008            5,538,712                Balloon       L(116),O(4)
    08/07/98       09/01/2008            5,061,405                Balloon       L(120),O()
    10/14/98       11/01/2008            4,904,308                Balloon       L(116),O(4)
    07/02/98       08/01/2008            5,154,897                Balloon       L(116),O(4)
    10/29/98       11/01/2008            4,480,240                Balloon       L(116),O(4)
    07/31/98       08/01/2018               NAP                 Fully Amort     L(236),O(4)
    09/17/98       10/01/2010            4,332,534                Balloon       L(72),YM(68),O(4)
    02/12/98       03/01/2008            4,398,823                Balloon       L(60),YM(56),O(4)
    07/29/98       08/01/2008            5,000,000                Balloon       L(120),O()
    08/05/98       09/01/2008            3,979,173                Balloon       L(113),O(7)
    10/09/98       11/01/2008            4,019,632                Balloon       L(116),O(4)
    03/20/98       04/01/2008            4,047,677                Balloon       L(60),YM(56),O(4)
    08/06/98       09/01/2008            4,231,354                Balloon       L(116),O(4)
    09/04/98       10/01/2010            3,576,699                Balloon       L(140),O(4)
    08/21/98       09/01/2022               NAP                 Fully Amort     L(227),O(61)
    06/18/98       07/01/2008            4,172,602                Balloon       L(59),YM(57),O(4)
    08/21/98       09/01/2013            2,504,228                Balloon       L(176),O(4)
    10/07/98       11/01/2008            3,766,336                Balloon       L(113),O(7)
    10/07/98       11/01/2008            3,684,896                Balloon       L(113),O(7)
    08/25/98       09/01/2018               NAP                 Fully Amort     L(236),O(4)
    08/31/98       09/01/2008            3,512,265                Balloon       L(120),O()
    08/25/98       09/01/2018               NAP                 Fully Amort     L(236),O(4)
    05/29/98       06/01/2008            3,333,909                Balloon       L(120),O()
    07/16/98       08/01/2013            2,288,599                Balloon       L(96),YM(80),O(4)
    10/15/98       11/01/2008            3,135,508                Balloon       L(116),O(4)
    08/31/98       09/01/2008            2,901,091                Balloon       L(116),O(4)
    12/31/97       01/01/2005            3,297,495                Balloon       L(48),YM(29),O(7)
    01/30/98       02/01/2013            2,647,462                Balloon       L(96),YM(77),O(7)
    09/30/98       10/01/2008            2,640,531                Balloon       L(116),O(4)
    07/31/98       08/01/2011            2,399,160                Balloon       L(154),O(2)
    07/16/98       08/01/2008            2,704,753                Balloon       L(116),O(4)
    09/30/98       08/01/2013            2,357,769                Balloon       L(174),O(4)
    10/09/98       11/01/2013            2,192,173                Balloon       L(96),YM(80),O(4)
    07/16/98       08/01/2013            1,820,828                Balloon       L(96),YM(80),O(4)
    09/29/98       10/01/2008            2,511,191                Balloon       L(116),O(4)
    08/20/98       09/01/2023               NAP                 Fully Amort     L(296),O(4)
    10/07/98       11/01/2008            2,320,877                Balloon       L(113),O(7)
    09/08/98       10/01/2008            2,453,725                Balloon       L(116),O(4)
    03/16/98       04/01/2008            2,308,494                Balloon       L(60),YM(56),O(4)
    03/19/98       04/01/2008            2,344,583                Balloon       L(60),YM(56),O(4)
    06/30/98       07/01/2008            2,060,995                Balloon       L(60),YM(56),O(4)
    12/17/97       01/01/2008            2,301,782                Balloon       YM(113),O(7)
    04/09/98       05/01/2008            2,197,962                Balloon       L(60),YM(56),O(4)
    01/23/98       02/01/2008            2,192,826                Balloon       L(59),YM(54),O(7)
    10/05/98       11/01/2008            2,152,943                Balloon       L(116),O(4)
    09/14/98       10/01/2008            2,111,215                Balloon       L(116),O(4)
    03/12/98       04/01/2008            2,161,919                Balloon       L(116),O(4)
    08/25/98       09/01/2005            2,098,115                Balloon       L(48),YM(32),O(4)
    08/03/98       09/01/2008            1,898,438                  ARD         L(60),YM(56),O(4)
    10/08/98       11/01/2008            2,036,828                Balloon       L(116),O(4)
    08/14/98       09/01/2008            1,886,246                Balloon       L(116),O(4)
    10/15/98       11/01/2008            1,976,280                Balloon       L(113),O(7)
    09/11/98       10/01/2008            1,866,754                Balloon       L(116),O(4)
    08/06/98       09/01/2008            1,828,679                Balloon       L(120),O()
    04/30/98       05/01/2008            1,966,647                Balloon       L(60),YM(56),O(4)
    09/17/98       10/01/2013            1,726,538                Balloon       L(176),O(4)
    08/28/98       09/01/2008            1,775,684                Balloon       L(60),YM(56),O(4)
    08/14/98       09/01/2013            1,334,671                Balloon       L(176),O(4)
    02/12/98       03/01/2008            1,835,783                Balloon       YM(114),O(6)
    07/07/98       08/01/2008            1,754,213                Balloon       L(47),YM(66),O(7)
    07/16/98       08/01/2013            1,268,750                Balloon       L(96),YM(80),O(4)
    05/26/98       06/01/2008            1,777,598                Balloon       YM(113),O(7)
    08/26/98       09/01/2013            1,251,041                Balloon       L(96),YM(80),O(4)
    09/03/98       10/01/2018               NAP                 Fully Amort     L(120),YM(116),O(4)
    05/29/98       06/01/2008            1,718,501                Balloon       L(113),O(7)
    08/14/98       09/01/2018               NAP                 Fully Amort     L(236),O(4)
    08/13/98       09/01/2008            1,639,294                Balloon       L(116),O(4)

    10/17/97       11/01/2007            1,520,204                Balloon       L(60),YM(56),O(4)
    08/14/98       09/01/2008            1,594,344                Balloon       L(116),O(4)
    07/29/98       08/01/2008            1,326,097                Balloon       L(116),O(4)
    08/20/98       09/01/2018             610,570                 Balloon       L(240),O()
    03/16/98       04/01/2008            1,467,744                Balloon       L(116),O(4)
    07/22/97       08/01/2007            1,493,747                Balloon       L(60),YM(56),O(4)
    10/07/98       11/01/2018             956,226                 Balloon       L(236),O(4)



----------------------------------------------------------------------------------------------------------------------
    03/17/98       04/01/2008            1,446,177                Balloon       YM(114),O(6)

    08/10/98       09/01/2008            1,281,827                Balloon       L(113),O(7)
    03/11/98       04/01/2005            1,309,195                Balloon       L(24),YM(56),O(4)
    01/23/98       02/01/2008            1,051,547                Balloon       L(59),5(12),4(12),3(12),2(12),1(6),O(7)
    03/02/98       04/01/2003            1,408,504                Balloon       L(53),O(7)
    08/20/98       09/01/2008            1,190,451                Balloon       L(120),O(0)
    06/23/98       07/01/2008            1,135,127                Balloon       L(60),YM(56),O(4)
    12/12/97       01/01/2008            1,259,352                Balloon       L(60),YM(56),O(4)
    09/15/98       10/01/2013               NAP                 Fully Amort     L(96),YM(80),O(4)
    07/31/98       08/01/2011            1,055,629                Balloon       L(154),O(2)
    09/01/98       10/01/2008            1,062,126                Balloon       L(116),O(4)
    10/07/98       11/01/2008            1,057,313                Balloon       L(116),O(4)
    05/13/98       06/01/2008            1,112,758                Balloon       L(59),5(12),4(12),3(12),2(12),1(6),O(7)
    09/08/98       10/01/2008             967,664                 Balloon       L(60),YM(56),O(4)
    07/16/98       08/01/2008            1,048,379                Balloon       L(35),YM(78),O(7)
    07/16/98       08/01/2008            1,048,379                Balloon       L(35),YM(78),O(7)
    08/28/98       09/01/2018               NAP                 Fully Amort     L(236),O(4)
    07/27/98       08/01/2005            1,036,113                Balloon       L(48),YM(32),O(4)
    02/24/98       03/01/2008             982,581                 Balloon       YM(113),O(7)
    12/29/97       02/01/2008             939,662                 Balloon       YM(114),O(6)
    04/08/98       05/01/2003             868,196                 Balloon       L(53),O(7)
    05/06/98       06/01/2008             733,499                 Balloon       L(59),5(12),4(12),3(12),2(12),1(6),O(7)
    05/24/97       06/01/2007             746,570                 Balloon       L(48),YM(68),O(4)
    07/01/98       08/01/2008             665,882                 Balloon       L(116),O(4)
    07/02/98       08/01/2013             512,273                 Balloon       L(173),O(7)
    05/06/98       06/01/2008             635,699                 Balloon       L(59),5(12),4(12),3(12),2(12),1(6),O(7)
    06/22/98       07/01/2008             682,736                 Balloon       L(59),5(12),4(12),3(12),2(12),1(6),O(7)
    05/27/98       07/01/2008             604,940                 Balloon       L(59),5(12),4(12),3(12),2(12),1(6),O(7)
    05/05/98       06/01/2008             649,109                 Balloon       L(59),5(12),4(12),3(12),2(12),1(6),O(7)
    06/15/98       07/01/2008             616,299                 Balloon       L(59),5(12),4(12),3(12),2(12),1(6),O(7)
    02/10/98       03/01/2008             616,665                 Balloon       L(59),5(12),4(12),3(12),2(12),1(6),O(7)
    05/20/98       06/01/2008             551,963                 Balloon       L(59),5(12),4(12),3(12),2(12),1(6),O(7)
    05/26/98       07/01/2008             526,754                 Balloon       L(59),5(12),4(12),3(12),2(12),1(6),O(7)
    06/17/98       07/01/2008             505,268                 Balloon       L(59),5(12),4(12),3(12),2(12),1(6),O(7)
    08/17/98       09/01/2008             390,460                 Balloon       L(116),O(4)
    07/15/97       08/01/2007             488,801                 Balloon       L(59),5(12),4(12),3(12),2(12),1(6),O(7)
    03/16/98       04/01/2008             422,856                 Balloon       L(59),5(12),4(12),3(12),2(12),1(6),O(7)
    08/21/98       09/01/2009               NAP                 Fully Amort     L(128),O(4)
    06/05/98       07/01/2008             334,644                 Balloon       L(59),5(12),4(12),3(12),2(12),1(6),O(7)
    09/14/98       10/01/2008             215,824                 Balloon       L(116),O(4)
    01/21/98       02/01/2008             211,954                 Balloon       L(59),5(12),4(12),3(12),2(12),1(6),O(7)

      Annual      Underwritten       Underwritten
       Debt           Total                 Total        Underwritten     Underwritten         Appraised   Appraisal
     Service         Revenue              Expense                NCF          DSCR                 Value      Year
-----------------------------------------------------------------------------------------------------------------------
   $4,746,343      $19,350,601          $11,226,010           6,604,065       1.39x           $97,000,000     1998
    2,710,167        6,741,746            3,357,876           3,383,870       1.25             44,000,000     1998
    2,289,812        3,976,032              821,737           3,042,804       1.33             39,000,000     1997
    1,985,179        5,577,283            1,990,692           3,434,983       1.73             40,000,000     1998
    1,536,841        4,279,301            2,353,188           1,926,113       1.25             23,800,000     1998
    1,529,712        7,619,066            5,445,564           2,173,502       1.42             23,500,000     1998
    1,361,522        2,994,501              864,386           1,861,190       1.37             21,000,000     1998
    1,172,454        6,819,096            5,149,343           1,669,753       1.42             18,600,000     1998
    1,080,382        2,680,625            1,292,221           1,388,404       1.29             17,000,000     1998
      943,573        1,877,822              675,629           1,202,193       1.27             16,060,000     1998
      888,889        6,988,250            5,504,457           1,483,792       1.67             17,200,000     1998
      957,791        1,795,458              597,977           1,197,481       1.25             15,400,000     1998
      796,406        2,358,023              547,820           1,641,428       2.06             20,520,000     1998
      796,406        2,863,630              964,764           1,705,116       2.14             18,150,000     1998
      739,440        2,326,773            1,283,215           1,043,558       1.41             11,900,000     1997
      734,494        1,238,760              294,962             928,681       1.26             11,400,000     1998
      713,504        1,527,252              415,822           1,044,637       1.46             10,900,000     1998
      635,470        1,275,883              353,416             852,020       1.34             10,800,000     1998
      856,297        2,937,133              772,307           2,164,826       2.53             31,000,000     1998
      651,973        2,254,953            1,414,516             840,437       1.29              9,800,000     1998
      574,821          782,239               26,116             737,101       1.28              9,200,000     1998
      541,791        1,222,899              606,317             616,582       1.14              8,900,000     1998
      537,812          918,742              223,286             695,457       1.29              8,700,000     1997
      516,789        1,042,275              422,767             619,509       1.20              8,100,000     1998
      515,725        1,576,331              917,738             658,593       1.28              8,450,000     1998
      536,739          989,174              228,863             760,311       1.42              8,900,000     1998
      530,651        1,963,723            1,159,888             803,835       1.51              9,200,000     1998
      477,598        1,400,309              670,829             729,479       1.53              7,800,000     1998
      492,456          877,463              200,839             645,449       1.31              7,500,000     1998
      537,326        2,698,631            1,769,776             928,856       1.73             12,200,000     1998
      418,691          673,790              108,870             553,522       1.32              7,450,000     1998
      412,289        1,163,918              632,758             531,160       1.29              6,375,000     1997
      344,500          810,487              372,571             437,916       1.27              7,500,000     1998
      436,569        1,002,866              283,819             674,931       1.55              7,100,000     1998
      444,133        1,891,283            1,204,957             686,327       1.55              7,000,000     1998
      413,288        1,373,358              793,418             579,940       1.40              6,700,000     1998
      383,121          713,185              195,749             488,616       1.28              6,080,000     1998
      429,441          828,375              222,747             605,628       1.41              6,100,000     1998
      424,182          550,000               13,750             536,250       1.26              6,175,000     1998
      388,082        1,104,331              630,283             474,048       1.22              6,200,000     1998
      435,318          603,843               22,775             565,436       1.30              5,940,000     1998
      410,140        1,964,199            1,389,605             574,594       1.40              6,500,000     1998
      401,272        2,030,908            1,468,858             562,050       1.40              6,400,000     1998
      392,737        2,738,188            2,118,409             619,779       1.58              5,500,000     1998
      325,818          664,641              263,038             401,602       1.23              5,000,000     1998
      368,935        2,543,000            2,044,650             498,350       1.35              5,700,000     1998
      348,671          348,671                                  348,671       1.00              3,820,000     1998
      320,337        1,237,963              739,688             498,275       1.56              5,240,000     1998
      297,145          615,631              188,190             409,107       1.38              4,850,000     1998
      309,475          661,936              243,687             418,249       1.35              4,900,000     1998
      294,182          563,624              203,527             360,098       1.22              5,200,000     1997
      293,521          912,514              510,663             401,851       1.37              5,140,000     1997
      285,684        1,036,149              582,847             453,302       1.59              4,450,000     1998
      276,659          276,659                                  276,659       1.00              3,320,000     1998
      246,245          499,754              148,722             337,508       1.37              4,100,000     1998
      248,347          323,689                8,824             314,865       1.27              3,800,000     1998
      229,774          937,357              504,602             432,755       1.88              5,650,000     1998
      254,863          797,048              408,175             388,873       1.53              3,925,000     1998
      238,702          635,223              239,271             351,060       1.47              4,100,000     1998
      248,214          698,511              322,051             376,460       1.52              4,850,000     1998
      252,735        1,147,506              791,887             355,619       1.41              3,800,000     1998
      228,393          646,296              339,404             286,957       1.26              3,635,000     1998
      234,484        1,115,747              781,377             334,369       1.43              3,540,000     1998
      219,640          791,174              477,888             313,285       1.43              3,400,000     1998
      223,013          530,071              173,041             319,758       1.43              3,800,000     1998
      237,143          668,827              370,131             298,696       1.26              3,495,000     1997
      205,721          699,062              412,391             286,671       1.39              3,400,000     1997
      208,623          815,243              542,344             272,899       1.31              3,500,000     1998
      201,018          410,328              156,380             253,948       1.26              3,200,000     1998
      184,913          470,201              218,078             252,123       1.36              3,300,000     1998
      204,758          775,416              465,022             310,394       1.52              3,150,000     1998
      210,120          749,439              366,822             367,336       1.75              3,200,000     1998
      205,418          325,617               19,716             305,901       1.49              3,300,000     1997
      194,382          389,149              152,194             236,955       1.22              3,300,000     1998
      199,672          407,670              114,342             277,153       1.39              3,200,000     1998
      183,149          706,812              417,727             289,085       1.58              3,250,000     1998
      201,723          345,704               65,135             272,618       1.35              3,025,000     1998
      194,614          386,378               88,868             281,340       1.45              3,550,000     1998
      189,013          755,454              472,660             282,794       1.50              2,830,000     1998
      182,141          629,239              399,027             230,213       1.26              2,775,000     1998
      201,355          418,950              115,743             295,047       1.47              3,600,000     1998
      178,108          508,789              281,040             227,749       1.28              2,610,000     1998
      180,536          276,573               58,665             217,908       1.21              2,900,000     1998
      160,374          310,358              109,916             200,442       1.25              3,030,000     1998
      177,588          663,327              406,952             256,375       1.44              3,200,000     1998
      169,906          645,841              258,586             387,255       2.28              4,450,000     1998
      177,073          524,082              241,311             282,771       1.60              3,300,000     1998
      189,387        1,033,348              618,761             414,587       2.19              5,700,000     1998
      159,285          914,330              664,974             249,356       1.57              2,522,000     1998
      185,928          339,634              114,784             224,850       1.21              3,465,000     1998
      165,129          340,812              104,326             220,067       1.33              2,400,000     1998
      171,312          754,497              531,748             222,749       1.30              2,800,000     1998
      144,629          294,655              109,754             184,900       1.28              2,500,000     1998
      167,065          706,617              420,894             285,723       1.71              2,500,000     1997
      146,705          197,179                3,409             193,770       1.32              2,210,000     1998
      138,254          482,060              266,799             215,261       1.56              2,150,000     1998
      149,679          254,790               67,774             187,016       1.25              2,300,000     1997
      133,078          269,964               83,539             186,426       1.40              2,100,000     1998

                       146,580               57,190              89,390                         1,000,000     1998
                       179,376               67,939             111,437                         1,200,000     1998
-----------------------------------------------------------------------------------------------------------------------
      143,564          325,956              125,129             200,827       1.40              2,200,000

      139,581          316,397              133,682             182,715       1.31              2,125,000     1998
      130,284          465,137              295,845             169,292       1.30              2,100,000     1997
      154,787          275,325               50,326             224,998       1.45              2,200,000     1997
      130,317          225,237               60,149             165,088       1.27              2,115,000     1998
      127,367          196,331               23,681             165,448       1.30              2,100,000     1998
      121,821          407,848              246,930             160,918       1.32              1,800,000     1998
      124,035          222,446               59,851             157,222       1.27              1,920,000     1997
      154,005          359,499              120,872             209,230       1.36              2,190,000     1998
      121,730          121,730                                  121,730       1.00              1,420,000     1998
      113,106          338,892              176,515             162,377       1.44              1,690,000     1998
      111,887          190,159               21,575             163,538       1.46              1,800,000     1998
      113,592          234,874               71,197             150,087       1.32              1,970,000     1998
      103,375          249,748              116,742             133,005       1.29              1,600,000     1998
       95,804          249,227              102,101             147,126       1.54              2,160,000     1998
       95,804          270,648              116,355             154,292       1.61              2,300,000     1998
      119,124          581,214              384,641             196,573       1.65              2,040,000     1998
      109,456          280,816              141,256             139,561       1.28              1,600,000     1998
       96,630          205,563               81,786             123,777       1.28              1,410,000     1998
       95,922          205,584               83,915             121,669       1.27              1,450,000     1997
       81,192          185,789               66,931             109,858       1.35              1,305,000     1997
       85,153          122,910               10,189             106,339       1.25              1,310,000     1998
       78,079          197,788              108,373              89,415       1.15              1,050,000     1997
       75,517          248,370              132,524             115,846       1.53              1,100,000     1998
       73,333          181,035               80,558             100,477       1.37              1,010,000     1998
       73,799          114,570               20,736              93,834       1.27              1,120,000     1998
       69,052          120,892               21,272              92,402       1.34              1,150,000     1998
       70,758          146,490               22,499             110,968       1.57              1,175,000     1998
       66,262          105,260               19,673              85,587       1.29              1,000,000     1998
       60,609          135,240               61,920              73,320       1.21              1,020,000     1998
       62,370          103,050               23,003              76,048       1.22              1,000,000     1998
       56,345          159,468               43,463             109,439       1.94                991,000     1998
       54,269          171,296               85,178              86,119       1.59              1,070,000     1998
       50,630           91,200               21,317              67,131       1.33                875,000     1998
       56,513          114,420               28,911              80,665       1.43                800,000     1998
       55,079           88,231                7,337              76,288       1.39                850,000     1997
       42,768           83,722               32,014              51,707       1.21                640,000     1998
       56,027           74,100                3,578              70,522       1.26                700,000     1998
       34,477           68,520               14,399              45,530       1.32                615,000     1998
       23,907           57,946               21,897              36,049       1.51                350,000     1998
       21,636           50,100               21,420              28,680       1.33                360,000     1997

                BALLOON /                                    LOAN PER
  CUT-OFF      ANTICIPATED             SQ FT, UNITS,       SQ FT, UNIT,                          INITIAL
    DATE        REPAYMENT     YEAR      BEDS, PADS,          BED, PAD,          OCCUPANCY        RESERVES      UNDERWRITTEN
    LTV            LTV       BUILT         OR ROOM             OR ROOM         PERCENTAGE      AT CLOSING        RESERVES
-------------------------------------------------------------------------------------------------------------------------------
   61.7%          45.8%       1969    581,354 sq. ft.        $103 per unit         95%              -              0.20
    79.3          68.9        1966        981 units        35,566 per unit         92%           472,656            305
    73.8          67.8        1904    111,060 sq. ft.         259 per sq. ft.     100%              -              0.15
    59.9          52.0        1975    386,275 sq. ft.          62 per sq. ft.     100%           360,938           0.15
    75.1          66.2        1978        680 units        26,292 per unit         95%           28,319             247
    73.3          59.8        1981        236 rooms        72,941 per room         NAP           28,750            1,291
    73.9          59.0        1926    679,438 sq. ft.          23 per sq. ft.      95%           427,563           0.15
    73.6          59.3        1964        311 rooms        43,998 per room         NAP           38,625             877
    79.5          68.7        1982        125 units       108,075 per unit         97%              -               303
    74.7          56.9        1975        226 units        53,097 per unit         93%              -               250
    62.4          48.9        1974        292 rooms        36,765 per room         NAP           339,085            4%
    69.2           NAP        1998    384,895 sq. ft.          28 per sq. ft.     100%             625             0.20
    51.1          42.4        1924     97,015 sq. ft.         108 per sq. ft.     100%           187,813           0.15
    57.7          47.9        1973    110,593 sq. ft.          95 per sq. ft.     100%              -              0.15
    79.4          68.3        1984        464 units        20,373 per unit         88%           16,188             230
    80.6          70.5        1973    165,895 sq. ft.          55 per sq. ft.      99%            4,156            0.10
    74.8          30.7        1985    101,868 sq. ft.          80 per sq. ft.      98%              -              0.18
    74.0          64.6        1981    119,404 sq. ft.          67 per sq. ft.     100%              -              0.10
    25.6           NAP        1928    207,216 sq. ft.          38 per sq. ft.     100%              -              0.15
    77.3          72.0        1968        381 units        19,880 per unit         94%           35,750             200
    78.1          60.1        1987    104,708 sq. ft.          69 per sq. ft.     100%            4,513            0.10
    76.0          70.4        1977        163 units        41,506 per unit         94%              -               250
    74.2          64.8        1985    190,780 sq. ft.          34 per sq. ft.     100%              -              0.15
    78.6          58.9        1987        120 units        53,077 per unit         97%           98,450             255
    74.5          65.5        1988        107 units        58,833 per unit         94%            9,250             288
    70.5          56.9        1997     69,489 sq. ft.          90 per sq. ft.     100%            4,688            0.10
    67.3          53.3        1968        290 units        21,352 per unit         97%           12,000             250
    76.7          66.1        1963        176 units        33,979 per unit         98%           39,500             265
    74.9          59.7        1979     48,192 sq. ft.         117 per sq. ft.      91%              -              0.15
    46.0           NAP        1974        495 units        11,329 per unit         98%              -               270
    71.3          58.2        1931     11,687 sq. ft.         454 per sq. ft.     100%              -              0.15
    79.4          69.0        1972        162 units        31,256 per unit         97%              -               250
    66.7          66.7        1981         96 units        52,083 per unit         95%           365,563            327
    70.2          56.0        1965    229,790 sq. ft.          22 per sq. ft.      88%           50,750            0.15
    69.9          57.4        1997        106 rooms        46,176 per room         NAP            1,250             714
    72.5          60.4        1984        232 units        20,949 per unit         93%           20,000             250
    79.7          69.6        1980     75,793 sq. ft.          64 per sq. ft.      93%           12,500            0.28
    79.3          58.6        1979     47,000 sq. ft.         103 per sq. ft.     100%              -              0.17
    78.2           NAP        1940     27,500 sq. ft.         176 per sq. ft.     100%              -              0.10
    77.9          67.3        1965        186 units        25,972 per unit         84%           23,000             250
    78.4          42.2        1998     46,600 sq. ft.         100 per sq. ft.     100%              -              0.10
    71.1          57.9        1997         78 rooms        59,227 per room         NAP              -              1,007
    70.6          57.6        1997         78 rooms        57,947 per room         NAP              -              1,041
    74.6           NAP        1996        106 Beds         38,706 per bed          85%              -               250
    79.8          70.2        1988         80 units        49,891 per unit         96%            1,375             233
    67.6           NAP        1996        104 Beds         37,059 per bed          86%              -               250
    97.8          87.3        1998     26,988 sq. ft.         138 per sq. ft.     100%              -
    70.3          43.7        1965        261 units        14,109 per unit         98%            3,000             300
    74.7          64.6        1990     58,619 sq. ft.          62 per sq. ft.      94%              -              0.16
    73.2          59.2        1996      1,331 units         2,695 per unit         86%            5,067            0.16
    68.6          63.4        1988         55 units        64,863 per unit        100%           14,938             250
    67.6          51.5        1970        178 units        19,507 per unit         98%           17,875             225
    74.8          59.3        1972        208 units        16,007 per unit         91%           360,000            250
    96.5          72.3        1996     27,200 sq. ft.         118 per sq. ft.     100%              -
    75.4          66.0        1980     62,732 sq. Ft.          49 per sq. ft.     100%           31,276            0.15
    79.2          62.0        1998     23,500 sq. ft.         128 per sq. ft.     100%              -              0.10
    53.0          38.8        1977        225 units        13,320 per unit         98%           48,125             300
    74.6          46.4        1971        177 units        16,552 per unit         97%            3,000             275
    70.6          61.2        1928    131,971 sq. ft.          22 per sq. ft.      96%           61,625            0.17
    59.6           NAP        1980        105 units        27,516 per unit         94%              -               260
    74.9          61.1        1995         63 rooms        45,187 per room         NAP              -               729
    76.6          67.5        1986     32,732 sq. ft.          85 per sq. ft.      93%            4,500            0.45
    78.4          65.2        1975        234 units        11,867 per unit         98%              -               255
    79.5          69.0        1982         98 units        27,576 per unit         95%           75,000             226
    68.1          54.2        1978     61,210 sq. ft.          42 per sq. ft.      96%              -              0.15
    73.9          65.9        1964        132 units        19,557 per unit         95%              -               250
    74.6          64.6        1983        159 units        15,949 per unit         90%              -               250
    71.8          62.7        1978        180 units        13,956 per unit         89%              -               250
    78.1          67.3        1994         54 units        46,255 per unit        100%              -               250
    75.6          64.0        1988         70 units        35,647 per unit         96%              -               250
    78.9          68.6        1968        137 units        18,134 per unit         94%              -               250
    74.7          65.6        1989     50,775 sq. ft.          47 per sq. ft.      86%           13,625            0.15
    72.5          57.5        1997     22,900 sq. ft.         104 per sq. ft.     100%              -              0.15
    71.2          61.7        1900         41 units        57,268 per unit         95%           49,700             265
    73.2          58.9        1986     24,926 sq. ft.          94 per sq. ft.     100%            7,188            0.30
    70.7          60.8        1972        114 units        20,157 per unit         98%           31,050             265
    75.9          61.7        1930     39,735 sq. ft.          58 per sq. ft.     100%           28,813            0.15
    63.8          51.5        1993     29,426 sq. ft.          77 per sq. ft.      82%              -              0.10
    79.6          69.5        1964        165 units        13,650 per unit         98%           22,875             250
    80.1          62.2        1964        105 units        21,162 per unit         98%           33,550             288
    60.9          49.3        1920      2,400 sq. ft.         914 per sq. ft.     100%              -              0.15
    80.2          51.1        1967         97 units        21,573 per unit         90%           103,750            265
    71.9          63.3        1957         14 units       149,022 per unit        100%              -               250
    67.4          57.9        1955         28 units        72,962 per unit        100%              -               293
    63.8          39.6        1974        163 units        12,524 per unit         88%            3,000             275
    45.9          39.9        1985         73 units        27,952 per unit         99%              -               315
    60.4          37.9        1979         64 units        31,140 per unit        100%           12,063             250
    35.0           NAP        1946        257 pads          7,753 per pad          90%           143,188            51
    78.9          68.1        1975        188 units        10,586 per unit         96%           25,188             263
    57.4           NAP        1994         30 units        66,293 per unit        100%              -               235
    79.8          68.3        1979     21,625 sq. ft.          89 per sq. ft.     100%            5,875            0.19
    66.5          54.3        1965        164 units        11,346 per unit         88%           21,250             250
    73.0          63.8        1989         48 units        38,036 per unit         98%           12,313             287
    71.6          53.0        1991         73 rooms        24,510 per room         NAP              -               4%
    78.7          27.6        1998     11,057 sq. ft.         157 per sq. ft.     100%              -              0.13
    78.6          68.3        1968         74 units        22,827 per unit         97%              -               250
    73.1          64.9        1890          8 units       210,089 per unit        100%            3,750             283
    78.5          45.5        1996         25 units        65,941 per unit        100%           16,863             301

                              1993         28 units                                89%                              250
                              1993         36 units                                81%                              250
-------------------------------------------------------------------------------------------------------------------------------
    74.6          65.7                     64 units        25,636 per unit                          -               250

    73.8          60.3        1984        412 units         3,808 per unit         97%           16,188             19
    70.7          62.3        1965         91 units        16,326 per unit         96%           33,864             250
    67.0          47.8        1991     15,638 sq. ft.          94 per sq. ft.     100%              -              0.15
    69.6          66.6        1968     40,580 sq. ft.          36 per sq. ft.     100%              -              0.15
    70.0          56.7        1954     10,560 sq. ft.         139 per sq. ft.     100%              -              0.25
    79.5          63.1        1972         83 units        17,243 per unit         95%           44,750             200
    74.4          65.6        1991     18,182 sq. ft.          79 per sq. ft.     100%             67              0.36
    64.9           NAP        1955     31,650 sq. ft.          45 per sq. ft.      93%           94,063            0.15
    99.3          74.3        1996     27,355 sq. ft.          52 per sq. ft.     100%              -              0.00
    79.8          62.8        1961         57 units        23,660 per unit        100%              -               250
    74.9          58.7        1990     12,350 sq. ft.         109 per sq. ft.     100%              -              0.15
    63.7          56.5        1986     41,128 sq. ft.          31 per sq. ft.     100%              -              0.15
    76.7          60.5        1985         31 units        39,579 per unit         93%              -               250
    55.4          48.5        1910         36 units        33,236 per unit        100%              -               310
    52.0          45.6        1910         21 units        56,976 per unit        100%              -               250
    58.5           NAP        1986         60 rooms        19,894 per room         NAP              -               4%
    72.8          64.8        1968        146 pads          7,981 per pad          99%           40,000             50
    79.2          69.7        1988         29 units        38,506 per unit        100%              -               480
    72.9          64.8        1989         31 units        34,097 per unit        100%              -               250
    69.5          66.5        1984     23,179 sq. ft.          39 per sq. ft.      95%              -              0.15
    68.3          56.0        1990     26,954 sq. ft.          33 per sq. ft.     100%              -              0.15
    79.1          71.1        1967         36 units        23,067 per unit         97%           24,813             279
    74.7          60.5        1975         52 units        15,797 per unit         89%            9,031             250
    79.8          50.7        1981         36 units        22,401 per unit        100%              -               250
    69.2          56.8        1998      6,050 sq. ft.         128 per sq. ft.     100%              -              0.15
    67.2          59.4        1964      4,464 sq. ft.         173 per sq. ft.     100%              -              0.55
    62.7          51.5        1968     28,362 sq. ft.          26 per sq. ft.     100%              -              0.15
    73.2          64.9        1998      5,400 sq. ft.         136 per sq. ft.     100%              -              0.15
    68.9          60.4        1963         22 units        31,931 per unit         90%              -               250
    69.6          61.7        1961     17,000 sq. ft.          41 per sq. ft.     100%             183             0.15
    62.8          55.7        1975      9,461 sq. ft.          66 per sq. ft.     100%              -              0.15
    55.4          49.2        1971         26 units        22,813 per unit         92%           56,000             250
    65.5          57.7        1953      2,642 sq. ft.         217 per sq. ft.     100%              -              0.30
    70.1          48.8        1990     11,600 sq. ft.          48 per sq. ft.     100%              -              0.20
    63.0          57.5        1978     19,500 sq. ft.          27 per sq. ft.     100%              -              0.15
    74.6          66.1        1986         11 units        43,403 per unit        100%              -               250
    60.5           NAP        1932      6,136 sq. ft.          69 per sq. ft.     100%            2,313            0.10
    61.3          54.4        1969      5,625 sq. ft.          67 per sq. ft.     100%              -              0.15
    77.0          61.7        1959         10 units        26,939 per unit        100%              -               250
    66.2          58.9        1983      6,335 sq. ft.          38 per sq. ft.      88%              -              0.15

                                          LARGEST TENANT
                            -----------------------------------------------------------------------------------------
   RESERVES                                                                 AREA LEASED              LEASE             CONTROL
   COLLECTED                                   NAME                          (SQ. FT.)             EXP DATE              NO.
----------------------------------------------------------------------------------------------------------------------------------
     none       per unit    Time Warner                                      110,500              02/28/2006         MLMI-003
      305       per unit                                                                                             MLMI-135
     none       per sq. ft. Food Emporium                                     30,204              06/30/2017         MLMI-048
     none       per sq. ft. Kmart                                             88,905              11/24/2000         MLMI-064
      250       per unit                                                                                             MLMI-011
     1,291      per room                                                                                             MLMI-102
     none       per sq. ft. City of Philadelphia                             184,128              12/31/1999         MLMI-051
      877       per room                                                                                             MLMI-128
      276       per unit                                                                                             MLMI-050
      250       per unit                                                                                             MLMI-153
     none       of revenue                                                                                           MLMI-041
     none       per sq. ft. Republic Beverage Company                        384,895              08/31/2018         MLMI-043
     none       per sq. ft. CNET, Inc.                                        97,015              05/31/2008         MLMI-001
     none       per sq. ft. Hal Riney & Partners, Inc.                       110,593              05/31/2008         MLMI-004
      230       per unit                                                                                             MLMI-034
     0.10       per sq. ft. K-Mart                                           103,203              07/27/2014         MLMI-110
     none       per sq. ft. Carmike Cinema                                    19,285              08/31/2005         MLMI-031
     0.10       per sq. ft. Salons in the Park                                13,988              05/31/2007         MLMI-117
     none       per sq. ft. Federal Express                                  207,216              12/31/2017         MLMI-026
      200       per unit                                                                                             MLMI-005
     0.10       per sq. ft. BJ's Wholesale Club                              104,708              03/31/2014         MLMI-104
      225       per unit                                                                                             MLMI-134
     none       per sq. ft. Corr-Pro Associates LLC                          190,780              07/31/2015         MLMI-019
      250       per unit                                                                                             MLMI-045
      288       per unit                                                                                             MLMI-152
     0.10       per sq. ft. The Sports Authority                              43,400              04/30/2017         MLMI-118
      250       per unit                                                                                             MLMI-068
      265       per unit                                                                                             MLMI-023
     none       per sq. ft. Carrows Restaurant                                5,623               04/30/2005         MLMI-062
      270       per unit                                                                                             MLMI-027
     none       per sq. ft. The Gap, Inc                                      7,187               03/07/2006         MLMI-012
      250       per unit                                                                                             MLMI-032
      327       per unit                                                                                             MLMI-133
     none       per sq. ft. Reynolds & Reynolds                               74,700              06/30/2003         MLMI-007
      714       per room                                                                                             MLMI-124
      250       per unit                                                                                             MLMI-042
     0.28       per sq. ft. Piggly Wiggly                                     31,778              10/31/2009         MLMI-109
     none       per sq. ft. Fort Washington Holdings                          47,000              06/30/2013         MLMI-006
     0.10       per sq. ft. Sav-On Drug Store                                 27,500              08/31/2022         MLMI-115
      250       per unit                                                                                             MLMI-022
     0.10       per sq. ft. Snap-On Tools Company                             46,600              08/03/2008         MLMI-101
     1,007      per room                                                                                             MLMI-125
     1,041      per room                                                                                             MLMI-126
      250       per bed                                                                                              MLMI-106
      233       per unit                                                                                             MLMI-142
      250       per bed                                                                                              MLMI-105
     none       per sq. ft. PetsMart, Inc.                                    26,988              05/31/2018         MLMI-160
      300       per unit                                                                                             MLMI-013
     none       per sq. ft. Thrifty/Payless/RiteAid                           31,472              02/01/2016         MLMI-067
     0.16       per sq. ft.                                                                                          MLMI-144
      250       per unit                                                                                             MLMI-020
      225       per unit                                                                                             MLMI-033
      250       per unit                                                                                             MLMI-040
     none       per sq. ft. Heilig Meyers                                     27,200              07/31/2018         MLMI-161
     0.15       per sq. ft. Mars Supermarket                                  24,000              02/01/2005         MLMI-164
     0.10       per sq. ft. OfficeMax                                         23,500              08/31/2013         MLMI-120
      300       per unit                                                                                             MLMI-065
      275       per unit                                                                                             MLMI-018
     none       per sq. ft. Best Weld                                         46,460              04/30/1999         MLMI-035
      260       per unit                                                                                             MLMI-056
      729       per room                                                                                             MLMI-127
     0.45       per sq. ft. R & R Goldman dba Discovery                       6,036               08/31/2007         MLMI-114
      255       per unit                                                                                             MLMI-008
      226       per unit                                                                                             MLMI-049
     none       per sq. ft. MJ Design                                         27,930              12/30/2002         MLMI-057
      250       per unit                                                                                             MLMI-096
      250       per unit                                                                                             MLMI-052
      250       per unit                                                                                             MLMI-060
      250       per unit                                                                                             MLMI-058
      250       per unit                                                                                             MLMI-017
      250       per unit                                                                                             MLMI-029
     none       per sq. ft. Pep Boys                                          22,193              01/21/2010         MLMI-036
     none       per sq. ft. Bassett Furniture                                 22,900              04/14/2013         MLMI-010
      265       per unit                                                                                             MLMI-061
     0.30       per sq. ft. Germantown Child Development                      4,558               06/01/2002         MLMI-116
      265       per unit                                                                                             MLMI-066
     0.15       per sq. ft. Atkinson, Dyer, and Watson (Architects)           15,000              07/31/2007         MLMI-107
     0.10       per sq. ft. Dollar Tree Stores, Inc.                          3,176               09/30/2000         MLMI-111
      250       per unit                                                                                             MLMI-047
      288       per unit                                                                                             MLMI-141
     none       per sq. ft. Magic Jewlery                                     1,400               12/31/2004         MLMI-002
      265       per unit                                                                                             MLMI-140
      250       per unit                                                                                             MLMI-097
     none       per unit                                                                                             MLMI-092
      275       per unit                                                                                             MLMI-015
     none       per unit                                                                                             MLMI-098
      250       per unit                                                                                             MLMI-059
      51        per pad                                                                                              MLMI-016
      263       per unit                                                                                             MLMI-009
      235       per unit                                                                                             MLMI-139
     0.19       per sq. ft. APL Limited*                                      6,970               03/31/2001         MLMI-108
      250       per unit                                                                                             MLMI-021
      287       per unit                                                                                             MLMI-143
      4%        of revenue                                                                                           MLMI-028
     0.13       per sq. ft. Rite Aid                                          11,057              08/31/2018         MLMI-162
      250       per unit                                                                                             MLMI-054
      283       per unit                                                                                             MLMI-024
      301       per unit                                                                                             MLMI-025

     none       per unit                                                                                             MLMI-099a
     none       per unit                                                                                             MLMI-099b
----------------------------------------------------------------------------------------------------------------------------------
     none       per unit                                                                                             MLMI-099

      19        per unit                                                                                             MLMI-146
      250       per unit                                                                                             MLMI-053
     none       per sq. ft. Purrfect                                          2,648               05/14/2000         MLMI-086
     none       per sq. ft. Hughes Aircraft Co                                40,580              07/31/2004         MLMI-073
     0.25       per sq. ft. Infotrieve                                        4,875               06/30/2006         MLMI-119
      200       per unit                                                                                             MLMI-055
     0.04       per sq. ft. Good Samaritan Hospital                           8,112               10/31/2011         MLMI-038
     none       per sq. ft. Fitness Connection                                10,500              01/31/2000         MLMI-039
     none       per sq. ft. Heilig Meyers                                     27,355              07/31/2018         MLMI-163
      250       per unit                                                                                             MLMI-044
     none       per sq. ft. Hastings Books Music Video                        12,350              09/11/2006         MLMI-100
     none       per sq. ft. Rancho Gymnastics                                 11,616              09/30/2000         MLMI-081
      250       per unit                                                                                             MLMI-037
     none       per unit                                                                                             MLMI-093
     none       per unit                                                                                             MLMI-095
      4%        of revenue                                                                                           MLMI-046
      50        per pad                                                                                              MLMI-014
      250       per unit                                                                                             MLMI-091
      250       per unit                                                                                             MLMI-094
     0.20       per sq. ft. Dollar General                                    6,593               01/31/2000         MLMI-089
     none       per sq. ft. Pemco Engineers                                   26,954              06/30/2002         MLMI-083
      316       per unit                                                                                             MLMI-030
      250       per unit                                                                                             MLMI-071
      250       per unit                                                                                             MLMI-070
     none       per sq. ft. Chief Auto Parts                                  6,050               01/31/2008         MLMI-080
     none       per sq. ft. Reeds Camera / Lutheran Social Svc. Thrift    1,600 / 1,600     11/30/2001 / 6/30/2000   MLMI-082
     none       per sq. ft. Golden Triangle                                   14,300              11/01/2000         MLMI-087
     none       per sq. ft. Chief Auto Parts                                  5,400               02/29/2008         MLMI-078
      150       per unit                                                                                             MLMI-074
     0.13       per sq. ft. Patio World                                       17,000              06/03/2001         MLMI-085
     none       per sq. ft. 7-11 Store                                        2,400               08/31/2000         MLMI-077
      200       per unit                                                                                             MLMI-079
     none       per sq. ft. Soshin, inc                                       2,642               05/31/2003         MLMI-076
     none       per sq. ft. Dr. Gregg Cohen  /  Sub&Pizza Co.                 1,800               08/31/2001         MLMI-084
     none       per sq. ft. Enviromed Inc.                                    19,500              09/30/2000         MLMI-088
     none       per unit                                                                                             MLMI-072
     0.10       per sq. ft. Spin Cycle                                        6,136               10/31/2009         MLMI-112
     none       per sq. ft. Vogue Nails                                       1,250               02/28/2000         MLMI-090
      250       per unit                                                                                             MLMI-069
     none       per sq. ft. Free Wheeler                                      1,300               06/02/2002         MLMI-075

MERRILL LYNCH                                                           ANNEX B

MORTGAGE SECURITY PRELIMINARY NEW ISSUE TERM SHEET             DECEMBER 7, 1998

                           $563,395,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C3
            TOTAL POOL SIZE = $638,408,606 (139 LOANS/140 PROPERTIES)



               Expected         Initial        % of                                   Initial Pass-      Weighted       Cash Flow
              Rating by       Certificate Initial Pool    Credit                         Through       Average Life   or Principal
Class        S&P/Moody's      Balance(1)    Balance(1)    Support     Description         Rate         (years) (2)     Window (2)
-----        -----------      ----------    ----------   --------     -----------         ----         -----------     ----------
Offered Certificates

Class A-1      AAA/Aaa        $129,870,000    20.34%      29.75%       Fixed Rate           _%             5.0        1/99 - 12/06
Class A-2      AAA/Aaa         $75,490,000    11.82%      29.75%       Fixed Rate           _%             9.0       12/06 - 4/08
Class A-3      AAA/Aaa        $243,122,000    38.08%      29.75%       Fixed Rate           _%             9.7        4/08 - 11/08
Class IO       AAAr/Aaa           (3)          (3)                  Variable Rate I/O  (4)                 N/A            N/A
(4)



Class B         AA/Aa2         $33,516,000     5.25%      24.50%         Net WAC            (5)           10.1       11/08 - 10/09
Class C          A/A2          $35,112,000     5.50%      19.00%         Net WAC            (5)           11.5       10/09 - 9/11
Class D        BBB/Baa2        $38,305,000     6.00%      13.00%         Net WAC            (5)           14.3        9/11 - 9/13
Class E       BBB-/Baa3         $7,980,000     1.25%      11.75%         Net WAC            (5)           14.7        9/13 - 9/13

Private Certificates

Class F          (6)           $35,113,000     5.50%       6.25%       Fixed Rate            _%           14.7        9/13 - 10/13
Class G          (6)            $4,788,000     0.75%       5.50%       Fixed Rate            _%           14.8       10/13 - 11/13
Class H          (6)           $14,364,000     2.25%       3.25%       Fixed Rate            _%           15.1       11/13 - 12/14
Class J          (6)            $3,192,000     0.50%       2.75%       Fixed Rate            _%           16.5       12/14 - 1/16
Class K          (6)           $17,556,605     2.75%       0.00%       Fixed Rate            _%           19.5        1/16 - 9/23

----------------------------



(1) Subject to a permitted variance of plus or minus 5%.
(2) The weighted average life (expressed in years) and the period (expressed in months following the Closing Date and commencing with the month of the first Distribution Date) during which distributions of principal would be received (the "Principal Window") set forth in the foregoing table are based on the Maturity Assumptions and a pricing speed of 0% CPR applied to each Mortgage Loan during any period that it permits voluntary prepayments of principal without imposing a Yield Maintenance Premium in connection therewith.
(3) The Class IO Certificates will not have a principal balance nor will they entitle the holders thereof to receive distributions of principal, but will entitle such holders to receive payments of interest equal to the aggregate of the interest accrued on the notional amount of each of its Components. As of any Distribution Date, each Component will have a notional amount equal to the Certificate Balance of the Class of Sequential Pay Certificates with the same Class designation.
(4) On each Distribution Date, the Class IO Certificates will receive payments of interest equal to the aggregate of the interest accrued on the notional amount of each of its Components. Each Component will accrue interest on its Strip Rate. The Strip Rate applicable to the Class A-1, Class A-2, and Class A-3 Components for each Distribution Date will equal the Weighted Average Net Mortgage Rate for such Distribution Date minus _%, _% and _% respectively (but not less than zero); the Strip Rate applica to the Class B, Class C, Class D, Class E Components for each Distribution Date will equal _%, _%, _% and _% respectively; and the Strip Rate applicable to the Class F, Class G, Class H, Class J and Class K Components for each Distribution Date will each equal the weighted Average Net Mortgage Rate for such Distribution Date minus _% (but not less than zero).
(5) The Pass-Through Rates for the Class B, Class C, Class D, and Class E Certificates will equal the Weighted Average Net Mortgage Rate minus _%, _%, _% and _% respectively.
(6) Not publicly offered.

-------------------------------------------------------------------------------

KEY FEATURES:

o PASS-THROUGH STRUCTURE: Senior/subordinated, sequential pay pass-through bonds.
o   UNDERWRITER: Merrill Lynch & Co. ("Merrill Lynch" or the "Underwriter").
o   DEPOSITOR: Merrill Lynch Mortgage Investors, Inc.
o   MASTER SERVICER: GE Capital Loan Services, Inc.
o   SPECIAL SERVICER: GE Capital Realty Group, Inc.
o   TRUSTEE: The Chase Manhattan Bank, a New York banking corporation.
o   INTEREST ACCRUAL PERIOD: 1st to the 1st
o DISTRIBUTION: The 15th day of the month, or if such date is not a business day, the following business day (but in any case, no earlier than the fourth business day following the Determination Date).
o DETERMINATION DATE: The 10th day of the month, or if such day is not a business day, the immediately preceding business day.
o   DELIVERY: The Depository Trust Company ("DTC") through Cede & Co.
o ERISA: Only Class A-1, Class A-2, Class A-3 and Class IO are ERISA eligible subject to certain conditions for eligibility.
o   SMMEA: None of the Offered Securities are SMMEA eligible.
o   TAX TREATMENT: REMIC.
o   OPTIONAL TERMINATION: 1% clean up call.


MERRILL LYNCH

(212) 449-3860

-------------------------------------------------------------------------------
Prospective investors are advised to read carefully, and should rely solely on, the final prospectus and prospectus supplement (the "Final Prospectus") relating to the Offered Certificates referred to herein (the "Offered Securities") in making their investment decision. This Term Sheet does not include all relevant information relating to the Offered Securities described herein, particularly with respect to the risks and special considerations associated with an investment in the Offered Securities. Any information contained herein will be more fully described in, and will be fully superseded by, the descriptions of the collateral and structure in the preliminary prospectus supplement and Final Prospectus. Although the information contained in this Term Sheet is based on sources which the Underwriters believe to be reliable, the Underwriters make no representation or warranty that such information is accurate or complete. Such information should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, a prospective investor shall receive and fully review the Final Prospectus. NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.
-------------------------------------------------------------------------------

MERRILL LYNCH

MORTGAGE SECURITY PRELIMINARY NEW ISSUE TERM SHEET             DECEMBER 7, 1998


                           $563,395,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C3
            TOTAL POOL SIZE = $638,408,606 (139 LOANS/140 PROPERTIES)



OVERVIEW:    o    The transaction is collateralized by 139 multifamily and
                  commercial loans, with an aggregate pool balance of approximately $638,408,606 secured by properties located throughout 30 states.
             o    Approximately, 93.9% of the loans were originated in 1998.
             o    Except where otherwise indicated, percentages (%) represent principal amount of loan or loans compared to the Initial
                  Pool Balance.



                                LOAN INFORMATION

 TOTAL CONDUIT BALANCE:      $ 638,408,606 (139 loans/140 properties)
 AVG./MAX BALANCE:           $ 4.59 million/$ 59.8 million
 LOAN TYPES:                 All fixed rate; 75.5% balloons,
                             7.3% fully amortizing, 17.1% ARD
 GROSS WA C(1):              7.088% (Range = 6.17% - 9.625%)
 NET WAC(1):                 6.976%
 Wtg. AVG. SEASONING:        4.2 months
 WTG. AVG. RTM(2):           11.3 years (135 mos.)
 WTG. AVG. REM. AMORT.:      27.2 years (326 mos.)
 WTG. AVG. DSCR:             1.43x
 WTG. AVG. CUT-OFF LTV:      70.4%
 CALL PROTECTION:            All loans are currently locked out or have yield
                             maintenance
 BORROWER CONCENTRATION:     None greater than 9.4% of the pool CROSS
 COLLATERALIZATION:          2 loan groups representing 3.1% of the pool are
                             cross-collateralized.


(1) WAC = Weighted Average Mortgage Rate
(2) RTM = Remaining Term to Maturity





        PROPERTY TYPE DESCRIPTION


                                  WTG.
                 # OF    % OF     AVG.
  TYPE           PROPS.   POOL    DSCR
  ----           ------  -----    ----
  Multifamily:      65   38.18%   1.35x
  Retail:           34   23.57    1.41x
  Office:           61    4.08    1.56x
  Hospitality:       9    9.63    1.48x
  Industrial:       12    9.09    1.51x
  Health Care:       3    2.23    1.38x
  CTL:               4    1.58     NAP
  Mini Storage:      2    0.81    1.34x
  Mobile Home Park : 2    0.49    1.85x
  Mixed Use:         3    0.35    1.31x

  TOT/WTG. AVG.:   140  100.00%   1.43X





          GEOGRAPHIC DISTRIBUTION
           (Total of 30 States)


                    # OF      % OF
  STATE          PROPERTIES   POOL
  --------------------------------------

  New York:          10      18.24%
  Texas:             25      18.01
  California:        36      13.74
  Pennsylvania        9       8.02
  New Jersey:         5       7.32
  Michigan            4       6.67

  POOL TOTALS       140      100.0%



                              CUT-OFF DATE BALANCES


    BALANCE RANGE              # OF       % OF     CUMULATIVE     WTG. AVG.
    (MM)                       LOANS      POOL     % OF Pool     CUT-OFF LTV
    ------------------------------------------------------------------------
    $   238,421 -   999,999      21       2.09%       2.09%        69.02%
      1,000,000 - 1,999,999      32       7.68        9.77         69.22
      2,000,000 - 2,999,999      30      11.56       21.33         71.41
      3,000,000 - 3,999,999      12       6.60       27.93         73.03
      4,000,000 - 4,999,999      11       8.14       36.08         74.80
      5,000,000 - 5,999,999       6       5.10       41.18         69.10
      6,000,000 - 6,999,999       6       6.01       47.19         73.59
      7,000,000 - 7,999,999       4       4.81       52.00         63.25
      8,000,000 - 8,999,999       1       1.28       53.28         74.84
      9,000,000 - 9,999,999       2       2.92       56.20         80.00
     10,000,000 -14,999,999       7      12.77       68.97         67.75
     15,000,000 -19,999,999       3       7.93       76.90         74.10
     20,000,000 -24,999,999       1       3.76       80.65         59.95
     25,000,000 -29,999,999       1       4.51       85.16         73.80
     30,000,000 -34,999,999       1       5.47       90.63         79.30
     40,000,000 -59,845,380       1       9.37      100.00         61.70
    ------------------------------------------------------------------------
    TOTALS                      139     100.00%     100.00%        70.41%





                          DEBT SERVICE COVERAGE RATIOS

    DSCR RANGE  # OF        % OF      CUMULATIVE    WTG. AVG.
                LOANS       POOL       % OF POOL   CUT-OFF LTV
    ----------- -------- ------------ ------------ ------------
    CTL Loans      4         1.58%        1.58%        NAP
    1.10 - 1.19    3         2.19         3.77        77.39%
    1.20 - 1.29   45        32.07        35.83        75.98
    1.30 - 1.39   30        26.34        62.18        69.02
    1.40 - 1.49   24        16.44        78.62        73.55
    1.50 - 1.59   19         8.31        86.93        71.02
    1.60 - 1.69    3         2.06        88.98        61.11
    1.70 - 1.79    4         5.29        94.27        59.29
    1.80 - 1.89    1         0.47        94.74        53.05
    1.90 - 1.99    1         0.10        94.84        62.82
    2.00 - 2.49    4         3.92        98.76        52.16
    2.50 - 2.53    1         1.24       100.00        25.64
    ----------- -------- ------------ ------------ ------------
    TOTALS       139       100.00%      100.00%       70.41%

    Weighted Average DSCR = 1.43x




               CUT-OFF DATE LTV RATIOS


                 # OF       % OF        CUMULATIVE
LTV RANGE        LOANS      POOL         % OF POOL
--------------- --------- ---------- ----------------
CTL Loans           4        1.58%         1.58%
0.01% - 50.00%      4        2.76          4.34
50.01 - 60.00      10        8.93         13.26
60.01 - 70.00      34       21.70         34.97
70.01 - 80.00      84       62.92         97.89
80.01 - 80.58       3        2.11        100.00
--------------- --------- ---------- ----------------
TOTALS            139      100.00%       100.00%

Weighted Average Cut-Off LTV = 70.4%



                ORIGINAL TERMS

TERM                  # OF LOANS     % OF POOL
--------------------- ----------- ----------------
5 Year Balloon             2            0.37%
6 to 9 Year Balloon        6            3.59
10 Year Balloon           92           57.32
11 to 14 Year              6            5.60
  Balloon
15 Year Balloon           13            6.81
16 to 20 Year Balloon      3            1.81

6 to 9 Year ARD            1            4.51
10 Year ARD                2            1.39
15 Year ARD                2           11.25

Fully Amortizing          12            7.35
--------------------- ----------- ----------------
TOTALS                   139          100.00%

MERRILL LYNCH

MORTGAGE SECURITY PRELIMINARY NEW ISSUE TERM SHEET             DECEMBER 7, 1998

                           $563,395,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C3
            TOTAL POOL SIZE = $638,408,606 (139 LOANS/140 PROPERTIES)


DESCRIPTION OF PROPERTY TYPES:
-----------------------------------------------------------------------------------------------------------------------------------
                                                          LOAN CHARACTERISTICS BY PROPERTY TYPE
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                          Weighted Averages
                                                                                  -------------------------------------------------
                                                           Average      Highest
                        Cut-off                 % of       Cut-Off      Cut-Off
                         Date                  Initial       Date        Date                  Cut-Off      Repay-
      Property          Balance     No. of      Pool       Balance      Balance      DSCR        Date        ment       Property
       Types             ($MM)       Props.    Balance      ($MM)        ($MM)        (A)      LTV (A)     LTV (A)        Size

-----------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY            $243.72         65       38.18%       $3.75      $34.89       1.35x       73.95%     60.43%         326

RETAIL                  150.44         34       23.57         4.42       28.78       1.41        71.76      56.87        126,165

OFFICE                   89.86          6       14.08        14.98       59.85       1.56        61.69      47.20        415,410

HOSPITALITY              61.50          9        9.63         6.83       17.21       1.48        70.55      55.99          212

INDUSTRIAL               58.01         12        9.09         4.83       15.51       1.51        65.67      39.20        355,006

HEALTH CARE              14.25          3        2.23         4.75        6.30       1.38        72.67      28.95          106

CTL                      10.09          4        1.58         2.52        3.74       NAP (D)     NAP (D)    NAP (D)       24,362

MINI STORAGE              5.16          2        0.81         2.58        3.59       1.34        73.40      59.55         1,051

MOBILE HOME               3.16          2        0.49         1.58        1.99       1.85        48.93      23.89          216
PARK

MIXED USE                 2.23          3        0.35         0.74        1.43       1.31        72.44      60.65         15,258

-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WTG.             $638.41        140      100.00%       $4.56      $59.85       1.43x       70.41%     54.39%         NAP
AVG.
-----------------------------------------------------------------------------------------------------------------------------------

                     (RESTUBBED TABLE CONTINUED FROM ABOVE)

--------------------------------------------
                           Weighted Averages
--------------------------------------------
                                 Loan per
                                 sq. ft.,
                                unit, bed,
                       Occu-     key, pad
      Property         Pancy      or room
       Types           % (B)        (C)
--------------------------------------------
MULTIFAMILY             95%        37,724

RETAIL                  98            139

OFFICE                  97            101

HOSPITALITY            NAP (D)     52,200

INDUSTRIAL              97             34

HEALTH CARE             89         47,150

CTL                    100            123

MINI STORAGE            89          3,034

MOBILE HOME             93          7,837
PARK

MIXED USE               99             67

--------------------------------------------
TOTAL/WTG.              96%           NAP
AVG.
--------------------------------------------



(A) The Cut-Off Date DSCR and LTV ratio information shown above do not reflect the four Credit Lease Loans, representing 1.6% of the Initial Pool Balance, which typically have debt service coverage ratios equal to or less than 1.00x and loan to value ratios in excess of 79.0%.
(B) Weighted Average of the Occupancy Percentage for the corresponding property type determined on the basis of the individual occupancy percentages set forth on Annex A
(C) Average Property Size refers to total leasable square feet with respect to retail, office and industrial properties, number of units with respect to multifamily properties, number of pads with respect to manufactured housing communities, number of guest rooms with respect to each hospitality property, number of square feet with respect to self-storage facilities, and number of beds with respect to health care facilities.
(D) NAP = Not Applicable

MERRILL LYNCH

MORTGAGE SECURITY PRELIMINARY NEW ISSUE TERM SHEET             DECEMBER 7, 1998



                           $563,395,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C3
            TOTAL POOL SIZE = $638,408,606 (139 LOANS/140 PROPERTIES)




PREPAYMENT PROTECTION:     o     Currently 98.4% of the loans are locked out
                                 and 1.7% are subject to yield maintenance charges.
                           o     All of the loans have yield maintenance charges
                                 which are calculated at flat-to-treasuries.
                           o     67.5% of the loans by balance provide for
                                 defeasance.

---------------------------------------------------------------------------------------------------------------------------------
                                                       TABLE 1
                                          PREPAYMENT RESTRICTION CATEGORIES
---------------------------------------------------------------------------------------------------------------------------------
                                                                                            Weighted Averages
                                             AGGREGATE                  ---------------------------------------------------------
                              NUMBER OF    CUT-OFF DATE   % OF INITIAL      TERM TO          REMAINING        # OF MONTHS OF OPEN
                               MORTGAGE       BALANCE         POOL       ARD/MATURITY    LOCKOUT/DEFEASANCE   PREPAYMENT PRIOR TO
PREPAYMENT RESTRICTION (A)      LOANS          (MM)          BALANCE        (MOS.)          TERM (MOS.)       ARD/MATURITY(MOS.)
---------------------------------------------------------------------------------------------------------------------------------
LO or LO, then DEF  (B)           76       $433,360,592      67.88%           146          140       95.81%           6
LO, then PP                       17         40,237,671       6.30             86           51       59.76           11
LO, then YM                       40        154,287,568      24.17            120           52       43.76            5
YM Only                            6         10,522,775       1.65            111            0        NAP             7
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WTG. AVGS.                 139       $638,408,606     100.00%           135          111       81.95%           6
---------------------------------------------------------------------------------------------------------------------------------

Weighted Average Term to End of Locked Out/Defeasance Term (for Locked Out/Defeasance loans): 140 months.
Weighted Average Term to End of Locked Out/Defeasance Term (for all loans): 111 months.
Weighted Average Number of Months Loans are Open to Prepayment Prior to ARD/Maturity: 6 months

(A) LO=Locked Out, DEF=Defeasance, YM=Yield Maintenance, PP=Percentage Premium
(B) Includes two mortgages loans (0.37%), which are not defeasance loans
------------------------------------------------------------------------------------------------------------------------------------

ALLOCATION OF                   Prepayment premiums will be allocated among the Class A-1, A-2, A-3, B, C, D, E, F, G and IO
PREPAYMENT PREMIUMS:            Certificates as follows:

                                o   Any yield maintenance charges and percentage prepayment premiums will be allocated among the Class A-1, A-2, A-3, B, C, D, E, F, G and IO Certificates based upon a formula which is based, in part, on the relationship between the Pass-Through Rate of the Class(es)
                                    currently receiving principal, the mortgage rate of the loan that has prepaid, and current interest rates.

                                    % of Prepayment Premium             (Pass-Through Rate - Discount Rate)
                                  Allocated to Non-IO Certificates       ---------------------------------
                                                                      =
                                                                          (Mortgaged Rate - Discount Rate)


                                o   Any penalties not allocated to non-IO certificates will be allocated to Class IO.

                                o   In general, this formula provides for an increase in the allocation of prepayment premiums to the Sequential Pay Certificates as interest rates decrease and a decrease in the allocation to such classes as interest rates rise.


                                The "Discount Rate" applicable to any Class of Certificates will be equal to the yield (when compounded monthly) on the non-callable U.S.
                                Treasury issue (primary issue) with a maturity date closest to the maturity date for the prepaid Mortgage Loan as reported in The Wall
                                Street Journal on the date of such prepayment.
                                In the event that there are two such U.S.
                                Treasury issues (a) with the same coupon, the issue with the lower yield will be utilized, and
                                (b) with maturity da date for the prepaid
                                Mortgage Loan, the issue with the earliest maturity date will be utilized.

MERRILL LYNCH

MORTGAGE SECURITY PRELIMINARY NEW ISSUE TERM SHEET             DECEMBER 7, 1998

                                       PREPAYMENT LOCK-OUT /PREMIUM ANALYSIS
--------------------------------------------------------------------------------------------------------------------------


                                  PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT
                            ----------------------------------------------------------------------------------------

                              Current     12 Mo.     24 Mo.      36 Mo.      48 Mo.      60 Mo.      72 Mo.      84 Mo.
PREPAYMENT                     Dec.        Dec.       Dec.        Dec.        Dec.        Dec.        Dec.        Dec.
RESTRICTION
--------------------------------------------------------------------------------------------------------------------------
Locked Out                     98.4        96.2       96.0        93.2        87.9        72.6        72.6        78.1
Yield Maintenance               1.6         3.8        4.0         6.8        11.6        21.0        20.1        19.9
--------------------------------------------------------------------------------------------------------------------------

Percentage  Premium

     5.00% and greater          0.0         0.0        0.0         0.0         0.1         1.7         0.0         0.0
     4.00 to 4.99               0.0         0.0        0.0         0.0         0.0         0.1         1.7         0.0
     3.00 to 3.99               0.0         0.0        0.0         0.0         0.0         0.0         0.1         1.9
     2.00 to 2.99               0.0         0.0        0.0         0.0         0.0         0.0         0.0         0.1
     1.00 to 1.99               0.0         0.0        0.0         0.0         0.0         4.6         0.0         0.0
Open                            0.0         0.0        0.0         0.0         0.4         0.0         5.4         0.0
--------------------------------------------------------------------------------------------------------------------------
TOTALS                        100.0       100.0      100.0       100.0       100.0       100.0       100.0       100.0

Mortgage Pool Balance ($mm)   638.4       630.4      622.0       612.8       602.9       590.0       571.7       519.8

% of Initial Pool Balance     100.0        98.7       97.4        96.0        94.4        92.4        89.6        81.4


--------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
                                       PREPAYMENT LOCK-OUT/PREMIUM ANALYSIS
--------------------------------------------------------------------------------------------------------------------------


                                  PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT
                            ----------------------------------------------------------------------------------------------

                              96 Mo.      108 Mo.    120 Mo.     132 Mo.     144 Mo.     156 Mo.     168 Mo.     180 Mo.
PREPAYMENT                     Dec.        Dec.       Dec.        Dec.        Dec.        Dec.        Dec.        Dec.
RESTRICTION
--------------------------------------------------------------------------------------------------------------------------
Locked Out                     73.9         74.0       84.5        82.6        84.8        84.4        44.1        96.7
Yield Maintenance              24.2         12.0       15.5        17.4        15.2        15.6        13.3        3.3
--------------------------------------------------------------------------------------------------------------------------


Percentage  Premium
     5.00% and greater          0.0         0.0         0.0        0.0         0.0         0.0         0.0         0.0
     4.00 to 4.99               0.0         0.0         0.0        0.0         0.0         0.0         0.0         0.0
     3.00 to 3.99               0.0         0.0         0.0        0.0         0.0         0.0         0.0         0.0
     2.00 to 2.99               1.9         0.0         0.0        0.0         0.0         0.0         0.0         0.0
     1.00 to 1.99               0.1         0.0         0.0        0.0         0.0         0.0         0.0         0.0
Open                            0.0        14.0         0.0        0.0         0.0         0.0        42.6         0.0
--------------------------------------------------------------------------------------------------------------------------
TOTALS                        100.0       100.0       100.0      100.0       100.0       100.0       100.0       100.0
Mortgage Pool Balance ($mm)   507.6       474.6       166.5      143.0       129.1       119.4       112.9        23.5
% of Initial Pool Balance      79.5        74.3        26.1       22.4        20.2        18.7        17.7         3.7
--------------------------------------------------------------------------------------------------------------------------

MERRILL LYNCH

MORTGAGE SECURITY PRELIMINARY NEW ISSUE TERM SHEET             DECEMBER 7, 1998

                           $563,395,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C3
            TOTAL POOL SIZE = $638,408,606 (139 LOANS/140 PROPERTIES)


SPECIAL SERVICER/LOAN                The initial Special Servicer will be GE
MODIFICATIONS:                       Capital Realty Group, Inc. The Special
                                     Servicer will be responsible for performing certain servicing functions with respect to Mortgage Loans that, in general, are in default or as to which default is imminent, and for administering any REO Properties.
                                     The holders of the majority of the
                                     Controlling Class of Sequential Pay
                                     Certificates will have the right, subject to certain conditions described herein, to replace the Special Servicer and to select a "Controlling Class Representative" from whom the Special Servicer will seek advice and approval and take directions under certain circumstances

                                     The Special Servicer will be permitted to extend the date on which any Balloon Payment is scheduled to be due for up to three one-year extensions at or above the prevailing market rate for a similar loan, provided that the Balloon Loan is not a Specially Serviced Mortgage Loan and has not been delinquent in the preceeding 12 months.

REMOVAL OF THE SPECIAL               The Pooling and Servicing Agreement permits
SERVICER/CONTROLLING CLASS           (subject to certain conditions) the
REPRESENTATIVE:                      Controlling Class of Sequential Pay
                                     Certificates to replace the Special
                                     Servicer. The "Controlling Class of
                                     Sequential Pay Certificates" is the
                                     majority holder or holders of the Class of Sequential Pay Certificates that has the latest alphabetical Class designation, and that has a Certificate Balance that is greater than 20% of its initial Certificate
                                     Balance (or if no Class of Sequential Pay
                                     Certificates has a Certificate Balance that is greater than 20% of its initial
                                     Certificate Balance, the Class of
                                     Sequential Pay Certificates with the latest alphabetical Class designation). The Class
                                     A-1, Class A-2 and Class A-3 Certificates will be treated as one Class for determining the Controlling Class of
                                     Sequential Pay Certificates.

MERRILL LYNCH

MORTGAGE SECURITY PRELIMINARY NEW ISSUE TERM SHEET             DECEMBER 7, 1998



                           $563,395,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C3
            TOTAL POOL SIZE = $638,408,606 (139 LOANS/140 PROPERTIES)


APPRAISAL REDUCTION:                 Upon the earliest of the date (each such
                                     date, a "Required Appraisal Date") that (1) any Mortgage Loan is sixty (60) days delinquent in respect of any Periodic
                                     Payment, (2) any REO Property is acquired on behalf of the Trust Fund, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon
                                     Payment, (4) with respect to which sixty days elapse after a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing any Mortgage Loan, (5) with respect to which sixty days elapse after a borrower with respect to any Mortgage Loan is subject to any bankruptcy peceeding or (6) a Balloon
                                     Payment with respect to any Mortgage Loan is due and has not been paid on its scheduled maturity date (each such Mortgage
                                     Loan including any REO Loan, a "Required
                                     Appraisal Loan"), the Special Servicer will be required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR 225.62 unless such an appraisal had been previously obtained within the prior twelve months.

                                     If an Appraisal Reduction Amount exists
                                     with respect to any Required Appraisal
                                     Loan, the Controlling Class Representative may, at its expense (i) direct the Special Servicer to obtain and deliver to the Master Servicer and the Trustee an appraisal meeting the requirements for a Required Appraisal and to the extent the appraisals are different, an independent third party appraiser will determine the appropriate amount to be used in determining the Appraisal Reduction Amount or (ii) upon the expiration of six months from the date on which the appraisal was obtained by the Special Servicer with respect to such Required Appraisal Loan, and upon review of the Special Servicer's plan for servicing such Required Appraisal Loan, direct the Special Servicer to obtain and deliver to the Master Servicer, the Special Servicer and the Trustee an update of the appraisal previously obtained by the Special Servicer in connection with such Required Appraisal Loan for the purpose of determining the appropriate amount to be used in determining the Appraisal Reduction Amount.

                                     The Appraisal Reduction Amount for any
                                     Required Appraisal Loan will equal the
                                     excess, if any, of (a) the sum of, without duplication, as of the Determination date immediately succeeding the date on which the appraisal is obtained, (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate,
                                     (iii) all accrued but unpaid Servicing Fees and Additional Trust Fund Expenses in respect of such Required Appraisal Loan,
                                     (iv) all related unreimbursed Advances,
                                     plus interests thereon, made by or on
                                     behalf of the Master Servicer, the Special
                                     Servicer and the Trustee with respect to such Required Appraisal Loan and (v) all currently due and unpaid real estate taxes and assessments, insurance premiums, and if applicable, ground rents in respect of the related Mortgaged Property (net of any amount escrowed therefor), over (b) an amount equal to 90% of the appraised value (net of any prior liens) of the related Mortgaged Property as determined by such appraisal.

                              MLMI, SERIES 1998-C3
-------------------------------------------------------------------------------
                          PRICE/YIELD TO MATURITY TABLE
                               BOND SENSITIVITIES
                                    CLASS A-1
                                BOND TYPE - FIXED

Settlement Date:    12/22/98                     Current Balance:  $129,870,000
Next Payment:        1/15/99                     Current Coupon:         5.730%



                             -----------------------------------------------------------------------------------
                                          0% CPR While Subject to Lockout or Yield Maintenance*
           -----------------------------------------------------------------------------------------------------
                   0.000 CPR       15.00 CPR        25.00 CPR       50.00 CPR       75.00 CPR      100.00 CPR
        Price      Yield    Dur    Yield    Dur     Yield   Dur     Yield    Dur    Yield    Dur    Yield    Dur
----------------------------------------------------------------------------------------------------------------
        99-00       5.99   4.13     6.00   4.05      6.01  4.00      6.03   3.89     6.05   3.80     6.07   3.63
        99-04       5.96            5.97             5.98            6.00            6.01            6.03
        99-08       5.93            5.94             5.95            5.97            5.98            6.00
        99-12       5.90            5.91             5.92            5.93            5.95            5.97

        99-16       5.87   4.14     5.88   4.06      5.89  4.01      5.90   3.90     5.91   3.81     5.93   3.64
        99-20       5.84            5.85             5.85            5.87            5.88            5.90
        99-24       5.81            5.82             5.82            5.84            5.85            5.86
        99-28       5.78            5.79             5.79            5.81            5.82            5.83

       100-00       5.75   4.15     5.76   4.06      5.76  4.01      5.77   3.91     5.78   3.81     5.79   3.65
       100-04       5.72            5.72             5.73            5.74            5.75            5.76
       100-08       5.69            5.69             5.70            5.71            5.72            5.73
       100-12       5.66            5.66             5.67            5.68            5.69            5.69

       100-16       5.63   4.16     5.63   4.07      5.64  4.02      5.65   3.91     5.65   3.82     5.66   3.65
       100-20       5.60            5.60             5.61            5.61            5.62            5.62
       100-24       5.57            5.57             5.58            5.58            5.59            5.59
       100-28       5.54            5.54             5.55            5.55            5.56            5.56

       101-00       5.51   4.16     5.51   4.08      5.51  4.03      5.52   3.92     5.52   3.83     5.52   3.66
       101-04       5.48            5.48             5.48            5.49            5.49            5.49
       101-08       5.45            5.45             5.45            5.46            5.46            5.46
       101-12       5.42            5.42             5.42            5.43            5.43            5.42

       101-16       5.39   4.17     5.39   4.09      5.39  4.04      5.39   3.93     5.40   3.83     5.39   3.67
       101-20       5.36            5.36             5.36            5.36            5.36            5.35
       101-24       5.33            5.33             5.33            5.33            5.33            5.32
       101-28       5.30            5.30             5.30            5.30            5.30            5.29

       102-00       5.27   4.18     5.27   4.09      5.27  4.04      5.27   3.94     5.27   3.84     5.25   3.67

        WAL         5.00            4.88             4.81            4.65            4.52            4.29

     1st Prin    1/15/99         1/15/99          1/15/99         1/15/99         1/15/99         1/15/99
          Mat.  12/15/06         7/15/06          6/15/06         3/15/06         2/15/06         2/15/06


-------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
-------------------------------------------------------------------------------

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.

                              MLMI, SERIES 1998-C3
-------------------------------------------------------------------------------
                          PRICE/YIELD TO MATURITY TABLE
                               BOND SENSITIVITIES
                                    CLASS A-2
                                BOND TYPE - FIXED

Settlement Date:     12/22/98                      Current Balance: $75,490,000
Next Payment:         1/15/99                      Current Coupon:       5.950%



                             ------------------------------------------------------------------------------------
                                           0% CPR While Subject to Lockout or Yield Maintenance*
           ------------------------------------------------------------------------------------------------------
                    0.CPR          15.CPR           25.CPR          50.CPR          75.CPR            100.CPR
        Price       Yield   Dur    Yield    Dur     Yield  Dur      Yield   Dur     Yield   Dur        Yield  Dur
-----------------------------------------------------------------------------------------------------------------
        99-00       6.14   6.76     6.14   6.70      6.14  6.66      6.14   6.61     6.14   6.58       6.14  6.48
        99-04       6.12            6.12             6.12            6.12            6.12              6.12
        99-08       6.10            6.10             6.10            6.10            6.10              6.10
        99-12       6.08            6.08             6.08            6.08            6.08              6.08

        99-16       6.06   6.77     6.07   6.71      6.07  6.67      6.07   6.62     6.07   6.58       6.07  6.49
        99-20       6.05            6.05             6.05            6.05            6.05              6.05
        99-24       6.03            6.03             6.03            6.03            6.03              6.03
        99-28       6.01            6.01             6.01            6.01            6.01              6.01

       100-00       5.99   6.78     5.99   6.71      5.99  6.68      5.99   6.62     5.99   6.59       5.99  6.50
       100-04       5.97            5.97             5.97            5.97            5.97              5.97
       100-08       5.95            5.95             5.95            5.95            5.95              5.95
       100-12       5.94            5.94             5.94            5.93            5.93              5.93

       100-16       5.92   6.79     5.92   6.72      5.92  6.69      5.92   6.63     5.91   6.60       5.91  6.51
       100-20       5.90            5.90             5.90            5.90            5.90              5.89
       100-24       5.88            5.88             5.88            5.88            5.88              5.87
       100-28       5.86            5.86             5.86            5.86            5.86              5.86

       101-00       5.84   6.79     5.84   6.73      5.84  6.70      5.84   6.64     5.84   6.61       5.84  6.52
       101-04       5.83            5.82             5.82            5.82            5.82              5.82
       101-08       5.81            5.81             5.81            5.80            5.80              5.80
       101-12       5.79            5.79             5.79            5.79            5.78              5.78

       101-16       5.77   6.80     5.77   6.74      5.77  6.70      5.77   6.65     5.76   6.62       5.76  6.52
       101-20       5.75            5.75             5.75            5.75            5.75              5.74
       101-24       5.74            5.73             5.73            5.73            5.73              5.72
       101-28       5.72            5.72             5.71            5.71            5.71              5.70

       102-00       5.70   6.81     5.70   6.75      5.70  6.71      5.69   6.66     5.69   6.62       5.69  6.53

       WAL          9.00            8.89             8.83            8.73            8.68              8.52

      1st Prin  12/15/06         7/15/06          6/15/06         3/15/06         2/15/06           2/15/06
       Mat.      4/15/08         4/15/08          4/15/08         3/15/08         3/15/08          12/15/07

-------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
-------------------------------------------------------------------------------

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.
The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.
No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.

                              MLMI, SERIES 1998-C3
-------------------------------------------------------------------------------
                          PRICE/YIELD TO MATURITY TABLE
                               BOND SENSITIVITIES
                                    CLASS A-3
                                BOND TYPE - FIXED

Settlement Date:  12/22/98                        Current Balance: $243,122,000
Next Payment:      1/15/99                        Current Coupon:        5.980%



                             -------------------------------------------------------------------------------------------
                                              0% CPR While Subject to Lockout or Yield Maintenance*
           -------------------------------------------------------------------------------------------------------------
                    0.CPR            15.CPR           25.CPR            50.CPR            75.CPR          100.CPR
        Price       Yield  Dur       Yield  Dur       Yield   Dur       Yield   Dur       Yield  Dur      Yield    Dur
------------------------------------------------------------------------------------------------------------------------
        99-00       6.16   7.15       6.16  7.14       6.16   7.14       6.16   7.13       6.16  7.11       6.16   6.99
        99-04       6.14              6.14             6.15              6.15              6.15             6.15
        99-08       6.13              6.13             6.13              6.13              6.13             6.13
        99-12       6.11              6.11             6.11              6.11              6.11             6.11

        99-16       6.09   7.16       6.09  7.15       6.09   7.15       6.09   7.14       6.09  7.12       6.09   7.00
        99-20       6.07              6.07             6.07              6.07              6.07             6.08
        99-24       6.06              6.06             6.06              6.06              6.06             6.06
        99-28       6.04              6.04             6.04              6.04              6.04             6.04

       100-00       6.02   7.17       6.02  7.16       6.02   7.16       6.02   7.15       6.02  7.13       6.02   7.01
       100-04       6.01              6.01             6.01              6.01              6.00             6.00
       100-08       5.99              5.99             5.99              5.99              5.99             5.99
       100-12       5.97              5.97             5.97              5.97              5.97             5.97

       100-16       5.95   7.18       5.95  7.17       5.95   7.17       5.95   7.16       5.95  7.14       5.95   7.02
       100-20       5.94              5.94             5.94              5.94              5.94             5.93
       100-24       5.92              5.92             5.92              5.92              5.92             5.92
       100-28       5.90              5.90             5.90              5.90              5.90             5.90

       101-00       5.88   7.19       5.88  7.18       5.88   7.18       5.88   7.16       5.88  7.15       5.88   7.03
       101-04       5.87              5.87             5.87              5.87              5.87             5.86
       101-08       5.85              5.85             5.85              5.85              5.85             5.85
       101-12       5.83              5.83             5.83              5.83              5.83             5.83

       101-16       5.82   7.20       5.82  7.19       5.82   7.19       5.82   7.17       5.81  7.16       5.81   7.03
       101-20       5.80              5.80             5.80              5.80              5.80             5.79
       101-24       5.78              5.78             5.78              5.78              5.78             5.78
       101-28       5.76              5.76             5.76              5.76              5.76             5.76

       102-00       5.75   7.21       5.75  7.20       5.75   7.19       5.75   7.18       5.75  7.16       5.74   7.04

       WAL          9.71              9.70             9.69              9.67              9.64             9.42

       1st Prin   4/15/08          4/15/08          4/15/08           3/15/08           3/15/08         12/15/07
       Mat.      11/15/08         11/15/08         11/15/08          11/15/08          11/15/08          8/15/08

-------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
-------------------------------------------------------------------------------

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.

                              MLMI, SERIES 1998-C3
-------------------------------------------------------------------------------
                          PRICE/YIELD TO MATURITY TABLE
                               BOND SENSITIVITIES
                                     CLASS B
                               BOND TYPE - NET WAC

Settlement Date:   12/22/98                        Current Balance: $33,516,000
Next Payment:       1/15/99                        Current Coupon:  NWAC - 0.81

                             ----------------------------------------------------------------------------------------
                                             0% CPR While Subject to Lockout or Yield Maintenance*
           ----------------------------------------------------------------------------------------------------------
                    0.CPR            15.CPR           25.CPR            50.CPR            75.CPR          100.CPR
        Price       Yield  Dur       Yield  Dur       Yield    Dur      Yield    Dur      Yield   Dur     Yield   Dur
---------------------------------------------------------------------------------------------------------------------
        99-00       6.44   7.27       6.43  7.26       6.43   7.26       6.43   7.26       6.43  7.25      6.43  7.17
        99-04       6.42              6.42             6.41              6.41              6.41            6.41
        99-08       6.40              6.40             6.40              6.39              6.39            6.39
        99-12       6.38              6.38             6.38              6.38              6.38            6.38

        99-16       6.37   7.28       6.36  7.27       6.36   7.27       6.36   7.27       6.36  7.26      6.36  7.18
        99-20       6.35              6.35             6.35              6.34              6.34            6.34
        99-24       6.33              6.33             6.33              6.33              6.32            6.32
        99-28       6.31              6.31             6.31              6.31              6.31            6.31

       100-00       6.30   7.28       6.29  7.28       6.29   7.28       6.29   7.28       6.29  7.27      6.29  7.19
       100-04       6.28              6.28             6.28              6.27              6.27            6.27
       100-08       6.26              6.26             6.26              6.26              6.26            6.25
       100-12       6.25              6.24             6.24              6.24              6.24            6.24

       100-16       6.23   7.29       6.23  7.29       6.23   7.29       6.22   7.29       6.22  7.28      6.22  7.20
       100-20       6.21              6.21             6.21              6.21              6.21            6.20
       100-24       6.20              6.19             6.19              6.19              6.19            6.19
       100-28       6.18              6.18             6.17              6.17              6.17            6.17

       101-00       6.16   7.30       6.16  7.30       6.16   7.30       6.16   7.30       6.15  7.29      6.15  7.21
       101-04       6.14              6.14             6.14              6.14              6.14            6.13
       101-08       6.13              6.13             6.12              6.12              6.12            6.12
       101-12       6.11              6.11             6.11              6.11              6.10            6.10

       101-16       6.09   7.31       6.09  7.31       6.09   7.31       6.09   7.31       6.09  7.30      6.08  7.22
       101-20       6.08              6.07             6.07              6.07              6.07            6.07
       101-24       6.06              6.06             6.06              6.05              6.05            6.05
       101-28       6.04              6.04             6.04              6.04              6.04            6.03

       102-00       6.03   7.32       6.02  7.32       6.02   7.32       6.02   7.32       6.02  7.31      6.01  7.23

       WAL         10.12             10.11            10.11             10.10             10.09            9.94

      1st Prin  11/15/08          11/15/08         11/15/08          11/15/08          11/15/08         8/15/08
      Mat.      10/15/09          10/15/09         10/15/09          10/15/09          10/15/09         7/15/09

-------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
-------------------------------------------------------------------------------

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.
The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.
No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.

                              MLMI, SERIES 1998-C3
-------------------------------------------------------------------------------
                          PRICE/YIELD TO MATURITY TABLE
                               BOND SENSITIVITIES
                                     CLASS C
                               BOND TYPE - NET WAC

Settlement Date:  12/22/98                        Current Balance:  $35,112,000
Next Payment:      1/15/99                        Current Coupon:   NWAC - 0.52


                             ----------------------------------------------------------------------------------------
                                             0% CPR While Subject to Lockout or Yield Maintenance*
           ----------------------------------------------------------------------------------------------------------
                    0.CPR            15.CPR           25.CPR            50.CPR            75.CPR         100.CPR
        Price       Yield   Dur      Yield   Dur      Yield    Dur      Yield    Dur      Yield   Dur     Yield   Dur
---------------------------------------------------------------------------------------------------------------------
        99-00       6.71   7.83       6.71  7.83       6.71   7.83       6.71   7.83       6.71  7.83      6.70  7.77
        99-04       6.70              6.69             6.69              6.69              6.69            6.69
        99-08       6.68              6.68             6.68              6.67              6.67            6.67
        99-12       6.66              6.66             6.66              6.66              6.66            6.66

        99-16       6.65   7.85       6.65  7.84       6.64   7.84       6.64   7.84       6.64  7.84      6.64  7.78
        99-20       6.63              6.63             6.63              6.63              6.63            6.62
        99-24       6.62              6.61             6.61              6.61              6.61            6.61
        99-28       6.60              6.60             6.60              6.59              6.59            6.59

       100-00       6.58   7.86       6.58  7.86       6.58   7.86       6.58   7.86       6.58  7.85      6.58  7.79
       100-04       6.57              6.57             6.56              6.56              6.56            6.56
       100-08       6.55              6.55             6.55              6.55              6.55            6.54
       100-12       6.54              6.53             6.53              6.53              6.53            6.53

       100-16       6.52   7.87       6.52  7.87       6.52   7.87       6.52   7.87       6.51  7.87      6.51  7.80
       100-20       6.51              6.50             6.50              6.50              6.50            6.50
       100-24       6.49              6.49             6.49              6.48              6.48            6.48
       100-28       6.47              6.47             6.47              6.47              6.47            6.46

       101-00       6.46   7.88       6.46  7.88       6.45   7.88       6.45   7.88       6.45  7.88      6.45  7.81
       101-04       6.44              6.44             6.44              6.44              6.44            6.43
       101-08       6.43              6.42             6.42              6.42              6.42            6.42
       101-12       6.41              6.41             6.41              6.41              6.40            6.40

       101-16       6.40   7.89       6.39  7.89       6.39   7.89       6.39   7.89       6.39  7.89      6.39  7.83
       101-20       6.38              6.38             6.38              6.37              6.37            6.37
       101-24       6.36              6.36             6.36              6.36              6.36            6.35
       101-28       6.35              6.35             6.35              6.34              6.34            6.34

       102-00       6.33   7.90       6.33  7.90       6.33   7.90       6.33   7.90       6.33  7.90      6.32  7.84

       WAL         11.54             11.54            11.53             11.53             11.53           11.39

       1st Prin 10/15/09          10/15/09         10/15/09          10/15/09          10/15/09         7/15/09
       Mat.      9/15/11           9/15/11          9/15/11           9/15/11           9/15/11         9/15/11

-------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
-------------------------------------------------------------------------------

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.

                              MLMI, SERIES 1998-C3
-------------------------------------------------------------------------------
                          PRICE/YIELD TO MATURITY TABLE
                               BOND SENSITIVITIES
                                     CLASS D
                               BOND TYPE - NET WAC

Settlement Date:  12/22/98                        Current Balance:  $38,305,000
Next Payment:      1/15/99                        Current Coupon:          NWAC


                           ------------------------------------------------------------------------------------
                                         0% CPR While Subject to Lockout or Yield Maintenance*
           ----------------------------------------------------------------------------------------------------
                   0.CPR          15.CPR          25.CPR           50.CPR          75.CPR         100.CPR
        Price      Yield  Dur     Yield    Dur    Yield    Dur     Yield   Dur     Yield   Dur     Yield    Dur
---------------------------------------------------------------------------------------------------------------
        94-16      7.76  8.53      7.76   8.50     7.76   8.48      7.77  8.42      7.77  8.38      7.77   8.31
        94-20      7.75            7.75            7.75             7.75            7.75            7.76
        94-24      7.73            7.73            7.73             7.73            7.74            7.74
        94-28      7.71            7.72            7.72             7.72            7.72            7.73

        95-00      7.70  8.55      7.70   8.52     7.70   8.49      7.70  8.44      7.71  8.39      7.71   8.33
        95-04      7.68            7.68            7.69             7.69            7.69            7.69
        95-08      7.67            7.67            7.67             7.67            7.68            7.68
        95-12      7.65            7.65            7.65             7.66            7.66            7.66

        95-16      7.64  8.57      7.64   8.53     7.64   8.51      7.64  8.46      7.64  8.41      7.65   8.34
        95-20      7.62            7.62            7.62             7.63            7.63            7.63
        95-24      7.61            7.61            7.61             7.61            7.61            7.62
        95-28      7.59            7.59            7.59             7.60            7.60            7.60

        96-00      7.58  8.59      7.58   8.55     7.58   8.53      7.58  8.48      7.58  8.43      7.59   8.36
        96-04      7.56            7.56            7.56             7.56            7.57            7.57
        96-08      7.55            7.55            7.55             7.55            7.55            7.55
        96-12      7.53            7.53            7.53             7.53            7.54            7.54

        96-16      7.52  8.60      7.52   8.57     7.52   8.55      7.52  8.49      7.52  8.44      7.52   8.38
        96-20      7.50            7.50            7.50             7.50            7.51            7.51
        96-24      7.49            7.49            7.49             7.49            7.49            7.49
        96-28      7.47            7.47            7.47             7.47            7.48            7.48

        97-00      7.46  8.62      7.46   8.59     7.46   8.56      7.46  8.51      7.46  8.46      7.46   8.39
        97-04      7.44            7.44            7.44             7.44            7.45            7.45
        97-08      7.43            7.43            7.43             7.43            7.43            7.43
        97-12      7.41            7.41            7.41             7.41            7.42            7.42

        97-16      7.40  8.64      7.40   8.60     7.40   8.58      7.40  8.53      7.40  8.48      7.40   8.41

       WAL        14.30           14.20           14.13            13.97           13.83           13.64

       1st Prin 9/15/11         9/15/11         9/15/11          9/15/11         9/15/11         9/15/11
       Mat.     9/15/13         9/15/13         8/15/13          6/15/13         3/15/13         9/15/12

-------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
-------------------------------------------------------------------------------

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.

                              MLMI, SERIES 1998-C3
-------------------------------------------------------------------------------
                          PRICE/YIELD TO MATURITY TABLE
                               BOND SENSITIVITIES
                                     CLASS E
                               BOND TYPE - NET WAC

Settlement Date:   12/22/98                        Current Balance:  $7,980,000
Next Payment:       1/15/99                        Current Coupon:         NWAC


                           -------------------------------------------------------------------------------------
                                         0% CPR While Subject to Lockout or Yield Maintenance*
           -----------------------------------------------------------------------------------------------------
                  0.CPR           15.CPR          25.CPR           50.CPR          75.CPR         100.CPR
        Price     Yield   Dur     Yield    Dur    Yield    Dur     Yield   Dur     Yield   Dur     Yield    Dur
----------------------------------------------------------------------------------------------------------------
        88-25      8.47  8.46      8.47   8.46     8.47   8.46      8.48  8.42      8.49  8.35      8.52   8.14
        88-29      8.46            8.45            8.46             8.46            8.47            8.51
        89-01      8.44            8.44            8.44             8.44            8.45            8.49
        89-05      8.42            8.42            8.42             8.43            8.44            8.47

        89-09      8.41  8.48      8.41   8.48     8.41   8.48      8.41  8.44      8.42  8.37      8.46   8.16
        89-13      8.39            8.39            8.39             8.39            8.40            8.44
        89-17      8.37            8.37            8.37             8.38            8.39            8.42
        89-21      8.36            8.36            8.36             8.36            8.37            8.40

        89-25      8.34  8.50      8.34   8.50     8.34   8.49      8.34  8.45      8.35  8.39      8.39   8.18
        89-29      8.33            8.32            8.32             8.33            8.34            8.37
        90-01      8.31            8.31            8.31             8.31            8.32            8.35
        90-05      8.29            8.29            8.29             8.30            8.31            8.34

        90-09      8.28  8.52      8.28   8.52     8.28   8.51      8.28  8.47      8.29  8.41      8.32   8.20
        90-13      8.26            8.26            8.26             8.26            8.27            8.30
        90-17      8.24            8.24            8.24             8.25            8.26            8.29
        90-21      8.23            8.23            8.23             8.23            8.24            8.27

        90-25      8.21  8.54      8.21   8.54     8.21   8.53      8.21  8.49      8.22  8.43      8.25   8.22
        90-29      8.20            8.19            8.19             8.20            8.21            8.24
        91-01      8.18            8.18            8.18             8.18            8.19            8.22
        91-05      8.16            8.16            8.16             8.17            8.17            8.20

        91-09      8.15  8.56      8.15   8.56     8.15   8.55      8.15  8.51      8.16  8.45      8.19   8.23
        91-13      8.13            8.13            8.13             8.13            8.14            8.17
        91-17      8.12            8.11            8.11             8.12            8.13            8.15
        91-21      8.10            8.10            8.10             8.10            8.11            8.14

        91-25      8.09  8.58      8.08   8.58     8.08   8.57      8.09  8.53      8.09  8.46      8.12   8.25

       WAL        14.73           14.73           14.71            14.58           14.37           13.73

       1st Prin 9/15/13         9/15/13         8/15/13          6/15/13         3/15/13         9/15/12
       Mat.     9/15/13         9/15/13         9/15/13          8/15/13         6/15/13         9/15/12

-------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
-------------------------------------------------------------------------------

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.

                                                                         ANNEX C

                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
                     MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C3
                        STATEMENT TO CERTIFICATEHOLDERS


     DIST DATE:                                                     PAGE # 1
     RECORD DATE:

------------------------------------------------------------------------------------------------------------------------------------
                   Original      Beginning                                 Prepayment  Collateral Support                  Ending
                  Certificate   Certificate    Principal       Interest     Penalties      Deficit            Total      Certificate
Class   Cusip #     Balance       Balance     Distribution   Distribution    (PP/YMC)  Allocation/(Reimb)  Distribution    Balance
------------------------------------------------------------------------------------------------------------------------------------










------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                   Original      Beginning                Prepayment                    Ending
                   Notional      Notional     Interest     Penalties      Total        Notional
Class   Cusip #     Amount        Amount     Distribution   (PP/YMC)    Distribution    Balance
-----------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------


Factor Information Per $1,000
------------------------------------------------------------------------------------------
                           Principal          Interest          End Prin      Pass Through
Class     Cusip #        Distribution        Distribution        Balance         Rate
------------------------------------------------------------------------------------------











------------------------------------------------------------------------------------------

     If there are any questions or comments, please contact the Administrator listed below

                       ---------------------------------
                                Tom Provenzano
                           The Chase Manhattan Bank
                       450 West 33rd Street, 15th Floor
                           New York, New York 10001
                                (212) 946-3246
                       ---------------------------------


[CHASE LOGO]

                  SERVICER       (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION

                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
                     MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C3
                        STATEMENT TO CERTIFICATEHOLDERS


DIST DATE:                                                         PAGE # 2
RECORD DATE:


  P & I Advances
                                          --------------------------------
  Realized Losses                             Class         Loss Amount
                                          --------------------------------








                                          --------------------------------



  Aggregate Stated Principal Balance

                                          ----------------------------------
                                           Loan Number     Balance     Date
                                          ----------------------------------
  Principal Balance of REO Loan
    and REO Date





                                          ----------------------------------

                                          ----------------------------------
                                           Loan Number     Proceeds    Date
                                          ----------------------------------
  REO Proceeds from Final Recovery
    Determination And Date





                                          ----------------------------------

                                          ----------------------------------
                                           Loan Number     Balance    Date
                                          ----------------------------------
  Outstanding Principal Balance of
    REO Loan and Appraisal Value






                                          ----------------------------------

  Servicing Compensation

  Special Servicing Fee

  Prepayment Premium

  Yield Maintenance

  Excess Interest



  Default Interest






[CHASE LOGO]

                  SERVICER       (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION

                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
                     MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C3
                        STATEMENT TO CERTIFICATEHOLDERS


DIST DATE:        DISTRIBUTION OF MORTGAGE LOAN CHARACTERISTICS        PAGE # 3
RECORD DATE:


                    STRATIFICATION BY CURRENT LOAN BALANCE

-------------------------------------------------------------------------------------------------------
                                                                                    Weighted Average
                                      # of                         % of Agg     -----------------------
Current Scheduled Principal Balance   Loans   Principal Balance   Prin Balance   WAM   Note rate   DSCR
-------------------------------------------------------------------------------------------------------


















-------------------------------------------------------------------------------------------------------
          TOTALS
-------------------------------------------------------------------------------------------------------
               Average Principal Balance:


                    STRATIFICATION BY REMAINING STATED TERM (BALLOON LOANS ONLY)

-------------------------------------------------------------------------------------------------------
                                                                                   Weighted Average
                                      # of                         % of Agg     -----------------------
      Remaining Stated Term           Loans   Principal Balance   Prin Balance   WAM   Note rate   DSCR
-------------------------------------------------------------------------------------------------------


















-------------------------------------------------------------------------------------------------------
          TOTALS
-------------------------------------------------------------------------------------------------------




                       STRATIFICATION BY MORTGAGE LOAN CURRENT NOTE RATE

-------------------------------------------------------------------------------------------------------
                                                                                   Weighted Average
                                      # of                         % of Agg     -----------------------
      Current Note Rate               Loans   Principal Balance   Prin Balance   WAM   Note rate   DSCR
-------------------------------------------------------------------------------------------------------


















-------------------------------------------------------------------------------------------------------
          TOTALS
-------------------------------------------------------------------------------------------------------





                    STRATIFICATION BY REMAINING STATED TERM (FULLY AMORTIZING LOANS ONLY)

-------------------------------------------------------------------------------------------------------
                                                                                   Weighted Average
                                      # of                         % of Agg     -----------------------
        Remaining Stated Term         Loans   Principal Balance   Prin Balance   WAM   Note rate   DSCR
-------------------------------------------------------------------------------------------------------


















-------------------------------------------------------------------------------------------------------
          TOTALS
-------------------------------------------------------------------------------------------------------



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                  SERVICER       (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION

                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
                     MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C3
                        STATEMENT TO CERTIFICATEHOLDERS


DIST DATE:        DISTRIBUTION OF MORTGAGE LOAN CHARACTERISTICS        PAGE # 4
RECORD DATE:




                       STRATIFICATION BY DEBT SERVICE COVERAGE RATIO (DSCR)

-------------------------------------------------------------------------------------------------------
                                                                                   Weighted Average
                                      # of                         % of Agg     -----------------------
    Debt Service Coverage Ratio       Loans   Principal Balance   Prin Balance   WAM   Note rate   DSCR
-------------------------------------------------------------------------------------------------------


















-------------------------------------------------------------------------------------------------------
          TOTALS
-------------------------------------------------------------------------------------------------------





                             STRATIFICATION BY STATE

-------------------------------------------------------------------------------------------------------
                                                                                   Weighted Average
                                      # of                         % of Agg     -----------------------
           State                      Loans   Principal Balance   Prin Balance   WAM   Note rate   DSCR
-------------------------------------------------------------------------------------------------------


















-------------------------------------------------------------------------------------------------------
          TOTALS
-------------------------------------------------------------------------------------------------------





                                   STRATIFICATION BY SEASONING

-------------------------------------------------------------------------------------------------------
                                                                                   Weighted Average
                                      # of                         % of Agg     -----------------------
           Seasoning                  Loans   Principal Balance   Prin Balance   WAM   Note rate   DSCR
-------------------------------------------------------------------------------------------------------


















-------------------------------------------------------------------------------------------------------
          TOTALS
-------------------------------------------------------------------------------------------------------





                             STRATIFICATION BY PROPERTY TYPE

-------------------------------------------------------------------------------------------------------
                                                                                   Weighted Average
                                      # of                         % of Agg     -----------------------
          Property Type               Loans   Principal Balance   Prin Balance   WAM   Note rate   DSCR
-------------------------------------------------------------------------------------------------------


















-------------------------------------------------------------------------------------------------------
          TOTALS
-------------------------------------------------------------------------------------------------------


Debt Coverage Service Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures become available from borrowers on an asset level. The Paying Agent makes no representation as to the accuracy of the data provided by the borrower for this calculation.


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                  SERVICER       (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION

                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
                     MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C3
                        STATEMENT TO CERTIFICATEHOLDERS


DIST DATE:                 MONTHLY LOAN STATUS DETAIL                 PAGE # 5
RECORD DATE:

------------------------------------------------------------------------------------------------------------------
               Offering                    Metropolitan                                                   Neg.
              Memorandum       Property     Statistical               Monthly      Gross     Maturity     Amort
Loan ID     Cross-Reference    Type (1)        Area        State        P&I        Coupon      Date       (Y/N)
------------------------------------------------------------------------------------------------------------------


























------------------------------------------------------------------------------------------------------------------


                            (RESTUBBED FROM ABOVE)


-----------------------------------------------------------------------------------------------------
 Beginning           Ending        Paid    Appraisal    Appraisal      Has Loan Ever         Loan
 Scheduled         Scheduled       Thru    Reduction    Reduction      Been Specially       Status
  Balance           Balance        Date      Date        Amount         Serviced?(Y/N)      Code (II)
-----------------------------------------------------------------------------------------------------


























-----------------------------------------------------------------------------------------------------


(I) PROPERTY TYPE CODE

 1. Single Family
 2. Multi-Family
 3. Condominium or Co-Operative
 4. Mobile Home
 5. Plan Unit Development
 6. Commercial (Non-Exempt)
 7. Commercial (Church)
 8. Commercial (School, HCF, WF)
 9. Commercial (Retail)
10. Commercial (Office)
11. Commercial (Retail/Office)
12. Commercial (Hotel)
13. Commercial (Industrial)
14. Commercial (Industrial/Flex)
15. Commercial (Multiple Properties)
16. Commercial (Ministorage)

(II) LOAN STATUS CODE

 1. Specially Serviced
 2. Foreclosure
 3. Bankruptcy
 4. REO
 5. Prepayment in Full
 6. Discounted Payoff
 7. Foreclosure Sale
 8. Bankruptcy Sale
 9. REO Disposal
10. Modification/Workout
11. Rehabilitated/Corrected


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                  SERVICER       (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION

                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
                     MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C3
                        STATEMENT TO CERTIFICATEHOLDERS


DIST DATE:                 PRINCIPAL PREPAYMENT DETAIL                PAGE # 6
RECORD DATE:


------------------------------------------------------------------------------------------------------------------------------------
                  Offering Memorandum      Curtailment                       Net Liquidation     Net Insurance   Mortgage Repurchase
Loan Number         Cross-Reference          Amount         Payoff Amount       Proceeds            Proceeds            Price
------------------------------------------------------------------------------------------------------------------------------------


























------------------------------------------------------------------------------------------------------------------------------------


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                  SERVICER       (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION

                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
                     MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C3
                        STATEMENT TO CERTIFICATEHOLDERS


DIST DATE:                 HISTORICAL INFORMATION                  PAGE # 7
RECORD DATE:


------------------------------------------------------------------------------------------------------------------------------------
                                           Delinquencies                                    Prepayments         Rates & Maturities
------------------------------------------------------------------------------------------------------------------------------------
           1 Month      2 Months     3+ Months  Foreclosure      REO     Modifications  Curtailment   Payoff  Net Weighted Avg.
Distrib. ---------------------------------------------------------------------------------------------------------------------------
Date     #   Balance  #   Balance  #   Balance  #   Balance  #   Balance  #   Balance   #  Amount   #  Amount Coupon     Remit  WAM
------------------------------------------------------------------------------------------------------------------------------------



























------------------------------------------------------------------------------------------------------------------------------------


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                  SERVICER       (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION

                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
                     MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C3
                        STATEMENT TO CERTIFICATEHOLDERS


DIST DATE:                     ADVANCE SUMMARY                       PAGE # 8
RECORD DATE:



     Master Servicer P&I Advances Made

     Master Servicer Unreimbursed P&I Advances Outstanding

     Interest Accrued & Payable to Master Service in Respect of Advances Made


                            SERVICING FEE BREAKDOWN

     Current Period Accrued Servicing Fees
     Less Delinquent Servicing Fees
     Plus Additional Servicing Fees
     Less Reduction to Servicing Fees
     Plus Servicing Fees for Delinquent Payments Received
     Plus Adjustments for Prior Servicing Calculation
     Total Servicing Fees Collected



             ALLOCATION OF INTEREST SHORTFALLS, LOSSES & EXPENSES


------------------------------------------------------------------------------------------------------------
           Accrued    Prepayment   Beginning                          Total      Certificate        Ending
         Certificate   Interest      Unpaid   Interest              Interest       Interest         Unpaid
Class     Interest     Shortfall    Interest    Loss    Expenses     Payable     Distributable     Interest
------------------------------------------------------------------------------------------------------------















-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

[CHASE LOGO]

                  SERVICER       (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION

                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
                     MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C3
                        STATEMENT TO CERTIFICATEHOLDERS


DIST DATE:                 DELINQUENCY LOAN DETAIL                    PAGE # 9
RECORD DATE:


--------------------------------------------------------------------------------------------------------------
                    Offering
                   Memorandum       # of     Paid
                      Cross-       Months    Thru   Current P&I   Outstanding P&I     Advance        Loan
Loan Number         Reference      Delinq.   Date     Advances       Advances**     Description(I)  Status(II)
--------------------------------------------------------------------------------------------------------------


















---------------------------------------------------------------------------------------------------------------
  Totals
---------------------------------------------------------------------------------------------------------------


                            (RESTUBBED FROM ABOVE)


--------------------------------------------------------------------------------
Special                   Current      Outstanding
Servicer                  Property       Property       Outstanding
Transfer   Foreclosure   Protection    Protection         Property        REO
  Date        Date        Advances      Advances      Bankruptcy Date     Date
--------------------------------------------------------------------------------


















--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(I) ADVANCE DESCRIPTION

 A. P&I Advance - Loan in Grace Period
 B. P&I Advance - Late Payment but (less than) one Month Delinquent
 1. P&I Advance - Loan Delinquent 1 month
 2. P&I Advance - Loan Delinquent 2 months
 3. P&I Advance - Loan Delinqunet 3 months or more


(II) LOAN STATUS

 1. Specially Serviced
 2. Foreclosure
 3. Bankruptcy
 4. REO
 5. Prepaid in Full
 6. Discount Pay Off
 7. Foreclosure Sale
 8. Bankruptcy Sale
 9. REO Dispositions
10. Modification/Workout
11. Rehabilitated/Corrected

** Outstanding P & I Advances include the current period advance



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                  SERVICER       (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION

                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
                     MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C3
                        STATEMENT TO CERTIFICATEHOLDERS


DIST DATE:                 SPECIALLY SERVICED LOAN DETAIL             PAGE # 10
RECORD DATE:


------------------------------------------------------------------------------------------------------------------------------------
                           Offering           Date of      Specially    Current   Balance                                    Net
Distrib                   Memorandum        Transfer to     Serviced   Scheduled  Transfer  Property             Interest  Operating
 Date    Loan Number     Cross-Reference     Spec. Serv.    Code (I)    Balance     Date    Type (II)    State     Rate      Income
------------------------------------------------------------------------------------------------------------------------------------





















------------------------------------------------------------------------------------------------------------------------------------


                            (RESTUBBED FROM ABOVE)


--------------------------------------------------
                                        Remaining
NOI                 Note     Maturity     Amort
Date      DSCR      Date       Date       Terms
--------------------------------------------------





















---------------------------------------------------

(I) Specially Serviced Code

(1) Request for waiver of Prepayment Penalty
(2) Payment default
(3) Request for Loan Modification or Workout
(4) Loan with Borrower Bankruptcy
(5) Loan in Process of Foreclosure
(6) Loan now REO Property
(7) Loan Paid Off
(8) Loan Returned to Master Servicer

(II) Property Type Code

 1. Single Family
 2. Multi-Family
 3. Condominium or Co-Operative
 4. Mobile Home
 5. Plan Unit Development
 6. Commercial (Non-Exempt)
 7. Commercial (Church)
 8. Commercial (School, HCF, WF)
 9. Commercial (Retail)
10. Commercial (Office)
11. Commercial (Retail/Office)
12. Commercial (Hotel)
13. Commercial (Industrial)
14. Commercial (Industrial/Flex)
15. Commercial (Multiple Properties)
16. Commercial (Ministorage)

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                  SERVICER       (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION

                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
                     MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C3
                        STATEMENT TO CERTIFICATEHOLDERS


DIST DATE:                 SPECIALLY SERVICED LOAN DETAIL             PAGE # 11
RECORD DATE:

------------------------------------------------------------------------------------------------------------------------
                                                 Specially      Site
Distribution                  Offering Memo      Serviced     Inspection  Phase 1   Appraisal  Appraisal
     Date      Loan Number    Cross-Reference     Code (I)       Date      Date        Date       Value      Comment
------------------------------------------------------------------------------------------------------------------------
















------------------------------------------------------------------------------------------------------------------------



(I) Specially Serviced Code

(1) Request for waiver of Prepayment Penalty
(2) Payment default
(3) Request for Loan Modification or Workout
(4) Loan with Borrower Bankruptcy
(5) Loan in Process of Foreclosure
(6) Loan now REO Property
(7) Loan Paid Off
(8) Loan Returned to Master Servicer


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                  SERVICER       (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION

                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
                     MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C3
                        STATEMENT TO CERTIFICATEHOLDERS


DIST DATE:                   MODIFIED LOAN DETAIL                   PAGE # 12
RECORD DATE:

--------------------------------------------------------------------------------------------
                        Offering Memorandum      Modification
     Loan Number           Cross-Reference          Date           Modification Description
--------------------------------------------------------------------------------------------





















--------------------------------------------------------------------------------------------


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                  SERVICER       (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION

                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
                     MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C3
                        STATEMENT TO CERTIFICATEHOLDERS


DIST DATE:                   REALIZED LOSS DETAIL                    PAGE # 13
RECORD DATE:

------------------------------------------------------------------------------------------------
                Offering                            Beginning                Gross Proceeds
               Memorandum     Appraisal  Appraisal  Scheduled     Gross         as a % of
Loan Number  Cross-Reference     Date      Value     Balance     Proceeds    Sched Principal
------------------------------------------------------------------------------------------------






















------------------------------------------------------------------------------------------------
Current Total
------------------------------------------------------------------------------------------------
 Cumulative
------------------------------------------------------------------------------------------------


                            (RESTUBBED FROM ABOVE)


-------------------------------------------------------
 Aggregate        Net         Net Proceeds
Liquidation    Liquidation      as a % of      Realized
 Expenses*      Proceeds      Sched Balance      Loss
-------------------------------------------------------















------------------------------------------------------------------------------------------------
Current Total
------------------------------------------------------------------------------------------------
 Cumulative
------------------------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.


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                                 (C) COPYRIGHT 1996, CHASE MANHATTAN CORPORATION

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                        ANNEX D

                                      CSSA
                                 SERIES 1998-C3
                            DELINQUENT LOAN STATUS REPORT
                              AS OF _____________



     PRO-          NAME      PROPERTY     CITY     STATE     SQ. FT. OR     PAID
    SPECTUS                    TYPE                             UNITS       THRU
      ID                                                                    DATE



90+ DAYS DELINQUENT






60+ DAYS DELINQUENT






30+ DAYS DELINQUENT






CURRENT & SPECIAL SERVICER




(RESTUBBED TABLE CONTINUED FROM ABOVE)



   SCHEDULED        TOTAL P&I         TOTAL           OTHER          TOTAL         CURRENT       CURRENT
      LOAN          ADVANCES        EXPENSES        ADVANCES        EXPOSURE       MONTHLY       INTEREST
    BALANCE          TO DATE         TO DATE        (TAXES &                         P&I           RATE
                                                     ESCROW)




(RESTUBBED TABLE CONTINUED FROM ABOVE)


   MATURITY      LTM      LTM        LTM         ***CAP          VALUE         VALUATION       APPRAISAL       LOSS USING
     DATE        NOI      NOI       DSCR          RATE         USING NOI         DATE           BPO OR             90%
                 DATE                           ASSIGNED         & CAP                         INTERNAL         APPR. OR
                                                                  RATE                          VALUE**            BPO









(RESTUBBED TABLE CONTINUED FROM ABOVE)


    ESTIMATED           TOTAL        TRANSFER       RESOLUTION       FCL START       EXPECTED       WORKOUT        COMMENTS
    RECOVERY %        APPRAISAL        DATE            DATE            DATE          FCL SALE      STRATEGY
                      REDUCTION                                                        DATE
                      REALIZED














FCL - Foreclosure
LTM - Latest 12 Months either Last Annual or Trailing 12 months
*Workout Strategy should match the CSSA Loan file using abbreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan) TBD - To Be Determined
It is possible to combine the status codes if the loan is going in more than one direction. (ie. FCL/MOD, BK/MOD, BK/FCL/DPO)
**App - Appraisal, BPO - Broker Opinion, Int. - Internal Value
***How to determine the cap rate is agreed upon by Underwriter and Servicers - to be provided by third party.

                                      CSSA
                                 SERIES 1998-C3
                             HISTORICAL LOSS REPORT
                              AS OF _____________


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
        PROSPECTUS ID           NAME      PROPERTY      CITY     STATE         %              LAST           EFFECT      SALES PRICE
                                            TYPE                           RECEIVED       APPRAISAL OR      DATE OF
                                                                             FROM           BROKERS           SALE
                                                                             SALE           OPINION
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
TOTAL ALL LOANS:                                            $0.00


CURRENT MONTH ONLY:                                         $0.00


(RESTUBBED TABLE CONTINUED FROM ABOVE)

----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
       NET AMT            SCHEDULED       TOTAL P&I          TOTAL      SERVICING FEES      NET PROCEEDS        ACTUAL LOSSES
       RECEIVED            BALANCE         ADVANCED        EXPENSES        EXPENSES                              PASSED THRU
      FROM SALE
----------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------



(RESTUBBED TABLE CONTINUED FROM ABOVE)


--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------
     DATE LOSS          MINOR ADJ        MINOR ADJ          TOTAL LOSS         LOSS % OF
    PASSED THRU         TO TRUST        PASSED THRU            WITH            SCHEDULED
                                                            ADJUSTMENTS         BALANCE
--------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------

                                      CSSA
                                 SERIES 1998-C3
                         HISTORICAL MODIFICATION REPORT
                               AS OF ____________


---------------------------------------------------------------------------------------------------------------------------------
    PROSPECTUS ID               CITY            STATE        MOD/        EFFECT DATE        BALANCE          BALANCE AT THE
                                                          EXTENSION                        WHEN SENT       EFFECTIVE DATE OF
                                                             FLAG                         TO SPECIAL         REHABILITATION
                                                                                           SERVICER







---------------------------------------------------------------------------------------------------------------------------------
TOTAL FOR ALL LOANS:

TOTAL FOR LOANS IN CURRENT MONTH:
                                                                       # OF LOANS                       $ BALANCE
MODIFICATIONS:                                                                        0                                       $0.00
MATURITY DATE EXTENSIONS:                                                             0                                       $0.00
                                                                       ----------------------------------------------------------
TOTAL:                                                                                0                                       $0.00


(RESTUBBED TABLE CONTINUED FROM ABOVE)




-------------------------------------------------------------------------------------------------------
   OLD RATE     # MTHS FOR    NEW     OLD P&I     NEW P&I        OLD          NEW          TOTAL #
                   RATE      RATE                              MATURITY     MATURITY      MTHS FOR
                  CHANGE                                                                  CHANGE OF
                                                                                             MOD







-------------------------------------------------------------------------------------------------------




(RESTUBBED TABLE CONTINUED FROM ABOVE)





-----------------------------------------------------------------
   (1) REALIZED         (2) EST.               COMMENT
     LOSS TO             FUTURE
      TRUST          INTEREST LOSS
                        TO TRUST








-----------------------------------------------------------------

(1) Actual principal loss taken by bonds
(2) Expected future loss due to a rate reduction. This is just an estimate at the time of the modification.
-------------------------------------------------------------------------------

                                      CSSA
                                 SERIES 1998-C3
                               REO STATUS REPORT
                               AS OF ___________


----------------------------------------------------------------------------------------------------------------------------
      PRO-         NAME     PROPER-    CITY     STATE    SQ. FT. OR    PAID      SCHEDULED      TOTAL P&I        TOTAL
    SPECTUS                    TY                           UNITS      THRU        LOAN          ADVANCES       EXPENSES
       ID                     TYPE                                     DATE       BALANCE        TO DATE        TO DATE




(RESTUBBED TABLE CONTINUED FROM ABOVE)


------------------------------------------------------------------------------------------------------------------------------------
     OTHER          TOTAL        CURRENT      MATURITY     LTM      LTM          CAP      VALUATION       VALUE        APPRAISAL
   ADVANCES        EXPOSURE      MONTHLY        DATE       NOI     NOI/          RATE       DATE        USING NOI        BPO OR
   (TAXES &                        P&I                     DATE     DSC       ASSIGN***                   & CAP         INTERNAL
    ESCROW)                                                                                                RATE         VALUE**








(RESTUBBED TABLE CONTINUED FROM ABOVE)


-------------------------------------------------------------------------------------------------------------------
   LOSS USING        ESTIMATED          TOTAL        TRANSFER          REO            PENDING         COMMENTS
       92%           RECOVERY %       APPRAISAL        DATE        ACQUISITION       RESOLUTION
    APPR. OR                          REDUCTION                        DATE             DATE
       BPO                            REALIZED





App. - Appraisal, BPO - Brokers Opinion, Int - Internal
*** How to determine the cap rate is agreed upon by Underwriting and servicers - to be provided by third party.

                                      CSSA
                                 SERIES 1998-C3
                COMPARATIVE FINANCIAL STATEMENT ANALYSIS REPORT
                               AS OF ____________

--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
   PROSPECTUS       ACCOUNT     CITY    STATE        LAST           SCHEDULED        PAID     ANNUAL
       ID              #                           PROPERTY        LOAN BALANCE      THRU      DEBT
                                                  INSPECTION                         DATE     SERVICE
                                                     DATE
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

(RESTUBBED TABLE CONTINUED FROM ABOVE)

-----------------------------------------------------------------------------------------------------------
    ORIGINAL UNDERWRITING INFORMATION                   2ND PRECEDING ANNUAL OPERATING INFORMATION
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
BASIS YEAR                                            AS OF ______                        NORMALIZED
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
   FINANCIAL       %       TOTAL       $       (1)      FINANCIAL      %        TOTAL       $       (1)
   INFO AS OF     OCC     REVENUE     NOI     DSCR      INFO AS OF    OCC      REVENUE     NOI     DSCR
      DATE                                                 DATE
-----------------------------------------------------------------------------------------------------------





(RESTUBBED TABLE CONTINUED FROM ABOVE)


----------------------------------------------------------------------------------------------------------------
           PRECEDING ANNUAL OPERATING INFORMATION            TRAILING FINANCIAL OR YTD INFORMATION
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
AS OF ______                        NORMALIZED                                             ACTUAL
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
   FINANCIAL      %       TOTAL       $       (1)       FS START     FS END      TOTAL         $         (1)
  INFO AS OF     OCC     REVENUE     NOI      DSCR        DATE        DATE      REVENUE       NOI       DSCR
     DATE
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------







(RESTUBBED TABLE CONTINUED FROM ABOVE)


--------------------------------
NET CHANGE (2)
--------------------------------
--------------------------------

--------------------------------
--------------------------------
PRECEDING & BASIS
--------------------------------
--------------------------------
   %          %          (1)
  OCC       TOTAL       DSCR
           REVENUE
--------------------------------
--------------------------------

--------------------------------
--------------------------------

--------------------------------
--------------------------------

--------------------------------
--------------------------------

--------------------------------
--------------------------------

                                      CSSA
                                 SERIES 1998-C3
                                   WATCH LIST
                               AS OF ___________


-------------------------------------------------------------------------------------------------------------------------
    PROSPECTUS ID       NAME      PROPERTY    CITY   STATE        SCHEDULED        PAID     MATURITY       LTM* DSCR
                                    TYPE                        LOAN BALANCE       THRU       DATE
                                                                                   DATE





TOTAL                                                        $



(RESTUBBED TABLE CONTINUED FROM ABOVE)


----------------------------------------------------------------
                COMMENT / REASON ON WATCH LIST






* LTM - Last 12 months either trailing or last annual.

                        NOI ADJUSTMENT WORKSHEET FOR YEAR


PROPERTY OVERVIEW
                                                  ------------------
Prospectus Number
                                                  ------------------
GE Loan Number
                                                  -------------------------------------------------------------------------------
Asset Name
                                                  -------------------------------------------------------------------------------
Property Type:
                                                  -------------------------------------------------------------------------------
Property  Address:
                                                  -------------------------------------------------------------------------------
Net Rentable Square Feet or # of Units:
                                                  ------------------
                                                  -----------------------------------
Year Built/ Year Renovated:
                                                  -----------------------------------
                                                  -------------------------------------------------------------------------------
                                                                                        Adjustment              Normalized
                                                  -------------------------------------------------------------------------------
                                                  -------------------------------------------------------------------------------
Occupancy Rate *
                                                  -------------------------------------------------------------------------------
                                                  -------------------------------------------------------------------------------
Average Rental Income
                                                  -------------------------------------------------------------------------------
                                                  * OCCUPANCY RATES ARE YEAR END OR THE ENDING DATE
                                                    OF THE FINANCIAL STATEMENT FOR THE PERIOD.

INCOME:
Number of Months Annualized                             1998
                                                  -------------------------------------------------------------------------------
                                                      Borrower
                                                       Actual                           Adjustment                 Normalized
                                                  -------------------------------------------------------------------------------
                                                  -------------------------------------------------------------------------------
Rental Income                                                    $0                                $0                         $0
                                                  -------------------------------------------------------------------------------
Percentage Rents                                                 $0                                $0                         $0
                                                  -------------------------------------------------------------------------------
Expense Recoveries                                               $0                                $0                         $0
                                                  -------------------------------------------------------------------------------
Other Income                                                     $0                                $0                         $0
                                                  -------------------------------------------------------------------------------
     Less:  Vacancies                                            $0                                $0                         $0
                                                  -------------------------------------------------------------------------------

                                                  -------------------------------------------------------------------------------
EFFECTIVE GROSS INCOME                                           $0                                $0                         $0
                                                  -------------------------------------------------------------------------------
                                                  NORMALIZED - FULL YEAR FINANCIAL STATEMENTS THAT
                                                   HAVE BEEN REVIEWED BY THE UNDERWRITER OR THE SERVICER
                                                  **  SERVICER WILL NOT BE EXPECTED TO "NORMALIZE" THESE
                                                      YTD NUMBERS

OPERATING EXPENSES:
                                                  -------------------------------------------------------------------------------
Real Estate Taxes                                                $0                                $0                         $0
                                                  -------------------------------------------------------------------------------
Property Insurance                                               $0                                $0                         $0
                                                  -------------------------------------------------------------------------------
Utilities                                                        $0                                $0                         $0
                                                  -------------------------------------------------------------------------------
General & Administration                                         $0                                $0                         $0
                                                  -------------------------------------------------------------------------------
Repairs and Maintenance                                          $0                                $0                         $0
                                                  -------------------------------------------------------------------------------
Management Fees                                                  $0                                $0                         $0
                                                  -------------------------------------------------------------------------------
Payroll & Benefits Expense                                       $0                                $0                         $0
                                                  -------------------------------------------------------------------------------
Advertising & Marketing                                          $0                                $0                         $0
                                                  -------------------------------------------------------------------------------
Professional Fees                                                $0                                $0                         $0
                                                  -------------------------------------------------------------------------------
Other Expenses                                                   $0                                $0                         $0
                                                  -------------------------------------------------------------------------------
Ground Rent                                                      $0                                $0                         $0
                                                  -------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                                         $0                                $0                         $0
                                                  -------------------------------------------------------------------------------

                                                  -------------------------------------------------------------------------------
OPERATING EXPENSE RATIO
                                                  -------------------------------------------------------------------------------

                                                  -------------------------------------------------------------------------------
NET OPERATING INCOME                                             $0                                $0                         $0
                                                  -------------------------------------------------------------------------------

                                                  -------------------------------------------------------------------------------
Leasing Commissions                                              $0                                $0                         $0
                                                  -------------------------------------------------------------------------------
Tenant Improvements                                              $0                                $0                         $0
                                                  -------------------------------------------------------------------------------
Replacement Reserve                                              $0                                $0                         $0
                                                  -------------------------------------------------------------------------------
TOTAL CAPITAL ITEMS                                              $0                                $0                         $0
                                                  -------------------------------------------------------------------------------

                                                  -------------------------------------------------------------------------------
N.O.I. AFTER CAPITAL ITEMS                                       $0                                $0                         $0
                                                  -------------------------------------------------------------------------------

                                                  -------------------------------------------------------------------------------
DEBT SERVICE (PER SERVICER)                                      $0                                $0                         $0
                                                  -------------------------------------------------------------------------------
CASH FLOW AFTER DEBT SERVICE                                     $0                                $0                         $0
                                                  -------------------------------------------------------------------------------

                                                  -------------------------------------------------------------------------------
DSCR: (NOI/DEBT SERVICE)
                                                  -------------------------------------------------------------------------------

                                                  -------------------------------------------------------------------------------
DSCR: (AFTER RESERVES\CAPITAL EXP.)
                                                  -------------------------------------------------------------------------------

                                                  -------------------------------------------------------------------------------
SOURCE OF FINANCIAL DATA:
                                                  -------------------------------------------------------------------------------
                                                  (IE. OPERATING STATEMENTS, FINANCIAL STATEMENTS,
                                                   TAX RETURN, OTHER)

NOTES AND ASSUMPTIONS:
---------------------------------------------------------------------------------------------------------------------------------
THIS REPORT SHOULD BE COMPLETED BY THE SERVICER FOR ANY "NORMALIZATION" OF THE BORROWER'S NUMBERS

INCOME:





EXPENSE:



CAPITAL ITEMS:

                          OPERATING STATEMENT ANALYSIS

PROPERTY OVERVIEW
                                                  ------------------
Prospectus Number
                                                  ------------------
                                                  ------------------
GE Loan Number
                                                  ------------------
                                                  ---------------------------------------------------------------------
Property Name
                                                  ---------------------------------------------------------------------
                                                  ---------------------------------------------------------------------
Property Type:
                                                  ---------------------------------------------------------------------
                                                  ---------------------------------------------------------------------
Property Address, City, State:
                                                  ---------------------------------------------------------------------
                                                  ------------------
Net Rentable Square Feet or # of Units:
                                                  ------------------
                                                  -----------------------------------
Year Built/ Year Renovated:
                                                  -----------------------------------
                                                  ---------------------------------------------------------------------
Year of Operations
                                                  ---------------------------------------------------------------------
                                                  ---------------------------------------------------------------------
Occupancy Rate *
                                                  ---------------------------------------------------------------------
                                                  ---------------------------------------------------------------------
Average Rental Income
                                                  ---------------------------------------------------------------------
                                                  * Occupancy rates are year end or the ending date of the financial statement for the period.

INCOME:
Number of Months                                                    3rd Prior Year   2nd Prior Year      Prior Year
                                                  ---------------------------------------------------------------------
Period Ended                                        Underwriting
Statement Classification                              Base Line        Normalized       Normalized       Normalized
                                                  ---------------------------------------------------------------------
                                                  ---------------------------------------------------------------------
Rental Income                                                    $0               $0               $0               $0
                                                  ---------------------------------------------------------------------
Percentage Rents                                                 $0               $0               $0               $0
                                                  ---------------------------------------------------------------------
Expense Recoveries                                               $0               $0               $0               $0
                                                  ---------------------------------------------------------------------
Other Income                                                     $0               $0               $0               $0
                                                  ---------------------------------------------------------------------
     Less:  Vacancies                                            $0               $0               $0               $0
                                                  ---------------------------------------------------------------------

                                                  ---------------------------------------------------------------------
EFFECTIVE GROSS INCOME                                           $0               $0               $0               $0
                                                  ---------------------------------------------------------------------
                                                  Normalized - Full year financial statements that have been reviewed by the underwriter or the Servicer
                                                  **  Servicer will not be expected to "Normalize" these YTD numbers

OPERATING EXPENSES:
                                                  ---------------------------------------------------------------------
Real Estate Taxes                                                $0               $0               $0               $0
                                                  ---------------------------------------------------------------------
                                                  ---------------------------------------------------------------------
Property Insurance                                               $0               $0               $0               $0
                                                  ---------------------------------------------------------------------
                                                  ---------------------------------------------------------------------
Utilities                                                        $0               $0               $0               $0
                                                  ---------------------------------------------------------------------
                                                  ---------------------------------------------------------------------
General & Administation                                          $0               $0               $0               $0
                                                  ---------------------------------------------------------------------
                                                  ---------------------------------------------------------------------
Repairs and Maintenance                                          $0               $0               $0               $0
                                                  ---------------------------------------------------------------------
                                                  ---------------------------------------------------------------------
Management Fees                                                  $0               $0               $0               $0
                                                  ---------------------------------------------------------------------
                                                  ---------------------------------------------------------------------
Payroll & Benefits Expense                                       $0               $0               $0               $0
                                                  ---------------------------------------------------------------------
                                                  ---------------------------------------------------------------------
Advertising & Marketing                                          $0               $0               $0               $0
                                                  ---------------------------------------------------------------------
                                                  ---------------------------------------------------------------------
Professional Fees                                                $0               $0               $0               $0
                                                  ---------------------------------------------------------------------
                                                  ---------------------------------------------------------------------
Other Expenses                                                   $0               $0               $0               $0
                                                  ---------------------------------------------------------------------
                                                  ---------------------------------------------------------------------
Ground Rent                                                      $0               $0               $0               $0
                                                  ---------------------------------------------------------------------
TOTAL OPERATING EXPENSES                                         $0               $0               $0               $0
                                                  ---------------------------------------------------------------------

                                                  ---------------------------------------------------------------------
OPERATING EXPENSE RATIO
                                                  ---------------------------------------------------------------------

                                                  ---------------------------------------------------------------------
NET OPERATING INCOME                                             $0               $0               $0               $0
                                                  ---------------------------------------------------------------------

                                                  ---------------------------------------------------------------------
Leasing Commissions                                              $0               $0               $0               $0
                                                  ---------------------------------------------------------------------
Tenant Improvements                                              $0               $0               $0               $0
                                                  ---------------------------------------------------------------------
Replacement Reserve                                              $0               $0               $0               $0
                                                  ---------------------------------------------------------------------
Total Capital Items                                              $0               $0               $0               $0
                                                  ---------------------------------------------------------------------

                                                  ---------------------------------------------------------------------
N.O.I. AFTER CAPITAL ITEMS                                       $0               $0               $0               $0
                                                  ---------------------------------------------------------------------

                                                  ---------------------------------------------------------------------
DEBT SERVICE (PER SERVICER)                                      $0               $0               $0               $0
                                                  ---------------------------------------------------------------------
CASH FLOW AFTER DEBT SERVICE                                     $0               $0               $0               $0
                                                  ---------------------------------------------------------------------

                                                  ---------------------------------------------------------------------
DSCR: (NOI/DEBT SERVICE)
                                                  ---------------------------------------------------------------------

                                                  ---------------------------------------------------------------------
DSCR: (AFTER RESERVES\CAPITAL EXP.)
                                                  ---------------------------------------------------------------------

                                                  ---------------------------------------------------------------------
SOURCE OF FINANCIAL DATA:
                                                  ---------------------------------------------------------------------
                                                  (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS:
-----------------------------------------------------------------------------------------------------------------------
The years shown above will roll always showing a three year history.
@ Base line operating information is YTD as of:
Income:





Expense:



Capital Items:

(RESTUBBED TABLE CONTINUED FROM ABOVE)


PROPERTY OVERVIEW
Prospectus Number
GE Loan Number
                                                  -----------------------------------
Property Name
                                                  -----------------------------------
                                                  -----------------------------------
Property Type:
                                                  -----------------------------------
                                                  -----------------------------------
Property Address, City, State:
                                                  -----------------------------------
Net Rentable Square Feet or # of Units:
Year Built/ Year Renovated:
                                                  -----------------------------------
Year of Operations                                      1998              YTD
                                                  -----------------------------------
                                                  -----------------------------------
Occupancy Rate *
                                                  -----------------------------------
                                                  -----------------------------------
Average Rental Income
                                                  -----------------------------------


INCOME:                                                               No. of Mos.
                                                                    -----------------
Number of Months                                    Current Year           0
                                                                    -----------------
                                                  ---------------------------------------------------------------------
Period Ended                                            1998                         Current to Base  Current to prior
Statement Classification                             Normalized                          Variance         Variance
                                                  ---------------------------------------------------------------------
                                                                    ---------------------------------------------------
Rental Income                                                    $0               $0
                                                  ---------------------------------------------------------------------
                                                                                     ----------------------------------
Percentage Rents                                                 $0               $0
                                                  ---------------------------------------------------------------------
                                                                                     ----------------------------------
Expense Recoveries                                               $0               $0
                                                  ---------------------------------------------------------------------
                                                                                     ----------------------------------
Other Income                                                     $0               $0
                                                  ---------------------------------------------------------------------
                                                                                     ----------------------------------
     Less:  Vacancies                                            $0               $0
                                                  ---------------------------------------------------------------------

                                                                    -----------------
                                                  ------------------                 ----------------------------------
EFFECTIVE GROSS INCOME                                           $0               $0
                                                  ---------------------------------------------------------------------



OPERATING EXPENSES:
                                                  ---------------------------------------------------------------------
Real Estate Taxes                                                $0               $0
                                                  ---------------------------------------------------------------------
                                                  ---------------------------------------------------------------------
Property Insurance                                               $0               $0
                                                  ---------------------------------------------------------------------
                                                  ---------------------------------------------------------------------
Utilities                                                        $0               $0
                                                  ---------------------------------------------------------------------
                                                  ---------------------------------------------------------------------
General & Administation                                          $0               $0
                                                  ---------------------------------------------------------------------
                                                  ---------------------------------------------------------------------
Repairs and Maintenance                                          $0               $0
                                                  ---------------------------------------------------------------------
                                                  ---------------------------------------------------------------------
Management Fees                                                  $0               $0
                                                  ---------------------------------------------------------------------
                                                  ---------------------------------------------------------------------
Payroll & Benefits Expense                                       $0               $0
                                                  ---------------------------------------------------------------------
                                                  ---------------------------------------------------------------------
Advertising & Marketing                                          $0               $0
                                                  ---------------------------------------------------------------------
                                                  ---------------------------------------------------------------------
Professional Fees                                                $0               $0
                                                  ---------------------------------------------------------------------
                                                  ---------------------------------------------------------------------
Other Expenses                                                   $0               $0
                                                  ---------------------------------------------------------------------
                                                  ---------------------------------------------------------------------
Ground Rent                                                      $0               $0
                                                  ---------------------------------------------------------------------
                                                                                     ----------------------------------
TOTAL OPERATING EXPENSES                                         $0               $0
                                                  ---------------------------------------------------------------------

                                                  -----------------------------------
OPERATING EXPENSE RATIO
                                                  -----------------------------------

                                                  ---------------------------------------------------------------------
NET OPERATING INCOME                                             $0               $0
                                                  ---------------------------------------------------------------------

                                                  ---------------------------------------------------------------------
Leasing Commissions                                              $0               $0
                                                  ---------------------------------------------------------------------
                                                  ---------------------------------------------------------------------
Tenant Improvements                                              $0               $0
                                                  ---------------------------------------------------------------------
                                                  ---------------------------------------------------------------------
Replacement Reserve                                              $0               $0
                                                  ---------------------------------------------------------------------
                                                                                ---------------------------------------
TOTAL CAPITAL ITEMS                                              $0               $0
                                                  ---------------------------------------------------------------------

                                                  ---------------------------------------------------------------------
N.O.I. AFTER CAPITAL ITEMS                                       $0               $0
                                                  ---------------------------------------------------------------------

                                                  ---------------------------------------------------------------------
DEBT SERVICE (PER SERVICER)                                      $0               $0
                                                  ---------------------------------------------------------------------
                                                                                ---------------------------------------
CASH FLOW AFTER DEBT SERVICE                                     $0               $0
                                                  ---------------------------------------------------------------------

                                                  -----------------------------------
DSCR: (NOI/DEBT SERVICE)
                                                  -----------------------------------

                                                  -----------------------------------
DSCR: (AFTER RESERVES\CAPITAL EXP.)
                                                  -----------------------------------

                                                  -----------------------------------
SOURCE OF FINANCIAL DATA:
                                                  -----------------------------------

                                                                         ANNEX E


THE 1700 BROADWAY LOAN

     The Loan. The largest Mortgage Loan (the "1700 Broadway Loan"), which represents approximately 9.4% of the Initial Pool Balance was originated by the Mortgage Loan Seller on August 20, 1998, and has a Cut-Off Date Balance of $59,845,380. The 1700 Broadway Loan is secured by a first mortgage encumbering the leasehold interest in an office building located in midtown Manhattan, New York (the "1700 Broadway Property"). The 1700 Broadway Loan was made to 1700 Broadway Co., (the "Borrower"), a special purpose, bankruptcy remote, New York limited partnership sponsored by the Lawrence Ruben Company. The Lawrence Ruben Company has been developing properties in major east coast cities for more than thirty years. It has participated in the development, acquisition and management of over five million square feet of office space, as well as numerous luxury residential properties in New York City, Washington, D.C. and Boston. Its properties include One Dag Hammarskjold Plaza, 630 Third Avenue, 600 Madison Avenue and 52 Broadway in Manhattan, The Devonshire and One Exeter Plaza in Boston and Pennsylvania Plaza in Washington, D.C.

     The 1700 Broadway Loan has a remaining amortization term of 357 months and matures on September 1, 2028 (the "Maturity Date"). The 1700 Broadway Loan is subject to Defeasance in lieu of prepayment in full at any time after the date which is two years after the Closing Date. The 1700 Broadway Loan is an ARD Loan with an Anticipated Repayment Date of September 1, 2013. If the Loan is not repaid in full by September 1, 2013 (the "Optional Prepayment Date"), the interest rate shall adjust to a rate per annum equal to the greater of: (x) 8.81% or (y) the Treasury Bond maturing closest to the maturity date of the loan plus three and 40/100 percent (3.40%).

     The Property. The 1700 Broadway Property is located on the southeast corner of 53rd Street at the intersection of Broadway and 53rd Street in midtown Manhattan. Constructed in 1969, the building is situated on approximately 0.63 acres. The property is a 42-story, Class A office building with a net rentable area of 581,354 square feet of office and retail space and a 122-car parking garage located in the basement of the building. The property is currently fully leased. Major tenants lease approximately 413,348 square feet (71.1%) of the 1700 Broadway Property. The ten largest tenants occupy approximately 457,086 square feet and include tenants listed in the following table:




              TENANT                    SF           RENT/SF         START DATE     END DATE
---------------------------------   ---------   -----------------   ------------   ---------
Time Warner Enter. Co. ..........    110,500    $ 22.26                12/94         2/06
                                                $24.12 - 4/99
                                                $26.44 - 4/02
Reuters America .................    105,231    $ 33.94               varies         5/01
The Hearst Corp. ................     65,429    $ 29.21               varies         3/01
Worldvision .....................     58,098    $ 24.26               varies         9/07
                                                $26.12 - 10/99
                                                $27.99 - 10/02
                                                $29.86 - 10/03
                                                $31.72 - 10/04
                                                $33.59 - 10/05
                                                $35.45 - 10/06
Erisco ..........................     24,420    $ 29.22                6/89          5/06
                                                $31.05 - 6/01
                                                $32.87 - 6/03
King World Production ...........     25,250    $ 26.88                1/95          1/05
                                                $28.73 - 2/01
The Talbots .....................     22,100    $ 24.12                1/97          1/08
                                                $25.05 - 1/01
                                                $26.90- Jan 04

          TENANT               SF           RENT/SF         START DATE     END DATE
-------------------------   --------   -----------------   ------------   ---------
Friedman Alpren & Green     20,808     $ 21.30                5/89           8/02
                                       $23.61 - 9/98
                                       $24.54 - 9/00
ABKCO ...................   12,625     $ 27.34                12/83         12/03
                                       $28.73 - 2/01
Law & Economics .........   12,625     $ 29.91                7/97           7/07
                                       $31.78 - 8/00
                                       $33.65 - 8/03

     Property Management. The Lawrence Company, an affiliate of the Borrower, manages the 1700 Broadway Property. The 1700 Broadway Loan documents provide that the property manager may be terminated upon the occurrence of an Event of Default (as defined in the 1700 Broadway Loan documents), mismanagement, or if the DSCR is less than 1.25.


     Operating History:




                                                                         TRAILING
                                                                         12 MONTHS
                                                                          ENDING
                                     1996               1997               6/98           UNDERWRITING
                               ----------------   ----------------   ----------------   ---------------
Gross Potential Rent .......     $ 13,448,455       $ 14,281,495       $ 15,152,356       $17,237,484
Total Vacancy ..............                                                                 (976,620)
                                                                                          -----------
Net Rental Income ..........       13,448,455         14,281,495         15,152,356        16,260,864
Expenses Reimbursement......        1,468,948          2,589,264          2,799,969         2,679,888
Other Income ...............          410,868            395,989            324,262           409,849
                                 ------------       ------------       ------------       -----------
Effective Gross Income .....       15,328,271         17,266,748         18,276,587        19,350,601
Utilities ..................          889,376            917,029            763,760           949,125
Repairs & Maintenance ......        2,885,704          3,001,302          2,933,610         3,106,348
General & Administrative              358,309            324,176            292,569           335,522
Payroll & Benefits .........          152,060            164,853            169,889           170,623
Property Taxes .............        3,286,109          3,078,108          3,078,108         3,185,842
Management Fee .............          292,757            332,082            353,446           774,024
Insurance ..................           82,740             83,316             83,285            86,232
Ground Rent ................        2,502,370          2,502,370          2,484,370         2,502,024
Reserves for Replacement                   --                 --                 --           116,271
                                 ------------       ------------       ------------       -----------
Total Expenses .............       10,449,425         10,403,236         10,159,036        11,226,010
                                 ------------       ------------       ------------       -----------
NOI ........................        4,878,847          6,863,512          8,117,551         8,124,591
                                 ------------       ------------       ------------       -----------
Capital Improvements .......
Leasing Commissions ........                                                                  192,226
Tenant Improvements ........                                                                1,328,299
                                                                                          -----------
Net Cash Flow (NCF) ........     $  4,878,847       $  6,863,512       $  8,117,551       $ 6,604,065
                                 ============       ============       ============       ===========
Occupancy ..................                                                                    95.5
OER ........................             68.2%              60.3%              55.6%             58.0%
Debt Service ...............     $  4,746,343       $  4,746,343       $  4,746,343       $ 4,746,343
DSCR based on NOI ..........             1.03x              1.45x              1.71x             1.71x
DSCR based UW NCF ..........                                                                     1.39x

     Lease Expiration Schedule:




                                           SQUARE FEET     PERCENTAGE
                                          -------------   -----------
Vacant ................................       26,370           4.5%
Twelve months ending 9/30/99 ..........       19,811           3.4%
Twelve months ending 9/30/00 ..........       17,148           3.0%
Twelve months ending 9/30/01 ..........      158,450          27.3%
Twelve months ending 9/30/02 ..........       48,930           8.4%
Twelve months ending 9/30/03 ..........        5,640           1.0%
Twelve months ending 9/30/04 ..........       22,946           3.9%
Twelve months ending 9/30/06 ..........       26,144           4.5%
Twelve months ending 9/30/07 ..........      134,920          23.2%
Twelve months ending 9/30/08 ..........       21,343           3.7%
Twelve months ending 9/30/09 ..........       83,690          14.4%

     Lockbox and Reserves. The 1700 Broadway Loan documents provide for reserves for taxes, deferred ground rent payment and on-going replacements. A $2,000,000 TI & LC reserve account has been established to facilitate the re-letting of the Reuter's Space. Upon the reletting of two-thirds of the Reuters space, the TI & LC reserve shall be reduced to $1,000,000 and shall be maintained until maturity. The loan documents also require the establishment of a lock box account with a minimum balance of $1,031,417 which must be maintained through the maturity date. Upon an event of Default or commencing on the Optional Prepayment Date, all existing and future tenants of the Property shall be required to make their rental payments and other amounts due under their leases into the Lockbox.


     Ground Lease. The building is subject to a 99-year ground lease established in April, 1965 and amended November, 1966 (the "Ground Lease"). The owner of the fee interest is the Schubert Foundation. Pursuant to the Ground Lease, the Borrower has four renewal options, occurring every 21-years, through March, 2064. The Ground Lease is currently in the first renewal period, which began in 1990. Upon renewal, the rent due under the Ground Lease was reset and amounts to $2,502,024 annually. Since the renewal, the Borrower has paid and currently pays a fixed annual rent equal to $216,000 through March 31, 2000. The difference between the contractual rent and the amount actually paid since 1990 ($2,502,024 -- $216,000) equals the annual Deferred Principal Ground
Rent. Commencing April 1, 2000, the Borrower will pay the Deferred Principal Ground Rent balance plus interest at 6%. The beginning Deferred Principal Ground Rent balance, $22,863,700 plus the deferred ground rent payment and the accrued deferred interest, $6,916,269 will total an estimated $29,779,969 on April 1, 2000.


     Letter of Credit/Ground Lease Reserves. A letter of credit ("Letter of Credit") in the amount of $24,438,436 has been provided by the Borrower to the Lender in accordance with the Letter of Credit Agreement. Commencing October, 1998 and continuing through March 31, 2000, Borrower shall deposit with Lender funds in the amount of $268,692 (which amount has been included in the calculation of Ground Rent in the "Operating History" table) monthly, to establish a reserve to pay all deferred ground rent (the "Deferred Ground Rent") under the ground lease dated November 1, 1966, by and between The Shubert Organization and Borrower. If the sum of (i) the amount of the Letter of Credit and (ii) the amount of the funds in the Ground Lease Reserves are at any time less than the amount of the Deferred Ground Rent that shall then be required to be maintained, such difference being hereinafter referred to as "Ground Rent Shortfall," Borrower shall, on a quarterly basis, pay an additional amount equal to the Ground Rent Shortfall into the Ground Rent Reserve Account.

INDEPENDENCE GREEN APARTMENTS


     The Loan. The second largest Mortgage Loan (the "Independence Green Apartments Loan"), which represents approximately 5.5% of the Initial Pool Balance, was originated by WMF Capital Corp. on July 30, 1998, and has a Cut-Off Date Balance, of $34,890,416. The loan was made to Atlantic IX, LLC., a special purpose entity. The principal and indemnitor of Atlantic IX, LLC., Mr. David Clapper, has been involved in real estate acquisition and management for over 20 years.


     The Independence Green Apartments Loan has, as of the Cut-Off Date, a remaining amortization term of 356 months and matures in August, 2008. The Independence Green Apartments Loan, however, is subject to Defeasance, in lieu of prepayment, in whole or in part, at any time after the date which is two years after the Closing Date. In order for a partial Defeasance to be effected, written confirmation from each Rating Agency must be obtained that states that such release will not cause such Rating Agency to downgrade, qualify or withdraw any of its then current ratings of any Certificates. Notwithstanding, the foregoing, the loan may be prepaid, in whole or in part, without payment of a Prepayment Premium at any time following the six months prior to maturity.


     The Property. Independence Green Apartments is located at 36700 Grand River Avenue, Farmington Hills, MI (the "Independence Property"). The ninety-one acre site is improved with 41, two-story garden style apartment buildings. The buildings, which were constructed between 1966 and 1971, contain a total of 981 units. The unit mix consists of one and two bedroom units, as well as townhouse units. Additional improvements/amenities include; a clubhouse with community room, fireplace, indoor pool, sauna and leasing office; outdoor swimming pool, tennis courts; sand volleyball court; and an 18-hole golf course. There are 2,100 parking spaces.


     Release. A certain portion of the Independence Property ("Release Property") is eligible for release from the Independence Green Apartments Loan. Any such release is subject to the following conditions: (a) such release must be accompanied by a partial prepayment or partial Defeasance of the Independence Green Loan equal to 125% of the allocated loan amount of the Release Property and (b) the then current DSCR of the Remaining Property calculated for the 12 month period immediately prior to the release shall not be less than the greater of (x) the debt service coverage ratio for the Independence Property, including the Release Property, that existed on the date the Loan was closed (1.25x) or (y) the DSCR for the Independence Property, including the Release Property, that existed for the 12 month period immediately prior to the release; and (ii) the then current LTV ratio for the Released Property shall not exceed the lesser of (x) the LTV ratio of the Independence Property, including the Release Property, that existed on the date the loan was closed (79.55%) or (y) the LTV ratio for the Property, including the Release Property, that existed for the 12 month period immediately prior to such release, in each case as determined by Mortgagee in its sole determination.


     Property Management. The Independence Property is managed by Atlantic Management Corporation. The indemnitor, Mr. David Clapper, formed Atlantic Management Corporation in 1987 to manage his portfolio of 4,000 multifamily units, and 500,000 sq. ft. of commercial real estate.

     Operating History:




                                                                          TRAILING
                                                                        TWELVE MONTHS
                                         1996              1997          ENDING 5/98      UNDERWRITING
                                   ---------------   ---------------   --------------   ---------------
Gross Potential Rent ...........     $ 6,458,195       $ 6,461,348      $ 6,382,808      $  7,498,796
Total Vacancy ..................               0                 0                0        (1,115,988)
                                     -----------       -----------      -----------      ------------
Net Rental Income ..............       6,458,195         6,461,348        6,382,808         6,382,808
Other Income ...................         282,364           283,409          358,938           358,938
                                     -----------       -----------      -----------      ------------
Effective Gross Income .........       6,740,559         6,744,757        6,741,746         6,741,746
Utilities ......................         449,545           439,448          411,593           439,448
Repairs & Maintenance ..........         292,024           296,049          243,445           296,049
General & Administrative                  96,034            99,707          175,860            99,707
Payroll & Benefits .............         994,361         1,063,973          897,577         1,063,973
Property Taxes .................         594,858           594,804          649,409           692,349
Management Fee(1) ..............         269,622           269,790          269,670           269,670
Advertising ....................          75,596            76,007           45,423            76,007
Insurance ......................         105,706           106,339          120,956           121,468
Other Expenses .................              --                --           20,164                --
Reserves for Replacement                                                                      299,205
                                     -----------       -----------      -----------      ------------
Total Expenses .................       2,877,746         2,946,117        2,834,097         3,357,876
                                     -----------       -----------      -----------      ------------
NOI ............................       3,862,813         3,798,640        3,907,649         3,383,870
                                     -----------       -----------      -----------      ------------
Net Cash Flow (NCF) ............     $ 3,862,813       $ 3,798,640      $ 3,907,649      $  3,383,870
                                     ===========       ===========      ===========      ============

----------
(1) Management fee adjusted historically to 4% of effective net revenue

Occupancy ......................            93.0%             93.0%            92.2%             92.2%
OER ............................            42.7%             43.7%            42.0%             49.8%
Debt Service ...................     $ 2,710,167       $ 2,710,167      $ 2,710,167      $  2,710,167
DSCR based on NOI ..............            1.43x             1.40x            1.44x             1.25x
DSCR based UW NCF ..............                                                                 1.25x

     Lockbox and Reserves. The Independence Green Loan documents provide for reserves for on-going replacements, immediate repairs, environmental reserves, debt service, and taxes and insurance. No Lockbox is required for the Independence Green Apartments Loan.

THE ANSONIA LOAN


     The Loan. The third largest Mortgage Loan (the "Ansonia Loan"), which represents approximately 4.5% of the Initial Pool Balance was originated on behalf of the Mortgage Loan Seller on February 13, 1998, and has a Cut-Off Date Balance of $28,781,905. The Ansonia Loan is secured by a first mortgage (the "Ansonia Mortgage") encumbering the commercial condominium (the "Ansonia Property") called The Ansonia Commercial Condominium, located in Manhattan, New York. The Ansonia Loan was made to Ansonia Commercial, L.L.C. (the "Ansonia Borrower"), a special purpose Delaware limited liability company. The Ansonia Borrower is controlled by Stanley Stahl and Albert Schussler who are both actively involved in the New York City real estate market. Stanley Stahl has been an owner and operator of commercial and residential real estate in New York for almost 50 years. Mr. Stahl's real estate investments include approximately four million square feet of office space, apartment buildings containing more than 3,000 units and numerous retail buildings located predominately in New York City.


     The Ansonia Loan has, as of the Cut-Off Date, a remaining amortization term of 351 months and matures in March 2028. The Ansonia Loan may not be prepaid prior to April 1, 2003. Between April 1, 2003 to February 29, 2004 , the Ansonia Loan may be prepaid, with a 1% prepayment penalty. On or after March 1, 2004, the Ansonia Loan may be prepaid, without payment of a prepayment penalty. The Ansonia Loan is an ARD Loan with an Anticipated Repayment Date of March 1, 2005. On March 1, 2005 (the "Anticipated Repayment Date"), if the Loan has not been paid in full, the Mortgage Interest Rate shall adjust to a rate per annum equal to the greater of (a) the initial Note Rate of 6.79% plus two percent (2%) or (b) the interpolated Treasury yield index most closely approximating the maturity date plus a spread equating to 3.25% on the Anticipated Repayment Date.


     The Property. The Ansonia Property is a commercial condominium located in the City of New York comprising approximately 111,060 leasable square feet of space, which includes approximately 54,845 square feet of retail space, approximately 34,909 square feet of office space and an approximately 21,306 square foot parking garage. This commercial condominium is situated in the first two floors and the cellar of a 17 story, turn-of-the century beaux-arts building. Based on the Ansonia Borrower's June, 1998 rent roll, the Ansonia Property was approximately 100% leased at an approximate average rent per square foot of $35.17. Among the tenants leasing space at the Ansonia Property are A&P (approximately 30,204 square feet), The Gap (approximately 3,633 square feet), and General Nutrition Center (approximately 2,275 square feet).




          TENANT                SF        RENT/SF      START     EXPIRATION       RENT STEPS
--------------------------   --------   -----------   -------   ------------   ---------------
  A&P ....................    30,204      $ 50.82      11/97       11/17       11/03 - $55.90
                                                                               11/07 - $61.49
                                                                               11/13 - $67.64
  The Gap ................     3,633      $ 39.91       3/80        1/02       None
  General Nutrition ......     2,275      $ 65.93       4/92        4/02       None

     Property Management. The Ansonia Property is managed by Lefferts/Fore Associates an affiliate of the Ansonia Borrower. The Ansonia Loan documents provide that after the lender takes title to the Ansonia Property, the contract with the property manager may be terminated upon 30 days notice.

     Operating History:




                                                                           TRAILING
                                                                         TWELVE MONTHS
                                         1995              1996         ENDING 8/98(1)     UNDERWRITING
                                   ---------------   ---------------   ----------------   -------------
Gross Potential Rent ...........     $ 3,227,598       $ 2,190,317       $ 2,273,927       $3,906,100
Total Vacancy ..................              --                --                --         (118,555)
                                     -----------       -----------       -----------       ----------
Net Rental Income ..............       3,227,598         2,190,317         2,273,927        3,787,545
Other Income ...................         281,788           197,375           266,440          188,487
                                     -----------       -----------       -----------       ----------
Effective Gross Income .........       3,509,386         2,387,692         2,540,367        3,976,032
Repairs & Maintenance ..........          47,598            36,803            48,000           49,680
General & Administrative                  15,250            15,000            14,000           14,490
Payroll & Benefits .............          40,000            40,000            40,000           41,400
Property Taxes .................         220,002           204,467           207,744          193,763
Management Fee .................          73,735            45,692            69,996          159,041
Common Charges .................         265,758           322,397           334,980          346,704
Reserves for Replacement                                                                       16,659
                                     -----------       -----------       -----------       ----------
Total Expenses .................         662,343           664,359           714,720          821,737
                                     -----------       -----------       -----------       ----------
NOI ............................       2,847,043         1,723,333         1,825,647        3,154,295
                                     -----------       -----------       -----------       ----------
Leasing Commissions ............                                                               46,766
Tenant Improvements ............                                                               64,724
                                     -----------       -----------       -----------       ----------
Net Cash Flow (NCF) ............     $ 2,847,043       $ 1,723,333       $ 1,825,647       $3,042,804
                                     ===========       ===========       ===========       ==========
------------
(1)  The Trailing 12-months includes no income from A&P. A&P began paying rent October, 1998.

Occupancy ......................                                                                 97.0%
OER ............................            18.9%             27.8%             28.1%            20.7%
Debt Service ...................     $ 2,289,812       $ 2,289,812       $ 2,289,812       $2,289,812
DSCR based on NOI ..............            1.24x              .75x              .79x            1.38
DSCR based UW NCF ..............                                                                 1.33x

     Lease Expiration Schedule:




                                                  SQUARE FEET     PERCENTAGE
                                                 -------------   -----------
       Vacant ................................            0           0.0%
       Twelve Months Ending 1/31/99 ..........        2,562           2.3%
       Twelve Months Ending 1/31/00 ..........            0           0.0%
       Twelve Months Ending 1/31/01 ..........        1,893           1.7%
       Twelve Months Ending 1/31/02 ..........        1,202           1.1%
       Twelve Months Ending 1/31/03 ..........       16,376          14.7%
       Twelve Months Ending 1/31/04 ..........       46,311          41.7%
       Twelve Months Ending 1/31/05 ..........          990           0.9%
       Twelve Months Ending 1/31/06 ..........          976           0.9%
       Twelve Months Ending 1/31/07 ..........        2,562           2.3%
       Twelve Months Ending 1/31/08 ..........        8,704           7.8%
       Twelve Months Ending 1/31/09 ..........        1,842           1.7%

     Lockbox and Reserves. The Ansonia Loan documents provide for reserves for taxes. In the event that the Ansonia Borrower does not tender, to Lender, a firm commitment to refinance the Property from a third-party lender (prior to four (4) months preceding March 1, 2005) the Borrower shall be required to enter into a lockbox agreement whereby the gross income derived from the Property shall be deposited into a lockbox under the control of the Lender. Commencing on the Optional Prepayment Date, all excess cash flow after the payment of expenses and debt service under the Note will be utilized to pay down the principal balance of the Loan.

THE MERCER MALL LOAN

     The Loan. The fourth largest Mortgage Loan (the "Mercer Mall Loan"), which represents approximately 3.8% of the Initial Pool Balance was originated on behalf of the Mortgage Loan Seller on October 13, 1998, and has a Cut-Off Date Balance of $23,979,568. The Mercer Mall Loan is secured by a first fee and leasehold mortgage (the "Mercer Mall Mortgage") encumbering the shopping center (the "Mercer Mall Property") called The Mercer Mall, located in Lawrence, New Jersey. The Mercer Mall Loan was made to Mercer Mall Property Group (the "Mercer Mall Borrower"), a New York general partnership. The principal owners of the Mercer Mall Borrower are Harvey Siegal and Harvey Parker. The principal owners control partnerships which have developed approximately two million square feet of retail projects in the New York metropolitan area.

     The Mercer Mall Loan has, as of the Cut-Off Date, a remaining amortization term of 359 months and matures in November 2008. The Mercer Mall Loan may not be prepaid prior to August 1, 2008. However, the Mercer Mall Loan is subject to Defeasance, in lieu of prepayment, at any time after the date which is the earlier to occur of (i) two (2) years after the Closing Date or (ii) five (5) years after the date of the October 13, 1998 closing of the loan.

     The Property. The Mercer Mall Property is an anchored shopping center comprising 386,275 leasable square feet of retail space located in Mercer County in central New Jersey. The Mercer Mall Property was constructed in several phases with the first one completed in 1975 and has approximately 2,058 parking spaces. Based on the Mercer Mall Borrower's September, 1998 rent roll, the Mercer Mall Property was approximately 100% leased at an approximate average rent per square foot of $11.33. Among the larger tenants leasing space at the Mercer Mall Property are Kmart (approximately 88,905 square feet), General Cinema (approximately 32,863 square feet), TJ Maxx (approximately 28,133 square feet), Ross Dress for Less (approximately 23,787 square feet) and Drug Emporium (approximately 23,600 square feet).




           TENANT                 SF       RENT/SF     START     EXPIRATION     RENT STEPS
----------------------------   --------   ---------   -------   ------------   -----------
   Kmart(1) ................   88,905     $  3.32      11/76       11/00          None
   General Cinema ..........   32,863     $ 14.58       1/83       12/13          None
   TJ Maxx .................   28,133     $  8.56      10/94       10/04          None
   Ross Dress for
     Less ..................   23,787     $ 17.15      10/90        1/09          None
   Drug Emporium ...........   23,600     $ 13.00       8/93        8/03          None

----------
(1) Kmart has ten, five year, renewal options beyond the term of the lease. The rental rate will not increase for the renewal periods.


     Ground Leases: In addition to a fee parcel there are two ground leases and a sub sub ground lease for the Mercer Mall Property.

     Ground Lease One: Mercer Mall Borrower leases a portion of the site from James and Jane Swift. The lease commenced on February 1, 1975 and expires on January 31, 2074. The initial term is thirty years, expiring on January 31, 2005. The lease term is automatically renewable for seven periods, the first six renewal periods are ten years each, and the seventh renewal period is nine years. The current annual rent is $36,465.19 which is comprised of a base rent of $30,000 and an overage rent. The base rent will be increased to $36,000 per annum if the landlord subordinates the lease to obtain tenant financing. Base rent during the first ten year renewal term increases by 15% over the base rent during the initial term and by an additional 15% during the second renewal term. Thereafter, base rent is to increase based upon the percentage increase in the CPI over the previous five years.

     Ground Lease Two: Mercer Mall Borrower leases a portion of the site from Americana Diner and Restaurant, Inc. The term of the lease commenced on February 1, 1975 and expires on February 1, 2074. The annual rent is currently $36,000 through January 31, 2000. Thereafter, base rent increases by 15% over the base rent for the immediately preceding ten-year period on each of February 1, 2000 (to $41,400 per annum) and February 1, 2010 (to $47,610 per annum) and by 7.5% (to $51,180.75 per annum) on February 1, 2020. Thereafter, base rent is calculated based upon the percentage increase in the CPI over the immediately preceding five year period.

     Sub Sub Lease: Mercer-Mail Borrower leases a portion of the site under a sub sub lease agreement from Pic N Run. The sub sub lease commenced on October 1, 1989 and expires on October 31, 2088. The annual rent is currently $54,000. Every four years, the rent increases by $6,000 over the prior four year period. For the period after November 2038, the parties shall agree upon the fair market value for the rental term. If they cannot agree, then FMV shall be decided by three appraisers. The sub sub lease is subordinate to the mortgage loan.


     Property Management. The Mercer Mall Property is managed by Bristol Development Corp. an affiliate of the Mercer Mall Borrower. There is no management agreement.


     Operating History:




                                                                      TRAILING
                                                                    TWELVE MONTHS
                                     1996              1997          ENDING 6/98     UNDERWRITING
                               ---------------   ---------------   --------------   -------------
Gross Potential Rent .......                                                         $4,378,694
Total Vacancy ..............                                                           (218,935)
                                 -----------       -----------      -----------      ----------
Net Rental Income ..........     $ 3,722,107       $ 4,113,941      $ 4,108,967       4,159,759
Percentage Rents ...........          31,661            29,086           11,608          12,014
Expense Reimbursement ......       1,116,388         1,281,443        1,357,980       1,405,509
                                 -----------       -----------      -----------      ----------
Effective Gross Income .....       4,870,156         5,424,470        5,478,555       5,577,283
CAM ........................         577,032           504,685          490,632         507,804
General & Administrative              21,683           124,644          137,292         142,097
Property Taxes .............         763,723           784,471          788,148         817,359
Management Fee .............         243,508           271,224          273,928         278,864
Insurance ..................          59,438            64,808           64,808          60,161
Ground Rent ................         118,728           125,229          124,728         126,465
Reserves for Replacement                                                                 57,941
                                 -----------       -----------      -----------      ----------
Total Expenses .............       1,784,112         1,875,061        1,879,536       1,990,692
                                 -----------       -----------      -----------      ----------
NOI ........................       3,086,044         3,549,410        3,599,019       3,586,591
                                 -----------       -----------      -----------      ----------
Capital Improvements .......
Leasing Commissions ........          38,500            36,000               --          42,070
Tenant Improvements ........              --                --               --         109,538
                                 -----------       -----------      -----------      ----------
Net Cash Flow (NCF) ........     $ 3,047,544       $ 3,513,410      $ 3,599,019      $3,434,983
                                 ===========       ===========      ===========      ==========
Occupancy ..................                                               98.2%           95.0%
OER ........................            36.6%             34.6%            34.3%           35.7%
Debt Service ...............     $ 1,985,179       $ 1,985,179      $ 1,985,179      $1,985,179
DSCR based on NOI ..........            1.54x             1.77x            1.81x           1.81x
DSCR based UW NCF ..........                                                               1.73x

     Lease Expiration Schedule:




                                                  SQUARE FEET     PERCENTAGE
                                                 -------------   -----------
       Vacant ................................        3,200           0.8%
       Twelve Months Ending 7/31/99 ..........       11,175           2.9%
       Twelve Months Ending 7/31/00 ..........        1,900           0.5%
       Twelve Months Ending 7/31/01 ..........      101,505          26.3%
       Twelve Months Ending 7/31/02 ..........       14,800           3.8%
       Twelve Months Ending 7/31/03 ..........       13,500           3.5%
       Twelve Months Ending 7/31/04 ..........       42,150          10.9%
       Twelve Months Ending 7/31/05 ..........       33,833           8.8%
       Twelve Months Ending 7/31/06 ..........        1,555           0.4%
       Twelve Months Ending 7/31/07 ..........        3,650           0.9%
       Twelve Months Ending 7/31/08 ..........        5,092           1.3%
       Twelve Months Ending 7/31/09 ..........       23,787           6.2%

     Lockbox and Reserves. The Mercer Mall Loan documents provide for reserves for taxes and insurance. The Mercer Mall Loan documents do not require the establishment of a lockbox or cash collateral account.

                                                                                                                           ANNEX F


                                      CERTAIN CHARACTERSTICS OF MULTIFAMILY MORTGAGED PROPERTIES




CONTROL                                                                               CUT-OFF
NUMBER       PROPERTY NAME                               STATE   COUNTY             DATE BALANCE    ELEVATOR
---------------------------------------------------------------------------------------------------------------
MLMI-005     3737 Hillcroft Apartments                   TX      Harris                $ 7,574,170     No
MLMI-008     Alexander House Apartments                  TX      Harris                  2,776,994     No
MLMI-009     Arlington Park I                            TX      Tarrant                 1,990,112     No
MLMI-011     Bentworth Apartments                        TX      Harris                 17,878,407     No
MLMI-013     Bishops Landing Apartments                  OK      Cleveland               3,682,407     No
MLMI-015     Charleston Apartments                       OK      Cleveland               2,041,447     No
MLMI-017     City Villas                                 CA      San Diego               2,495,307     Yes
MLMI-018     Clarendon Apartments                        OK      Cleveland               2,929,753     No
MLMI-020     Crosspointe Vista Apartments                WA      King                    3,567,480     Yes
MLMI-021     Crown Gardens Apartments                    TX      Harris                  1,860,740     No
MLMI-022     Deane Hill Apartments                       TN      Knox                    4,830,724     No
MLMI-023     Deerfield Apartments                        CT      Hartford                5,980,327     No
MLMI-024     East 61st Street Brownstone                 NY      New York                1,680,709     No
MLMI-025     Eastgate Apartments                         NY      Tompkins                1,648,535     No
MLMI-027     Foxmoor Apartments                          TX      Dallas                  5,607,996     No
MLMI-029     Hartford Apartments                         TX      Dallas                  2,484,318     No
MLMI-030     Heritage Apartments                         PA      Allegheny                 830,421     No
MLMI-032     Kingsley Plaza Apartments                   CA      Los Angeles             5,063,421     Yes
MLMI-033     MeadowCrest Apartments                      TX      Bexar                   3,472,281     No
MLMI-034     Myrtle Cove Apartments                      TX      Dallas                  9,452,864     No
MLMI-037     Peppertree Apartments                       CA      San Diego               1,226,935     No
MLMI-040     Quarters Apartments                         TX      Dallas                  3,329,451     No
MLMI-042     Reeve - Wildcreek Apartments                TX      Travis                  4,860,272     No
MLMI-044     Royal Knight Apartments                     TX      Dallas                  1,348,604     No
MLMI-045     Sommerset Apartments                        CA      San Diego               6,369,214     No
MLMI-047     Tara Hall Apartments                        TX      Harris                  2,252,315     No
MLMI-049     The Atrium Cellini Apartments               TX      Harris                  2,702,445     Yes
MLMI-050     The Shelton                                 TX      Dallas                 13,509,337     Yes
MLMI-052     Tiffany Apartments                          TX      El Paso                 2,535,861     No
MLMI-053     Village at Brookside Apartments             OK      Tulsa                   1,485,635     No
MLMI-054     Village Square Apartments                   TX      Dallas                  1,689,183     No
MLMI-055     Westcliff Apartments                        TX      San Patricio            1,431,187     No
MLMI-056     Willowbrook Apartments                      OR      Washington              2,889,197     No
MLMI-058     Windsor Court Apartments                    WA      King                    2,497,769     Yes
MLMI-059     Wong Family Trust Apartments                NJ      Union                   1,992,973     No
MLMI-060     Woodhollow Apartments                       TX      Brazoria                2,512,045     No
MLMI-061     332 East 95th Street                        NY      New York                2,347,999     No
MLMI-065     Springfield Apartments                      OK      Cleveland               2,997,102     No
MLMI-066     Orleans East Apartments                     MI      Wayne                   2,297,915     No
MLMI-068     Redwood Village Apartments                  NJ      Passaic                 6,191,946     No
MLMI-069     Argonne Avenue Apts                         GA      Fulton                    269,388     No
MLMI-070     Sundown Apartments                          AL      Montgomery                806,453     No
MLMI-071     Woodsdale Apartments                        SC      Spartanburg               821,462     No
MLMI-072     11707 Otsego Street                         CA      Los Angeles               477,428     No
MLMI-074     2019 North Main Street                      MI      Oakland                   702,480     No
MLMI-079     Cherry Hills Apartments                     OR      Yamhill                   593,125     No
MLMI-091     11307 Morrison                              CA      Los Angeles             1,116,673     Yes
MLMI-092     11660 Chenault Avenue                       CA      Los Angeles             2,042,949     No
MLMI-093     1346 Pine Street                            CA      San Francisco           1,196,503     Yes
MLMI-094     1850 Williams Street                        CA      Ventura                 1,057,001     No
MLMI-095     2790 Pine Street                            CA      San Francisco           1,196,503     No
MLMI-096     Pine Valley Court (Colony Greene) ApartmentsNJ      Camden                  2,581,590     No
MLMI-097     Doheny Drive Apartments                     CA      Los Angeles             2,086,311     No
MLMI-098     Hacienda de Camarillo                       CA      Ventura                 2,040,496     No
MLMI-099a    Peachtree Apts                              MS      Rankin                    745,775     No
MLMI-099b    Willow Lake Apartments                      MS      Rankin                    894,930     No
MLMI-133     Sammamish Ridge                             WA      King                    5,000,000     No
MLMI-134     Kenmore Estates                             WA      King                    6,765,511     No
MLMI-135     Independence Green Apartments               MI      Oakland                34,890,416     No
MLMI-139     Walkers Ridge                               MO      Boone                   1,988,791     No
MLMI-140     Colonial House                              NC      Catawba                 2,092,588     No
MLMI-141     Chapelcroft                                 PA      Philadelphia            2,221,969     Yes
MLMI-142     Aspen Shadows                               AZ      Coconino                3,991,293     No
MLMI-143     Antelope Manor Apartments                   CA      Sacramento              1,825,736     No
MLMI-152     Chateau Brickyard                           UT      Salt Lake Co.           6,295,086     Yes
MLMI-153     Holiday on the Bay                          NJ      Ocean                  12,000,000     No


(RESTUBBED TABLE CONTINUED FROM ABOVE)




                                                     NO. STUDIOS
CONTROL                UTILITIES             #        WTG AVG      HIGHEST
NUMBER                TENANT PAYS          UNITS     RENT/MONTH     RENT
----------------------------------------------------------------------------
MLMI-005     Electric
MLMI-008     Electric
MLMI-009     None
MLMI-011     Electric
MLMI-013     None
MLMI-015     Electric & Gas
MLMI-017     Electric & Gas
MLMI-018     Electric & Gas
MLMI-020     Electric                           8             695       705
MLMI-021     Electric
MLMI-022     Electric
MLMI-023     Electric
MLMI-024     Electric                           3           2,500     2,500
MLMI-025     Electric, Gas, Water, Cable
MLMI-027     All Utilities
MLMI-029     3 blds none / 4th bld electric    20             440       440
MLMI-030     Electric                           6             397       397
MLMI-032     Electric                          35             500       500
MLMI-033     Electric
MLMI-034     Electric
MLMI-037     Water & Trash
MLMI-040     Electric
MLMI-042     Electric & Gas
MLMI-044     24 of 57 units all bills are paid  9             377       377
MLMI-045     Electric & Gas
MLMI-047     Electric
MLMI-049     Electric
MLMI-050     Electric
MLMI-052     Electric
MLMI-053     Electric
MLMI-054     None                               2             450       450
MLMI-055     Electric
MLMI-056     Electric
MLMI-058     All Utilities
MLMI-059     Electric                           6             609       609
MLMI-060     Electric
MLMI-061     Electric & Gas                     2             754       754
MLMI-065     Electric
MLMI-066     Electric
MLMI-068     Electric
MLMI-069     Electric & Gas
MLMI-070     Electric, water/sewer
MLMI-071     Gas & Electric
MLMI-072     Electric & Gas                    11             661       661
MLMI-074     Electric & Gas
MLMI-079     Electric & Gas
MLMI-091     Electric & Gas
MLMI-092     Electric & Gas
MLMI-093     Electric & Gas                    18             618       618
MLMI-094     none
MLMI-095     Electric & Gas
MLMI-096     Electric, Gas, Water and Trash
MLMI-097     Electric & Gas
MLMI-098     Electric & Gas
MLMI-099a    Electricity & Gas
MLMI-099b    Electricity & Gas
MLMI-133     Electric
MLMI-134     Heat, Electric, Gas
MLMI-135     Heat, Electric, Gas
MLMI-139     Heat, Electric, Gas
MLMI-140     Heat, Electric, Gas
MLMI-141     Electric                           5             405       405
MLMI-142     Heat, Electric, Gas
MLMI-143     Heat, Electric, Gas
MLMI-152     None                              12           1,197     1,265
MLMI-153     Heat, Electric, Gas

                  CERTAIN CHARACTERSTICS OF MULTIFAMILY MORTGAGED PROPERTIES


       NO. 1 BEDROOMS                NO. 2 BEDROOMS               NO. 3 BEDROOMS
   #      WTG AVG    HIGHEST    #      WTG AVG    HIGHEST     #     WTG AVG    HIGHEST
 UNITS      RENT      RENT    UNITS      RENT      RENT     UNITS     RENT       RENT
----------------------------------------------------------------------------------------
   257       423       465     124        584       636
   104       354       374     130        452       518
   161       396       410      27        535       535
    92       434       434     364        512       538      224       598       624
   180       386       389      81        486       486
    58       313       325      95        405       440       10       545       545
    58       541       593      12        720       720
    76       352       352      96        404       421        5       574       574
    29       875       925      18      1,150     1,400
    99       360       375      57        470       480        8       605       610
    36       472       485     116        574       598       34       701       709
    45       605       605     131        718       769
     3     2,567     2,567       2      3,575     3,575
                                13        821       863       12       965       965
   393       468       769     102        716       989
   104       489       550      13        750       750
     7       456       456      23        509       509
   107       607       607
   120       434       450      58        599       700
   272       384       395     192        525       565
                                21        649       649       10       791       791
   124       385       405      84        531       598
   116       487       487     116        495       495
    33       491       575      15        616       667
    48       680       680      32        800       800       40       900       900
    98       362       365      51        445       445       16       519       535
    12       600       600      86        775     1,000
    88     1,729     2,550      33      2,198     2,813        4     3,363     3,363
    58       353       350      98        390       390
    47       379       396      42        490       625        2       602       602
    60       559       620      12        750       750
    43       385       385      40        471       495
    21       490       501      63        573       592       21       680       693
    42       596       596      12        744       744
    47       718       718      11        812       812
    88       333       360      68        453       485       24       585       585
    33       838       838       4        858       858
    97       315       315     118        361       450       10       675       675
   114       551       623
   231       588       588      59        693       693
    10       500       525
                                36        432       440
    10       380       380      26        410       410       16       445       445

    22       559       559
                                13        538       538       13       617       617
    13       566       566      16        731       731
    14       725       725      12      1,131     1,200        2     1,390     1,390
    18       618       618
    31       597       597
     7     1,211     1,211      14        999       999
    88       450       450      44        450       450
     8     1,341     1,341       4      1,813     1,813        2     2,925     2,925
    16       675       675      57        789       865
                                28        488       488
                                36        469       469
                                96        780       900
    62       566       610     101        671       720
   746       589       615     210        747       755       25     1,454     1,550

    18       422       490      78        485       540        1       825       825
    58       490       490      37        590       590
    12       625       650      20        810       875
    34       478       535      14        597       630
    74     1,471     1,870       8      1,740     2,080
   173       630       704      53        681       735

(RESTUBBED TABLE CONTINUED FROM ABOVE)



           NO. 4 BEDROOMS                          OTHER
   #    WTG AVG    HIGHEST     #      WTG AVG    HIGHEST
 UNITS    RENT       RENT    UNITS      RENT      RENT       TYPE
----------------------------------------------------------------------

















                              20         726       726       1.5 br










                               3         350        35     Efficiency






























                              30         983     1,125     Houses

                               5         430       430     Jr. 1Br.
                              48         720      7902     BR 1.5b

                               4         864     1,002     suite beds




                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                      MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR
                               -----------------

     The mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Certificates of each series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "Certificates."


     Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting primarily of a segregated pool of one or more of various types of multifamily or commercial mortgage loans (the "Mortgage Loans") secured by interests in the following property types residential properties consisting of five or more rental or cooperatively-owned dwelling units, retail stores, hotels or motels, office buildings, industrial plants, nursing homes, mobile home parks, self-storage facilities, or mixed use or other types of income producing properties, mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). See "Description of the Trust Funds." Mortgage Loans (or mortgage loans underlying an MBS) may be delinquent as of the date Certificates of a series are issued, if so specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificate may include amounts on deposit in a separate account (the "Pre-Funding Account") which may be used by the Trust Fund to acquire additional assets as more fully described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Risk Factors--Effects of Pre-Funding and Acquisition of Additional Mortgage Assets," "Description of the Certificates" and "Description of Credit Support."


     Each series of Certificates will consist of one or more classes of Certificates, and such class or classes (including classes of Offered Certificates) may (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) be entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest; (iv) be entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology. See "Description of the Certificates."


     Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual or other periodic basis as specified in the related Prospectus Supplement. Such distributions will be made only from the assets of the related Trust Fund.


     This Prospectus and related Prospectus Supplements may be used by the Depositor, Merrill Lynch, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities law in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. Merrill Lynch or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing marketing prices at the time of sale or otherwise.


     No Certificates of any series will represent an obligation of or interest in the Depositor or any of its affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates of any series nor the assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates (the "Certificateholders") pursuant to a Pooling Agreement, as more fully described herein.


     The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations." A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates."


     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "Material Federal Income Tax Consequences" herein.
                               -----------------
PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE 18 OF THIS PROSPECTUS AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE
                      PURCHASING ANY OFFERED CERTIFICATE.
                               -----------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
   PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               -----------------
     Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. See "Risk Factors." This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.


     The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

                              FEBRUARY 25, 1998

                             PROSPECTUS SUPPLEMENT

     As more particularly described herein, each Prospectus Supplement will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of Offered Certificates of the related series, including the payment provisions with respect to each such class, the aggregate principal amount of each such class (the "Certificate Balance"), the rate at which interest will accrue from time to time, if at all, with respect to each such class (the "Pass-Through Rate") or the method of determining such rate; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made to Certificateholders; (iv) information as to the assets constituting the related Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (ix) information concerning the trustee (as to any series, the "Trustee") of the related Trust Fund; (x) information concerning the master servicer (as to any series, the "Master Servicer") and any special servicer (as to any series, the "Special Servicer") engaged to administer the related Mortgage Assets; (xi) information as to the nature and extent of any subordination in entitlement to distributions of any class of Certificates of such series; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.


                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to the Offered Certificates of each series contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Publicly filed information, including information regarding the Registrant, is available at the Commission's web site at www.sec.gov.

     No person has been authorized to give any information or to make any representation not contained in this Prospectus and any related Prospectus Supplement and, if given or made, such information or representation must not be relied upon. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates, or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

     The related Master Servicer or Trustee will be required to mail to holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. The means by which notices and other communications are conveyed by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates," and "Description of the Pooling Agreements--Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor, upon request, will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive office at 250 Vesey Street, Fifteenth Floor, New York, New York 10281-1315, Attention: Secretary, or by telephone at (212) 449-0336. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                               TABLE OF CONTENTS




                                                                                              PAGE
                                                                                             -----
PROSPECTUS SUPPLEMENT ....................................................................      2
AVAILABLE INFORMATION ....................................................................      2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ........................................      3
SUMMARY OF PROSPECTUS ....................................................................      8
RISK FACTORS .............................................................................     18
 Limited Liquidity for Offered Certificates ..............................................     18
 Limited Assets to Support Payment on Certificates .......................................     18
 Prepayments on Mortgage Loans; Effects on Average Life of Certificates; Effects on
   Yields on Certificates ................................................................     19
 Optional Early Termination ..............................................................     20
 Limited Nature of Ratings on Certificates ...............................................     20
 Effects of Pre-Funding and Acquisition of Additional Mortgage Assets ....................     21
 Risks to Lenders Associated With Certain Mortgage Loans and
   Income Producing Properties ...........................................................     21
   Risks Associated with Mortgage Loans Secured by Multifamily Properties ................     22
   Risks Associated with Mortgage Loans Secured by Retail Properties .....................     22
   Risks Associated with Mortgage Loans Secured by Hospitality Properties ................     23
   Risks Associated with Mortgage Loans Secured by Office Buildings ......................     23
   Risks Associated with Mortgage Loans Secured by Industrial & Mixed-Use Facilities .....     23
   Risks Associated with Mortgage Loans Secured by Residential Healthcare Facilities .....     24
   Risk Associated with Mortgage Loans Secured by Health Care-Related Properties .........     24
   Risks Associated with Mortgage Loans Secured by Warehouse and Storage Facilities ......     26
 Management Risks ........................................................................     26
 Balloon Payments on Mortgage Loans; Heightened Risk of Borrower Default .................     26
 Leases and Rents Serving as Security for Mortgage Loans Pose Special Risks ..............     27
 Delinquent Mortgage Loans ...............................................................     27
 Environmental Liability May Affect Lien on Mortgaged Property
   and Expose Lender to Costs ............................................................     27
 Credit Support Limitations--May Not Cover All Risks or Full Payment on Certificates .....     28
 Certain Federal Tax Considerations Regarding REMIC Residual Certificates ................     28
 ERISA Considerations--Covered Investors May Experience Liability ........................     29
 Book-Entry Registration of Certificates Affects Ownership of Certificates
   and Receipt of Payment ................................................................     29
DESCRIPTION OF THE TRUST FUNDS ...........................................................     30
 General .................................................................................     30
 Mortgage Loans ..........................................................................     30
   General ...............................................................................     30
   Default and Loss Considerations with Respect to the Mortgage Loans ....................     30
   Payment Provisions of the Mortgage Loans ..............................................     32
   Mortgage Loan Information in Prospectus Supplements ...................................     32
 MBS .....................................................................................     33
 Certificate Accounts ....................................................................     34
 Credit Support ..........................................................................     34
 Cash Flow Agreements ....................................................................     34
 Pre-Funding .............................................................................     34
YIELD AND MATURITY CONSIDERATIONS ........................................................     35
 General .................................................................................     35
 Pass-Through Rate .......................................................................     35
 Payment Delays ..........................................................................     35
 Certain Shortfalls in Collections of Interest ...........................................     35
 Yield and Prepayment Considerations .....................................................     36
 Weighted Average Life and Maturity ......................................................     37
 Controlled Amortization Classes and Companion Classes ...................................     38
 Other Factors Affecting Yield, Weighted Average Life and Maturity .......................     38
   Balloon Payments; Extensions of Maturity ..............................................     38

                                                                               PAGE
                                                                              -----
   Negative Amortization ..................................................     39
   Foreclosures and Payment Plans .........................................     39
   Losses and Shortfalls on the Mortgage Assets ...........................     39
   Additional Certificate Amortization ....................................     40
THE DEPOSITOR .............................................................     40
USE OF PROCEEDS ...........................................................     40
DESCRIPTION OF THE CERTIFICATES ...........................................     41
 General ..................................................................     41
 Distributions ............................................................     41
 Distributions of Interest on the Certificates ............................     42
 Distributions of Certificate Principal ...................................     43
 Distributions on the Certificates in Respect of Prepayment Premiums or
   in Respect of Equity Participations ....................................     43
 Allocation of Losses and Shortfalls ......................................     43
 Advances in Respect of Delinquencies .....................................     44
 Reports to Certificateholders ............................................     44
 Voting Rights ............................................................     46
 Termination ..............................................................     47
 Book-entry Registration and Definitive Certificates ......................     47
DESCRIPTION OF THE POOLING AGREEMENTS .....................................     49
 General ..................................................................     49
 Assignment of Mortgage Loans; Repurchases ................................     49
 Representations and Warranties; Repurchases ..............................     50
 Certificate Account ......................................................     50
   General ................................................................     50
   Deposits ...............................................................     51
   Withdrawals ............................................................     52
 Collection and Other Servicing Procedures ................................     53
 Modifications, Waivers And Amendments of Mortgage Loans ..................     53
 Sub-Servicers ............................................................     54
 Special Servicers ........................................................     54
 Realization Upon Defaulted Mortgage Loans ................................     54
 Hazard Insurance Policies ................................................     56
 Due-on-Sale and Due-on-Encumbrance Provisions ............................     57
 Servicing Compensation and Payment of Expenses ...........................     57
 Evidence as to Compliance ................................................     57
 Certain Matters Regarding the Master Servicer and the Depositor ..........     58
 Events of Default ........................................................     59
 Rights Upon Event of Default .............................................     59
 Amendment ................................................................     60
 List of Certificateholders ...............................................     60
 The Trustee ..............................................................     60
 Duties of the Trustee ....................................................     60
 Certain Matters Regarding the Trustee ....................................     61
 Resignation and Removal of the Trustee ...................................     61
DESCRIPTION OF CREDIT SUPPORT .............................................     62
 General ..................................................................     62
 Subordinate Certificates .................................................     62
 Cross-support Provisions .................................................     62
 Insurance or Guarantees with Respect to Mortgage Loans ...................     63
 Letter of Credit .........................................................     63
 Certificate Insurance and Surety Bonds ...................................     63
 Reserve Funds ............................................................     63
 Credit Support with Respect to MBS .......................................     64
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS ...................................     65
 General ..................................................................     65
 Types of Mortgage Instruments ............................................     65
 Leases and Rents .........................................................     65

                                                                             PAGE
                                                                            -----
 Personalty .............................................................     66
 Junior Mortgages; Rights of Senior Lenders .............................     66
 Foreclosure ............................................................     67
   General ..............................................................     67
   Foreclosure Procedures Vary From State to State ......................     67
   Judicial Foreclosure .................................................     67
   Non-Judicial Foreclosure/Power of Sale ...............................     67
   Limitations on the Rights of Mortgage Lenders ........................     68
   Rights of Redemption .................................................     69
   Anti-Deficiency Legislation ..........................................     69
   Leasehold Considerations .............................................     69
 Bankruptcy Laws ........................................................     70
 Environmental Considerations ...........................................     71
   General ..............................................................     71
   Superlien Laws .......................................................     71
   CERCLA ...............................................................     71
   Certain State and Other Federal Laws .................................     72
   Additional Considerations ............................................     72
 Due-on-Sale And Due-on-Encumbrance .....................................     72
 Subordinate Financing ..................................................     73
 Default Interest and Limitations on Prepayments ........................     73
 Applicability of Usury Laws ............................................     73
 Soldiers' and Sailors' Civil Relief Act of 1940 ........................     73
 Americans with Disabilities Act ........................................     74
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ................................     75
 General ................................................................     75
 REMICs .................................................................     75
   Classification of REMICs .............................................     75
   Characterization of Investments in REMIC Certificates ................     76
   Tiered REMIC Structures ..............................................     76
 Taxation of Owners of Remic Regular Certificates .......................     77
   General ..............................................................     77
   Original Issue Discount ..............................................     77
   Market Discount ......................................................     79
   Premium ..............................................................     80
   Realized Losses ......................................................     81
 Taxation of Owners of Remic Residual Certificates ......................     81
   General ..............................................................     81
   Taxable Income of the REMIC ..........................................     82
   Basis Rules, Net Losses and Distributions ............................     83
   Excess Inclusions ....................................................     84
   Noneconomic REMIC Residual Certificates ..............................     85
   Mark-to-Market Rules .................................................     86
   Possible Pass-Through of Miscellaneous Itemized Deductions ...........     86
   Sales of REMIC Certificates ..........................................     86
   Prohibited Transactions Tax and Other Taxes ..........................     87
   Tax and Restrictions on Transfers of REMIC Residual Certificates
    to Certain Organizations ............................................     88
   Termination ..........................................................     89
   Reporting and Other Administrative Matters ...........................     89
   Backup Withholding with Respect to REMIC Certificates ................     90
   Foreign Investors in REMIC Certificates ..............................     90
 Grantor Trust Funds ....................................................     91
   Classification of Grantor Trust Funds ................................     91
 Characterization of Investments in Grantor Trust Certificates ..........     91
   Grantor Trust Fractional Interest Certificates .......................     91
   Grantor Trust Strip Certificates .....................................     91
 Taxation of Owners of Grantor Trust Fractional Interest Certificates ...     92

                                                                          PAGE
                                                                         -----
   General ...........................................................     92
   If Stripped Bond Rules Apply ......................................     92
   If Stripped Bond Rules Do Not Apply ...............................     94
   Market Discount ...................................................     95
   Premium ...........................................................     97
   Taxation of Owners of Grantor Trust Strip Certificates ............     97
   Possible Application of Proposed Contingent Payment Rules .........     98
   Sales of Grantor Trust Certificates ...............................     98
   Grantor Trust Reporting ...........................................     99
   Backup Withholding ................................................     99
   Foreign Investors .................................................     99
STATE AND OTHER TAX CONSEQUENCES .....................................    100
ERISA CONSIDERATIONS .................................................    100
 General .............................................................    100
 Plan Asset Regulations ..............................................    100
 Prohibited Transaction Exemptions ...................................    101
LEGAL INVESTMENT .....................................................    102
METHOD OF DISTRIBUTION ...............................................    104
LEGAL MATTERS ........................................................    105
FINANCIAL INFORMATION ................................................    105
RATING ...............................................................    105
INDEX OF DEFINITIONS .................................................    106

                             SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Definitions is included at the end of this Prospectus.



Title of Certificates.......   Mortgage Pass-Through Certificates, issuable in
                               series (the "Certificates").


Depositor...................   Merrill Lynch Mortgage Investors, Inc., a
                               wholly-owned limited purpose subsidiary of
                               Merrill Lynch Mortgage Capital Inc. (the
                               "Depositor"). See "The Depositor."


Issuer......................   The Trust Fund established under a Pooling and
                               Servicing Agreement, as described below in this Summary of Prospectus under "Description of Certificates."


Master Servicer.............   The master servicer (the "Master Servicer"), if
                               any, for a series of Certificates will be named in the related Prospectus Supplement and may be an affiliate of the Depositor. See "Description of the Pooling Agreements--Collection and Other
                               Servicing Procedures."


Special Servicer............   The special servicer (the "Special Servicer"),
                               if any, for a series of Certificates will be named, or the circumstances under which a Special
                               Servicer will be appointed will be described, in the related Prospectus Supplement. See
                               "Description of the Pooling Agreements--Special
                               Servicers."


Trustee ....................   The trustee (the "Trustee") for each series of
                               Certificates will be named in the related
                               Prospectus Supplement. See "Description of the
                               Pooling Agreements--The Trustee."


The Trust Assets............   Each series of Certificates will represent in
                               the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:


 A. Mortgage Assets.........   The Mortgage Assets with respect to each series
                               of Certificates will consist of a pool of mortgage loans (collectively, the "Mortgage
                               Loans") secured by liens on, or security interests in, (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the
                               "Multifamily Properties") or (ii) retail stores, hotels or motels, office buildings, industrial plants, nursing homes, mobile home parks, self-storage facilities, or mixed use or other types of income-producing properties (the
                               "Commercial Properties"). If so specified in the related Prospectus Supplement, a Trust Fund may include Mortgage Loans secured by liens on real estate projects under construction. If so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent as of the date of their deposit into the related Trust Fund. A Mortgage Loan will be considered "delinquent" if it is thirty (30) days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation the Trust Fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all Mortgage Loans in the Trust Fund. The Mortgage Loans will not be guaranteed or insured by the Depositor, any of its affiliates or, unless otherwise specified in the Prospectus Supplement, by any governmental agency or instrumentality or other person.


                                 As and to the extent described in the related Prospectus Supplement, a Mortgage Loan (i) may provide for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, (iv) may contain a prohibition on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment and (v) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each Mortgage Loan will have had an original term to maturity of not more than 40 years, and will have been originated by a person other than the Depositor. See "Description of the Trust Funds--Mortgage Loans."


                                 If and to the extent specified in the related Prospectus Supplement, the Mortgage Assets that constitute a particular Trust Fund may also include or consist solely of (i) private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities, such as mortgage-backed securities that are similar to a series of Certificates or (ii) certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA") or the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") (collectively, the mortgage-backed securities referred to in clauses (i) and
                                 (ii), "MBS"), provided that each MBS will evidence an
                               interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein. See "Description of the Trust Funds--MBS."


                               Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor.


 B. Certificate Account.....   Each Trust Fund will include one or more
                               accounts (collectively, the "Certificate
                               Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus
                               Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related
                               Prospectus Supplement. See "Description of the
                               Trust Funds--Certificate Accounts" and
                                 "Description of the Pooling Agreements--
                               Certificate Account."


 C. Credit Support..........   If so provided in the related Prospectus
                               Supplement, partial or full protection against certain defaults and losses on the Mortgage
                               Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of any Credit Support, the identification of the entity providing it (if applicable) and related information will be set forth in the related
                               Prospectus Supplement. See "Risk Factors--Credit
                               Support Limitations," "Description of the Trust
                                 Funds--Credit Support" and "Description of
                               Credit Support."


 D. Cash Flow Agreements....   If so provided in the related Prospectus
                               Supplement, a Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related
                               Prospectus Supplement will contain certain information that pertains to the obligor under any such Cash Flow Agreement. See "Description of the Trust Funds--Cash Flow Agreements."


 E. Pre-Funding.............   If so provided in the related Prospectus
                               Supplement, a Trust Fund may include amounts on deposit in a separate account (the "Pre-Funding
                               Account") which amounts will not exceed 25% of the pool balance of the Trust Fund as of the Cut-off Date. Amounts on deposit in the Pre-Funding Account may be used by the Trust Fund to acquire additional Mortgage Assets, which additional Mortgage Assets will be selected using criteria that is substantially similar to the criteria used to select the Mortgage Assets included in the Trust Fund on the Closing Date.
                               The Trust Fund may acquire such additional
                               Mortgage Assets for a period of time of not more than 120 days after the Closing Date (the
                               "Pre-Funding Period") as specified in the related
                               Prospectus Supplement. Amounts on deposit in the Pre-Funding Account after the end of the Pre-Funding Period, will be distributed to Certificateholders or such other person as set forth in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, the Trust Fund may include amounts on deposit in a separate account (the "Capitalized Interest
                               Account"). Amounts on deposit in the Capitalized
                               Interest Account may be used to supplement investment earnings, if any, of amounts on deposit in the Pre-Funding Account, supplement interest collections of the Trust Fund, or such other purpose as specified in the related
                               Prospectus Supplement. As set forth in a related
                               Prospectus Supplement, amounts on deposit in the Capitalized Interest Account and Pre-Funding
                               Account will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the Capitalized Interest
                               Account will be released after the end of the Pre-Funding Period as specified in the related
                               Prospectus Supplement. See "Risk Factors--Effects of Pre-Funding and Acquisition of Additional
                               Mortgage Assets."


Description of
 Certificates................  Each series of Certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                               Each series of Certificates will consist of one
                                 or more classes of Certificates, and such class or classes (including classes of Offered Certificates) may (i) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) be entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iii) be entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (iv) provide for distributions of principal and/or interest that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vi) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology.


                               Each class of Certificates, other than certain
                                 classes of Stripped Interest Certificates and certain REMIC Residual Certificates (as defined below), will have a stated principal amount (a "Certificate Balance"); and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates, will accrue interest on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a notional amount ("Notional Amount"), based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, Notional Amount and Pass-Through Rate for each class of Offered Certificates, as applicable, or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate.


                               The Certificates will not be guaranteed or
                                 insured by the Depositor or any of its
                                 affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates."


Distributions of Interest on
 the Certificates...........   Interest on each class of Offered Certificates
                               (other than certain classes of Stripped Principal
                               Certificates and Stripped Interest Certificates and certain REMIC Residual Certificates) of each series will accrue at the applicable Pass-Through
                               Rate
                                 on the Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional Amount thereof outstanding from time to time and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more classes of Certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Prepayments; Average Life of Certificates; Yields," "Yield and Maturity Considerations," and "Description of the Certificates--Distributions of Interest on the Certificates."


Distributions of Certificate
  Principal.................   Each class of the Certificates of each series
                               (other than certain classes of Stripped Interest
                               Certificates and/or REMIC Residual Certificates) will have a Certificate Balance which, as of any date, will represent the maximum amount that the holders thereof are then entitled to receive in respect of principal from future cash flow on the Mortgage Assets in the related Trust Fund. Unless otherwise specified in the related Prospectus
                               Supplement, the initial aggregate Certificate
                               Balance of all classes of a series of
                               Certificates will not exceed the outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in the related Prospectus
                               Supplement, distributions of principal with respect to each series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate
                               Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates (i) may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (ii) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related
                               Trust Fund; (iii) may be made, subject to available funds, based on a specified prin-cipal payment schedule (any such class, a "Controlled Amortization Class"); and (iv) may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received (any such class, a "Companion Class").
                               Unless otherwise specified in the related
                               Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the Certificates--Distributions of Certificate
                               Principal."


Advances....................   If and to the extent provided in the related
                               Prospectus Supplement, the Master Servicer and/or other specified person will be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on the Mortgage Loans in the related Trust Fund. Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related
                               Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for a series of Certificates, the Master Servicer or other specified person will be entitled to receive interest on its advances for the period that they are outstanding, payable from amounts in the related Trust Fund. See "Description of the Certificates--Advances in Respect of
                               Delinquencies." If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling Agreement, or of a party to the related MBS Agreement, will be described in the related Prospectus Supplement.


Termination.................   If so specified in the related Prospectus
                               Supplement, a series of Certificates may be subject to optional early termination by means of the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage
                               Assets of the Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. See "Description of the Certificates--Termination."


Registration of Book-Entry
 Certificates...............   If so provided in the related Prospectus
                               Supplement, one or more classes of the Offered
                               Certificates of any series will be offered in book-entry format (collectively, "Book-Entry Cer-tificates") through the facilities of The
                               Depository Trust Company ("DTC"). Each class of
                               Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee of DTC. No person acquiring an interest in a class of Book-Entry Certificates (a "Certificate Owner") will be entitled to receive a Certificate of such class in fully registered, definitive form (a
                               "Definitive Certificate"), except under the limited circumstances described herein. See "Risk
                               Factors--Book-Entry Registration" and
                               "Description of the Certificates--Book-Entry
                               Registration and Definitive Certificates."


Risk Factors................   There are material risks associated with an
                               investment in Certificates. See "Risk Factors" herein. Additional risks pertaining to a particular series of Certificates may be disclosed in the applicable Prospectus
                               Supplement.


Tax Status of
 the Certificates............  The Certificates of each series will constitute either (i)"regular interests" ("REMIC Regular Certificates") and "residual interests" ("REMIC Residual Certificates") in a Trust Fund, or a designated portion thereof, treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code"), or (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code. If so indicated in the related Prospectus Supplement, an election alternatively may be made to treat the Trust Fund as a financial asset securitization investment trust ("FASIT").


 A. REMIC...................   REMIC Regular Certificates generally will be
                               treated as debt obligations of the applicable
                               REMIC for federal income tax purposes. In general, to the extent the assets and income of the REMIC are treated as qualifying assets and income under the following sections of the Code, REMIC Regular Certificates owned by a real estate investment trust will be treated as "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and interest income therefrom will be treated as "interest on obligations secured by mortgages on real property" for purposes of
                               Section 856(c)(3)(B) of the Code. In addition,
                               REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section
                               860G(a)(3) of the Code. Moreover, if 95% or more of the assets and the income of the REMIC qualify for any of the foregoing treatments, the REMIC
                               Regular Certificates will qualify for the foregoing treatments in their entirety. However, REMIC Regular Certificates owned by a thrift institution will constitute assets described in
                               Section 7701(a)(19)(C) of the Code only if so specified in the related Prospectus Supplement.
                               Holders of REMIC Regular Certificates must report income with respect thereto on the accrual method, regardless of their method of tax accounting generally. Holders of any class of REMIC Regular Certificates issued with original issue discount generally will be required to include the original issue discount in income as it accrues, which will be determined using an initial prepayment assumption and taking into account, from time to time, actual prepayments occurring at a rate different than the prepayment assumption. See "Material Federal
                               Income Tax Consequences--REMICs--Taxation of
                               Owners of REMIC Regular Certificates."


                               REMIC Residual Certificates generally will be
                                 treated as representing an interest in
                                 qualifying assets and income to the same extent described above for institutions subject to Sections 856(c)(5)(A) and 856(c)(3)(B) of the Code, but not for purposes of Section 7701(a)(19)(C) of the Code unless otherwise stated in the related Prospectus Supplement. A portion (or, in certain cases, all) of the income from REMIC Residual Certificates (i) may not be offset by any losses from other activities of the holder of such REMIC Residual Certificates, (ii) may be treated as unrelated business taxable income for holders of REMIC Residual Certificates that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), and (iii) may be subject to foreign withholding rules. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."


 B. Grantor Trust...........   If so provided in the related Prospectus
                               Supplement, Grantor Trust Certificates may be either Certificates that have a Certificate
                               Balance and a Pass-Through Rate or that are Stripped Principal Certificates (collectively,
                               "Grantor Trust Fractional Interest
                               Certificates"), or may be Stripped Interest
                               Certificates.


                               Owners of Grantor Trust Fractional Interest
                                 Certificates will be treated for federal income tax purposes as owners of an undivided pro rata interest in the assets of the related Trust Fund, and generally will be required to report their pro rata share of the entire gross income (including amounts incurred as servicing or other fees and expenses) from the Mortgage Assets and will be entitled, subject to certain limitations, to deduct their pro rata shares of any servicing or other fees and expenses incurred during the year. Holders of Grantor Trust Fractional Interest Certificates generally will be treated as owning an interest in qualifying assets and income under Sections 856(c)(5)(A), 856(c)(3)(B) and
                                 860G(a)(3) of the Code, but will not be so treated for purposes of Section 7701(a)(19)(C) of the Code unless otherwise stated in the related Prospectus Supplement.


                               It is unclear whether Stripped Interest
                                 Certificates will be treated as representing an ownership interest in qualifying assets and income under Sections 856(c)(5)(A) and

                                 856(c)(3)(B) of the Code, although the policy considerations underlying those Sections suggest that such treatment should be available. However, such Certificates will not be treated as representing an ownership interest in assets described in Section 7701(a)(19)(C) of the Code unless otherwise stated in the related Prospectus Supplement. The taxation of holders of Stripped Interest Certificates is uncertain in various respects, including in particular the method such holders should use to recover their purchase price and to report their income with respect to such Stripped Interest Certificates. See "Material Federal Income Tax
                                 Consequences--Grantor Trust Funds."


                               Investors are advised to consult their tax
                                 advisors and to review "Material Federal
                                 Income Tax Consequences" herein and in the related Prospectus Supplement.


ERISA Considerations........   Fiduciaries of employee benefit plans and
                               certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement
                               Income Security Act of 1974, as amended
                               ("ERISA"), or Section 4975 of the Code, should carefully review with their legal advisors whether the purchase or holding of Offered
                               Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.


Legal Investment............   The Offered Certificates of any series will
                               constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                               Enhancement Act of 1984 only if so specified in the related Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.


Rating......................   At their respective dates of issuance, each
                               class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies
                               (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                 RISK FACTORS


     In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. Additional risk factors are set forth elsewhere in the Prospectus under separate headings, and will be set forth in the related Prospectus Supplement under separate headings, in connection with discussions regarding particular aspects of Trust Fund Assets or the Certificates. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.


LIMITED LIQUIDITY FOR OFFERED CERTIFICATES


     Merrill Lynch, Pierce, Fenner & Smith Incorporated, itself or through one or more of its affiliates, currently expects to make a secondary market in the Offered Certificates of each series, but has no obligation to do so. However, there can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue for as long as such Certificates remain outstanding. Furthermore, because, among other things, the timing of receipt of payments with respect to a pool of multifamily or commercial mortgage loans may be substantially more difficult to predict than that of a pool of single family mortgage loans, any such secondary market that does develop may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans.

     The primary source of continuing information regarding the Offered Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders." There can be no assurance that any additional continuing information regarding the Offered Certificates of any series will be available through any other source, and the limited nature of such information may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

     Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination."


LIMITED ASSETS TO SUPPORT PAYMENT ON CERTIFICATES


     Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on such Certificates, no other assets will be available for payment of the deficiency. See "Description of the Trust Funds." Additionally, certain amounts on deposit from time to time remaining in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions that will be described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS ON MORTGAGE LOANS; EFFECTS ON AVERAGE LIFE OF CERTIFICATES; EFFECTS ON YIELDS ON CERTIFICATES


     For a number of reasons, including the difficulty of predicting the rate of prepayments on the Mortgage Loans in a particular Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each class of such Certificates, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments thereon are likely to be lower than if prevailing interest rates remain at or below the rates borne by those Mortgage Loans. There can be no assurance as to the rate of prepayments on the Mortgage Loans in any Trust Fund or that such rate will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms of such Certificates. A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to (i) a pro rata share of the prepayments (including prepayments occasioned by defaults) on the Mortgage Loans in the related Trust Fund that are distributable on such date, (ii) a disproportionately large share (which, in some cases, may be all) of such prepayments, or (iii) a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of prepayments enhances the risk of early retirement of such class ("call risk") if the rate of prepayment is faster than anticipated. A class of Certificates that entitles the holders thereof to a disproportionately small share of prepayments enhances the risk of an extended average life of such class ("extension risk") if the rate of prepayment is slower than anticipated. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     A series of Certificates may include one or more Controlled Amortization Classes that will be entitled to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, it can be reduced substantially in the case of a Controlled Amortization Class so long as the actual rate of prepayments on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. However, the reduction of prepayment risk afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class will entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast and to a disproportionately small share of those prepayments when the rate of prepayment is relatively slow. A Companion Class thus absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise affect the related Controlled Amortization Class if all payments of principal of the Mortgage Loans were allocated on a pro rata basis.

     A series of Certificates may also include one or more classes of Offered Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recoup its original investment under some prepayment scenarios. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations" herein and, if applicable, in the related Prospectus Supplement.


OPTIONAL EARLY TERMINATION


     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination by means of the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. In the event of a partial or complete termination of a Trust Fund, there can be no assurance that the proceeds from a sale of the Mortgage Assets will be sufficient to distribute the outstanding Certificate Balance plus accrued interest and any undistributed shortfalls in interest accrued on the Certificates subject to the termination. Accordingly the holders of such Certificates may incur a loss. See "Description of the Certificates--Termination." In the event that partial or complete early termination of a series of Certificates is authorized and does occur in this manner, the holders of the series of Certificates or one or more classes of a series of Certificates that are terminated early may experience repayment of their investment outside their control at an unpredictable and inopportune time. Moreover, such early termination could have an adverse impact on the overall yield received by such holder, depending upon the amount of the series of Certificates or class or classes of such series that is outstanding at the time of early termination, among other factors.


LIMITED NATURE OF RATINGS ON CERTIFICATES


     Any rating assigned by a Rating Agency to a class of Offered Certificates will reflect only its assessment of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Neither will such rating address the possibility that prepayments on the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. See "Description of Credit Support" and "Rating."


EFFECTS OF PRE-FUNDING AND ACQUISITION OF ADDITIONAL MORTGAGE ASSETS


     Any amounts on deposit in a Pre-Funding Account as described in the Prospectus Supplement for a series of Certificates that is not used to acquire additional Mortgage Assets by the end of the Pre-Funding Period, may be distributed to holders of Certificates as a prepayment of principal as set forth in the related Prospectus Supplement. Such a prepayment of principal to the holders of Certificates may materially and adversely effect the yield on the Certificates. See "Yield and Maturity Considerations" herein and, if applicable, in the related Prospectus Supplement.

     Any additional Mortgage Assets acquired by a Trust Fund during the Pre-Funding Period, as described in the related Prospectus Supplement, may possess substantially different characteristics than the Mortgage Assets in the Trust Fund on the Closing Date. Therefore the aggregate characteristics of a Trust Fund following the Pre-Funding Period may be substantially different than the characteristics of a Trust Fund on the Closing Date.


RISKS TO LENDERS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND INCOME PRODUCING PROPERTIES


     Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of single-family property. See "Description of the Trust Funds--Mortgage Loans." The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; and other factors beyond the control of a Master Servicer.

     It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property.

     Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Risks Associated with Mortgage Loans Secured by Multifamily Properties. It is expected that Mortgage Loans secured by multi-family properties will constitute a material concentration of the Mortgage Loans in a Trust Fund. Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, developments at local colleges and universities and national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase housing. Furthermore, tax credit and city, state and federal housing subsidy or similar programs may impose rent limitations and may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, such programs may impose income restrictions on tenants, which may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between such subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.

     Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

     Risks Associated with Mortgage Loans Secured by Retail
Properties. Mortgage Loans secured by retail properties may constitute a material concentration of the Mortgage Loans in a Trust Fund. Significant factors determining the value of retail properties are the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). In addition, certain tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers.

     Shopping centers, in general, are affected by the health of the retail industry, which is currently undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, and a particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding such tenant's continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

     Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, the Internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure Mortgage Loans in a Trust Fund.

     Risks Associated with Mortgage Loans Secured by Hospitality
Properties. Mortgage Loans secured by hospitality properties may constitute a material concentration of the Mortgage Loans in a Trust Fund. Various factors, including location, quality and franchise affiliation (or lack thereof), affect the economic viability of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that a consumer is willing to pay for a room and may result in a reduction in occupancy levels. The construction of competing hotels or motels can have similar effects. Because hotel rooms generally are rented for short periods of time, hotel properties tend to be more sensitive to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on such hotel's quality of service and economic performance. Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.

     In addition, the successful operation of a hospitality property with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hotel property as a result of foreclosure may be unable to succeed to the borrower's rights under the franchise license agreement. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements and may not be transferable.

     Risks Associated with Mortgage Loans Secured by Office Buildings. Mortgage Loans secured by office buildings may constitute a material concentration of the Mortgage Loans in a Trust Fund. Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by a property's age, condition, design (e.g., floor sizes and layout), access to transportation and ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiberoptic cables, satellite communications or other base building technological features).

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

     Risks Associated with Mortgage Loans Secured by Industrial & Mixed-Use Facilities. Mortgage Loans secured by industrial and mixed-use facilities may constitute a material concentration of the Mortgage Loans in a Trust Fund. Significant factors determining the value of industrial properties are the quality of tenants, building design and adaptability and the location of the property. Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     Risks Associated with Mortgage Loans Secured by Residential Healthcare Facilities. Mortgage Loans secured by residential healthcare facilities may constitute a material concentration of the Mortgage Loans in a Trust Fund. Mortgage Loans secured by liens on residential health care facilities pose additional risks not associated with loans secured by liens on other types of income-producing properties. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and, to the extent dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers. The failure of any of such borrowers to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained or that the related Mortgaged Property would be adaptable to other uses. To the extent any nursing home receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected. Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

     Risk Associated with Mortgage Loans Secured by Health Care-Related Properties. The Mortgaged Properties may include Senior Housing, Assisted Living Facilities, Skilled Nursing Facilities and Acute Care Facilities (any of the foregoing, "Health Care-Related Facilities"). "Senior Housing" generally consist of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style. "Assisted Living Facilities" are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines. "Skilled Nursing Facilities" provide services to post trauma and frail residents with limited mobility who require extensive medical treatment. "Acute Care Facilities" generally consist of hospital and other facilities providing short-term, acute medical care services.

     Certain types of Health Care-Related Properties, particularly Acute Care Facilities, Skilled Nursing Facilities and some Assisted Living Facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If such payments are insufficient, net operating income of those Health Care-Related Facilities that receive revenues from those sources, and consequently the ability of the related borrowers to meet their obligations under any Mortgage Loans secured thereby, could be adversely affected.

     Moreover, Health Care-Related Facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Health Care-Related Facility or, if applicable, bar it from participation in government reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of any Health Care-Related Facility securing a defaulted Mortgage Loan (a "Health Care-Related Mortgaged Property") would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to such foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their Mortgage Loan obligations.

     Government regulation applying specifically to Acute Care Facilities, Skilled Nursing Facilities and certain types of Assisted Living Facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a Certificate of Need ("CON"), before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a CON is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, if a Mortgage Loan secured by a lien on such a Health Care-Related Mortgaged Property were foreclosed upon, the purchaser at foreclosure might be required to obtain a new CON or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility's residents, but there can be no assurance that any will do so or that any necessary licenses or approvals will be issued.

     Further government regulation applicable to Health Care-Related Facilities is found in the form of federal and state "fraud and abuse" laws that generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create "safe harbors" under the law provide only limited guidance. Accordingly, there can be no assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the Health Care-Related Mortgaged Properties that are subject to such laws.

     The operators of Health Care-Related Facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a Health Care-Related Facility will generally depend upon the number of competing facilities in the local market, as well as upon other factors such as its age, appearance, reputation and management, the types of services it provides and, where applicable, the quality of care and the cost of that care. The inability of a Health Care-Related Mortgaged Property to flourish in a competitive market may increase the likelihood of foreclosure on the related Mortgage Loan, possibly affecting the yield on one or more classes of the related series of Offered Certificates.

     Risks Associated with Mortgage Loans Secured by Warehouse and Storage Facilities. Mortgage Loans secured by warehouse and self storage facilities may constitute a material concentration of the Mortgage Loans in a Trust Fund. Self storage facilities are part of a market that contains low barriers to entry. Increased competition among self storage facilities may reduce income available to repay Mortgage Loans secured by self storage facility. Furthermore, due to the privacy considerations applicable to self storage facilities, may increase environmental risks. See "Risk Factors--Environmental Law Considerations" herein.


MANAGEMENT RISKS


     Each Mortgaged Property is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. There is no assurance regarding the performance of any operators, leasing agents and/or managers or persons who may become operators and/or managers upon the expiration or termination of management agreements or following any default or foreclosure under a Mortgage Loan. In addition, generally the property managers are operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms thereof.


BALLOON PAYMENTS ON MORTGAGE LOANS; HEIGHTENED RISK OF BORROWER DEFAULT


     Certain of the Mortgage Loans included in a Trust Fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the balloon payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

     If and to the extent specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or a Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. While a Master Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans. See "Yield and Maturity Considerations--Other Factors Affecting Yield, Weighted Average Life and Maturity--Balloon Payments; Extensions of Maturity."


LEASES AND RENTS SERVING AS SECURITY FOR MORTGAGE LOANS POSE SPECIAL RISKS


     The Mortgage Loans included in any Trust Fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents."


DELINQUENT MORTGAGE LOANS


     If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are delinquent as of the date they are deposited in the Trust Fund. A Mortgage Loan will be considered "delinquent" if it is thirty (30) days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the Trust Fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all Mortgage Loans in the Trust Fund. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by a Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Loans in the Trust Fund and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans-General."


ENVIRONMENTAL LIABILITY MAY AFFECT LIEN ON MORTGAGED PROPERTY AND EXPOSE LENDER TO COSTS


     Under certain laws, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower. A lender also risks such liability on foreclosure of the mortgage. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations." If a Trust Fund includes Mortgage Loans and the related Prospectus Supplement does not otherwise specify, the related Pooling Agreement will contain provisions generally to the effect that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or assume control of its operation unless the Master Servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans." These provisions are designed to reduce substantially the risk of liability for costs associated with remediation of hazardous substances, but there can be no assurance in a given case that those risks can be eliminated entirely.


CREDIT SUPPORT LIMITATIONS--MAY NOT COVER ALL RISKS OR FULL PAYMENT ON CERTIFICATES


     The Prospectus Supplement for the Offered Certificates of each series will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and other factors. There can be, however, no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES


     Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described under "Material Federal Income Tax Consequences--REMICs." Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of REMIC Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.


ERISA CONSIDERATIONS--COVERED INVESTORS MAY EXPERIENCE LIABILITY


     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations."


BOOK-ENTRY REGISTRATION OF CERTIFICATES AFFECTS OWNERSHIP OF CERTIFICATES AND RECEIPT OF PAYMENT


     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any class of Book-Entry Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("Participants"). In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited. The means by which notices and other communications are conveyed by DTC to its Participants, and directly and indirectly through such Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may experience delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of a physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

                        DESCRIPTION OF THE TRUST FUNDS


GENERAL


     The primary assets of each Trust Fund will consist of (i) multifamily and/or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of Certificates ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by Merrill Lynch Mortgage Investors, Inc. (the "Depositor"). Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.


MORTGAGE LOANS


     General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) retail stores, hotels or motels, office buildings, industrial plants, nursing homes, mobile home parks, self-storage facilities, or mixed use or other types of income-producing properties ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a Mortgaged Property. A Mortgage may create a lien on a borrower's leasehold estate in a property; however, if so specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least two years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor.

     If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income of the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and on any other loan that is secured by a lien on the Mortgaged Property prior to the lien of the related Mortgage. As more fully set forth in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and
(iii) debt service on loans (including the related Mortgage Loan) secured by liens on the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a non-owner occupied income-producing property, rental income (and maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a single tenant. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or the single tenant, and Mortgage Loans secured by liens on such properties may pose greater risks than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. As more fully set forth in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and the outstanding principal balance of any loan secured by a lien on the related Mortgaged Property prior to the lien of the related Mortgage, to (ii) the Value of such Mortgaged Property. The "Value" of a Mortgaged Property, is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans there is no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Risks Associated with Certain Mortgage Loans and Income Producing Properties" and "--Balloon Payments; Borrower Default."

     Payment Provisions of the Mortgage Loans. If so specified in the related Prospectus Supplement, all of the Mortgage Loans will have had original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly or semi-annually. A Mortgage Loan (i) may provide for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (iv) may contain a prohibition on prepayment (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Expiration Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the Mortgaged Property (an "Equity Participation"), as described in the related Prospectus Supplement. If holders of any class or classes of Offered Certificates of a series will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.

     Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans which will generally be current as of a date specified in the related Prospectus Supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the original and remaining terms to maturity of the Mortgage Loans, and the seasoning of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the original Loan-to-Value Ratios of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the geographic distribution of the Mortgaged Properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to tabulate the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.



MBS


     MBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of Certificates or (ii) certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC, provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.


     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer (the "MBS Issuer") of the MBS and/or the servicer (the "MBS Servicer") of the underlying mortgage loans will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.


     The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.


     Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.


     The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,
(vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the servicing fees payable under the MBS Agreement, (x) to the extent available to the Depositor, the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" and (xi) the characteristics of any cash flow agreements that relate to the MBS.


     To the extent required under the securities laws, MBS included among the assets of a Trust Fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) thereunder and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

CERTIFICATE ACCOUNTS


     Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement.


CREDIT SUPPORT


     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, or by a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for the Offered Certificates of each series. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."


CASH FLOW AGREEMENTS


     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the related Prospectus Supplement.


PRE-FUNDING


     If so provided in the related Prospectus Supplement, a Trust Fund may include amounts on deposit in a separate account (the "Pre-Funding Account") which amounts will not exceed 25% of the pool balance of the Trust Fund as of the Cut-off Date. Amounts on deposit in the Pre-Funding Account may be used by the Trust Fund to acquire additional Mortgage Assets, which additional Mortgage Assets will be selected using criteria that is substantially similar to the criteria used to select the Mortgage Assets included in the Trust Fund on the Closing Date. The Trust Fund may acquire such additional Mortgage Assets for a period of time of not more than 120 days after the Closing Date (the "Pre-Funding Period") as specified in the related Prospectus Supplement. Amounts on deposit in the Pre-Funding Account after the end of the Pre-Funding Period, will be distributed to Certificateholders or such other person as set forth in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, the Trust Fund may include amounts on deposit in a separate account (the "Capitalized Interest Account"). Amounts on deposit in the Capitalized Interest Account may be used to supplement investment earnings, if any, of amounts on deposit in the Pre-Funding Account, supplement interest collections of the Trust Fund, or such other purpose as specified in the related Prospectus Supplement. As set forth in a related Prospectus Supplement, amounts on deposit in the Capitalized Interest Account and Pre-Funding Account will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the Capitalized Interest Account will be released after the end of the Pre-Funding Period as specified in the related Prospectus Supplement. See "Risk Factors--Effects of Pre-Funding and Acquisition of Additional Mortgage Assets."

                       YIELD AND MATURITY CONSIDERATIONS


GENERAL


     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Prepayments; Average Life of Certificates; Yields." The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a Class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the Offered Certificates offered thereby.


PASS-THROUGH RATE


     The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to the Offered Certificates of any series will specify the Pass-Through Rate for each class of such Certificates or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.


PAYMENT DELAYS


     With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on or near the date they were due.


CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST


     When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest only for the period from the Due Date of the preceding scheduled payment up to the date of such prepayment, instead of for the full accrual period, that is, the period from the Due Date of the preceding scheduled payment up to the Due Date for the next scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the principal balance of Mortgage Loans for their respective full accrual periods. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for a series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. If so specified in the related Prospectus Supplement, the Master Servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses."

YIELD AND PREPAYMENT CONSIDERATIONS


     A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or Notional Amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, will change periodically to accommodate adjustments to their Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance.

     The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the Mortgage Loans is distributed on an Offered Certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the Notional Amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on such investor's yield of principal payments (to the extent distributable in reduction of the principal balance or Notional Amount of such investor's Offered Certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of such Mortgage Assets or such classes of Certificates, as the case may be. Thus, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates.

     The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor will make no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.


WEIGHTED AVERAGE LIFE AND MATURITY


     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.


CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES


     A series of Certificates may include one or more Controlled Amortization Classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more Companion Classes. If so specified in the related Prospectus Supplement, each Controlled Amortization Class will either be a Planned Amortization Class (a "PAC") or a Targeted Amortization Class (a "TAC"). In general, distributions of principal on a PAC are made in accordance with a specified amortization schedule so long as prepayments on the underlying Mortgage Loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more Companion Classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments may retire the Companion Classes much earlier than expected, thus leaving the PAC without further prepayment protection. A TAC is similar to a PAC, but a TAC structure generally does not draw on Companion Classes to make up cash flow shortfalls, and will generally not provide protection to the TAC against the risk that prepayments occur more slowly than expected.

     In general, the reduction of prepayment risk afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series (any of which may also be a class of Offered Certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the related Prospectus Supplement, the holders of a Companion Class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the Controlled Amortization Class, and (in the case of a Companion Class that supports a PAC) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the related Prospectus Supplement, a Companion Class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk" that would otherwise be allocated to the related Controlled Amortization Class. Accordingly, Companion Classes can exhibit significant average life variability.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY


     Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or a Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization. In general, such Mortgage Loans by their terms limit the amount by which scheduled payments may adjust in response to changes in Mortgage Rates and/or provide that scheduled payment amounts will adjust less frequently than the Mortgage Rates. Accordingly, during a period of rising interest rates, the scheduled payment on a Mortgage Loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate. In that case, the Mortgage Loan balance would amortize more slowly than necessary to repay it over such schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable Mortgage Rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the Mortgage Loan balance over such schedule.

     A slower or negative rate of Mortgage Loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of Certificates of the related series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature. A faster rate of Mortgage Loan amortization will shorten the weighted average life of such Mortgage Loans and, correspondingly, the weighted average lives of those classes of Certificates then entitled to a portion of the principal payments on such Mortgage Loans. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates. The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

     Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. As specifically set forth in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently distributable on the Certificates of such series, as well as any interest accrued but not currently distributable on any Accrual Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.


     The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources would have any material effect on the rate at which such Certificates are amortized.


                                 THE DEPOSITOR


     Merrill Lynch Mortgage Investors, Inc., the Depositor, is a Delaware corporation organized on June 13, 1986 as a wholly-owned limited purpose finance subsidiary of Merrill Lynch Mortgage Capital Inc. (a wholly-owned indirect subsidiary of Merrill Lynch & Co.). The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor maintains its principal office at World Financial Center, North Tower-Fifteenth Floor, 250 Vesey Street, New York, New York 10281-1315. Its telephone number is
(212) 449-0336. The Depositor does not have, nor is it expected in the future to have, any significant assets.


                                USE OF PROCEEDS


     The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL


     The Certificates of each series will consist of one or more classes and will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. Each series of Certificates may consist of one or more classes of Certificates (including classes of Offered Certificates) that (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iv) are entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively, "Stripped Interest Certificates");
(v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates or REMIC Residual Certificates, Notional Amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Limited Liquidity," "--Limited Assets" and "--Book-Entry Registration."


DISTRIBUTIONS


     Distributions on the Certificates of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. If so provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the Certificateholders of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the Trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES


     Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Certificates of any class (other than any class of Certificates that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual Certificates"), and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and REMIC Residual Certificates), "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the period between Distribution Dates) on the outstanding Certificate Balance thereof immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, Accrued Certificate Interest for each Distribution Date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount (a "Notional Amount") that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest," exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master Servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance
of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Prepayments; Average Life of Certificates; Yields" and "Yield and Maturity Considerations."


DISTRIBUTIONS OF CERTIFICATE PRINCIPAL


     Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates of REMIC Residual Certificates) will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets that is allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such Mortgage Assets. In addition, distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of Certificates (each such class, a "Companion Class"), may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class.


DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS


     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement.


ALLOCATION OF LOSSES AND SHORTFALLS


     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or in the Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates.


ADVANCES IN RESPECT OF DELINQUENCIES


     If and to the extent provided in the related Prospectus Supplement, the related Master Servicer and/or other specified person (including a provider of Credit Support) may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date. Unless otherwise provided in the related Prospectus Supplement, a "Due Period" is the period between Distribution Dates, and scheduled payments on the Mortgage Loans in any Trust Fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related Master Servicer or other specified person, be distributed on the Distribution Date next succeeding such Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the advancing person's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any instrument of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by the Master Servicer or by any other person if, in the good faith judgment of the Master Servicer or such other person, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer or another person, a Nonrecoverable Advance will be reimbursable from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made from excess funds in a Certificate Account, the Master Servicer or other person that advanced such funds will be required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds then in the Certificate Account are insufficient to permit full distributions to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.


REPORTS TO CERTIFICATEHOLDERS


     On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

     (i) the amount of such distribution to holders of Certificates of such class that was applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of Certificates of such class that is allocable to Accrued Certificate Interest;

     (iii) the amount, if any, of such distribution to holders of Certificates of such class that is allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

     (iv) the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as such Master Servicer or the related Trustee, as the case may be, deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

     (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

     (vi) the aggregate principal balance of the related Mortgage Loans on, or as of a specified date shortly prior to, such Distribution Date;

     (vii) the number and aggregate principal balance of any Mortgage Loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

     (viii) with respect to each Mortgage Loan that is delinquent in respect of three or more scheduled payments, (A) the loan number thereof, (B) the unpaid balance thereof, (C) whether the delinquency is in respect of any balloon payment, (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (E) if applicable, the aggregate amount of any interest accrued and payable to the related Master Servicer, a Special Servicer and/or any other entity on related servicing expenses and related advances, (F) whether a notice of acceleration has been sent to the borrower and, if so, the date of such notice and (G) a brief description of the status of any foreclosure proceedings or negotiations with the borrower;

     (ix) with respect to any Mortgage Loan liquidated during the related Prepayment Period (that is, the specified period, generally equal in length to the time period between Distribution Dates, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date) in connection with a default thereon or by reason of being purchased out of the related Trust Fund, (A) the loan number thereof,
   (B) the manner in which it was liquidated, (C) the aggregate amount of Liquidation Proceeds received, (D) the portion of such Liquidation Proceeds payable or reimbursable to the related Master Servicer or a Special Servicer in respect of such Mortgage Loan and (E) the amount of any loss to Certificateholders;

     (x) with respect to each Mortgaged Property acquired through foreclosure, deed-in-lieu of foreclosure or otherwise (an "REO Property") and included in the related Trust Fund as of the end of the related Due Period or Prepayment Period, as applicable, (A) the loan number of the related Mortgage Loan, (B) the date of acquisition, (C) the principal balance of the related Mortgage Loan (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the related Pooling Agreement), (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (E) if applicable, the aggregate amount of interest accrued and payable to the related Master Servicer, a Special Servicer and/or any other entity on related servicing expenses and related advances;


     (xi) with respect to any REO Property sold during the related Prepayment Period, (A) the loan number of the related Mortgage Loan, (B) the aggregate amount of sales proceeds, (C) the portion of such sales proceeds payable or reimbursable to the related Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (D) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

     (xii) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any losses in respect of the related Mortgage Loans and any increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

     (xiii) the aggregate amount of principal prepayments made on the Mortgage Loans during the related Prepayment Period;

     (xiv) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     (xv) the amount of any Accrued Certificate Interest due but not paid on such class of Offered Certificates at the close of business on such Distribution Date;

     (xvi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date; and

     (xvii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or per a specified portion of such minimum denomination. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

     Within a reasonable period of time after the end of each calendar year, the related Master Servicer or Trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.


VOTING RIGHTS


     The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

     Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment." The holders of specified amounts of Certificates of a particular series will have the collective right to remove the related Trustee and also to cause the removal of the related Master Servicer in the case of an Event of Default on the part of the Master Servicer. See "Description of the Pooling Agreements--Events of Default," "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee."


TERMINATION


     The obligations created by the Pooling Agreement for each series of Certificates will terminate upon the payment (or provision for payment) to Certificateholders of that series of all amounts held in the related Certificate Account, or otherwise by the related Master Servicer or Trustee or by a Special Servicer, and required to be paid to such Certificateholders pursuant to such Pooling Agreement following the earlier of (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the related Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the related Prospectus Supplement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by a party that will be specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party identified therein will be authorized or required to solicit bids for the purchase of all the assets of the related Trust Fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth therein. In any event, unless otherwise disclosed in the applicable Prospectus Supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all Mortgage Loans (other than Mortgage Loans secured by REO Properties) then included in a Trust Fund and the fair market value of all REO Properties then included in the Trust Fund, which may or may not result in full payment of the aggregate Certificate Balance plus accrued interest and any undistributed shortfall in interest for the then outstanding Certificates. Any sale of Trust Fund assets will be without recourse to the Trust and/or Certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES


     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company ("DTC"), and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants," which maintain accounts with DTC, include securities brokers and dealers (including Merrill Lynch, Pierce, Fenner & Smith Incorporated), banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") will in turn be recorded on the records of Direct and Indirect Participants. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates will be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC will not know the identity of actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit "Direct Participants" accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Master Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     As may be provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling Agreement) of a Book-Entry Certificate will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     As may be specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form (as so issued, "Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or
(ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for reregistration, the Trustee or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling Agreement.

                     DESCRIPTION OF THE POOLING AGREEMENTS


GENERAL


     The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, the Trustee, the Master Servicer and, in some cases, a Special Servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement that relates to a Trust Fund that consists solely of MBS may not include a Master Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement.

     A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Merrill Lynch Mortgage Investors, Inc., World Financial Center, North Tower--Fifteenth Floor, 250 Vesey Street, New York, New York 10281-1315.
Attention: Secretary.


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES


     As set forth in the related Prospectus Supplement, generally at the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

     With respect to each Mortgage Loan to be included in a Trust Fund, the Depositor will deliver (or cause to be delivered) to the related Trustee (or to a custodian appointed by the Trustee) certain loan documents which, will include the original Mortgage Note endorsed, without recourse, to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. The related Pooling Agreement will require that the Depositor or other party thereto promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The related Trustee (or the custodian appointed by the Trustee) will be required to review the Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or the custodian) will hold such documents in trust for the benefit of the Certificateholders of the related series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, in either case such that interests of the Certificateholders are materially and adversely affected, the Trustee (or such custodian) will be required to notify the Master Servicer and the Depositor, and the Master Servicer will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to replace the related Mortgage Loan or repurchase it from the Trustee at a price that will be specified in the related Prospectus Supplement.


REPRESENTATIONS AND WARRANTIES; REPURCHASES


     The Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign certain representations and warranties, (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. Each Warranting Party will be identified in the related Prospectus Supplement.

     Each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the related Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of Certificates of any series for a breach of representation and warranty by a Warranting Party. Moreover, neither the Depositor (unless it is the Warranting Party) nor the Master Servicer will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

     The dates as of which representations and warranties have been made by a Warranting Party will be specified in the related Prospectus Supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of such date of issuance.


CERTIFICATE ACCOUNT


     General. The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Loans (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. As described in the related Prospectus Supplement, a Certificate Account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in United States government securities and other investment grade obligations specified in the related Pooling Agreement ("Permitted Investments"). Any interest or other income earned on funds in the Certificate Account will be paid to the related Master Servicer or Trustee as additional compensation. If permitted by such Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or serviced by it on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the related Master Servicer, Trustee or Special Servicer will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

     (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

     (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, any Special Servicer or Sub-Servicer as its servicing compensation or as compensation to the Trustee;

     (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

     (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans," and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also, "Liquidation Proceeds");

     (viii) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "--Servicing Compensation and Payment of Expenses";

     (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Loans;

     (x) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";


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

     (xi) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

     (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

     (i) to make distributions to the Certificateholders on each Distribution Date;

     (ii) to reimburse the Master Servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

     (iii) to reimburse the Master Servicer or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

     (iv) to reimburse the Master Servicer or any other specified person for any advances described in clause (ii) above made by it and any servicing expenses referred to in clause (iii) above incurred by it which, in the good faith judgment of the Master Servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the related Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     (v) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or another specified entity (including a provider of Credit Support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

     (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

     (vii) to reimburse the Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor";

     (viii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee;

     (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee";


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

     (x) to pay the Master Servicer or the Trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Certificate Account;


     (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;


     (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences-- REMICS--Prohibited Transactions Tax and Other Taxes";


     (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;


     (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders;


     (xv) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and


     (xvi) to clear and terminate the Certificate Account upon the termination of the Trust Fund.


COLLECTION AND OTHER SERVICING PROCEDURES


     The Master Servicer for any mortgage pool, directly or through Sub-Servicers, will be required to make reasonable efforts to collect all scheduled Mortgage Loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Pooling Agreement and any related instrument of Credit Support included in the related Trust Fund, (ii) applicable law and (iii) the servicing standard specified in the Pooling Agreement and in the related Prospectus Supplement (the "Servicing Standard").


     The Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing Mortgaged Properties acquired through or in lieu of foreclosure (each, an "REO Property"); and maintaining servicing records relating to the Mortgage Loans. Generally, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support."


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS


     A Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the Servicing Standard; provided that, the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or (ii) in the judgment of the Master Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. A Master Servicer also may agree to any other modification, waiver or amendment if, in its judgment (i) a material default on the Mortgage Loan has occurred or a payment default is imminent and (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation.

SUB-SERVICERS


     A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced by it to one or more third-party servicers (each, a "Sub-Servicer"), but the Master Servicer will remain liable for such obligations under the related Pooling Agreement unless otherwise provided in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

     Generally, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."


SPECIAL SERVICERS


     If and to the extent specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be a party to the related Pooling Agreement or may be appointed by the Master Servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted Mortgage Loans) in respect of the servicing of the related Mortgage Loans. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Prospectus Supplement.


REALIZATION UPON DEFAULTED MORTGAGE LOANS


     A borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans."

     A Pooling Agreement may grant to the Master Servicer, a Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of Certificates of the related series a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related Mortgaged Property. Generally, the related Pooling Agreement will require that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the Master Servicer will generally be required to proceed with respect to such defaulted Mortgage Loan as described below.

     If a default on a Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent, the Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. The Master Servicer may not, however, acquire title to any Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that:


     (i) either the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

     (ii) either there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations."

     If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of its obligation to manage such Mortgaged Property in a manner consistent with the Servicing Standard.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer with respect to such Mortgage Loan, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted Mortgage

Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

     If any Mortgaged Property suffers damage that the proceeds, if any, of the related hazard insurance policy are insufficient to fully restore, the Master Servicer will not be required to expend its own funds to restore the damaged property unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.


HAZARD INSURANCE POLICIES


     Each Pooling Agreement may require the related Master Servicer to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the requirements of the Servicing Standard. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the Mortgaged Property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the Mortgage Loans in the related Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(i) the replacement cost of the improvements less physical depreciation and
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS


     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. The Master Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance."


SERVICING COMPENSATION AND PAYMENT OF EXPENSES


     Generally, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payments on each Mortgage Loan in the related Trust Fund. Since that compensation is generally based on a percentage of the principal balance of each such Mortgage Loan outstanding from time to time, it will decrease in accordance with the amortization of the Mortgage Loans. The Prospectus Supplement with respect to a series of Certificates may provide that, as additional compensation, the Master Servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the Certificate Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, and the fees of the Trustee and any Special Servicer, may be required to be borne by the Trust Fund.

     If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest."


EVIDENCE AS TO COMPLIANCE


     Each Pooling Agreement may require that, on or before a specified date in each year, the Master Servicer cause a firm of independent public accountants to furnish a statement to the Trustee to the effect that, based on an examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related Pooling Agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, either the Audit Program for Mortgages serviced for FHLMC or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, as the case may be, requires it to report. Each

Pooling Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of a statement signed by one or more officers of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Pooling Agreement throughout the preceding calendar year or other specified twelve-month period.

     Copies of the annual accountants' statement and the statement of officers of a Master Servicer will be made available to Certificateholders without charge upon written request to the Master Servicer.


CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR


     The Master Servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. The related Pooling Agreement may permit the Master Servicer to resign from its obligations thereunder only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the Pooling Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling Agreement. The Master Servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     Each Pooling Agreement may further provide that none of the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such Pooling Agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, or is incidental to the performance of obligations and duties thereunder and is not reimbursable pursuant to the Pooling Agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the Pooling Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling Agreement, or by reason of reckless disregard of such obligations or duties; or (iv) incurred in connection with any violation of any state or federal securities law. In addition, each Pooling Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Subject, in certain cases, to the satisfaction of certain conditions that may be required in the Pooling Agreement, any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Pooling Agreement.


EVENTS OF DEFAULT


     The "Events of Default for a series of Certificates" under the related Pooling Agreement generally will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders in a timely manner, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series); (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for sixty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement.


RIGHTS UPON EVENT OF DEFAULT


     So long as an Event of Default under a Pooling Agreement remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the Master Servicer as master servicer under the Pooling Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Pooling Agreement (except that if the Master Servicer is required to make advances in respect of Mortgage Loan delinquencies, but the Trustee is prohibited by law from obligating itself to do so, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each Rating Agency that assigned ratings to the Offered Certificates of such series to act as successor to the Master Servicer under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

     No Certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless Certificateholders entitled to at least 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for the related series shall have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and shall have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other period specified in the related Prospectus Supplement) shall have neglected or refused to institute any such proceeding. The Trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates of the related series, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT


     Each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of the related Certificates, (i) to cure any ambiguity, (ii) to correct a defective provision therein or to correct, modify or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code or (v) for any other purpose; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the Trustee) adversely affect in any material respect the interests of any such holder. Each Pooling Agreement may also be amended for any purpose by the parties, with the consent of Certificateholders entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for the related series allocated to the affected classes; provided, however, that, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates, in a manner other than as described in clause (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all Certificates of the related series. However, unless otherwise specified in the related Pooling Agreement, the Trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which a REMIC election is to be or has been made unless the Trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.


LIST OF CERTIFICATEHOLDERS


     Upon written request of any Certificateholder of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholder access, during normal business hours, to the most recent list of Certificateholders of that series then maintained by such person.


THE TRUSTEE


     The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer and its affiliates.


DUTIES OF THE TRUSTEE


     The Trustee for a series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates or any Mortgage Loan or related document and will not be accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required under the related Pooling


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

Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling Agreement, the Trustee will be required to examine such documents and to determine whether they conform to the requirements of the Pooling Agreement.


CERTAIN MATTERS REGARDING THE TRUSTEE


     The Trustee for a series of Certificates may be entitled to indemnification, from amounts held in the related Certificate Account, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein. As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.


RESIGNATION AND REMOVAL OF THE TRUSTEE


     The Trustee for a series of Certificates will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Master Servicer (or such other person as may be specified in the related Prospectus Supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor trustee.


     Unless otherwise provided in the related Prospectus Supplement, if at any time the Trustee ceases to be eligible to continue as such under the related Pooling Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the Trustee, the Depositor will be authorized to remove the Trustee and appoint a successor trustee. Unless otherwise provided in the related Prospectus Supplement, in addition, holders of the Certificates of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time (with or without cause) remove the Trustee and appoint a successor trustee.


     Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.


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

                         DESCRIPTION OF CREDIT SUPPORT


GENERAL


     Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may provide credit enhancement for more than one series of Certificates to the extent described therein.

     The Credit Support generally will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the Credit Support or that are not covered by the Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series before the former receive their intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, generally including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders "equity or policyholders" surplus, if applicable, as of a date that will be specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."


SUBORDINATE CERTIFICATES


     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination provided by a class or classes of Subordinate Certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.


CROSS-SUPPORT PROVISIONS


     If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of a series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.



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

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS


     If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.


LETTER OF CREDIT


     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.


CERTIFICATE INSURANCE AND SURETY BONDS


     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.


RESERVE FUNDS


     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related Mortgage Assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any


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reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.


CREDIT SUPPORT WITH RESPECT TO MBS


     If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.


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                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS


     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans." For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.


GENERAL


     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgage instruments." A mortgage instrument creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage instrument and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage instrument as to the existence of prior liens and, generally, the order of recordation of the mortgage instrument in the appropriate public recording office. However, the lien of a recorded mortgage instrument will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS


     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.


LEASES AND RENTS


     Mortgage instruments that encumber income-producing property often contain or are accompanied by an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents.


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Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default.


PERSONALTY


     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.


JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS


     Some of the Mortgage Loans included in a Trust Fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the Trust Fund (and therefore the Certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property to be sold upon borrower's default and thereby extinguish the Trust Fund's junior lien unless the Master Servicer or Special Servicer asserts its subordinate interest in a property in a foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument or in a subordination or intercreditor agreement, no notice of default is required to be given to the junior lender.

     The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future


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advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of certain new leases and the termination or modification of certain existing leases, the performance of certain alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.


FORECLOSURE


     General. Foreclosure is a legal procedure that allows the lender to recover the borrower's mortgage debt by enforcing its rights and available legal remedies under the mortgage instrument. If the borrower defaults in payment or performance of its obligations under the note or mortgage instrument, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument (in particular, a deed to secure debt) if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed


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of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Limitations on the Rights of Mortgage Lenders. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage instrument providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Also, a third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett
v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under Section 67d of the former Bankruptcy Act (Section 548 of the Bankruptcy Code, Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. Section Section 101-1330 (the "Bankruptcy Code")) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett were rejected by the United States Supreme Court in May, 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law with provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgage loans, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or


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lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from the exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. In general, it is expected that some or all of the Mortgage Loans in a particular Trust Fund may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a Mortgage Loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage loans may be secured by a lien on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with


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mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated (for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee), the leasehold mortgagee would be left without its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain these provisions.


BANKRUPTCY LAWS


     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. However, the Bankruptcy Code has recently been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the


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commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved under the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.


ENVIRONMENTAL CONSIDERATIONS


     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under certain laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of the facility, holds indicia of ownership primarily to protect his security interest in the facility. This so-called secured creditor exemption is intended to provide a lender protection from liability under CERCLA as an owner or operator of contaminated property. The secured creditor exemption, however, does not necessarily protect a lender from liability for cleanup of hazardous substances in every situation. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     In addition, lenders may face potential liability for remediation of releases or petroleum or hazardous substances from underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

     The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management."

     Importantly, the Act does not, among other things: (1) completely eliminate potential liability to lenders under CERCLA or RCRA; (2) reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated


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with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) affect liabilities or potential liabilities under state environmental laws.

     Certain State and Other Federal Laws. Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination in order to sell or otherwise transfer the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not take possession of a Mortgaged Property or take over its operation unless the Master Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans."

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE


     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.


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

SUBORDINATE FINANCING


     Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS


     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


APPLICABILITY OF USURY LAWS


     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940


     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The


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

Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.


AMERICANS WITH DISABILITIES ACT


     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


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                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL


     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of Offered Certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Master Servicer or the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, and (ii) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. If no REMIC election is made and the Trust Fund does not elect to be treated as a Grantor Trust Fund, the Trust Fund may elect to be treated as a financial assets securitization investment trust ("FASIT"). The Prospectus Supplement relating to such an election will describe the requirements for the classification of the Trust Fund as a FASIT and the consequences to a holder of owning certificates in a FASIT. The Prospectus Supplement for each series of Certificates also will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

     The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Agreements."

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.


REMICS


     Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of


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

the related Pooling Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C)(v). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Master Servicer or the Trustee will report those determinations to Certificateholders in the manner and at the times required by the applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe those Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of
Section 856(c)(5)(A) of the Code.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.


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

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.


TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES


     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.


     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").


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

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of


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any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.


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

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. Under those regulations, if a holder elects to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied against qualified stated interest. The proposed regulations generally would be effective for REMIC Regular Certificates acquired on or after the date 60 days after the date final regulations are published in the Federal Register. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount." The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.


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

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Residential Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Residential Loans or the underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.


TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES


     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be


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

includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer or the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.


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

Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will


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

be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the Trust Fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General."

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will, with an exception discussed below for certain REMIC Residual Certificates held by thrift institutions, be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     As an exception to the general rules described above, thrift institutions are allowed to offset their excess inclusions with unrelated deductions, losses or loss carryovers, but only if the REMIC Residual Certificates are considered to have "significant value." The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Certificates must have an aggregate issue price, at least equal to two percent of the aggregate issue prices of all of the related REMIC's Regular and Residual Certificates. In addition, based on the Prepayment Assumption, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or


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permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Although it has not done so, the Treasury also has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value." The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered to have "significant value" under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above-described rules. The above-described exception for thrift institutions applies only to those residual interests held directly by, and deductions, losses and loss carryovers incurred by, such institutions (and not by other members of an affiliated group of corporations filing a consolidated income tax return) or by certain wholly-owned direct subsidiaries of such institutions formed or operated exclusively in connection with the organization and operation of one or more REMICs.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual

Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. On December 24, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate issued after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.


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

The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 20%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over
(ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.


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

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special Servicer or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period,


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

however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (ii) a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of Section 1091 of the Code.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, either the Trustee or the Master Servicer, generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the Trustee or the Master Servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee or the Master Servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of


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

the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by either the Trustee or the Master Servicer, unless otherwise stated in the related Prospectus Supplement.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert the foregoing withholding tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by
(i) a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates or (ii) to the extent of the amount of interest paid by the related Mortgagor on a particular Mortgage Loan, (A) a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such Mortgagor or (B) a REMIC Regular Certificateholder that is a controlled foreign corporation as to the United States of which such Mortgagor is a "United States shareholder" within the meaning of Section 951(b) of the Code. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.


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

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling Agreement.


GRANTOR TRUST FUNDS


     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate." A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate." A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.


CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES


     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) assets described in Section 7701(a)(19)(C) of the Code; (ii) "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.


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

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES


     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under
Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or (ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Grantor Trust Fractional Interest Certificates--Market Discount." Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.


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

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest," if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any spread or any other ownership interest in the Mortgage Loans retained by the Depositor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1T, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount."

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans in preparing information returns to the Certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loan. For this purpose, the weighted average maturity of the Mortgage Loan will be computed as the sum of the amounts determined, as to


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

each payment included in the stated redemption price of such Mortgage Loan, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the Mortgage Loan. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the Mortgage Loan. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     The Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount," that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder


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

generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Mortgage Loan with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election and thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or (iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply."

     Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

     Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the

Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

     Possible Application of Proposed Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments, but no final regulations have been promulgated with respect to contingent payment debt instruments. Proposed regulations were promulgated in 1994 regarding contingent payment debt instruments, but have not been made final and are likely to be substantially revised before being made final. Moreover, like the OID Regulations, such proposed regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate.

The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 20%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.


     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.


     Grantor Trust Reporting. As may be provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, the Trustee or Master Servicer, as applicable, will furnish to each Certificateholder during such year such customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.


     Backup Withholding. In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.


     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.


     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                       STATE AND OTHER TAX CONSEQUENCES


     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.


                             ERISA CONSIDERATIONS


GENERAL


     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are hereinafter referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.


PLAN ASSET REGULATIONS


     A Plan's investment in Certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant." For this purpose, in general, equity participation in a Trust Fund will be "significant" on any date if, immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer or any Sub-Servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the

Code. In addition, if the Trust Assets constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.


PROHIBITED TRANSACTION EXEMPTIONS


     The DOL issued an individual administrative exemption, Prohibited Transaction Exemption 90-29 (the "Exemption"), to Merrill Lynch, Pierce, Fenner & Smith Incorporated, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" includes (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Merrill Lynch, Pierce, Fenner & Smith Incorporated and (iii) any member of the underwriting syndicate or selling group of which Merrill Lynch, Pierce, Fenner & Smith Incorporated or a person described in (ii) is a manager or co-manager with respect to a class of Certificates.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Certificates evidencing rights and interests not subordinated to the rights and interests evidenced by the other Certificates of the same series. Third, the Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Corporation ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps, Inc. ("Duff & Phelps") or Fitch Investors Service, Inc. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group," which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, any Sub-Servicer, the provider of any Credit Support and any obligor with respect to Mortgage Assets (including mortgage loans underlying an MBS not issued by FNMA, FHLMC or GNMA) constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Assets in the related Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that each Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Standard & Poor's, Moody's, Duff & Phelps or Fitch for at least one year prior to the Plan's acquisition of Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates acquired by a Plan upon issuance from the Depositor or Underwriter when the Depositor, Master Servicer, Special

Servicer, Sub-Servicer, Trustee, provider of Credit Support, Underwriter or obligor with respect to Mortgage Assets is a Party in Interest with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of fuel Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) an obligor with respect to 5% or less of the fair market value of the Mortgage Assets (including mortgage loans underlying an MBS not issued by FNMA, FHLMC or GNMA) in the related Trust Fund or (b) an affiliate of such a person, (ii) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan.


     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Assets.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Offered Certificates.

     Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (i) that the Offered Certificates constitute "certificates" for purposes of the Exemption and (ii) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any Offered Certificates on behalf of a Plan.

     Any fiduciary of a Plan that proposes to cause the Plan to purchase Offered Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of (and scope of relief provided by) the Exemption or any other prohibited transaction exemption in connection therewith. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the Certificates offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Stripped Interest Certificates should consider the federal income tax consequences of such investment.


                               LEGAL INVESTMENT


     The Offered Certificates of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") only if so specified in the related Prospectus Supplement. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

     Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain Multifamily Loans, and originated by types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). Under SMMEA, if a state enacted legislation prior to October 3, 1991 that specifically limits the legal investment authority of any such entities with respect to "mortgage related securities," Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities", defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities". As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks. Federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain classes of Offered Certificates), except under limited circumstances.

     Upon the issuance of final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 and subject to any limitations those regulations may impose, a modification of the definition of "mortgage related securities" will become effective to include among the types of loans to which such securities may relate loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

     All depository institutions considering an investment in the Offered Certificates of any series should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the

Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulatory authorities), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

                            METHOD OF DISTRIBUTION


     The Offered Certificates offered hereby and by the Prospectus Supplements hereto will be offered in series. The distribution of the Offered Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Prospectus Supplement for the Offered Certificates of each series will, as to each class of such Certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the Certificates of such class will be sold to the public can be determined, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the Depositor.

     If so specified in the related Prospectus Supplement, the Offered Certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by Merrill Lynch acting as agent. If Merrill Lynch acts as agent in the sale of Offered Certificates, Merrill Lynch will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or Notional Amount of such Offered Certificates as of the date of issuance. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch elects to purchase Offered Certificates as principal, Merrill Lynch may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     This Prospectus and related Prospectus Supplements may be used by the Depositor, Merrill Lynch, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. Merrill Lynch or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The Depositor will agree to indemnify Merrill Lynch and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments that any such person may be required to make in respect thereof.

     In the ordinary course of business, Merrill Lynch and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

     The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.


     As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any class of Certificates not offered hereby may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.


                                 LEGAL MATTERS


     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each series, including certain federal income tax consequences, will be passed upon for the Depositor and for Merrill Lynch, Pierce, Fenner & Smith Incorporated by Willkie Farr & Gallagher, New York, New York.


                             FINANCIAL INFORMATION


     A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                    RATING


     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.


     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                              INDEX OF DEFINITIONS




                                                       PAGE
                                             --------------
Accrual Certificates .....................          13, 42
Accrued Certificate Interest .............              42
Act ......................................              71
Acute Care Facilities ....................              24
ADA ......................................              74
ARM Loans ................................              32
Assisted Living Facilities ...............              24
Available Distribution Amount ............              41
Bankruptcy Code ..........................              68
Book-Entry Certificates ..................          14, 41
call risk ................................          19, 38
Capitalized Interest Account .............          11, 34
Cash Flow Agreement ......................          11, 34
Cash Flow Agreements .....................               1
CERCLA ...................................          27, 71
Certificate Account ......................      10, 34, 50
Certificate Balance ......................           2, 12
Certificate Owner ........................          15, 48
Certificateholders .......................               1
Certificates .............................            1, 8
Closing Date .............................              77
Code .....................................          15, 75
Commercial Properties ....................           8, 30
Commission ...............................               2
Committee Report .........................              77
Companion Class ..........................          14, 43
CON ......................................              25
Contributions Tax ........................              88
Controlled Amortization Class ............          14, 43
Cooperatives .............................              30
CPR ......................................              37
Credit Support ...........................       1, 10, 34
Cut-off Date .............................              13
Debt Service Coverage Ratio ..............              31
Definitive Certificate ...................              15
Definitive Certificates ..................          41, 48
Depositor ................................           8, 30
Determination Date .......................              41
Direct Participants ......................          47, 48
Distribution Date ........................              13
Distribution Date Statement ..............              45
DOL ......................................             100
DTC ......................................   2, 15, 41, 47
Due Dates ................................              32
Due Period ...............................              44
Duff & Phelps ............................             101
Equity Participation .....................              32
ERISA ....................................         17, 100
Events of Default ........................              59
Excess Funds .............................              40
Exchange Act .............................               3



                                                       PAGE
                                             --------------
Exemption ................................             101
extension risk ...........................          19, 38
FAMC .....................................               9
FASIT ....................................          15, 75
FHLMC ....................................               9
Fitch ....................................             101
FNMA .....................................               9
Garn Act .................................              72
GNMA .....................................               9
Grantor Trust Certificates ...............          15, 75
Grantor Trust Fractional Interest
Certificates .............................              16
Grantor Trust Fund .......................              75
Grantor Trust Strip Certificate ..........              91
Health Care-Related Facilities ...........              24
holder ...................................              75
Indirect Participants ....................              47
Insurance Proceeds .......................              51
IRS ......................................              77
Issue Premium ............................              83
L/C Bank .................................              63
Liquidation Proceeds .....................              51
Loan-to-Value Ratio ......................              31
Lock-out Expiration Date .................              32
Lock-out Period ..........................              32
Mark-to-Market Regulations ...............              86
Master Servicer ..........................            2, 8
MBS ......................................        1, 9, 30
MBS Agreement ............................              33
MBS Issuer ...............................              33
MBS Servicer .............................              33
MBS Trustee ..............................              33
Merrill Lynch ............................             104
Moody's ..................................             101
Mortgage Asset Seller ....................          10, 30
Mortgage Assets ..........................           1, 30
mortgage instruments .....................              65
Mortgage Loans ...........................        1, 8, 30
Mortgage Notes ...........................              30
Mortgage Rate ............................           9, 32
Mortgaged Properties .....................              30
Mortgages ................................              30
Multifamily Properties ...................           8, 30
Net Leases ...............................              31
Net Operating Income .....................              31
Nonrecoverable Advance ...................              44
Notional Amount ..........................          12, 42
OCC ......................................             103
Offered Certificates .....................               1
OID Regulations ..........................              75
Originator ...............................              30
PAC ......................................              38

                                                   PAGE
                                            -----------
Participants ............................       29, 47
Parties in Interest .....................          100
pass-through entity .....................   86, 88, 89
Pass-Through Rate .......................        2, 12
Permitted Investments ...................           51
Plans ...................................          100
Pooling Agreement .......................       11, 49
Pre-Funding Account .....................    1, 11, 34
Pre-Funding Period ......................       11, 34
prepayment ..............................           37
Prepayment Assumption ...................       77, 94
Prepayment Interest Shortfall ...........           35
Prepayment Premium ......................           32
Prohibited Transactions Tax .............           87
Prospectus Supplement ...................            1
Rating Agency ...........................           17
RCRA ....................................           71
Record Date .............................           41
Related Proceeds ........................           44
Relief Act ..............................           73
REMIC ...................................        1, 75
REMIC Certificates ......................           75
REMIC Provisions ........................           75
REMIC Regular Certificates ..............       15, 76
REMIC Regulations .......................           75
REMIC Residual Certificates .............       15, 76
REO Property ............................       45, 53


                                                   PAGE
                                            -----------
Restricted Group ........................          101
Senior Certificates .....................       12, 41
Senior Housing ..........................           24
Servicing Standard ......................           53
Skilled Nursing Facilities ..............           24
SMMEA ...................................          102
SPA .....................................           37
Special Servicer ........................     2, 8, 54
Standard & Poor's .......................          101
Stripped Interest Certificates ..........       12, 41
Stripped Principal Certificates .........       12, 41
Subordinate Certificates ................       12, 41
Sub-Servicer ............................           54
Sub-Servicing Agreement .................           54
TAC .....................................           38
Tiered REMICs ...........................           76
Title V .................................           73
Trust Assets ............................            2
Trust Fund ..............................            1
Trustee .................................         2, 8
UCC .....................................           66
Underwriter .............................          101
United States person ....................           90
Value ...................................           31
Voting Rights ...........................           46
Warranting Party ........................           50

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

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                    ANNEX A

   CONTROL
     NO.                   PROPERTY NAME                                      ADDRESS                            CITY         STATE
-----------------------------------------------------------------------------------------------------------------------------------
MLMI-003  1700 Broadway                                1700 Broadway                                         New York           NY
MLMI-135  Independence Green Apartments                36700 Grand River Avenue                              Farmington Hills   MI
MLMI-048  The Ansonia Commercial                       2109 Broadway                                         New York           NY
MLMI-064  Mercer Mall                                  3371 Brunswick Pike                                   Lawrence           NJ
MLMI-011  Bentworth Apartments                         11655 Briar Forest Drive                              Houston            TX
MLMI-102  Embassy Suites - Oklahoma City               1815 S. Meridian Avenue                               Oklahoma City      OK
MLMI-051  The Wic Building                             4700 Wissahickson Ave                                 Philadelphia       PA
MLMI-128  Quality Inn City Center                      154 West 600 South                                    Salt Lake City     UT
MLMI-050  The Shelton                                  5909 Luther Lane                                      Dallas             TX
MLMI-153  Holiday on the Bay                           Kettle Creek Road                                     Toms River         NJ
MLMI-041  Ramada Inn Airport                           76 Industrial Highway                                 Essington          PA
MLMI-043  Republic Beverage Building                   1010 Isuzu Parkway                                    Grand Prarie       TX
MLMI-001  1 Beach                                      1 Beach Street                                        San Francisco      CA
MLMI-004  2 Northpoint                                 2 Northpoint Street                                   San Francisco      CA
MLMI-034  Myrtle Cove Apartments                       9760 & 9860 Scyene Road                               Dallas             TX
MLMI-110  Station Plaza Shopping Center                13408 - 13450 Jefferson Davis Highway                 Woodbridge         VA
MLMI-031  Holcomb Woods Shopping Center                1570 Holcomb Bridge Road                              Roswell            GA
MLMI-117  Willowbrook Court Shopping Center            17776 Tomball Parkway                                 Houston            TX
MLMI-026  Federal Express Building                     528 West 34th Street                                  New York           NY
MLMI-005  3737 Hillcroft Apartments                    3737 Hillcroft                                        Houston            TX
MLMI-104  BJ's Wholesale Club                          2044 Red Lion Road                                    Philadelphia       PA
MLMI-134  Kenmore Estates                              18810 68th Avenue NE                                  Bothell            WA
MLMI-019  Corr-Pro (Mystic) Warehouse                  301 SW 27th Street                                    Renton             WA
MLMI-045  Sommerset Apartments                         830 S. Rancho Santa Fe Rd.                            San Marcos         CA
MLMI-152  Chateau Brickyard                            3080 South 1300 East                                  Salt Lake City     UT
MLMI-118  Waterbury Crossing                           425 Bank Street                                       Waterbury          CT
MLMI-068  Redwood Village Apartments                   253-349 Redwood Avenue                                Paterson           NJ
MLMI-023  Deerfield Apartments                         640 Windsor Avenue                                    Windsor            CT
MLMI-062  Cerritos Village                             19101-19151 Bloomfield Avenue & 12506-12544 South St. Cerritos           CA
MLMI-027  Foxmoor Apartments                           10843  N. Central Expwy.                              Dallas             TX
MLMI-012  Beverly-Brighton Shops                       362-370 N. Beverly Drive                              Beverly Hills      CA
MLMI-032  Kingsley Plaza Apartments                    444 S. Kingsley Drive                                 Los Angeles        CA
MLMI-133  Sammamish Ridge                              14820 Redmond Way                                     Redmond            WA
MLMI-007  6900 Lindbergh Blvd                          6900 Lindbergh Blvd and 3125 South 70th Street        Philadelphia       PA
MLMI-124  Fairfield Inn - Beaverton                    15583 N.W. Gateway Court                              Beaverton          OR
MLMI-042  Reeve - Wildcreek Apartments                 1511 Faro Drive                                       Austin             TX
MLMI-109  Quadrangle Square                            630 Skylark Road                                      Charleston         SC
MLMI-006  502 West Office Center                       502 West Office Center                                Fort Washington    PA
MLMI-115  Santa Monica Sav-On                          8491 West Santa Monica Boulevard                      West Hollywood     CA
MLMI-022  Deane Hill Apartments                        7700 Gleason Drive                                    Knoxville          TN
MLMI-101  2333 Walton Boulevard                        2333 Walton Boulevard                                 Auburn Hills       MI
MLMI-125  Courtyard by Marriott - Newburgh             One Govenor Drive                                     Newburgh           NY
MLMI-126  Albany Thruway Courtyard                     1455  Washington Avenue                               Albany             NY
MLMI-106  Crown Care Center                            3001 East Elm Street                                  Harrisonville      MO
MLMI-142  Aspen Shadows                                4025 Lake Mary Road                                   Flagstaff          AZ
MLMI-105  Country Club Care Center                     503 Regent Drive                                      Warrensburg        MO
MLMI-160  PetsMart, Inc.                               8210 Plaza Drive                                      West Madison       WI
MLMI-013  Bishops Landing Apartments                   333 East Brooks Street                                Norman             OK
MLMI-067  Phelan Village Shopping Center               4013-4083 Phelan Road                                 Phelan             CA
MLMI-144  AAAABCO Gibson Mini Storage                  975 Suffelbeam                                        Henderson          NV
MLMI-020  Crosspointe Vista Apartments                 620 Comstock Street                                   Seattle            WA
MLMI-033  MeadowCrest Apartments                       9525 Lorene Lane                                      San Antonio        TX
MLMI-040  Quarters Apartments                          6415 Melody Lane                                      Dallas             TX
MLMI-161  Heilig Meyers                                1406 E. 53rd Street                                   Anderson           IN
MLMI-164  Kings Court Shopping Center                  9530 Philadelphia Road                                Rossville          MD
MLMI-120  Office Max                                   5895 Katella Ave.                                     Cypress            CA
MLMI-065  Springfield Apartments                       1000 E. Lindsey Street                                Norman             OK
MLMI-018  Clarendon Apartments                         1214 Crown Point                                      Norman             OK
MLMI-035  O'Neill Industrial Center                    1210 Stanbridge Street                                Norristown         PA
MLMI-056  Willowbrook Apartments                       14095 S. W. Walker Road                               Beaverton          OR
MLMI-127  Fairfield Inn - Henrietta                    4695 West Henrietta Road                              Henrietta          NY
MLMI-114  Oak Lawn Promenade                           6310-6356 West 95th Street                            Oak Lawn           IL
MLMI-008  Alexander House Apartments                   6060 Gulfton                                          Houston            TX
MLMI-049  The Atrium Cellini Apartments                6303 Gulfton Drive                                    Houston            TX
MLMI-057  Wilshire Village Shopping Center             6102 E. Mockingbird Lane                              Dallas             TX
MLMI-096  Pine Valley Court (Colony Greene) Apartments 116 Blackwood Clementon Rd                            Clementon          NJ
MLMI-052  Tiffany Apartments                           9600 McCombs Street                                   El Paso            TX
MLMI-060  Woodhollow Apartments                        480 Highway 332                                       Lake Jackson       TX
MLMI-058  Windsor Court Apartments                     219 S. 156th Street                                   Burien             WA
MLMI-017  City Villas                                  837 16th Street                                       San Diego          CA
MLMI-029  Hartford Apartments                          4301 Hartford Drive                                   Dallas             TX
MLMI-036  Pep Boys Plaza                               511-581 N. Main Steet                                 Corona             CA
MLMI-010  Bassett Furniture                            1915 S. Stemmons Freeway                              Lewisville         TX
MLMI-061  332 East 95th Street                         332 East 95th Street                                  New York           NY
MLMI-116  Seneca Park Plaza Shopping Center            13501-13541 Clopper Road                              Germantown         MD
MLMI-066  Orleans East Apartments                      1541 East Larned Street                               Detroit            MI
MLMI-107  1401 Morehead St. - Coca Cola                1401 W. Morehead St                                   Charlotte          NC
MLMI-111  Shenandoah Square Shopping Center            932-958 Edwards Ferry Road                            Leesburg           VA
MLMI-047  Tara Hall Apartments                         1601-1717 College Street                              Houston            TX
MLMI-141  Chapelcroft                                  9629 Buselton Avenue                                  Philadelphia       PA
MLMI-002  124 West 34th Street                         124 West 34th Street                                  New York           NY
MLMI-140  Colonial House                               818 2nd Street, PL NE                                 Hickory            NC
MLMI-097  Doheny Drive Apartments                      215-217 South Doheny Drive                            Beverly Hills      CA
MLMI-092  11660 Chenault Avenue                        11660 Chenault Avenue                                 Los Angeles        CA
MLMI-015  Charleston Apartments                        2073 West Lindsay Street                              Norman             OK
MLMI-098  Hacienda de Camarillo                        831 Paseo Camarillo                                   Camarillo          CA
MLMI-059  Wong Family Trust Apartments                 1102-1106 W. St. Georges Ave                          Linden             NJ
MLMI-016  Childs Instant Homes                         861 East Butler Ave                                   Doylestown         PA
MLMI-009  Arlington Park I                             3121 East Park Row Drive                              Arlington          TX
MLMI-139  Walkers Ridge                                Nifong Blvd. @ Old Mill Creek Road                    Columbia           MO
MLMI-108  Beacon Square                                140-169 West 6th Street                               San Pedro          CA

MLMI-021  Crown Gardens Apartments                     7001 Hillcroft                                        Houston            TX
MLMI-143  Antelope Manor Apartments                    7764 Poplar Avenue                                    Citrus Heights     CA
MLMI-028  Gazebo Inn                                   2424 West Highway 76                                  Branson            MO
MLMI-162  Rite Aid                                     1109 Benns Church Blvd.                               Smithfield         VA
MLMI-054  Village Square Apartments                    2612 Throckmorton Drive                               Dallas             TX
MLMI-024  East 61st Street Brownstone                  156 East 61st Street                                  New York           NY
MLMI-025  Eastgate Apartments                          847 Dryden Road                                       Dryden             NY

MLMI-099a Peachtree Apts                               211 College Street                                    Florence           MS
MLMI-099b Willow Lake Apartments                       106 Briarhill Road                                    Florence           MS
----------------------------------------------------------------------------------------------------------------------------------
MLMI-099  Aggregate Loan Level Info. (2 Properties)

MLMI-146  49er Mini Storage                            527 Truck Street                                      Placerville        CA
MLMI-053  Village at Brookside Apartments              1404 East 41st Street                                 Tulsa              OK
MLMI-086  Rainbow Center                               2051 S. Rainbow Blvd.                                 Las Vegas          NV
MLMI-073  12460 Gladstone                              12460 Gladstone                                       Sylmar             CA
MLMI-119  The LeConte Building                         10966 Le Conte Ave                                    Los Angeles        CA
MLMI-055  Westcliff Apartments                         1404 Moore Avenue                                     Portland           TX
MLMI-038  Pippin-Good Samaritan Center                 2475 West Galbraith Road                              Cincinnati         OH
MLMI-039  Pond Plaza                                   1160 Post Road                                        Warwick            RI
MLMI-163  Heilig Meyers                                3521 Park Plaza Road                                  Paducah            KY
MLMI-044  Royal Knight Apartments                      2610 Knight Street                                    Dallas             TX
MLMI-100  Hastings Entertainment                       1630 Rio Rancho Blvd.                                 Rio Rancho         NM
MLMI-081  Gabela Partners                              26860 Jefferson Avenue                                Murrietta          CA
MLMI-037  Peppertree Apartments                        1850 Pepper Valley Lane                               El Cajon           CA
MLMI-093  1346 Pine Street                             1346 Pine Street                                      San Francisco      CA
MLMI-095  2790 Pine Street                             2790 Pine Street                                      San Francisco      CA
MLMI-046  Super 8 Rockwall                             1130 E 1-30                                           Rockwall           TX
MLMI-014  Cedar Village Mobile Home Park               County Routes 224 & 214                               Lincoln            DE
MLMI-091  11307 Morrison                               11307 Morrison Street                                 North Hollywood    CA
MLMI-094  1850 Williams Street                         1850 Williams Street                                  Simi Valley        CA
MLMI-089  Spring Valley Plaza                          1551 E.Spring Valley Rd                               Richardson         TX
MLMI-083  Marie Cook Trustee                           2398 Railroad Street                                  Corona             CA
MLMI-030  Heritage Apartments                          2522-2532 Columbia Avenue                             Swissvale          PA
MLMI-071  Woodsdale Apartments                         100 Eastland Drive                                    Woodruff           SC
MLMI-070  Sundown Apartments                           Cecil Lane                                            Montgomery         AL
MLMI-080  Clifford Family Trust                        501 E. Holt Ave                                       Pomona             CA
MLMI-082  Hotton                                       1528-1532 Locust Street                               Walnut Creek       CA
MLMI-087  Rita A. Quam Family Trust                    3065-3069 Sheridan Street                             Las Vegas          NV
MLMI-078  BHB Properties LLC                           865 West Avenue I                                     Lancaster          CA
MLMI-074  2019 North Main Street                       2019 North Main Street                                Royal Oak          MI
MLMI-085  Patio World                                  23855 Hawthorne Blvd                                  Torrance           CA
MLMI-077  Balboa Plaza                                 16844 Sherman  Way                                    Van Nuys           CA
MLMI-079  Cherry Hills Apartments                      1536 E 3rd Street                                     Newberg            OR
MLMI-076  Ashikita                                     1331 7th Street                                       Santa Monica       CA
MLMI-084  Parkside Plaza, LLC                          6683-6687 Bells Ferry Road                            Woodstock          GA
MLMI-088  Rivard                                       3890 E. Craig Road                                    Las Vegas          NV
MLMI-072  11707 Otsego Street                          11707 Otsego Street                                   Los Angeles        CA
MLMI-112  Holt and Eleanor Center                      416 East Holt Avenue                                  Pomona             CA
MLMI-090  Stuart Sackley                               909 N. Aviation Blvd                                  Manhattan Beach    CA
MLMI-069  Argonne Avenue Apts                          711 Argonne Avenue                                    Atlanta            GA
MLMI-075  8245 Florin Road                             8245 Florin Road                                      Sacramento         CA















                                                    CUT-OFF                        CUMULATIVE % OF
   ZIP                             ORIGINAL           DATE      % OF INITIAL        INITIAL POOL             BORROWER
  CODE    PROPERTY TYPE             BALANCE         BALANCE     POOL BALANCE           BALANCE              AFFILIATED
-----------------------------------------------------------------------------------------------------------------------------
  10019   Office                $60,000,000       $59,845,380       9.37%               9.37%
  48335   Multifamily            35,000,000        34,890,416       5.47%              14.84%
  10023   Retail                 29,000,000        28,781,905       4.51%              19.35%
  08648   Retail                 24,000,000        23,979,568       3.76%              23.10%
  77077   Multifamily            18,030,000        17,878,407       2.80%              25.90%
  73108   Hospitality            17,250,000        17,214,166       2.70%              28.60%
  19129   Industrial             15,550,000        15,514,008       2.43%              31.03%
  84101   Hospitality            13,700,000        13,683,354       2.14%              33.17%
  75225   Multifamily            13,600,000        13,509,337       2.12%              35.29%
  08753   Multifamily            12,000,000        12,000,000       1.88%              37.17%
  19029   Hospitality            10,750,000        10,735,275       1.68%              38.85%
  75050   Industrial             10,680,000        10,658,301       1.67%              40.52%
  94133   Office                 10,500,000        10,480,964       1.64%              42.16%                MLMI-004
  94133   Office                 10,500,000        10,480,964       1.64%              43.80%                MLMI-001
  75227   Multifamily             9,520,000         9,452,864       1.48%              45.29%
  22191   Retail                  9,200,000         9,186,673       1.44%              46.72%
  30076   Retail                  8,175,000         8,157,432       1.28%              48.00%
  77064   Retail                  8,000,000         7,988,270       1.25%              49.25%
  10001   Industrial              7,999,000         7,948,040       1.24%              50.50%
  77057   Multifamily             7,650,000         7,574,170       1.19%              51.68%
  19115   Retail                  7,200,000         7,189,570       1.13%              52.81%
  98011   Multifamily             6,800,000         6,765,511       1.06%              53.87%
  98055   Industrial              6,500,000         6,455,558       1.01%              54.88%
  92069   Multifamily             6,400,000         6,369,214       1.00%              55.88%
  84106   Healthcare              6,300,000         6,295,086       0.99%              56.87%
  06708   Retail                  6,300,000         6,277,956       0.98%              57.85%
  07055   Multifamily             6,200,000         6,191,946       0.97%              58.82%
  06095   Multifamily             6,000,000         5,980,327       0.94%              59.76%
  90703   Retail                  5,625,000         5,617,946       0.88%              60.64%
  75231   Multifamily             5,650,000         5,607,996       0.88%              61.51%
  90210   Retail                  5,320,000         5,311,134       0.83%              62.35%
  90020   Multifamily             5,100,000         5,063,421       0.79%              63.14%
  98052   Multifamily             5,000,000         5,000,000       0.78%              63.92%
  19142   Industrial              5,000,000         4,982,001       0.78%              64.70%
  97005   Hospitality             4,900,000         4,894,635       0.77%              65.47%
  78741   Multifamily             4,900,000         4,860,272       0.76%              66.23%
  29202   Retail                  4,860,000         4,848,614       0.76%              66.99%
  19034   Office                  4,850,000         4,839,004       0.76%              67.75%
  90036   Retail                  4,850,000         4,831,809       0.76%              68.50%                MLMI-112
  37830   Multifamily             4,850,000         4,830,724       0.76%              69.26%
  48326   Industrial              4,680,000         4,659,887       0.73%              69.99%
  12550   Hospitality             4,625,000         4,619,728       0.72%              70.72%           MLMI-127; MLMI-126
  12206   Hospitality             4,525,000         4,519,842       0.71%              71.42%           MLMI-127; MLMI-125
  64701   Healthcare              4,125,000         4,102,798       0.64%              72.07%                MLMI-105
  86001   Multifamily             4,000,000         3,991,293       0.63%              72.69%
  64093   Healthcare              3,875,000         3,854,143       0.60%              73.29%                MLMI-106
  53719   CTL                     3,751,130         3,737,476       0.59%              73.88%           MLMI-161; MLMI-163
  73069   Multifamily             3,700,000         3,682,407       0.58%              74.46%           MLMI-015; MLMI-018
  92371   Retail                  3,625,000         3,621,867       0.57%              75.02%
  89014   Mini Storage            3,600,000         3,587,622       0.56%              75.59%
  98109   Multifamily             3,600,000         3,567,480       0.56%              76.15%
  78216   Multifamily             3,500,000         3,472,281       0.54%              76.69%
  75231   Multifamily             3,337,500         3,329,451       0.52%              77.21%
  46013   CTL                     3,217,226         3,204,462       0.50%              77.71%           MLMI-160; MLMI-163
  21237   Retail                  3,100,000         3,090,856       0.48%              78.20%
  90630   Retail                  3,015,000         3,010,956       0.47%              78.67%
  73071   Multifamily             3,000,000         2,997,102       0.47%              79.14%
  73069   Multifamily             2,943,750         2,929,753       0.46%              79.60%           MLMI-013; MLMI-015
  19401   Industrial              2,900,000         2,895,585       0.45%              80.05%
  97005   Multifamily             2,900,000         2,889,197       0.45%              80.50%
  14467   Hospitality             2,850,000         2,846,751       0.45%              80.95%           MLMI-125; MLMI-126
  60453   Retail                  2,790,000         2,786,199       0.44%              81.39%
  77081   Multifamily             2,800,000         2,776,994       0.43%              81.82%
  77081   Multifamily             2,720,000         2,702,445       0.42%              82.24%
  75214   Retail                  2,605,000         2,589,399       0.41%              82.65%
  08021   Multifamily             2,600,000         2,581,590       0.40%              83.05%
  79924   Multifamily             2,550,000         2,535,861       0.40%              83.45%
  77566   Multifamily             2,530,000         2,512,045       0.39%              83.84%
  98148   Multifamily             2,500,000         2,497,769       0.39%              84.24%
  92101   Multifamily             2,500,000         2,495,307       0.39%              84.63%                MLMI-037
  75219   Multifamily             2,500,000         2,484,318       0.39%              85.02%           MLMI-044; MLMI-054
  91720   Retail                  2,400,000         2,391,401       0.37%              85.39%
  75067   Retail                  2,400,000         2,391,060       0.37%              85.76%
  10128   Multifamily             2,350,000         2,347,999       0.37%              86.13%
  20874   Retail                  2,350,000         2,341,734       0.37%              86.50%
  48207   Multifamily             2,300,000         2,297,915       0.36%              86.86%
  28208   Office                  2,300,000         2,295,108       0.36%              87.22%
  20176   Retail                  2,272,000         2,264,133       0.35%              87.57%
  77057   Multifamily             2,264,000         2,252,315       0.35%              87.93%
  19115   Multifamily             2,225,000         2,221,969       0.35%              88.27%
  10001   Retail                  2,200,000         2,192,712       0.34%              88.62%
  28601   Multifamily             2,100,000         2,092,588       0.33%              88.95%
  90211   Multifamily             2,100,000         2,086,311       0.33%              89.27%
  90049   Multifamily             2,050,000         2,042,949       0.32%              89.59%
  73069   Multifamily             2,051,200         2,041,447       0.32%              89.91%           MLMI-013; MLMI-018
  93010   Multifamily             2,050,000         2,040,496       0.32%              90.23%
  07036   Multifamily             2,000,000         1,992,973       0.31%              90.54%
  18901   Mobile Home Park        2,000,000         1,992,560       0.31%              90.86%
  76010   Multifamily             2,000,000         1,990,112       0.31%              91.17%
  65205   Multifamily             2,000,000         1,988,791       0.31%              91.48%
  90731   Office                  1,920,000         1,915,087       0.30%              91.78%

  77057   Multifamily             1,886,000         1,860,740       0.29%              92.07%
  95610   Multifamily             1,830,000         1,825,736       0.29%              92.36%
  65616   Hospitality             1,800,000         1,789,201       0.28%              92.64%
  23430   CTL                     1,745,000         1,738,278       0.27%              92.91%
  75219   Multifamily             1,700,000         1,689,183       0.26%              93.17%           MLMI-044; MLMI-029
  10021   Multifamily             1,699,900         1,680,709       0.26%              93.44%
  14850   Multifamily             1,650,000         1,648,535       0.26%              93.70%

  39073   Multifamily               750,750           745,775
  39073   Multifamily               899,250           894,930
-----------------------------------------------------------------------------------------------------------------------------
                                  1,650,000         1,640,704       0.26%              93.95%

  95667   Mini Storage            1,574,000         1,568,913       0.25%              94.20%
  74105   Multifamily             1,500,000         1,485,635       0.23%              94.43%
  89102   Retail                  1,500,000         1,474,921       0.23%              94.66%
  91342   Industrial              1,480,000         1,471,868       0.23%              94.89%
  90024   Retail                  1,475,000         1,469,973       0.23%              95.12%
  78374   Multifamily             1,440,000         1,431,187       0.22%              95.35%
  45239   Mixed Use               1,440,000         1,428,498       0.22%              95.57%
  02888   Retail                  1,430,000         1,420,966       0.22%              95.79%
  42001   CTL                     1,415,580         1,409,963       0.22%              96.01%           MLMI-161; MLMI-160
  75219   Multifamily             1,352,000         1,348,604       0.21%              96.22%           MLMI-029; MLMI-054
  87124   Retail                  1,350,000         1,348,157       0.21%              96.44%
  92590   Industrial              1,260,000         1,255,096       0.20%              96.63%
  92021   Multifamily             1,230,000         1,226,935       0.19%              96.82%                MLMI-017
  94109   Multifamily             1,200,000         1,196,503       0.19%              97.01%                MLMI-095
  94109   Multifamily             1,200,000         1,196,503       0.19%              97.20%                MLMI-093
  75087   Hospitality             1,200,000         1,193,656       0.19%              97.39%
  19960   Mobile Home Park        1,170,000         1,165,188       0.18%              97.57%
  91601   Multifamily             1,124,000         1,116,673       0.17%              97.74%
  93065   Multifamily             1,064,000         1,057,001       0.17%              97.91%
  75080   Retail                    911,250           906,992       0.14%              98.05%
  91720   Industrial                900,000           894,454       0.14%              98.19%
  15218   Multifamily               840,000           830,421       0.13%              98.32%
  29388   Multifamily               825,000           821,462       0.13%              98.45%
  36109   Multifamily               810,000           806,453       0.13%              98.58%
  91767   Retail                    780,000           775,194       0.12%              98.70%
  94596   Retail                    775,000           772,431       0.12%              98.82%
  89102   Industrial                740,000           736,289       0.12%              98.93%
  93534   Retail                    735,000           732,139       0.11%              99.05%
  48073   Multifamily               705,000           702,480       0.11%              99.16%
  90505   Retail                    700,000           695,766       0.11%              99.27%                MLMI-090
  91406   Retail                    625,000           622,567       0.10%              99.37%
  97132   Multifamily               595,000           593,125       0.09%              99.46%
  90401   Retail                    575,000           573,045       0.09%              99.55%
  30189   Mixed Use                 563,500           560,569       0.09%              99.64%
  89030   Industrial                540,000           535,602       0.08%              99.72%
  91607   Multifamily               480,000           477,428       0.07%              99.80%
  91767   Retail                    430,000           423,510       0.07%              99.86%                MLMI-115
  90266   Retail                    378,000           376,809       0.06%              99.92%                MLMI-085
  30308   Multifamily               270,000           269,388       0.04%              99.96%
  95828   Mixed Use                 240,000           238,421       0.04%              100.00%

                                                                                            STATED     ORIG       REM
                                                                                   ORIG       REM      AMORT     AMORT
                          INTEREST ACCRUAL      MORTGAGE      ADMINISTRATIVE       TERM      TERM      TERM       TERM
        CROSSED                METHOD             RATE           COST RATE        (MOS.)    (MOS.)    (MOS.)     (MOS.)
--------------------------------------------------------------------------------------------------------------------------
                             Actual/360          6.810%           0.1095%          180        177       360       357
                             Actual/360           6.700           0.1095           120        116       360       356
                             Actual/360           6.790           0.1095            84        75        360       351
                             Actual/360           7.250           0.1095           120        119       360       359
                             Actual/360           7.538           0.1095           120        107       360       347
                             Actual/360           7.500           0.1095           120        118       300       298
                             Actual/360           7.250           0.1095           120        118       300       298
                             Actual/360           7.100           0.1095           120        119       300       299
                             Actual/360           6.850           0.1095           120        112       360       352
                             Actual/360           6.850           0.1095           180        180       360       360
                             Actual/360           6.625           0.1095           120        119       300       299
                               30/360             6.530           0.1295           240        239       240       239
                               30/360             6.500           0.1095           132        130       360       358
                               30/360             6.500           0.1095           132        130       360       358
                               30/360             6.730           0.0995           120        112       360       352
                             Actual/360           7.000           0.1095           120        118       360       358
                             Actual/360           7.320           0.1095           240        238       300       298
                             Actual/360           6.950           0.1095           120        118       360       358
                             Actual/360           6.780           0.1295           180        178       180       178
                             Actual/360           7.544           0.1095            84        70        360       346
                             Actual/360           7.000           0.1095           180        178       360       358
                             Actual/360           6.980           0.1095            84        77        360       353
                             Actual/360           7.250           0.1095           120        111       360       351
                             Actual/360           7.010           0.1095           180        174       360       354
                             Actual/360           7.250           0.1095           120        119       360       359
                             Actual/360           7.050           0.1095           120        117       300       297
                             Actual/360           7.000           0.1295           120        119       300       299
                             Actual/360           6.870           0.1095           120        116       360       356
                             Actual/360           7.250           0.1095           120        119       300       299
                             Actual/360           7.180           0.1295           240        236       240       236
                             Actual/360           6.760           0.1095           144        142       360       358
                             Actual/360           7.020           0.1095           120        111       360       351
                             Actual/360           6.890           0.1095           120        116       IO         IO
                             Actual/360           7.220           0.1095           120        117       300       297
                             Actual/360           7.750           0.1095           120        119       300       299
                             Actual/360           7.125           0.1095           120        112       324       316
                             Actual/360           6.875           0.1095           120        117       360       357
                             Actual/360           7.375           0.1295           144        142       300       298
                             Actual/360           7.175           0.1095           288        285       288       285
                             Actual/360           6.920           0.1095           120        115       360       355
                             Actual/360           7.510           0.1095           180        177       264       261
  MLMI-127; MLMI-126         Actual/360           7.500           0.1095           120        119       300       299
  MLMI-127; MLMI-125         Actual/360           7.500           0.1095           120        119       300       299
       MLMI-105              Actual/360           7.300           0.1095           240        237       240       237
                             Actual/360           7.200           0.1095           120        117       360       357
       MLMI-106              Actual/360           7.300           0.1095           240        237       240       237
                               30/360             8.580           0.1095           120        114       360       354
                             Actual/360           7.125           0.1295           180        176       300       296
                             Actual/360           7.160           0.1095           120        119       360       359
                             Actual/360           7.150           0.1095           120        117       300       297
                             Actual/360           7.130           0.0995            84        73        360       349
                             Actual/360           7.390           0.1095           180        170       360       350
                             Actual/360           7.000           0.1295           120        118       300       298
                               30/360             7.420           0.1095           156        152       322       318
                             Actual/360           6.950           0.1095           120        116       360       356
                             Actual/360           7.313           0.1095           178        176       360       358
                             Actual/360           6.500           0.1295           180        179       360       359
                             Actual/360           7.125           0.1295           180        176       300       296
                             Actual/360           7.200           0.1095           120        118       360       358
                             Actual/360           7.000           0.1095           300        297       300       297
  MLMI-125; MLMI-126         Actual/360           7.500           0.1095           120        119       300       299
                             Actual/360           7.250           0.1095           120        118       360       358
                             Actual/360           7.050           0.0995           120        112       324       316
                             Actual/360           7.010           0.0995           120        112       360       352
                             Actual/360           7.000           0.0995           120        115       300       295
                               30/360             8.375           0.1095           120        109       360       349
                             Actual/360           7.000           0.1095           120        113       360       353
                             Actual/360           7.210           0.1095           120        110       360       350
                             Actual/360           6.970           0.0995           120        119       360       359
                             Actual/360           6.170           0.1295           120        118       360       358
                             Actual/360           7.150           0.1295           120        112       360       352
                             Actual/360           7.250           0.1295            84        81        300       297
                             Actual/360           7.000           0.1095           120        117       300       297
                             Actual/360           7.250           0.1295           120        119       360       359
                             Actual/360           7.020           0.1095           120        117       300       297
                             Actual/360           6.875           0.1295           120        119       360       359
                             Actual/360           7.375           0.1095           120        118       300       298
                             Actual/360           7.110           0.1095           120        117       300       297
                             Actual/360           7.340           0.0995           120        113       360       353
                             Actual/360           7.250           0.1095           180        178       360       358
                             Actual/360           7.750           0.1295           120        117       300       297
                             Actual/360           7.000           0.1095           180        177       300       297
                               30/360             7.750           0.1095           120        111       360       351
                               30/360             6.800           0.1095           120        116       360       356
                             Actual/360           7.125           0.1295           180        176       300       296
                               30/360             7.375           0.1095           120        114       360       354
                             Actual/360           7.375           0.1295           180        177       300       297
                             Actual/360           7.125           0.1295           240        238       240       238
                             Actual/360           6.875           0.1295           120        114       360       354
                             Actual/360           6.990           0.1095           240        237       240       237
                             Actual/360           7.500           0.1095           120        117       330       327
                             Actual/360           7.647           0.1095           120        107       300       287
                             Actual/360           6.900           0.1095           120        117       360       357
                             Actual/360           7.375           0.1095           120        116       264       260
                               30/360             6.875           0.1095           240        237       298       295
                             Actual/360           7.080           0.1295           120        112       360       352
                               30/360             8.000           0.1095           120        104       360       344
                             Actual/360           7.000           0.1295           240        239       360       359



--------------------------------------------------------------------------------------------------------------------------
                               30/360             7.875           0.1095           120        112       360       352

                             Actual/360           7.500           0.1095           120        117       300       297
                             Actual/360           7.160           0.1095            84        76        300       292
                               30/360             8.375           0.1095           120        110       240       230
                               30/360             8.000           0.1095            60        52        360       352
                             Actual/360           7.200           0.1095           120        117       300       297
                             Actual/360           6.870           0.0995           120        115       300       295
                               30/360             7.770           0.1095           120        109       360       349
                             Actual/360           6.875           0.1295           180        178       180       178
                               30/360             7.420           0.1095           156        152       322       318
                             Actual/360           6.750           0.1295           120        118       300       298
                             Actual/360           6.650           0.1095           120        119       300       299
                               30/360             8.250           0.1095           120        114       360       354
                             Actual/360           6.800           0.1295           120        118       300       298
                             Actual/360           7.000           0.1095           120        116       360       356
                             Actual/360           7.000           0.1095           120        116       360       356
                             Actual/360           7.740           0.1295           240        237       240       237
                             Actual/360           8.000           0.1295            84        80        300       296
                               30/360             7.750           0.1095           120        111       360       351
                               30/360             8.250           0.1095           120        110       360       350
                               30/360             8.125           0.1095            60        53        360       353
                               30/360             8.250           0.1095           120        114       300       294
                               30/360             8.580           0.1095           120        102       360       342
                             Actual/360           7.750           0.1095           120        116       300       296
                             Actual/360           7.625           0.1095           180        176       300       296
                               30/360             8.250           0.1095           120        114       300       294
                               30/360             8.125           0.1095           120        115       360       355
                               30/360             8.375           0.1095           120        115       300       295
                               30/360             8.250           0.1095           120        114       360       354
                               30/360             7.750           0.1095           120        115       360       355
                               30/360             8.125           0.1095           120        111       360       351
                               30/360             8.250           0.1095           120        114       360       354
                               30/360             8.375           0.1095           120        115       360       355
                               30/360             8.000           0.1095           120        115       360       355
                             Actual/360           7.875           0.1095           120        117       240       237
                               30/360             9.625           0.1095           120        104       360       344
                               30/360             8.125           0.1095           120        112       360       352
                             Actual/360           6.950           0.1095           132        129       132       129
                               30/360             8.375           0.1095           120        115       360       355
                             Actual/360           7.375           0.1095           120        118       300       298
                               30/360             8.250           0.1095           120        110       360       350

                  ANTICIPATED            BALLOON /
  ORIGINATION      REPAYMENT       ANTICIPATED REPAYMENT
      DATE            DATE                BALANCE              MATURITY TERM           PREPAYMENT RESTRICTIONS
----------------------------------------------------------------------------------------------------------------------
    08/20/98       09/01/2013           $44,385,897                 ARD         L(167),O(13)
    07/30/98       08/01/2008            30,334,084               Balloon       L(113),O(7)
    02/13/98       03/01/2005            26,439,205                 ARD         L(60),1(11),O(13)
    10/13/98       11/01/2008            20,801,652               Balloon       L(116),O(4)
    10/24/97       11/01/2007            15,747,089               Balloon       L(60),YM(56),O(4)
    09/11/98       10/01/2008            14,052,969               Balloon       L(116),O(4)
    09/03/98       10/01/2008            12,387,855               Balloon       L(116),O(4)
    10/09/98       11/01/2008            11,023,023               Balloon       L(12),YM(104),O(4)
    03/20/98       04/01/2008            11,678,860               Balloon       L(60),YM(53),O(7)
    11/30/98       12/01/2013            9,144,780                  ARD         L(176),O(4)
    10/05/98       11/01/2008            8,413,263                Balloon       L(116),O(4)
    10/01/98       11/01/2018               NAP                 Fully Amort     L(236),O(4)
    09/18/98       10/01/2009            8,696,339                Balloon       L(128),O(4)
    09/18/98       10/01/2009            8,696,339                Balloon       L(128),O(4)
    03/05/98       04/01/2008            8,132,714                Balloon       L(113),O(7)
    09/03/98       10/01/2008            8,038,880                Balloon       L(116),O(4)
    09/18/98       10/01/2018            3,350,418                Balloon       L(236),O(4)
    09/04/98       10/01/2008            6,981,138                Balloon       L(116),O(4)
    09/04/98       10/01/2013               NAP                 Fully Amort     L(176),O(4)
    09/19/97       10/01/2004            7,055,507                Balloon       L(48),YM(32),O(4)
    09/25/98       10/01/2013            5,524,783                Balloon       L(176),O(4)
    04/06/98       05/01/2005            6,266,137                Balloon       L(36),YM(44),O(4)
    02/05/98       03/01/2008            5,636,021                  ARD         L(60),YM(56),O(4)
    05/23/98       06/01/2013            4,772,213                Balloon       L(95),YM(81),O(4)
    10/21/98       11/01/2008            5,538,712                Balloon       L(116),O(4)
    08/07/98       09/01/2008            5,061,405                Balloon       L(120),O()
    10/14/98       11/01/2008            4,904,308                Balloon       L(116),O(4)
    07/02/98       08/01/2008            5,154,897                Balloon       L(116),O(4)
    10/29/98       11/01/2008            4,480,240                Balloon       L(116),O(4)
    07/31/98       08/01/2018               NAP                 Fully Amort     L(236),O(4)
    09/17/98       10/01/2010            4,332,534                Balloon       L(72),YM(68),O(4)
    02/12/98       03/01/2008            4,398,823                Balloon       L(60),YM(56),O(4)
    07/29/98       08/01/2008            5,000,000                Balloon       L(120),O()
    08/05/98       09/01/2008            3,979,173                Balloon       L(113),O(7)
    10/09/98       11/01/2008            4,019,632                Balloon       L(116),O(4)
    03/20/98       04/01/2008            4,047,677                Balloon       L(60),YM(56),O(4)
    08/06/98       09/01/2008            4,231,354                Balloon       L(116),O(4)
    09/04/98       10/01/2010            3,576,699                Balloon       L(140),O(4)
    08/21/98       09/01/2022               NAP                 Fully Amort     L(227),O(61)
    06/18/98       07/01/2008            4,172,602                Balloon       L(59),YM(57),O(4)
    08/21/98       09/01/2013            2,504,228                Balloon       L(176),O(4)
    10/07/98       11/01/2008            3,766,336                Balloon       L(113),O(7)
    10/07/98       11/01/2008            3,684,896                Balloon       L(113),O(7)
    08/25/98       09/01/2018               NAP                 Fully Amort     L(236),O(4)
    08/31/98       09/01/2008            3,512,265                Balloon       L(120),O()
    08/25/98       09/01/2018               NAP                 Fully Amort     L(236),O(4)
    05/29/98       06/01/2008            3,333,909                Balloon       L(120),O()
    07/16/98       08/01/2013            2,288,599                Balloon       L(96),YM(80),O(4)
    10/15/98       11/01/2008            3,135,508                Balloon       L(116),O(4)
    08/31/98       09/01/2008            2,901,091                Balloon       L(116),O(4)
    12/31/97       01/01/2005            3,297,495                Balloon       L(48),YM(29),O(7)
    01/30/98       02/01/2013            2,647,462                Balloon       L(96),YM(77),O(7)
    09/30/98       10/01/2008            2,640,531                Balloon       L(116),O(4)
    07/31/98       08/01/2011            2,399,160                Balloon       L(154),O(2)
    07/16/98       08/01/2008            2,704,753                Balloon       L(116),O(4)
    09/30/98       08/01/2013            2,357,769                Balloon       L(174),O(4)
    10/09/98       11/01/2013            2,192,173                Balloon       L(96),YM(80),O(4)
    07/16/98       08/01/2013            1,820,828                Balloon       L(96),YM(80),O(4)
    09/29/98       10/01/2008            2,511,191                Balloon       L(116),O(4)
    08/20/98       09/01/2023               NAP                 Fully Amort     L(296),O(4)
    10/07/98       11/01/2008            2,320,877                Balloon       L(113),O(7)
    09/08/98       10/01/2008            2,453,725                Balloon       L(116),O(4)
    03/16/98       04/01/2008            2,308,494                Balloon       L(60),YM(56),O(4)
    03/19/98       04/01/2008            2,344,583                Balloon       L(60),YM(56),O(4)
    06/30/98       07/01/2008            2,060,995                Balloon       L(60),YM(56),O(4)
    12/17/97       01/01/2008            2,301,782                Balloon       YM(113),O(7)
    04/09/98       05/01/2008            2,197,962                Balloon       L(60),YM(56),O(4)
    01/23/98       02/01/2008            2,192,826                Balloon       L(59),YM(54),O(7)
    10/05/98       11/01/2008            2,152,943                Balloon       L(116),O(4)
    09/14/98       10/01/2008            2,111,215                Balloon       L(116),O(4)
    03/12/98       04/01/2008            2,161,919                Balloon       L(116),O(4)
    08/25/98       09/01/2005            2,098,115                Balloon       L(48),YM(32),O(4)
    08/03/98       09/01/2008            1,898,438                  ARD         L(60),YM(56),O(4)
    10/08/98       11/01/2008            2,036,828                Balloon       L(116),O(4)
    08/14/98       09/01/2008            1,886,246                Balloon       L(116),O(4)
    10/15/98       11/01/2008            1,976,280                Balloon       L(113),O(7)
    09/11/98       10/01/2008            1,866,754                Balloon       L(116),O(4)
    08/06/98       09/01/2008            1,828,679                Balloon       L(120),O()
    04/30/98       05/01/2008            1,966,647                Balloon       L(60),YM(56),O(4)
    09/17/98       10/01/2013            1,726,538                Balloon       L(176),O(4)
    08/28/98       09/01/2008            1,775,684                Balloon       L(60),YM(56),O(4)
    08/14/98       09/01/2013            1,334,671                Balloon       L(176),O(4)
    02/12/98       03/01/2008            1,835,783                Balloon       YM(114),O(6)
    07/07/98       08/01/2008            1,754,213                Balloon       L(47),YM(66),O(7)
    07/16/98       08/01/2013            1,268,750                Balloon       L(96),YM(80),O(4)
    05/26/98       06/01/2008            1,777,598                Balloon       YM(113),O(7)
    08/26/98       09/01/2013            1,251,041                Balloon       L(96),YM(80),O(4)
    09/03/98       10/01/2018               NAP                 Fully Amort     L(120),YM(116),O(4)
    05/29/98       06/01/2008            1,718,501                Balloon       L(113),O(7)
    08/14/98       09/01/2018               NAP                 Fully Amort     L(236),O(4)
    08/13/98       09/01/2008            1,639,294                Balloon       L(116),O(4)

    10/17/97       11/01/2007            1,520,204                Balloon       L(60),YM(56),O(4)
    08/14/98       09/01/2008            1,594,344                Balloon       L(116),O(4)
    07/29/98       08/01/2008            1,326,097                Balloon       L(116),O(4)
    08/20/98       09/01/2018             610,570                 Balloon       L(240),O()
    03/16/98       04/01/2008            1,467,744                Balloon       L(116),O(4)
    07/22/97       08/01/2007            1,493,747                Balloon       L(60),YM(56),O(4)
    10/07/98       11/01/2018             956,226                 Balloon       L(236),O(4)



----------------------------------------------------------------------------------------------------------------------
    03/17/98       04/01/2008            1,446,177                Balloon       YM(114),O(6)

    08/10/98       09/01/2008            1,281,827                Balloon       L(113),O(7)
    03/11/98       04/01/2005            1,309,195                Balloon       L(24),YM(56),O(4)
    01/23/98       02/01/2008            1,051,547                Balloon       L(59),5(12),4(12),3(12),2(12),1(6),O(7)
    03/02/98       04/01/2003            1,408,504                Balloon       L(53),O(7)
    08/20/98       09/01/2008            1,190,451                Balloon       L(120),O(0)
    06/23/98       07/01/2008            1,135,127                Balloon       L(60),YM(56),O(4)
    12/12/97       01/01/2008            1,259,352                Balloon       L(60),YM(56),O(4)
    09/15/98       10/01/2013               NAP                 Fully Amort     L(96),YM(80),O(4)
    07/31/98       08/01/2011            1,055,629                Balloon       L(154),O(2)
    09/01/98       10/01/2008            1,062,126                Balloon       L(116),O(4)
    10/07/98       11/01/2008            1,057,313                Balloon       L(116),O(4)
    05/13/98       06/01/2008            1,112,758                Balloon       L(59),5(12),4(12),3(12),2(12),1(6),O(7)
    09/08/98       10/01/2008             967,664                 Balloon       L(60),YM(56),O(4)
    07/16/98       08/01/2008            1,048,379                Balloon       L(35),YM(78),O(7)
    07/16/98       08/01/2008            1,048,379                Balloon       L(35),YM(78),O(7)
    08/28/98       09/01/2018               NAP                 Fully Amort     L(236),O(4)
    07/27/98       08/01/2005            1,036,113                Balloon       L(48),YM(32),O(4)
    02/24/98       03/01/2008             982,581                 Balloon       YM(113),O(7)
    12/29/97       02/01/2008             939,662                 Balloon       YM(114),O(6)
    04/08/98       05/01/2003             868,196                 Balloon       L(53),O(7)
    05/06/98       06/01/2008             733,499                 Balloon       L(59),5(12),4(12),3(12),2(12),1(6),O(7)
    05/24/97       06/01/2007             746,570                 Balloon       L(48),YM(68),O(4)
    07/01/98       08/01/2008             665,882                 Balloon       L(116),O(4)
    07/02/98       08/01/2013             512,273                 Balloon       L(173),O(7)
    05/06/98       06/01/2008             635,699                 Balloon       L(59),5(12),4(12),3(12),2(12),1(6),O(7)
    06/22/98       07/01/2008             682,736                 Balloon       L(59),5(12),4(12),3(12),2(12),1(6),O(7)
    05/27/98       07/01/2008             604,940                 Balloon       L(59),5(12),4(12),3(12),2(12),1(6),O(7)
    05/05/98       06/01/2008             649,109                 Balloon       L(59),5(12),4(12),3(12),2(12),1(6),O(7)
    06/15/98       07/01/2008             616,299                 Balloon       L(59),5(12),4(12),3(12),2(12),1(6),O(7)
    02/10/98       03/01/2008             616,665                 Balloon       L(59),5(12),4(12),3(12),2(12),1(6),O(7)
    05/20/98       06/01/2008             551,963                 Balloon       L(59),5(12),4(12),3(12),2(12),1(6),O(7)
    05/26/98       07/01/2008             526,754                 Balloon       L(59),5(12),4(12),3(12),2(12),1(6),O(7)
    06/17/98       07/01/2008             505,268                 Balloon       L(59),5(12),4(12),3(12),2(12),1(6),O(7)
    08/17/98       09/01/2008             390,460                 Balloon       L(116),O(4)
    07/15/97       08/01/2007             488,801                 Balloon       L(59),5(12),4(12),3(12),2(12),1(6),O(7)
    03/16/98       04/01/2008             422,856                 Balloon       L(59),5(12),4(12),3(12),2(12),1(6),O(7)
    08/21/98       09/01/2009               NAP                 Fully Amort     L(128),O(4)
    06/05/98       07/01/2008             334,644                 Balloon       L(59),5(12),4(12),3(12),2(12),1(6),O(7)
    09/14/98       10/01/2008             215,824                 Balloon       L(116),O(4)
    01/21/98       02/01/2008             211,954                 Balloon       L(59),5(12),4(12),3(12),2(12),1(6),O(7)

      Annual      Underwritten       Underwritten
       Debt           Total                 Total        Underwritten     Underwritten         Appraised   Appraisal
     Service         Revenue              Expense                NCF          DSCR                 Value      Year
-----------------------------------------------------------------------------------------------------------------------
   $4,746,343      $19,350,601          $11,226,010           6,604,065       1.39x           $97,000,000     1998
    2,710,167        6,741,746            3,357,876           3,383,870       1.25             44,000,000     1998
    2,289,812        3,976,032              821,737           3,042,804       1.33             39,000,000     1997
    1,985,179        5,577,283            1,990,692           3,434,983       1.73             40,000,000     1998
    1,536,841        4,279,301            2,353,188           1,926,113       1.25             23,800,000     1998
    1,529,712        7,619,066            5,445,564           2,173,502       1.42             23,500,000     1998
    1,361,522        2,994,501              864,386           1,861,190       1.37             21,000,000     1998
    1,172,454        6,819,096            5,149,343           1,669,753       1.42             18,600,000     1998
    1,080,382        2,680,625            1,292,221           1,388,404       1.29             17,000,000     1998
      943,573        1,877,822              675,629           1,202,193       1.27             16,060,000     1998
      888,889        6,988,250            5,504,457           1,483,792       1.67             17,200,000     1998
      957,791        1,795,458              597,977           1,197,481       1.25             15,400,000     1998
      796,406        2,358,023              547,820           1,641,428       2.06             20,520,000     1998
      796,406        2,863,630              964,764           1,705,116       2.14             18,150,000     1998
      739,440        2,326,773            1,283,215           1,043,558       1.41             11,900,000     1997
      734,494        1,238,760              294,962             928,681       1.26             11,400,000     1998
      713,504        1,527,252              415,822           1,044,637       1.46             10,900,000     1998
      635,470        1,275,883              353,416             852,020       1.34             10,800,000     1998
      856,297        2,937,133              772,307           2,164,826       2.53             31,000,000     1998
      651,973        2,254,953            1,414,516             840,437       1.29              9,800,000     1998
      574,821          782,239               26,116             737,101       1.28              9,200,000     1998
      541,791        1,222,899              606,317             616,582       1.14              8,900,000     1998
      537,812          918,742              223,286             695,457       1.29              8,700,000     1997
      516,789        1,042,275              422,767             619,509       1.20              8,100,000     1998
      515,725        1,576,331              917,738             658,593       1.28              8,450,000     1998
      536,739          989,174              228,863             760,311       1.42              8,900,000     1998
      530,651        1,963,723            1,159,888             803,835       1.51              9,200,000     1998
      477,598        1,400,309              670,829             729,479       1.53              7,800,000     1998
      492,456          877,463              200,839             645,449       1.31              7,500,000     1998
      537,326        2,698,631            1,769,776             928,856       1.73             12,200,000     1998
      418,691          673,790              108,870             553,522       1.32              7,450,000     1998
      412,289        1,163,918              632,758             531,160       1.29              6,375,000     1997
      344,500          810,487              372,571             437,916       1.27              7,500,000     1998
      436,569        1,002,866              283,819             674,931       1.55              7,100,000     1998
      444,133        1,891,283            1,204,957             686,327       1.55              7,000,000     1998
      413,288        1,373,358              793,418             579,940       1.40              6,700,000     1998
      383,121          713,185              195,749             488,616       1.28              6,080,000     1998
      429,441          828,375              222,747             605,628       1.41              6,100,000     1998
      424,182          550,000               13,750             536,250       1.26              6,175,000     1998
      388,082        1,104,331              630,283             474,048       1.22              6,200,000     1998
      435,318          603,843               22,775             565,436       1.30              5,940,000     1998
      410,140        1,964,199            1,389,605             574,594       1.40              6,500,000     1998
      401,272        2,030,908            1,468,858             562,050       1.40              6,400,000     1998
      392,737        2,738,188            2,118,409             619,779       1.58              5,500,000     1998
      325,818          664,641              263,038             401,602       1.23              5,000,000     1998
      368,935        2,543,000            2,044,650             498,350       1.35              5,700,000     1998
      348,671          348,671                                  348,671       1.00              3,820,000     1998
      320,337        1,237,963              739,688             498,275       1.56              5,240,000     1998
      297,145          615,631              188,190             409,107       1.38              4,850,000     1998
      309,475          661,936              243,687             418,249       1.35              4,900,000     1998
      294,182          563,624              203,527             360,098       1.22              5,200,000     1997
      293,521          912,514              510,663             401,851       1.37              5,140,000     1997
      285,684        1,036,149              582,847             453,302       1.59              4,450,000     1998
      276,659          276,659                                  276,659       1.00              3,320,000     1998
      246,245          499,754              148,722             337,508       1.37              4,100,000     1998
      248,347          323,689                8,824             314,865       1.27              3,800,000     1998
      229,774          937,357              504,602             432,755       1.88              5,650,000     1998
      254,863          797,048              408,175             388,873       1.53              3,925,000     1998
      238,702          635,223              239,271             351,060       1.47              4,100,000     1998
      248,214          698,511              322,051             376,460       1.52              4,850,000     1998
      252,735        1,147,506              791,887             355,619       1.41              3,800,000     1998
      228,393          646,296              339,404             286,957       1.26              3,635,000     1998
      234,484        1,115,747              781,377             334,369       1.43              3,540,000     1998
      219,640          791,174              477,888             313,285       1.43              3,400,000     1998
      223,013          530,071              173,041             319,758       1.43              3,800,000     1998
      237,143          668,827              370,131             298,696       1.26              3,495,000     1997
      205,721          699,062              412,391             286,671       1.39              3,400,000     1997
      208,623          815,243              542,344             272,899       1.31              3,500,000     1998
      201,018          410,328              156,380             253,948       1.26              3,200,000     1998
      184,913          470,201              218,078             252,123       1.36              3,300,000     1998
      204,758          775,416              465,022             310,394       1.52              3,150,000     1998
      210,120          749,439              366,822             367,336       1.75              3,200,000     1998
      205,418          325,617               19,716             305,901       1.49              3,300,000     1997
      194,382          389,149              152,194             236,955       1.22              3,300,000     1998
      199,672          407,670              114,342             277,153       1.39              3,200,000     1998
      183,149          706,812              417,727             289,085       1.58              3,250,000     1998
      201,723          345,704               65,135             272,618       1.35              3,025,000     1998
      194,614          386,378               88,868             281,340       1.45              3,550,000     1998
      189,013          755,454              472,660             282,794       1.50              2,830,000     1998
      182,141          629,239              399,027             230,213       1.26              2,775,000     1998
      201,355          418,950              115,743             295,047       1.47              3,600,000     1998
      178,108          508,789              281,040             227,749       1.28              2,610,000     1998
      180,536          276,573               58,665             217,908       1.21              2,900,000     1998
      160,374          310,358              109,916             200,442       1.25              3,030,000     1998
      177,588          663,327              406,952             256,375       1.44              3,200,000     1998
      169,906          645,841              258,586             387,255       2.28              4,450,000     1998
      177,073          524,082              241,311             282,771       1.60              3,300,000     1998
      189,387        1,033,348              618,761             414,587       2.19              5,700,000     1998
      159,285          914,330              664,974             249,356       1.57              2,522,000     1998
      185,928          339,634              114,784             224,850       1.21              3,465,000     1998
      165,129          340,812              104,326             220,067       1.33              2,400,000     1998
      171,312          754,497              531,748             222,749       1.30              2,800,000     1998
      144,629          294,655              109,754             184,900       1.28              2,500,000     1998
      167,065          706,617              420,894             285,723       1.71              2,500,000     1997
      146,705          197,179                3,409             193,770       1.32              2,210,000     1998
      138,254          482,060              266,799             215,261       1.56              2,150,000     1998
      149,679          254,790               67,774             187,016       1.25              2,300,000     1997
      133,078          269,964               83,539             186,426       1.40              2,100,000     1998

                       146,580               57,190              89,390                         1,000,000     1998
                       179,376               67,939             111,437                         1,200,000     1998
-----------------------------------------------------------------------------------------------------------------------
      143,564          325,956              125,129             200,827       1.40              2,200,000

      139,581          316,397              133,682             182,715       1.31              2,125,000     1998
      130,284          465,137              295,845             169,292       1.30              2,100,000     1997
      154,787          275,325               50,326             224,998       1.45              2,200,000     1997
      130,317          225,237               60,149             165,088       1.27              2,115,000     1998
      127,367          196,331               23,681             165,448       1.30              2,100,000     1998
      121,821          407,848              246,930             160,918       1.32              1,800,000     1998
      124,035          222,446               59,851             157,222       1.27              1,920,000     1997
      154,005          359,499              120,872             209,230       1.36              2,190,000     1998
      121,730          121,730                                  121,730       1.00              1,420,000     1998
      113,106          338,892              176,515             162,377       1.44              1,690,000     1998
      111,887          190,159               21,575             163,538       1.46              1,800,000     1998
      113,592          234,874               71,197             150,087       1.32              1,970,000     1998
      103,375          249,748              116,742             133,005       1.29              1,600,000     1998
       95,804          249,227              102,101             147,126       1.54              2,160,000     1998
       95,804          270,648              116,355             154,292       1.61              2,300,000     1998
      119,124          581,214              384,641             196,573       1.65              2,040,000     1998
      109,456          280,816              141,256             139,561       1.28              1,600,000     1998
       96,630          205,563               81,786             123,777       1.28              1,410,000     1998
       95,922          205,584               83,915             121,669       1.27              1,450,000     1997
       81,192          185,789               66,931             109,858       1.35              1,305,000     1997
       85,153          122,910               10,189             106,339       1.25              1,310,000     1998
       78,079          197,788              108,373              89,415       1.15              1,050,000     1997
       75,517          248,370              132,524             115,846       1.53              1,100,000     1998
       73,333          181,035               80,558             100,477       1.37              1,010,000     1998
       73,799          114,570               20,736              93,834       1.27              1,120,000     1998
       69,052          120,892               21,272              92,402       1.34              1,150,000     1998
       70,758          146,490               22,499             110,968       1.57              1,175,000     1998
       66,262          105,260               19,673              85,587       1.29              1,000,000     1998
       60,609          135,240               61,920              73,320       1.21              1,020,000     1998
       62,370          103,050               23,003              76,048       1.22              1,000,000     1998
       56,345          159,468               43,463             109,439       1.94                991,000     1998
       54,269          171,296               85,178              86,119       1.59              1,070,000     1998
       50,630           91,200               21,317              67,131       1.33                875,000     1998
       56,513          114,420               28,911              80,665       1.43                800,000     1998
       55,079           88,231                7,337              76,288       1.39                850,000     1997
       42,768           83,722               32,014              51,707       1.21                640,000     1998
       56,027           74,100                3,578              70,522       1.26                700,000     1998
       34,477           68,520               14,399              45,530       1.32                615,000     1998
       23,907           57,946               21,897              36,049       1.51                350,000     1998
       21,636           50,100               21,420              28,680       1.33                360,000     1997

                BALLOON /                                    LOAN PER
  CUT-OFF      ANTICIPATED             SQ FT, UNITS,       SQ FT, UNIT,                          INITIAL
    DATE        REPAYMENT     YEAR      BEDS, PADS,          BED, PAD,          OCCUPANCY        RESERVES      UNDERWRITTEN
    LTV            LTV       BUILT         OR ROOM             OR ROOM         PERCENTAGE      AT CLOSING        RESERVES
-------------------------------------------------------------------------------------------------------------------------------
   61.7%          45.8%       1969    581,354 sq. ft.        $103 per unit         95%              -              0.20
    79.3          68.9        1966        981 units        35,566 per unit         92%           472,656            305
    73.8          67.8        1904    111,060 sq. ft.         259 per sq. ft.     100%              -              0.15
    59.9          52.0        1975    386,275 sq. ft.          62 per sq. ft.     100%           360,938           0.15
    75.1          66.2        1978        680 units        26,292 per unit         95%           28,319             247
    73.3          59.8        1981        236 rooms        72,941 per room         NAP           28,750            1,291
    73.9          59.0        1926    679,438 sq. ft.          23 per sq. ft.      95%           427,563           0.15
    73.6          59.3        1964        311 rooms        43,998 per room         NAP           38,625             877
    79.5          68.7        1982        125 units       108,075 per unit         97%              -               303
    74.7          56.9        1975        226 units        53,097 per unit         93%              -               250
    62.4          48.9        1974        292 rooms        36,765 per room         NAP           339,085            4%
    69.2           NAP        1998    384,895 sq. ft.          28 per sq. ft.     100%             625             0.20
    51.1          42.4        1924     97,015 sq. ft.         108 per sq. ft.     100%           187,813           0.15
    57.7          47.9        1973    110,593 sq. ft.          95 per sq. ft.     100%              -              0.15
    79.4          68.3        1984        464 units        20,373 per unit         88%           16,188             230
    80.6          70.5        1973    165,895 sq. ft.          55 per sq. ft.      99%            4,156            0.10
    74.8          30.7        1985    101,868 sq. ft.          80 per sq. ft.      98%              -              0.18
    74.0          64.6        1981    119,404 sq. ft.          67 per sq. ft.     100%              -              0.10
    25.6           NAP        1928    207,216 sq. ft.          38 per sq. ft.     100%              -              0.15
    77.3          72.0        1968        381 units        19,880 per unit         94%           35,750             200
    78.1          60.1        1987    104,708 sq. ft.          69 per sq. ft.     100%            4,513            0.10
    76.0          70.4        1977        163 units        41,506 per unit         94%              -               250
    74.2          64.8        1985    190,780 sq. ft.          34 per sq. ft.     100%              -              0.15
    78.6          58.9        1987        120 units        53,077 per unit         97%           98,450             255
    74.5          65.5        1988        107 units        58,833 per unit         94%            9,250             288
    70.5          56.9        1997     69,489 sq. ft.          90 per sq. ft.     100%            4,688            0.10
    67.3          53.3        1968        290 units        21,352 per unit         97%           12,000             250
    76.7          66.1        1963        176 units        33,979 per unit         98%           39,500             265
    74.9          59.7        1979     48,192 sq. ft.         117 per sq. ft.      91%              -              0.15
    46.0           NAP        1974        495 units        11,329 per unit         98%              -               270
    71.3          58.2        1931     11,687 sq. ft.         454 per sq. ft.     100%              -              0.15
    79.4          69.0        1972        162 units        31,256 per unit         97%              -               250
    66.7          66.7        1981         96 units        52,083 per unit         95%           365,563            327
    70.2          56.0        1965    229,790 sq. ft.          22 per sq. ft.      88%           50,750            0.15
    69.9          57.4        1997        106 rooms        46,176 per room         NAP            1,250             714
    72.5          60.4        1984        232 units        20,949 per unit         93%           20,000             250
    79.7          69.6        1980     75,793 sq. ft.          64 per sq. ft.      93%           12,500            0.28
    79.3          58.6        1979     47,000 sq. ft.         103 per sq. ft.     100%              -              0.17
    78.2           NAP        1940     27,500 sq. ft.         176 per sq. ft.     100%              -              0.10
    77.9          67.3        1965        186 units        25,972 per unit         84%           23,000             250
    78.4          42.2        1998     46,600 sq. ft.         100 per sq. ft.     100%              -              0.10
    71.1          57.9        1997         78 rooms        59,227 per room         NAP              -              1,007
    70.6          57.6        1997         78 rooms        57,947 per room         NAP              -              1,041
    74.6           NAP        1996        106 Beds         38,706 per bed          85%              -               250
    79.8          70.2        1988         80 units        49,891 per unit         96%            1,375             233
    67.6           NAP        1996        104 Beds         37,059 per bed          86%              -               250
    97.8          87.3        1998     26,988 sq. ft.         138 per sq. ft.     100%              -
    70.3          43.7        1965        261 units        14,109 per unit         98%            3,000             300
    74.7          64.6        1990     58,619 sq. ft.          62 per sq. ft.      94%              -              0.16
    73.2          59.2        1996      1,331 units         2,695 per unit         86%            5,067            0.16
    68.6          63.4        1988         55 units        64,863 per unit        100%           14,938             250
    67.6          51.5        1970        178 units        19,507 per unit         98%           17,875             225
    74.8          59.3        1972        208 units        16,007 per unit         91%           360,000            250
    96.5          72.3        1996     27,200 sq. ft.         118 per sq. ft.     100%              -
    75.4          66.0        1980     62,732 sq. Ft.          49 per sq. ft.     100%           31,276            0.15
    79.2          62.0        1998     23,500 sq. ft.         128 per sq. ft.     100%              -              0.10
    53.0          38.8        1977        225 units        13,320 per unit         98%           48,125             300
    74.6          46.4        1971        177 units        16,552 per unit         97%            3,000             275
    70.6          61.2        1928    131,971 sq. ft.          22 per sq. ft.      96%           61,625            0.17
    59.6           NAP        1980        105 units        27,516 per unit         94%              -               260
    74.9          61.1        1995         63 rooms        45,187 per room         NAP              -               729
    76.6          67.5        1986     32,732 sq. ft.          85 per sq. ft.      93%            4,500            0.45
    78.4          65.2        1975        234 units        11,867 per unit         98%              -               255
    79.5          69.0        1982         98 units        27,576 per unit         95%           75,000             226
    68.1          54.2        1978     61,210 sq. ft.          42 per sq. ft.      96%              -              0.15
    73.9          65.9        1964        132 units        19,557 per unit         95%              -               250
    74.6          64.6        1983        159 units        15,949 per unit         90%              -               250
    71.8          62.7        1978        180 units        13,956 per unit         89%              -               250
    78.1          67.3        1994         54 units        46,255 per unit        100%              -               250
    75.6          64.0        1988         70 units        35,647 per unit         96%              -               250
    78.9          68.6        1968        137 units        18,134 per unit         94%              -               250
    74.7          65.6        1989     50,775 sq. ft.          47 per sq. ft.      86%           13,625            0.15
    72.5          57.5        1997     22,900 sq. ft.         104 per sq. ft.     100%              -              0.15
    71.2          61.7        1900         41 units        57,268 per unit         95%           49,700             265
    73.2          58.9        1986     24,926 sq. ft.          94 per sq. ft.     100%            7,188            0.30
    70.7          60.8        1972        114 units        20,157 per unit         98%           31,050             265
    75.9          61.7        1930     39,735 sq. ft.          58 per sq. ft.     100%           28,813            0.15
    63.8          51.5        1993     29,426 sq. ft.          77 per sq. ft.      82%              -              0.10
    79.6          69.5        1964        165 units        13,650 per unit         98%           22,875             250
    80.1          62.2        1964        105 units        21,162 per unit         98%           33,550             288
    60.9          49.3        1920      2,400 sq. ft.         914 per sq. ft.     100%              -              0.15
    80.2          51.1        1967         97 units        21,573 per unit         90%           103,750            265
    71.9          63.3        1957         14 units       149,022 per unit        100%              -               250
    67.4          57.9        1955         28 units        72,962 per unit        100%              -               293
    63.8          39.6        1974        163 units        12,524 per unit         88%            3,000             275
    45.9          39.9        1985         73 units        27,952 per unit         99%              -               315
    60.4          37.9        1979         64 units        31,140 per unit        100%           12,063             250
    35.0           NAP        1946        257 pads          7,753 per pad          90%           143,188            51
    78.9          68.1        1975        188 units        10,586 per unit         96%           25,188             263
    57.4           NAP        1994         30 units        66,293 per unit        100%              -               235
    79.8          68.3        1979     21,625 sq. ft.          89 per sq. ft.     100%            5,875            0.19
    66.5          54.3        1965        164 units        11,346 per unit         88%           21,250             250
    73.0          63.8        1989         48 units        38,036 per unit         98%           12,313             287
    71.6          53.0        1991         73 rooms        24,510 per room         NAP              -               4%
    78.7          27.6        1998     11,057 sq. ft.         157 per sq. ft.     100%              -              0.13
    78.6          68.3        1968         74 units        22,827 per unit         97%              -               250
    73.1          64.9        1890          8 units       210,089 per unit        100%            3,750             283
    78.5          45.5        1996         25 units        65,941 per unit        100%           16,863             301

                              1993         28 units                                89%                              250
                              1993         36 units                                81%                              250
-------------------------------------------------------------------------------------------------------------------------------
    74.6          65.7                     64 units        25,636 per unit                          -               250

    73.8          60.3        1984        412 units         3,808 per unit         97%           16,188             19
    70.7          62.3        1965         91 units        16,326 per unit         96%           33,864             250
    67.0          47.8        1991     15,638 sq. ft.          94 per sq. ft.     100%              -              0.15
    69.6          66.6        1968     40,580 sq. ft.          36 per sq. ft.     100%              -              0.15
    70.0          56.7        1954     10,560 sq. ft.         139 per sq. ft.     100%              -              0.25
    79.5          63.1        1972         83 units        17,243 per unit         95%           44,750             200
    74.4          65.6        1991     18,182 sq. ft.          79 per sq. ft.     100%             67              0.36
    64.9           NAP        1955     31,650 sq. ft.          45 per sq. ft.      93%           94,063            0.15
    99.3          74.3        1996     27,355 sq. ft.          52 per sq. ft.     100%              -              0.00
    79.8          62.8        1961         57 units        23,660 per unit        100%              -               250
    74.9          58.7        1990     12,350 sq. ft.         109 per sq. ft.     100%              -              0.15
    63.7          56.5        1986     41,128 sq. ft.          31 per sq. ft.     100%              -              0.15
    76.7          60.5        1985         31 units        39,579 per unit         93%              -               250
    55.4          48.5        1910         36 units        33,236 per unit        100%              -               310
    52.0          45.6        1910         21 units        56,976 per unit        100%              -               250
    58.5           NAP        1986         60 rooms        19,894 per room         NAP              -               4%
    72.8          64.8        1968        146 pads          7,981 per pad          99%           40,000             50
    79.2          69.7        1988         29 units        38,506 per unit        100%              -               480
    72.9          64.8        1989         31 units        34,097 per unit        100%              -               250
    69.5          66.5        1984     23,179 sq. ft.          39 per sq. ft.      95%              -              0.15
    68.3          56.0        1990     26,954 sq. ft.          33 per sq. ft.     100%              -              0.15
    79.1          71.1        1967         36 units        23,067 per unit         97%           24,813             279
    74.7          60.5        1975         52 units        15,797 per unit         89%            9,031             250
    79.8          50.7        1981         36 units        22,401 per unit        100%              -               250
    69.2          56.8        1998      6,050 sq. ft.         128 per sq. ft.     100%              -              0.15
    67.2          59.4        1964      4,464 sq. ft.         173 per sq. ft.     100%              -              0.55
    62.7          51.5        1968     28,362 sq. ft.          26 per sq. ft.     100%              -              0.15
    73.2          64.9        1998      5,400 sq. ft.         136 per sq. ft.     100%              -              0.15
    68.9          60.4        1963         22 units        31,931 per unit         90%              -               250
    69.6          61.7        1961     17,000 sq. ft.          41 per sq. ft.     100%             183             0.15
    62.8          55.7        1975      9,461 sq. ft.          66 per sq. ft.     100%              -              0.15
    55.4          49.2        1971         26 units        22,813 per unit         92%           56,000             250
    65.5          57.7        1953      2,642 sq. ft.         217 per sq. ft.     100%              -              0.30
    70.1          48.8        1990     11,600 sq. ft.          48 per sq. ft.     100%              -              0.20
    63.0          57.5        1978     19,500 sq. ft.          27 per sq. ft.     100%              -              0.15
    74.6          66.1        1986         11 units        43,403 per unit        100%              -               250
    60.5           NAP        1932      6,136 sq. ft.          69 per sq. ft.     100%            2,313            0.10
    61.3          54.4        1969      5,625 sq. ft.          67 per sq. ft.     100%              -              0.15
    77.0          61.7        1959         10 units        26,939 per unit        100%              -               250
    66.2          58.9        1983      6,335 sq. ft.          38 per sq. ft.      88%              -              0.15

                                          LARGEST TENANT
                            -----------------------------------------------------------------------------------------
   RESERVES                                                                 AREA LEASED              LEASE             CONTROL
   COLLECTED                                   NAME                          (SQ. FT.)             EXP DATE              NO.
----------------------------------------------------------------------------------------------------------------------------------
     none       per unit    Time Warner                                      110,500              02/28/2006         MLMI-003
      305       per unit                                                                                             MLMI-135
     none       per sq. ft. Food Emporium                                     30,204              06/30/2017         MLMI-048
     none       per sq. ft. Kmart                                             88,905              11/24/2000         MLMI-064
      250       per unit                                                                                             MLMI-011
     1,291      per room                                                                                             MLMI-102
     none       per sq. ft. City of Philadelphia                             184,128              12/31/1999         MLMI-051
      877       per room                                                                                             MLMI-128
      276       per unit                                                                                             MLMI-050
      250       per unit                                                                                             MLMI-153
     none       of revenue                                                                                           MLMI-041
     none       per sq. ft. Republic Beverage Company                        384,895              08/31/2018         MLMI-043
     none       per sq. ft. CNET, Inc.                                        97,015              05/31/2008         MLMI-001
     none       per sq. ft. Hal Riney & Partners, Inc.                       110,593              05/31/2008         MLMI-004
      230       per unit                                                                                             MLMI-034
     0.10       per sq. ft. K-Mart                                           103,203              07/27/2014         MLMI-110
     none       per sq. ft. Carmike Cinema                                    19,285              08/31/2005         MLMI-031
     0.10       per sq. ft. Salons in the Park                                13,988              05/31/2007         MLMI-117
     none       per sq. ft. Federal Express                                  207,216              12/31/2017         MLMI-026
      200       per unit                                                                                             MLMI-005
     0.10       per sq. ft. BJ's Wholesale Club                              104,708              03/31/2014         MLMI-104
      225       per unit                                                                                             MLMI-134
     none       per sq. ft. Corr-Pro Associates LLC                          190,780              07/31/2015         MLMI-019
      250       per unit                                                                                             MLMI-045
      288       per unit                                                                                             MLMI-152
     0.10       per sq. ft. The Sports Authority                              43,400              04/30/2017         MLMI-118
      250       per unit                                                                                             MLMI-068
      265       per unit                                                                                             MLMI-023
     none       per sq. ft. Carrows Restaurant                                5,623               04/30/2005         MLMI-062
      270       per unit                                                                                             MLMI-027
     none       per sq. ft. The Gap, Inc                                      7,187               03/07/2006         MLMI-012
      250       per unit                                                                                             MLMI-032
      327       per unit                                                                                             MLMI-133
     none       per sq. ft. Reynolds & Reynolds                               74,700              06/30/2003         MLMI-007
      714       per room                                                                                             MLMI-124
      250       per unit                                                                                             MLMI-042
     0.28       per sq. ft. Piggly Wiggly                                     31,778              10/31/2009         MLMI-109
     none       per sq. ft. Fort Washington Holdings                          47,000              06/30/2013         MLMI-006
     0.10       per sq. ft. Sav-On Drug Store                                 27,500              08/31/2022         MLMI-115
      250       per unit                                                                                             MLMI-022
     0.10       per sq. ft. Snap-On Tools Company                             46,600              08/03/2008         MLMI-101
     1,007      per room                                                                                             MLMI-125
     1,041      per room                                                                                             MLMI-126
      250       per bed                                                                                              MLMI-106
      233       per unit                                                                                             MLMI-142
      250       per bed                                                                                              MLMI-105
     none       per sq. ft. PetsMart, Inc.                                    26,988              05/31/2018         MLMI-160
      300       per unit                                                                                             MLMI-013
     none       per sq. ft. Thrifty/Payless/RiteAid                           31,472              02/01/2016         MLMI-067
     0.16       per sq. ft.                                                                                          MLMI-144
      250       per unit                                                                                             MLMI-020
      225       per unit                                                                                             MLMI-033
      250       per unit                                                                                             MLMI-040
     none       per sq. ft. Heilig Meyers                                     27,200              07/31/2018         MLMI-161
     0.15       per sq. ft. Mars Supermarket                                  24,000              02/01/2005         MLMI-164
     0.10       per sq. ft. OfficeMax                                         23,500              08/31/2013         MLMI-120
      300       per unit                                                                                             MLMI-065
      275       per unit                                                                                             MLMI-018
     none       per sq. ft. Best Weld                                         46,460              04/30/1999         MLMI-035
      260       per unit                                                                                             MLMI-056
      729       per room                                                                                             MLMI-127
     0.45       per sq. ft. R & R Goldman dba Discovery                       6,036               08/31/2007         MLMI-114
      255       per unit                                                                                             MLMI-008
      226       per unit                                                                                             MLMI-049
     none       per sq. ft. MJ Design                                         27,930              12/30/2002         MLMI-057
      250       per unit                                                                                             MLMI-096
      250       per unit                                                                                             MLMI-052
      250       per unit                                                                                             MLMI-060
      250       per unit                                                                                             MLMI-058
      250       per unit                                                                                             MLMI-017
      250       per unit                                                                                             MLMI-029
     none       per sq. ft. Pep Boys                                          22,193              01/21/2010         MLMI-036
     none       per sq. ft. Bassett Furniture                                 22,900              04/14/2013         MLMI-010
      265       per unit                                                                                             MLMI-061
     0.30       per sq. ft. Germantown Child Development                      4,558               06/01/2002         MLMI-116
      265       per unit                                                                                             MLMI-066
     0.15       per sq. ft. Atkinson, Dyer, and Watson (Architects)           15,000              07/31/2007         MLMI-107
     0.10       per sq. ft. Dollar Tree Stores, Inc.                          3,176               09/30/2000         MLMI-111
      250       per unit                                                                                             MLMI-047
      288       per unit                                                                                             MLMI-141
     none       per sq. ft. Magic Jewlery                                     1,400               12/31/2004         MLMI-002
      265       per unit                                                                                             MLMI-140
      250       per unit                                                                                             MLMI-097
     none       per unit                                                                                             MLMI-092
      275       per unit                                                                                             MLMI-015
     none       per unit                                                                                             MLMI-098
      250       per unit                                                                                             MLMI-059
      51        per pad                                                                                              MLMI-016
      263       per unit                                                                                             MLMI-009
      235       per unit                                                                                             MLMI-139
     0.19       per sq. ft. APL Limited*                                      6,970               03/31/2001         MLMI-108
      250       per unit                                                                                             MLMI-021
      287       per unit                                                                                             MLMI-143
      4%        of revenue                                                                                           MLMI-028
     0.13       per sq. ft. Rite Aid                                          11,057              08/31/2018         MLMI-162
      250       per unit                                                                                             MLMI-054
      283       per unit                                                                                             MLMI-024
      301       per unit                                                                                             MLMI-025

     none       per unit                                                                                             MLMI-099a
     none       per unit                                                                                             MLMI-099b
----------------------------------------------------------------------------------------------------------------------------------
     none       per unit                                                                                             MLMI-099

      19        per unit                                                                                             MLMI-146
      250       per unit                                                                                             MLMI-053
     none       per sq. ft. Purrfect                                          2,648               05/14/2000         MLMI-086
     none       per sq. ft. Hughes Aircraft Co                                40,580              07/31/2004         MLMI-073
     0.25       per sq. ft. Infotrieve                                        4,875               06/30/2006         MLMI-119
      200       per unit                                                                                             MLMI-055
     0.04       per sq. ft. Good Samaritan Hospital                           8,112               10/31/2011         MLMI-038
     none       per sq. ft. Fitness Connection                                10,500              01/31/2000         MLMI-039
     none       per sq. ft. Heilig Meyers                                     27,355              07/31/2018         MLMI-163
      250       per unit                                                                                             MLMI-044
     none       per sq. ft. Hastings Books Music Video                        12,350              09/11/2006         MLMI-100
     none       per sq. ft. Rancho Gymnastics                                 11,616              09/30/2000         MLMI-081
      250       per unit                                                                                             MLMI-037
     none       per unit                                                                                             MLMI-093
     none       per unit                                                                                             MLMI-095
      4%        of revenue                                                                                           MLMI-046
      50        per pad                                                                                              MLMI-014
      250       per unit                                                                                             MLMI-091
      250       per unit                                                                                             MLMI-094
     0.20       per sq. ft. Dollar General                                    6,593               01/31/2000         MLMI-089
     none       per sq. ft. Pemco Engineers                                   26,954              06/30/2002         MLMI-083
      316       per unit                                                                                             MLMI-030
      250       per unit                                                                                             MLMI-071
      250       per unit                                                                                             MLMI-070
     none       per sq. ft. Chief Auto Parts                                  6,050               01/31/2008         MLMI-080
     none       per sq. ft. Reeds Camera / Lutheran Social Svc. Thrift    1,600 / 1,600     11/30/2001 / 6/30/2000   MLMI-082
     none       per sq. ft. Golden Triangle                                   14,300              11/01/2000         MLMI-087
     none       per sq. ft. Chief Auto Parts                                  5,400               02/29/2008         MLMI-078
      150       per unit                                                                                             MLMI-074
     0.13       per sq. ft. Patio World                                       17,000              06/03/2001         MLMI-085
     none       per sq. ft. 7-11 Store                                        2,400               08/31/2000         MLMI-077
      200       per unit                                                                                             MLMI-079
     none       per sq. ft. Soshin, inc                                       2,642               05/31/2003         MLMI-076
     none       per sq. ft. Dr. Gregg Cohen  /  Sub&Pizza Co.                 1,800               08/31/2001         MLMI-084
     none       per sq. ft. Enviromed Inc.                                    19,500              09/30/2000         MLMI-088
     none       per unit                                                                                             MLMI-072
     0.10       per sq. ft. Spin Cycle                                        6,136               10/31/2009         MLMI-112
     none       per sq. ft. Vogue Nails                                       1,250               02/28/2000         MLMI-090
      250       per unit                                                                                             MLMI-069
     none       per sq. ft. Free Wheeler                                      1,300               06/02/2002         MLMI-075

MERRILL LYNCH                                                           ANNEX B

MORTGAGE SECURITY PRELIMINARY NEW ISSUE TERM SHEET             DECEMBER 7, 1998

                           $563,395,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C3
            TOTAL POOL SIZE = $638,408,606 (139 LOANS/140 PROPERTIES)



               EXPECTED         INITIAL        % OF                                   INITIAL PASS-      WEIGHTED       CASH FLOW
              RATING BY       CERTIFICATE INITIAL POOL    CREDIT                         THROUGH       AVERAGE LIFE   OR PRINCIPAL
CLASS        S&P/MOODY'S      BALANCE(1)    BALANCE(1)    SUPPORT     DESCRIPTION         RATE         (YEARS) (2)     WINDOW (2)
-----        -----------      ----------    ----------   --------     -----------         ----         -----------     ----------
Offered Certificates

Class A-1      AAA/Aaa        $129,870,000    20.34%      29.75%       Fixed Rate           _%             5.0        1/99 - 12/06
Class A-2      AAA/Aaa         $75,490,000    11.82%      29.75%       Fixed Rate           _%             9.0       12/06 - 4/08
Class A-3      AAA/Aaa        $243,122,000    38.08%      29.75%       Fixed Rate           _%             9.7        4/08 - 11/08
Class IO       AAAr/Aaa           (3)          (3)                  Variable Rate I/O  (4)                 N/A            N/A
(4)



Class B         AA/Aa2         $33,516,000     5.25%      24.50%         Net WAC            (5)           10.1       11/08 - 10/09
Class C          A/A2          $35,112,000     5.50%      19.00%         Net WAC            (5)           11.5       10/09 - 9/11
Class D        BBB/Baa2        $38,305,000     6.00%      13.00%         Net WAC            (5)           14.3        9/11 - 9/13
Class E       BBB-/Baa3         $7,980,000     1.25%      11.75%         Net WAC            (5)           14.7        9/13 - 9/13

Private Certificates

Class F          (6)           $35,113,000     5.50%       6.25%       Fixed Rate            _%           14.7        9/13 - 10/13
Class G          (6)            $4,788,000     0.75%       5.50%       Fixed Rate            _%           14.8       10/13 - 11/13
Class H          (6)           $14,364,000     2.25%       3.25%       Fixed Rate            _%           15.1       11/13 - 12/14
Class J          (6)            $3,192,000     0.50%       2.75%       Fixed Rate            _%           16.5       12/14 - 1/16
Class K          (6)           $17,556,605     2.75%       0.00%       Fixed Rate            _%           19.5        1/16 - 9/23

----------------------------



(1) Subject to a permitted variance of plus or minus 5%.
(2) The weighted average life (expressed in years) and the period (expressed in months following the Closing Date and commencing with the month of the first Distribution Date) during which distributions of principal would be received (the "Principal Window") set forth in the foregoing table are based on the Maturity Assumptions and a pricing speed of 0% CPR applied to each Mortgage Loan during any period that it permits voluntary prepayments of principal without imposing a Yield Maintenance Premium in connection therewith.
(3) The Class IO Certificates will not have a principal balance nor will they entitle the holders thereof to receive distributions of principal, but will entitle such holders to receive payments of interest equal to the aggregate of the interest accrued on the notional amount of each of its Components. As of any Distribution Date, each Component will have a notional amount equal to the Certificate Balance of the Class of Sequential Pay Certificates with the same Class designation.
(4) On each Distribution Date, the Class IO Certificates will receive payments of interest equal to the aggregate of the interest accrued on the notional amount of each of its Components. Each Component will accrue interest on its Strip Rate. The Strip Rate applicable to the Class A-1, Class A-2, and Class A-3 Components for each Distribution Date will equal the Weighted Average Net Mortgage Rate for such Distribution Date minus _%, _% and _% respectively (but not less than zero); the Strip Rate applica to the Class B, Class C, Class D, Class E Components for each Distribution Date will equal _%, _%, _% and _% respectively; and the Strip Rate applicable to the Class F, Class G, Class H, Class J and Class K Components for each Distribution Date will each equal the weighted Average Net Mortgage Rate for such Distribution Date minus _% (but not less than zero).
(5) The Pass-Through Rates for the Class B, Class C, Class D, and Class E Certificates will equal the Weighted Average Net Mortgage Rate minus _%, _%, _% and _% respectively.
(6) Not publicly offered.

-------------------------------------------------------------------------------

KEY FEATURES:

o PASS-THROUGH STRUCTURE: Senior/subordinated, sequential pay pass-through bonds.
o   UNDERWRITER: Merrill Lynch & Co. ("Merrill Lynch" or the "Underwriter").
o   DEPOSITOR: Merrill Lynch Mortgage Investors, Inc.
o   MASTER SERVICER: GE Capital Loan Services, Inc.
o   SPECIAL SERVICER: GE Capital Realty Group, Inc.
o   TRUSTEE: The Chase Manhattan Bank, a New York banking corporation.
o   INTEREST ACCRUAL PERIOD: 1st to the 1st
o DISTRIBUTION: The 15th day of the month, or if such date is not a business day, the following business day (but in any case, no earlier than the fourth business day following the Determination Date).
o DETERMINATION DATE: The 10th day of the month, or if such day is not a business day, the immediately preceding business day.
o   DELIVERY: The Depository Trust Company ("DTC") through Cede & Co.
o ERISA: Only Class A-1, Class A-2, Class A-3 and Class IO are ERISA eligible subject to certain conditions for eligibility.
o   SMMEA: None of the Offered Securities are SMMEA eligible.
o   TAX TREATMENT: REMIC.
o   OPTIONAL TERMINATION: 1% clean up call.


MERRILL LYNCH

(212) 449-3860

-------------------------------------------------------------------------------
Prospective investors are advised to read carefully, and should rely solely on, the final prospectus and prospectus supplement (the "Final Prospectus") relating to the Offered Certificates referred to herein (the "Offered Securities") in making their investment decision. This Term Sheet does not include all relevant information relating to the Offered Securities described herein, particularly with respect to the risks and special considerations associated with an investment in the Offered Securities. Any information contained herein will be more fully described in, and will be fully superseded by, the descriptions of the collateral and structure in the preliminary prospectus supplement and Final Prospectus. Although the information contained in this Term Sheet is based on sources which the Underwriters believe to be reliable, the Underwriters make no representation or warranty that such information is accurate or complete. Such information should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, a prospective investor shall receive and fully review the Final Prospectus. NOTHING HEREIN SHOULD BE CONSIDERED AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.
-------------------------------------------------------------------------------

MERRILL LYNCH

MORTGAGE SECURITY PRELIMINARY NEW ISSUE TERM SHEET             DECEMBER 7, 1998


                           $563,395,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C3
            TOTAL POOL SIZE = $638,408,606 (139 LOANS/140 PROPERTIES)



OVERVIEW:    o    The transaction is collateralized by 139 multifamily and
                  commercial loans, with an aggregate pool balance of approximately $638,408,606 secured by properties located throughout 30 states.
             o    Approximately, 93.9% of the loans were originated in 1998.
             o    Except where otherwise indicated, percentages (%) represent principal amount of loan or loans compared to the Initial
                  Pool Balance.



                                LOAN INFORMATION

 TOTAL CONDUIT BALANCE:      $ 638,408,606 (139 loans/140 properties)
 AVG./MAX BALANCE:           $ 4.59 million/$ 59.8 million
 LOAN TYPES:                 All fixed rate; 75.5% balloons,
                             7.3% fully amortizing, 17.1% ARD
 GROSS WA C(1):              7.088% (Range = 6.17% - 9.625%)
 NET WAC(1):                 6.976%
 Wtg. AVG. SEASONING:        4.2 months
 WTG. AVG. RTM(2):           11.3 years (135 mos.)
 WTG. AVG. REM. AMORT.:      27.2 years (326 mos.)
 WTG. AVG. DSCR:             1.43x
 WTG. AVG. CUT-OFF LTV:      70.4%
 CALL PROTECTION:            All loans are currently locked out or have yield
                             maintenance
 BORROWER CONCENTRATION:     None greater than 9.4% of the pool CROSS
 COLLATERALIZATION:          2 loan groups representing 3.1% of the pool are
                             cross-collateralized.


(1) WAC = Weighted Average Mortgage Rate
(2) RTM = Remaining Term to Maturity





        PROPERTY TYPE DESCRIPTION


                                  WTG.
                 # OF    % OF     AVG.
  TYPE           PROPS.   POOL    DSCR
  ----           ------  -----    ----
  Multifamily:      65   38.18%   1.35x
  Retail:           34   23.57    1.41x
  Office:           61    4.08    1.56x
  Hospitality:       9    9.63    1.48x
  Industrial:       12    9.09    1.51x
  Health Care:       3    2.23    1.38x
  CTL:               4    1.58     NAP
  Mini Storage:      2    0.81    1.34x
  Mobile Home Park : 2    0.49    1.85x
  Mixed Use:         3    0.35    1.31x

  TOT/WTG. AVG.:   140  100.00%   1.43X





          GEOGRAPHIC DISTRIBUTION
           (Total of 30 States)


                    # OF      % OF
  STATE          PROPERTIES   POOL
  --------------------------------------

  New York:          10      18.24%
  Texas:             25      18.01
  California:        36      13.74
  Pennsylvania        9       8.02
  New Jersey:         5       7.32
  Michigan            4       6.67

  POOL TOTALS       140      100.0%

                              CUT-OFF DATE BALANCES


    BALANCE RANGE              # OF       % OF     CUMULATIVE     WTG. AVG.
    (MM)                       LOANS      POOL     % OF Pool     CUT-OFF LTV
    ------------------------------------------------------------------------
    $   238,421 -   999,999      21       2.09%       2.09%        69.02%
      1,000,000 - 1,999,999      32       7.68        9.77         69.22
      2,000,000 - 2,999,999      30      11.56       21.33         71.41
      3,000,000 - 3,999,999      12       6.60       27.93         73.03
      4,000,000 - 4,999,999      11       8.14       36.08         74.80
      5,000,000 - 5,999,999       6       5.10       41.18         69.10
      6,000,000 - 6,999,999       6       6.01       47.19         73.59
      7,000,000 - 7,999,999       4       4.81       52.00         63.25
      8,000,000 - 8,999,999       1       1.28       53.28         74.84
      9,000,000 - 9,999,999       2       2.92       56.20         80.00
     10,000,000 -14,999,999       7      12.77       68.97         67.75
     15,000,000 -19,999,999       3       7.93       76.90         74.10
     20,000,000 -24,999,999       1       3.76       80.65         59.95
     25,000,000 -29,999,999       1       4.51       85.16         73.80
     30,000,000 -34,999,999       1       5.47       90.63         79.30
     40,000,000 -59,845,380       1       9.37      100.00         61.70
    ------------------------------------------------------------------------
    TOTALS                      139     100.00%     100.00%        70.41%





                          DEBT SERVICE COVERAGE RATIOS

    DSCR          # OF        % OF      CUMULATIVE    WTG. AVG.
    RANGE         LOANS       POOL       % OF POOL   CUT-OFF LTV
    ----------- -------- ------------ ------------ ------------
    CTL Loans      4         1.58%        1.58%        NAP
    1.10 - 1.19    3         2.19         3.77        77.39%
    1.20 - 1.29   45        32.07        35.83        75.98
    1.30 - 1.39   30        26.34        62.18        69.02
    1.40 - 1.49   24        16.44        78.62        73.55
    1.50 - 1.59   19         8.31        86.93        71.02
    1.60 - 1.69    3         2.06        88.98        61.11
    1.70 - 1.79    4         5.29        94.27        59.29
    1.80 - 1.89    1         0.47        94.74        53.05
    1.90 - 1.99    1         0.10        94.84        62.82
    2.00 - 2.49    4         3.92        98.76        52.16
    2.50 - 2.53    1         1.24       100.00        25.64
    ----------- -------- ------------ ------------ ------------
    TOTALS       139       100.00%      100.00%       70.41%

    Weighted Average DSCR = 1.43x




               CUT-OFF DATE LTV RATIOS


                 # OF       % OF        CUMULATIVE
LTV RANGE        LOANS      POOL         % OF POOL
--------------- --------- ---------- ----------------
CTL Loans           4        1.58%         1.58%
0.01% - 50.00%      4        2.76          4.34
50.01 - 60.00      10        8.93         13.26
60.01 - 70.00      34       21.70         34.97
70.01 - 80.00      84       62.92         97.89
80.01 - 80.58       3        2.11        100.00
--------------- --------- ---------- ----------------
TOTALS            139      100.00%       100.00%

Weighted Average Cut-Off LTV = 70.4%



                ORIGINAL TERMS

TERM                  # OF LOANS     % OF POOL
--------------------- ----------- ----------------
5 Year Balloon             2            0.37%
6 to 9 Year Balloon        6            3.59
10 Year Balloon           92           57.32
11 to 14 Year Balloon      6            5.60
15 Year Balloon           13            6.81
  Balloon
16 to 20 Year Balloon      3            1.81

6 to 9 Year ARD            1            4.51
10 Year ARD                2            1.39
15 Year ARD                2           11.25

Fully Amortizing          12            7.35
--------------------- ----------- ----------------
TOTALS                   139          100.00%

MERRILL LYNCH

MORTGAGE SECURITY PRELIMINARY NEW ISSUE TERM SHEET             DECEMBER 7, 1998



                           $563,395,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C3
            TOTAL POOL SIZE = $638,408,606 (139 LOANS/140 PROPERTIES)


DESCRIPTION OF PROPERTY TYPES:
-----------------------------------------------------------------------------------------------------------------------------------
                                                          LOAN CHARACTERISTICS BY PROPERTY TYPE
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                  WEIGHTED AVERAGES
                                                                                  -------------------------------------------------


                                                           AVERAGE      HIGHEST
                        CUT-OFF                 % OF       CUT-OFF      CUT-OFF
                         DATE                  INITIAL       DATE        DATE                  CUT-OFF      REPAY-
      PROPERTY          BALANCE     NO. OF      POOL       BALANCE      BALANCE      DSCR        DATE        MENT       PROPERTY
       TYPES             ($MM)       PROPS.    BALANCE      ($MM)        ($MM)        (A)      LTV (A)     LTV (A)        SIZE

-----------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY            $243.72         65       38.18%       $3.75      $34.89       1.35x       73.95%     60.43%         326

RETAIL                  150.44         34       23.57         4.42       28.78       1.41        71.76      56.87        126,165

OFFICE                   89.86          6       14.08        14.98       59.85       1.56        61.69      47.20        415,410

HOSPITALITY              61.50          9        9.63         6.83       17.21       1.48        70.55      55.99          212

INDUSTRIAL               58.01         12        9.09         4.83       15.51       1.51        65.67      39.20        355,006

HEALTH CARE              14.25          3        2.23         4.75        6.30       1.38        72.67      28.95          106

CTL                      10.09          4        1.58         2.52        3.74       NAP (D)     NAP (D)    NAP (D)       24,362

MINI STORAGE              5.16          2        0.81         2.58        3.59       1.34        73.40      59.55         1,051

MOBILE HOME               3.16          2        0.49         1.58        1.99       1.85        48.93      23.89          216
PARK

MIXED USE                 2.23          3        0.35         0.74        1.43       1.31        72.44      60.65         15,258

-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WTG.             $638.41        140      100.00%       $4.56      $59.85       1.43x       70.41%     54.39%         NAP
AVG.
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------
            WEIGHTED AVERAGES
--------------------------------------------
                                 LOAN PER
                                 SQ. FT.,
                                UNIT, BED,
                       OCCU-     KEY, PAD
      PROPERTY         PANCY      OR ROOM
       TYPES           % (B)        (C)
--------------------------------------------
MULTIFAMILY             95%        37,724

RETAIL                  98            139

OFFICE                  97            101

HOSPITALITY            NAP (D)     52,200

INDUSTRIAL              97             34

HEALTH CARE             89         47,150

CTL                    100            123

MINI STORAGE            89          3,034

MOBILE HOME             93          7,837
PARK

MIXED USE               99             67

--------------------------------------------
TOTAL/WTG.              96%           NAP
AVG.
--------------------------------------------



(A) The Cut-Off Date DSCR and LTV ratio information shown above do not reflect the four Credit Lease Loans, representing 1.6% of the Initial Pool Balance, which typically have debt service coverage ratios equal to or less than 1.00x and loan to value ratios in excess of 79.0%.

(B) Weighted Average of the Occupancy Percentage for the corresponding property type determined on the basis of the individual occupancy percentages set forth on Annex A

(C) Average Property Size refers to total leasable square feet with respect to retail, office and industrial properties, number of units with respect to multifamily properties, number of pads with respect to manufactured housing communities, number of guest rooms with respect to each hospitality property, number of square feet with respect to self-storage facilities, and number of beds with respect to health care facilities.

(D) NAP = Not Applicable

MERRILL LYNCH

MORTGAGE SECURITY PRELIMINARY NEW ISSUE TERM SHEET             DECEMBER 7, 1998



                           $563,395,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C3
            TOTAL POOL SIZE = $638,408,606 (139 LOANS/140 PROPERTIES)




PREPAYMENT PROTECTION:     o     Currently 98.4% of the loans are locked out
                                 and 1.7% are subject to yield maintenance charges.

                           o All of the loans have yield maintenance charges which are calculated at flat-to-treasuries.

                           o 67.5% of the loans by balance provide for defeasance.

---------------------------------------------------------------------------------------------------------------------------------
                                                       TABLE 1
                                          PREPAYMENT RESTRICTION CATEGORIES
---------------------------------------------------------------------------------------------------------------------------------

                                                                                            WEIGHTED AVERAGES
                                                                        ---------------------------------------------------------
                                             AGGREGATE
                              NUMBER OF    CUT-OFF DATE   % OF INITIAL      TERM TO          REMAINING        # OF MONTHS OF OPEN
                               MORTGAGE       BALANCE         POOL       ARD/MATURITY    LOCKOUT/DEFEASANCE   PREPAYMENT PRIOR TO
PREPAYMENT RESTRICTION (A)      LOANS          (MM)          BALANCE        (MOS.)          TERM (MOS.)       ARD/MATURITY(MOS.)
---------------------------------------------------------------------------------------------------------------------------------
LO or LO, then DEF  (B)           76       $433,360,592      67.88%           146          140       95.81%           6
LO, then PP                       17         40,237,671       6.30             86           51       59.76           11
LO, then YM                       40        154,287,568      24.17            120           52       43.76            5
YM Only                            6         10,522,775       1.65            111            0        NAP             7
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WTG. AVGS.                 139       $638,408,606     100.00%           135          111       81.95%           6
---------------------------------------------------------------------------------------------------------------------------------

Weighted Average Term to End of Locked Out/Defeasance Term (for Locked Out/Defeasance loans): 140 months.
Weighted Average Term to End of Locked Out/Defeasance Term (for all loans): 111 months.
Weighted Average Number of Months Loans are Open to Prepayment Prior to ARD/Maturity: 6 months

(A) LO=Locked Out, DEF=Defeasance, YM=Yield Maintenance, PP=Percentage Premium
(B) Includes two mortgages loans (0.37%), which are not defeasance loans
------------------------------------------------------------------------------------------------------------------------------------

ALLOCATION OF                   Prepayment premiums will be allocated among the Class A-1, A-2, A-3, B, C, D, E, F, G and IO
PREPAYMENT PREMIUMS:            Certificates as follows:

                                o   Any yield maintenance charges and percentage prepayment premiums will be allocated among the Class A-1, A-2, A-3, B, C, D, E, F, G and IO Certificates based upon a formula which is based, in part, on the relationship between the Pass-Through Rate of the Class(es)
                                    currently receiving principal, the mortgage rate of the loan that has prepaid, and current interest rates.

                                      % of Prepayment Premium           (Pass-Through Rate - Discount Rate)
                                  Allocated to Non-IO Certificates   =   ---------------------------------
                                                                         (Mortgaged Rate - Discount Rate)


                                o   Any penalties not allocated to non-IO certificates will be allocated to Class IO.

                                o   In general, this formula provides for an increase in the allocation of prepayment premiums to the Sequential Pay Certificates as interest rates decrease and a decrease in the allocation to such classes as interest rates rise.

                                The "Discount Rate" applicable to any Class of Certificates will be equal to the yield (when compounded monthly) on the non-callable U.S.
                                Treasury issue (primary issue) with a maturity date closest to the maturity date for the prepaid Mortgage Loan as reported in The Wall
                                Street Journal on the date of such prepayment.
                                In the event that there are two such U.S.
                                Treasury issues (a) with the same coupon, the issue with the lower yield will be utilized, and
                                (b) with maturity da date for the prepaid
                                Mortgage Loan, the issue with the earliest maturity date will be utilized.

MERRILL LYNCH

MORTGAGE SECURITY PRELIMINARY NEW ISSUE TERM SHEET             DECEMBER 7, 1998

                                       PREPAYMENT LOCK-OUT /PREMIUM ANALYSIS
--------------------------------------------------------------------------------------------------------------------------


                                  PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT
                            ----------------------------------------------------------------------------------------

                              CURRENT     12 MO.     24 MO.      36 MO.      48 MO.      60 MO.      72 MO.      84 MO.
PREPAYMENT                     DEC.        DEC.       DEC.        DEC.        DEC.        DEC.        DEC.        DEC.
RESTRICTION
--------------------------------------------------------------------------------------------------------------------------
Locked Out                     98.4        96.2       96.0        93.2        87.9        72.6        72.6        78.1
Yield Maintenance               1.6         3.8        4.0         6.8        11.6        21.0        20.1        19.9
--------------------------------------------------------------------------------------------------------------------------


Percentage  Premium

     5.00% and greater          0.0         0.0        0.0         0.0         0.1         1.7         0.0         0.0
     4.00 to 4.99               0.0         0.0        0.0         0.0         0.0         0.1         1.7         0.0
     3.00 to 3.99               0.0         0.0        0.0         0.0         0.0         0.0         0.1         1.9
     2.00 to 2.99               0.0         0.0        0.0         0.0         0.0         0.0         0.0         0.1
     1.00 to 1.99               0.0         0.0        0.0         0.0         0.0         4.6         0.0         0.0
Open                            0.0         0.0        0.0         0.0         0.4         0.0         5.4         0.0
--------------------------------------------------------------------------------------------------------------------------
Totals                        100.0       100.0      100.0       100.0       100.0       100.0       100.0       100.0

Mortgage Pool Balance ($mm)   638.4       630.4      622.0       612.8       602.9       590.0       571.7       519.8

% of Initial Pool Balance     100.0        98.7       97.4        96.0        94.4        92.4        89.6        81.4


--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                       Prepayment Lock-Out/Premium Analysis
--------------------------------------------------------------------------------------------------------------------------

                                  PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT
                            ----------------------------------------------------------------------------------------------
                              96 MO.      108 MO.    120 MO.     132 MO.     144 MO.     156 MO.     168 MO.     180 MO.
PREPAYMENT                     DEC.        DEC.       DEC.        DEC.        DEC.        DEC.        DEC.        DEC.
RESTRICTION
--------------------------------------------------------------------------------------------------------------------------
Locked Out                     73.9         74.0       84.5        82.6        84.8        84.4        44.1        96.7
Yield Maintenance              24.2         12.0       15.5        17.4        15.2        15.6        13.3         3.3
--------------------------------------------------------------------------------------------------------------------------


Percentage  Premium
     5.00% and greater          0.0         0.0         0.0        0.0         0.0         0.0         0.0         0.0
     4.00 to 4.99               0.0         0.0         0.0        0.0         0.0         0.0         0.0         0.0
     3.00 to 3.99               0.0         0.0         0.0        0.0         0.0         0.0         0.0         0.0
     2.00 to 2.99               1.9         0.0         0.0        0.0         0.0         0.0         0.0         0.0
     1.00 to 1.99               0.1         0.0         0.0        0.0         0.0         0.0         0.0         0.0
Open                            0.0        14.0         0.0        0.0         0.0         0.0        42.6         0.0
--------------------------------------------------------------------------------------------------------------------------
Totals                        100.0       100.0       100.0      100.0       100.0       100.0       100.0       100.0
Mortgage Pool Balance ($mm)   507.6       474.6       166.5      143.0       129.1       119.4       112.9        23.5
% of Initial Pool Balance      79.5        74.3        26.1       22.4        20.2        18.7        17.7         3.7
--------------------------------------------------------------------------------------------------------------------------

MERRILL LYNCH

MORTGAGE SECURITY PRELIMINARY NEW ISSUE TERM SHEET             DECEMBER 7, 1998

                           $563,395,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C3
            TOTAL POOL SIZE = $638,408,606 (139 LOANS/140 PROPERTIES)


SPECIAL SERVICER/LOAN                The initial Special Servicer will be GE
MODIFICATIONS:                       Capital Realty Group, Inc. The Special
                                     Servicer will be responsible for performing certain servicing functions with respect to Mortgage Loans that, in general, are in default or as to which default is imminent, and for administering any REO Properties.
                                     The holders of the majority of the
                                     Controlling Class of Sequential Pay
                                     Certificates will have the right, subject to certain conditions described herein, to replace the Special Servicer and to select a "Controlling Class Representative" from whom the Special Servicer will seek advice and approval and take directions under certain circumstances

                                     The Special Servicer will be permitted to extend the date on which any Balloon Payment is scheduled to be due for up to three one-year extensions at or above the prevailing market rate for a similar loan, provided that the Balloon Loan is not a Specially Serviced Mortgage Loan and has not been delinquent in the preceeding 12 months.

REMOVAL OF THE SPECIAL               The Pooling and Servicing Agreement permits
SERVICER/CONTROLLING CLASS           (subject to certain conditions) the
REPRESENTATIVE:                      Controlling Class of Sequential Pay
                                     Certificates to replace the Special
                                     Servicer. The "Controlling Class of
                                     Sequential Pay Certificates" is the
                                     majority holder or holders of the Class of Sequential Pay Certificates that has the latest alphabetical Class designation, and that has a Certificate Balance that is greater than 20% of its initial Certificate
                                     Balance (or if no Class of Sequential Pay
                                     Certificates has a Certificate Balance that is greater than 20% of its initial
                                     Certificate Balance, the Class of
                                     Sequential Pay Certificates with the latest alphabetical Class designation). The Class
                                     A-1, Class A-2 and Class A-3 Certificates will be treated as one Class for determining the Controlling Class of
                                     Sequential Pay Certificates.

MERRILL LYNCH

MORTGAGE SECURITY PRELIMINARY NEW ISSUE TERM SHEET             DECEMBER 7, 1998



                           $563,395,000 (APPROXIMATE)
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C3
            TOTAL POOL SIZE = $638,408,606 (139 LOANS/140 PROPERTIES)


APPRAISAL REDUCTION:                 Upon the earliest of the date (each such
                                     date, a "Required Appraisal Date") that (1) any Mortgage Loan is sixty (60) days delinquent in respect of any Periodic
                                     Payment, (2) any REO Property is acquired on behalf of the Trust Fund, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon
                                     Payment, (4) with respect to which sixty days elapse after a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing any Mortgage Loan, (5) with respect to which sixty days elapse after a borrower with respect to any Mortgage Loan is subject to any bankruptcy peceeding or (6) a Balloon
                                     Payment with respect to any Mortgage Loan is due and has not been paid on its scheduled maturity date (each such Mortgage
                                     Loan including any REO Loan, a "Required
                                     Appraisal Loan"), the Special Servicer will be required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR 225.62 unless such an appraisal had been previously obtained within the prior twelve months.

                                     If an Appraisal Reduction Amount exists
                                     with respect to any Required Appraisal
                                     Loan, the Controlling Class Representative may, at its expense (i) direct the Special Servicer to obtain and deliver to the Master Servicer and the Trustee an appraisal meeting the requirements for a Required Appraisal and to the extent the appraisals are different, an independent third party appraiser will determine the appropriate amount to be used in determining the Appraisal Reduction Amount or (ii) upon the expiration of six months from the date on which the appraisal was obtained by the Special Servicer with respect to such Required Appraisal Loan, and upon review of the Special Servicer's plan for servicing such Required Appraisal Loan, direct the Special Servicer to obtain and deliver to the Master Servicer, the Special Servicer and the Trustee an update of the appraisal previously obtained by the Special Servicer in connection with such Required Appraisal Loan for the purpose of determining the appropriate amount to be used in determining the Appraisal Reduction Amount.

                                     The Appraisal Reduction Amount for any
                                     Required Appraisal Loan will equal the
                                     excess, if any, of (a) the sum of, without duplication, as of the Determination date immediately succeeding the date on which the appraisal is obtained, (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate,
                                     (iii) all accrued but unpaid Servicing Fees and Additional Trust Fund Expenses in respect of such Required Appraisal Loan,
                                     (iv) all related unreimbursed Advances,
                                     plus interests thereon, made by or on
                                     behalf of the Master Servicer, the Special
                                     Servicer and the Trustee with respect to such Required Appraisal Loan and (v) all currently due and unpaid real estate taxes and assessments, insurance premiums, and if applicable, ground rents in respect of the related Mortgaged Property (net of any amount escrowed therefor), over (b) an amount equal to 90% of the appraised value (net of any prior liens) of the related Mortgaged Property as determined by such appraisal.

                              MLMI, SERIES 1998-C3
-------------------------------------------------------------------------------
                          PRICE/YIELD TO MATURITY TABLE
                               BOND SENSITIVITIES
                                    CLASS A-1
                                BOND TYPE - FIXED

Settlement Date:    12/22/98                     Current Balance:  $129,870,000
Next Payment:        1/15/99                     Current Coupon:         5.730%



                             -----------------------------------------------------------------------------------
                                          0% CPR While Subject to Lockout or Yield Maintenance*
           -----------------------------------------------------------------------------------------------------
                   0.000 CPR       15.00 CPR        25.00 CPR       50.00 CPR       75.00 CPR      100.00 CPR
        Price      Yield    Dur    Yield    Dur     Yield   Dur     Yield    Dur    Yield    Dur    Yield    Dur
----------------------------------------------------------------------------------------------------------------
        99-00       5.99   4.13     6.00   4.05      6.01  4.00      6.03   3.89     6.05   3.80     6.07   3.63
        99-04       5.96            5.97             5.98            6.00            6.01            6.03
        99-08       5.93            5.94             5.95            5.97            5.98            6.00
        99-12       5.90            5.91             5.92            5.93            5.95            5.97

        99-16       5.87   4.14     5.88   4.06      5.89  4.01      5.90   3.90     5.91   3.81     5.93   3.64
        99-20       5.84            5.85             5.85            5.87            5.88            5.90
        99-24       5.81            5.82             5.82            5.84            5.85            5.86
        99-28       5.78            5.79             5.79            5.81            5.82            5.83

       100-00       5.75   4.15     5.76   4.06      5.76  4.01      5.77   3.91     5.78   3.81     5.79   3.65
       100-04       5.72            5.72             5.73            5.74            5.75            5.76
       100-08       5.69            5.69             5.70            5.71            5.72            5.73
       100-12       5.66            5.66             5.67            5.68            5.69            5.69

       100-16       5.63   4.16     5.63   4.07      5.64  4.02      5.65   3.91     5.65   3.82     5.66   3.65
       100-20       5.60            5.60             5.61            5.61            5.62            5.62
       100-24       5.57            5.57             5.58            5.58            5.59            5.59
       100-28       5.54            5.54             5.55            5.55            5.56            5.56

       101-00       5.51   4.16     5.51   4.08      5.51  4.03      5.52   3.92     5.52   3.83     5.52   3.66
       101-04       5.48            5.48             5.48            5.49            5.49            5.49
       101-08       5.45            5.45             5.45            5.46            5.46            5.46
       101-12       5.42            5.42             5.42            5.43            5.43            5.42

       101-16       5.39   4.17     5.39   4.09      5.39  4.04      5.39   3.93     5.40   3.83     5.39   3.67
       101-20       5.36            5.36             5.36            5.36            5.36            5.35
       101-24       5.33            5.33             5.33            5.33            5.33            5.32
       101-28       5.30            5.30             5.30            5.30            5.30            5.29

       102-00       5.27   4.18     5.27   4.09      5.27  4.04      5.27   3.94     5.27   3.84     5.25   3.67

        WAL         5.00            4.88             4.81            4.65            4.52            4.29

     1st Prin    1/15/99         1/15/99          1/15/99         1/15/99         1/15/99         1/15/99
          Mat.  12/15/06         7/15/06          6/15/06         3/15/06         2/15/06         2/15/06

-------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
-------------------------------------------------------------------------------

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying
Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.


                              MLMI, SERIES 1998-C3
-------------------------------------------------------------------------------
                          PRICE/YIELD TO MATURITY TABLE
                               BOND SENSITIVITIES
                                    CLASS A-2
                                BOND TYPE - FIXED

Settlement Date:     12/22/98                      Current Balance: $75,490,000
Next Payment:         1/15/99                      Current Coupon:       5.950%



                             ------------------------------------------------------------------------------------
                                           0% CPR While Subject to Lockout or Yield Maintenance*
           ------------------------------------------------------------------------------------------------------
                    0.CPR          15.CPR           25.CPR          50.CPR          75.CPR            100.CPR
        Price       Yield   Dur    Yield    Dur     Yield  Dur      Yield   Dur     Yield   Dur        Yield  Dur
-----------------------------------------------------------------------------------------------------------------
        99-00       6.14   6.76     6.14   6.70      6.14  6.66      6.14   6.61     6.14   6.58       6.14  6.48
        99-04       6.12            6.12             6.12            6.12            6.12              6.12
        99-08       6.10            6.10             6.10            6.10            6.10              6.10
        99-12       6.08            6.08             6.08            6.08            6.08              6.08

        99-16       6.06   6.77     6.07   6.71      6.07  6.67      6.07   6.62     6.07   6.58       6.07  6.49
        99-20       6.05            6.05             6.05            6.05            6.05              6.05
        99-24       6.03            6.03             6.03            6.03            6.03              6.03
        99-28       6.01            6.01             6.01            6.01            6.01              6.01

       100-00       5.99   6.78     5.99   6.71      5.99  6.68      5.99   6.62     5.99   6.59       5.99  6.50
       100-04       5.97            5.97             5.97            5.97            5.97              5.97
       100-08       5.95            5.95             5.95            5.95            5.95              5.95
       100-12       5.94            5.94             5.94            5.93            5.93              5.93

       100-16       5.92   6.79     5.92   6.72      5.92  6.69      5.92   6.63     5.91   6.60       5.91  6.51
       100-20       5.90            5.90             5.90            5.90            5.90              5.89
       100-24       5.88            5.88             5.88            5.88            5.88              5.87
       100-28       5.86            5.86             5.86            5.86            5.86              5.86

       101-00       5.84   6.79     5.84   6.73      5.84  6.70      5.84   6.64     5.84   6.61       5.84  6.52
       101-04       5.83            5.82             5.82            5.82            5.82              5.82
       101-08       5.81            5.81             5.81            5.80            5.80              5.80
       101-12       5.79            5.79             5.79            5.79            5.78              5.78

       101-16       5.77   6.80     5.77   6.74      5.77  6.70      5.77   6.65     5.76   6.62       5.76  6.52
       101-20       5.75            5.75             5.75            5.75            5.75              5.74
       101-24       5.74            5.73             5.73            5.73            5.73              5.72
       101-28       5.72            5.72             5.71            5.71            5.71              5.70

       102-00       5.70   6.81     5.70   6.75      5.70  6.71      5.69   6.66     5.69   6.62       5.69  6.53

       WAL          9.00            8.89             8.83            8.73            8.68              8.52

      1st Prin  12/15/06         7/15/06          6/15/06         3/15/06         2/15/06           2/15/06
       Mat.      4/15/08         4/15/08          4/15/08         3/15/08         3/15/08          12/15/07

-------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
-------------------------------------------------------------------------------

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying
Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.

                              MLMI, SERIES 1998-C3
-------------------------------------------------------------------------------
                          PRICE/YIELD TO MATURITY TABLE
                               BOND SENSITIVITIES
                                    CLASS A-3
                                BOND TYPE - FIXED

Settlement Date:  12/22/98                        Current Balance: $243,122,000
Next Payment:      1/15/99                        Current Coupon:        5.980%



                             -------------------------------------------------------------------------------------------
                                              0% CPR While Subject to Lockout or Yield Maintenance*
           -------------------------------------------------------------------------------------------------------------
                    0.CPR            15.CPR           25.CPR            50.CPR            75.CPR          100.CPR
        Price       Yield  Dur       Yield  Dur       Yield   Dur       Yield   Dur       Yield  Dur      Yield    Dur
------------------------------------------------------------------------------------------------------------------------
        99-00       6.16   7.15       6.16  7.14       6.16   7.14       6.16   7.13       6.16  7.11       6.16   6.99
        99-04       6.14              6.14             6.15              6.15              6.15             6.15
        99-08       6.13              6.13             6.13              6.13              6.13             6.13
        99-12       6.11              6.11             6.11              6.11              6.11             6.11

        99-16       6.09   7.16       6.09  7.15       6.09   7.15       6.09   7.14       6.09  7.12       6.09   7.00
        99-20       6.07              6.07             6.07              6.07              6.07             6.08
        99-24       6.06              6.06             6.06              6.06              6.06             6.06
        99-28       6.04              6.04             6.04              6.04              6.04             6.04

       100-00       6.02   7.17       6.02  7.16       6.02   7.16       6.02   7.15       6.02  7.13       6.02   7.01
       100-04       6.01              6.01             6.01              6.01              6.00             6.00
       100-08       5.99              5.99             5.99              5.99              5.99             5.99
       100-12       5.97              5.97             5.97              5.97              5.97             5.97

       100-16       5.95   7.18       5.95  7.17       5.95   7.17       5.95   7.16       5.95  7.14       5.95   7.02
       100-20       5.94              5.94             5.94              5.94              5.94             5.93
       100-24       5.92              5.92             5.92              5.92              5.92             5.92
       100-28       5.90              5.90             5.90              5.90              5.90             5.90

       101-00       5.88   7.19       5.88  7.18       5.88   7.18       5.88   7.16       5.88  7.15       5.88   7.03
       101-04       5.87              5.87             5.87              5.87              5.87             5.86
       101-08       5.85              5.85             5.85              5.85              5.85             5.85
       101-12       5.83              5.83             5.83              5.83              5.83             5.83

       101-16       5.82   7.20       5.82  7.19       5.82   7.19       5.82   7.17       5.81  7.16       5.81   7.03
       101-20       5.80              5.80             5.80              5.80              5.80             5.79
       101-24       5.78              5.78             5.78              5.78              5.78             5.78
       101-28       5.76              5.76             5.76              5.76              5.76             5.76

       102-00       5.75   7.21       5.75  7.20       5.75   7.19       5.75   7.18       5.75  7.16       5.74   7.04

       WAL          9.71              9.70             9.69              9.67              9.64             9.42

       1st Prin   4/15/08          4/15/08          4/15/08           3/15/08           3/15/08         12/15/07
       Mat.      11/15/08         11/15/08         11/15/08          11/15/08          11/15/08          8/15/08

-------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
-------------------------------------------------------------------------------

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying
Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.

                              MLMI, SERIES 1998-C3
-------------------------------------------------------------------------------
                          PRICE/YIELD TO MATURITY TABLE
                               BOND SENSITIVITIES
                                     CLASS B
                               BOND TYPE - NET WAC

Settlement Date:   12/22/98                        Current Balance: $33,516,000
Next Payment:       1/15/99                        Current Coupon:  NWAC - 0.81

                             ----------------------------------------------------------------------------------------
                                             0% CPR While Subject to Lockout or Yield Maintenance*
           ----------------------------------------------------------------------------------------------------------
                    0.CPR            15.CPR           25.CPR            50.CPR            75.CPR          100.CPR
        Price       Yield  Dur       Yield  Dur       Yield    Dur      Yield    Dur      Yield   Dur     Yield   Dur
---------------------------------------------------------------------------------------------------------------------
        99-00       6.44   7.27       6.43  7.26       6.43   7.26       6.43   7.26       6.43  7.25      6.43  7.17
        99-04       6.42              6.42             6.41              6.41              6.41            6.41
        99-08       6.40              6.40             6.40              6.39              6.39            6.39
        99-12       6.38              6.38             6.38              6.38              6.38            6.38

        99-16       6.37   7.28       6.36  7.27       6.36   7.27       6.36   7.27       6.36  7.26      6.36  7.18
        99-20       6.35              6.35             6.35              6.34              6.34            6.34
        99-24       6.33              6.33             6.33              6.33              6.32            6.32
        99-28       6.31              6.31             6.31              6.31              6.31            6.31

       100-00       6.30   7.28       6.29  7.28       6.29   7.28       6.29   7.28       6.29  7.27      6.29  7.19
       100-04       6.28              6.28             6.28              6.27              6.27            6.27
       100-08       6.26              6.26             6.26              6.26              6.26            6.25
       100-12       6.25              6.24             6.24              6.24              6.24            6.24

       100-16       6.23   7.29       6.23  7.29       6.23   7.29       6.22   7.29       6.22  7.28      6.22  7.20
       100-20       6.21              6.21             6.21              6.21              6.21            6.20
       100-24       6.20              6.19             6.19              6.19              6.19            6.19
       100-28       6.18              6.18             6.17              6.17              6.17            6.17

       101-00       6.16   7.30       6.16  7.30       6.16   7.30       6.16   7.30       6.15  7.29      6.15  7.21
       101-04       6.14              6.14             6.14              6.14              6.14            6.13
       101-08       6.13              6.13             6.12              6.12              6.12            6.12
       101-12       6.11              6.11             6.11              6.11              6.10            6.10

       101-16       6.09   7.31       6.09  7.31       6.09   7.31       6.09   7.31       6.09  7.30      6.08  7.22
       101-20       6.08              6.07             6.07              6.07              6.07            6.07
       101-24       6.06              6.06             6.06              6.05              6.05            6.05
       101-28       6.04              6.04             6.04              6.04              6.04            6.03

       102-00       6.03   7.32       6.02  7.32       6.02   7.32       6.02   7.32       6.02  7.31      6.01  7.23

       WAL         10.12             10.11            10.11             10.10             10.09            9.94

      1st Prin  11/15/08          11/15/08         11/15/08          11/15/08          11/15/08         8/15/08
      Mat.      10/15/09          10/15/09         10/15/09          10/15/09          10/15/09         7/15/09

-------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
-------------------------------------------------------------------------------

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying
Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.

                              MLMI, SERIES 1998-C3
-------------------------------------------------------------------------------
                          PRICE/YIELD TO MATURITY TABLE
                               BOND SENSITIVITIES
                                     CLASS C
                               BOND TYPE - NET WAC

Settlement Date:  12/22/98                        Current Balance:  $35,112,000
Next Payment:      1/15/99                        Current Coupon:   NWAC - 0.52


                             ----------------------------------------------------------------------------------------
                                             0% CPR While Subject to Lockout or Yield Maintenance*
           ----------------------------------------------------------------------------------------------------------
                    0.CPR            15.CPR           25.CPR            50.CPR            75.CPR         100.CPR
        Price       Yield   Dur      Yield   Dur      Yield    Dur      Yield    Dur      Yield   Dur     Yield   Dur
---------------------------------------------------------------------------------------------------------------------
        99-00       6.71   7.83       6.71  7.83       6.71   7.83       6.71   7.83       6.71  7.83      6.70  7.77
        99-04       6.70              6.69             6.69              6.69              6.69            6.69
        99-08       6.68              6.68             6.68              6.67              6.67            6.67
        99-12       6.66              6.66             6.66              6.66              6.66            6.66

        99-16       6.65   7.85       6.65  7.84       6.64   7.84       6.64   7.84       6.64  7.84      6.64  7.78
        99-20       6.63              6.63             6.63              6.63              6.63            6.62
        99-24       6.62              6.61             6.61              6.61              6.61            6.61
        99-28       6.60              6.60             6.60              6.59              6.59            6.59

       100-00       6.58   7.86       6.58  7.86       6.58   7.86       6.58   7.86       6.58  7.85      6.58  7.79
       100-04       6.57              6.57             6.56              6.56              6.56            6.56
       100-08       6.55              6.55             6.55              6.55              6.55            6.54
       100-12       6.54              6.53             6.53              6.53              6.53            6.53

       100-16       6.52   7.87       6.52  7.87       6.52   7.87       6.52   7.87       6.51  7.87      6.51  7.80
       100-20       6.51              6.50             6.50              6.50              6.50            6.50
       100-24       6.49              6.49             6.49              6.48              6.48            6.48
       100-28       6.47              6.47             6.47              6.47              6.47            6.46

       101-00       6.46   7.88       6.46  7.88       6.45   7.88       6.45   7.88       6.45  7.88      6.45  7.81
       101-04       6.44              6.44             6.44              6.44              6.44            6.43
       101-08       6.43              6.42             6.42              6.42              6.42            6.42
       101-12       6.41              6.41             6.41              6.41              6.40            6.40

       101-16       6.40   7.89       6.39  7.89       6.39   7.89       6.39   7.89       6.39  7.89      6.39  7.83
       101-20       6.38              6.38             6.38              6.37              6.37            6.37
       101-24       6.36              6.36             6.36              6.36              6.36            6.35
       101-28       6.35              6.35             6.35              6.34              6.34            6.34

       102-00       6.33   7.90       6.33  7.90       6.33   7.90       6.33   7.90       6.33  7.90      6.32  7.84

       WAL         11.54             11.54            11.53             11.53             11.53           11.39

       1st Prin 10/15/09          10/15/09         10/15/09          10/15/09          10/15/09         7/15/09
       Mat.      9/15/11           9/15/11          9/15/11           9/15/11           9/15/11         9/15/11

-------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
-------------------------------------------------------------------------------

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying
Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.

                              MLMI, SERIES 1998-C3
-------------------------------------------------------------------------------
                          PRICE/YIELD TO MATURITY TABLE
                               BOND SENSITIVITIES
                                     CLASS D
                               BOND TYPE - NET WAC

Settlement Date:  12/22/98                        Current Balance:  $38,305,000
Next Payment:      1/15/99                        Current Coupon:          NWAC


                           ------------------------------------------------------------------------------------
                                         0% CPR While Subject to Lockout or Yield Maintenance*
           ----------------------------------------------------------------------------------------------------
                   0.CPR          15.CPR          25.CPR           50.CPR          75.CPR         100.CPR
        Price      Yield  Dur     Yield    Dur    Yield    Dur     Yield   Dur     Yield   Dur     Yield    Dur
---------------------------------------------------------------------------------------------------------------
        94-16      7.76  8.53      7.76   8.50     7.76   8.48      7.77  8.42      7.77  8.38      7.77   8.31
        94-20      7.75            7.75            7.75             7.75            7.75            7.76
        94-24      7.73            7.73            7.73             7.73            7.74            7.74
        94-28      7.71            7.72            7.72             7.72            7.72            7.73

        95-00      7.70  8.55      7.70   8.52     7.70   8.49      7.70  8.44      7.71  8.39      7.71   8.33
        95-04      7.68            7.68            7.69             7.69            7.69            7.69
        95-08      7.67            7.67            7.67             7.67            7.68            7.68
        95-12      7.65            7.65            7.65             7.66            7.66            7.66

        95-16      7.64  8.57      7.64   8.53     7.64   8.51      7.64  8.46      7.64  8.41      7.65   8.34
        95-20      7.62            7.62            7.62             7.63            7.63            7.63
        95-24      7.61            7.61            7.61             7.61            7.61            7.62
        95-28      7.59            7.59            7.59             7.60            7.60            7.60

        96-00      7.58  8.59      7.58   8.55     7.58   8.53      7.58  8.48      7.58  8.43      7.59   8.36
        96-04      7.56            7.56            7.56             7.56            7.57            7.57
        96-08      7.55            7.55            7.55             7.55            7.55            7.55
        96-12      7.53            7.53            7.53             7.53            7.54            7.54

        96-16      7.52  8.60      7.52   8.57     7.52   8.55      7.52  8.49      7.52  8.44      7.52   8.38
        96-20      7.50            7.50            7.50             7.50            7.51            7.51
        96-24      7.49            7.49            7.49             7.49            7.49            7.49
        96-28      7.47            7.47            7.47             7.47            7.48            7.48

        97-00      7.46  8.62      7.46   8.59     7.46   8.56      7.46  8.51      7.46  8.46      7.46   8.39
        97-04      7.44            7.44            7.44             7.44            7.45            7.45
        97-08      7.43            7.43            7.43             7.43            7.43            7.43
        97-12      7.41            7.41            7.41             7.41            7.42            7.42

        97-16      7.40  8.64      7.40   8.60     7.40   8.58      7.40  8.53      7.40  8.48      7.40   8.41

       WAL        14.30           14.20           14.13            13.97           13.83           13.64

       1st Prin 9/15/11         9/15/11         9/15/11          9/15/11         9/15/11         9/15/11
       Mat.     9/15/13         9/15/13         8/15/13          6/15/13         3/15/13         9/15/12

-------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
-------------------------------------------------------------------------------

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying
Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.

                              MLMI, SERIES 1998-C3
-------------------------------------------------------------------------------
                          PRICE/YIELD TO MATURITY TABLE
                               BOND SENSITIVITIES
                                     CLASS E
                               BOND TYPE - NET WAC

Settlement Date:   12/22/98                        Current Balance:  $7,980,000
Next Payment:       1/15/99                        Current Coupon:         NWAC


                           -------------------------------------------------------------------------------------
                                         0% CPR While Subject to Lockout or Yield Maintenance*
           -----------------------------------------------------------------------------------------------------
                  0.CPR           15.CPR          25.CPR           50.CPR          75.CPR         100.CPR
        Price     Yield   Dur     Yield    Dur    Yield    Dur     Yield   Dur     Yield   Dur     Yield    Dur
----------------------------------------------------------------------------------------------------------------
        88-25      8.47  8.46      8.47   8.46     8.47   8.46      8.48  8.42      8.49  8.35      8.52   8.14
        88-29      8.46            8.45            8.46             8.46            8.47            8.51
        89-01      8.44            8.44            8.44             8.44            8.45            8.49
        89-05      8.42            8.42            8.42             8.43            8.44            8.47

        89-09      8.41  8.48      8.41   8.48     8.41   8.48      8.41  8.44      8.42  8.37      8.46   8.16
        89-13      8.39            8.39            8.39             8.39            8.40            8.44
        89-17      8.37            8.37            8.37             8.38            8.39            8.42
        89-21      8.36            8.36            8.36             8.36            8.37            8.40

        89-25      8.34  8.50      8.34   8.50     8.34   8.49      8.34  8.45      8.35  8.39      8.39   8.18
        89-29      8.33            8.32            8.32             8.33            8.34            8.37
        90-01      8.31            8.31            8.31             8.31            8.32            8.35
        90-05      8.29            8.29            8.29             8.30            8.31            8.34

        90-09      8.28  8.52      8.28   8.52     8.28   8.51      8.28  8.47      8.29  8.41      8.32   8.20
        90-13      8.26            8.26            8.26             8.26            8.27            8.30
        90-17      8.24            8.24            8.24             8.25            8.26            8.29
        90-21      8.23            8.23            8.23             8.23            8.24            8.27

        90-25      8.21  8.54      8.21   8.54     8.21   8.53      8.21  8.49      8.22  8.43      8.25   8.22
        90-29      8.20            8.19            8.19             8.20            8.21            8.24
        91-01      8.18            8.18            8.18             8.18            8.19            8.22
        91-05      8.16            8.16            8.16             8.17            8.17            8.20

        91-09      8.15  8.56      8.15   8.56     8.15   8.55      8.15  8.51      8.16  8.45      8.19   8.23
        91-13      8.13            8.13            8.13             8.13            8.14            8.17
        91-17      8.12            8.11            8.11             8.12            8.13            8.15
        91-21      8.10            8.10            8.10             8.10            8.11            8.14

        91-25      8.09  8.58      8.08   8.58     8.08   8.57      8.09  8.53      8.09  8.46      8.12   8.25

       WAL        14.73           14.73           14.71            14.58           14.37           13.73

       1st Prin 9/15/13         9/15/13         8/15/13          6/15/13         3/15/13         9/15/12
       Mat.     9/15/13         9/15/13         9/15/13          8/15/13         6/15/13         9/15/12

-------------------------------------------------------------------------------
* Assumes required application of prepayment penalties allocated to bondholders
-------------------------------------------------------------------------------

These tables have been based upon the assumptions described above. These assumptions will most likely not represent the actual experience of the Mortgage Pool in the future.

The tables are intended to illustrate variations in yield on the Offered Securities under such assumptions.

No representation is made herein as to the actual rate or timing of principal payments on any of the underlying
Mortgage Loans in the Mortgage Pool or the performance characteristics of the Offered Securities.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

     This diskette contains a file: The file "98C3red.xls." The file is a Microsoft Excel, Version 5.0 spreadsheet that provides, in electronic format, the information shown in Annex A of the Prospectus Supplement. The information contained on the diskette will be filed by the Depositor with the Securities and Exchange Commission as part of the Prospectus Supplement. All of the information contained on the diskette is subject to the same limitations and qualifications as are set forth in the paper portion of this Prospectus Supplement. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement in its entirety prior to accessing the diskette. If the diskette was not received in a sealed package, there can be no assurance that they remain in their original format and should not be relied upon for any purpose.


     Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button, and after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.


Microsoft Excel is a registered trademark of Microsoft Corporation.

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     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.


                               TABLE OF CONTENTS

                                                           PAGE
                                                           ---
                  PROSPECTUS SUPPLEMENT
Summary ...............................................    S-7
Risk Factors ..........................................    S-21
  Certain Risks Associated with the Certificates ......    S-21
  Certain Risks Associated with the Mortgage Loans.....    S-23
Description of the Mortgage Pool ......................    S-36
Servicing of the Mortgage Loans .......................    S-54
Description of the Certificates .......................    S-62
Yield and Maturity Considerations .....................    S-79
Use of Proceeds .......................................    S-88
Material Federal Income Tax Consequences ..............    S-88
ERISA Considerations ..................................    S-89
Legal Investment ......................................    S-91
Method of Distribution ................................    S-92
Legal Matters .........................................    S-92
Ratings ...............................................    S-92
Index of Principal Definitions ........................    S-94
Annex A ...............................................    A-1
Annex B ...............................................    B-1
Annex C ...............................................    C-1
Annex D ...............................................    D-1
Annex E ...............................................    E-1
Annex F ...............................................    F-1
                     PROSPECTUS
Prospectus Supplement .................................     2
Available Information .................................     2
Incorporation of Certain Information by Reference .....     3
Summary of Prospectus .................................     8
Risk Factors ..........................................    18
Description of the Trust Funds ........................    30
Yield and Maturity Considerations .....................    35
The Depositor .........................................    40
Use of Proceeds .......................................    40
Description of the Certificates .......................    41
Description of the Pooling Agreements .................    49
Description of Credit Support .........................    62
Certain Legal Aspects of Mortgage Loans ...............    65
Material Federal Income Tax Consequences ..............    75
State and Other Tax Considerations ....................   100
ERISA Considerations ..................................   100
Legal Investment ......................................   102
Method of Distribution ................................   104
Legal Matters .........................................   105
Financial Information .................................   105
Rating ................................................   105
Index of Principal Definitions ........................   106

Until March , 1999, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus Supplement and Prospectus. This delivery requirement is in addition to the dealers' obligation to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments and subscriptions.

                            MERRILL LYNCH MORTGAGE
                                INVESTORS, INC.
                                  (DEPOSITOR)




                                 $563,395,000
                                 (APPROXIMATE)
                             MORTGAGE PASS-THROUGH
                                 CERTIFICATES
                                 SERIES 1998-C3






        --------------------------------------------------------------
                             PROSPECTUS SUPPLEMENT
        --------------------------------------------------------------


















                              MERRILL LYNCH & CO.




                                DECEMBER  , 1998

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